As filed with the Securities and Exchange Commission on April 29, 2014

Registration No. 333-194591

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933

TIAA REAL ESTATE ACCOUNT
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation or organization)

(Not applicable)
(Primary Standard Industrial Classification Code Number)

(Not applicable)
(I.R.S. Employer Identification No.)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
(212) 490-9000
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keith F. Atkinson, Esquire
Teachers Insurance and Annuity Association of America
8500 Andrew Carnegie Blvd.
Charlotte, North Carolina 28262
(704) 988-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jeffrey S. Puretz, Esquire
Dechert LLP
1775 I Street, N.W.
Washington, D.C. 20006

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐  Accelerated filer ☐  Non-accelerated filer ☒  Smaller Reporting Company  ☐

Pursuant to Rule 429 under the Securities Act, the prospectus contained herein also relates to and constitutes a post-effective amendment to Securities Act registration statements 33-92990, 333-13477, 333-22809, 333-59778, 333-83964, 333-113602, 333-121493, 333-132580, 333-141513, 333-149862, 333-158136, 333-165286, 333-172900, 333-180173 and 333-187309 (collectively, the “Prior Registration Statements”).

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)

Accumulation units in TIAA Real Estate Account	*	*	$1,000,000,000**	$128,800**

*

The securities are not issued in predetermined amounts or units, and the maximum aggregate offering price is estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.

**

In addition to the $1,000,000,000 of accumulation units registered hereunder, the registrant is carrying forward securities which remain unsold but which were previously registered under the Prior Registration Statements for which filing fees were previously paid.

(1)

The Registrant paid filing fees in the amount of $136,400 in connection with the registration of accumulation units on its Registration Statement on Form S-1 (File No. 333-187309), which was initially filed with the Commission on March 15, 2013 and declared effective on May 1, 2013. The Registrant is not offsetting any filing fees previously paid in connection with any prior Registration Statement.

(2)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 29, 2014

PROSPECTUS

__________, 2014

TIAA Real Estate Account

A tax-deferred variable annuity option offered by Teachers Insurance and Annuity Association of America (“TIAA”)

This prospectus tells you about the TIAA Real Estate Account, an investment option offered through individual and group variable annuity contracts issued by TIAA. Please read it carefully before investing and keep it for future reference. The Real Estate Account, which we refer to sometimes as “the Account” in this prospectus, invests primarily in real estate and real estate-related investments. TIAA, one of the largest and most experienced mortgage and real estate investors in the nation, manages the Account’s assets.

The value of your investment in the Real Estate Account will go up or down depending on how the Account performs and you could lose money. The Account’s performance depends mainly on the value of the Account’s real estate and other real estate-related investments, the income generated by those investments and the Account’s expenses. The Account’s returns could go down if, for example, real estate values or rental and occupancy rates, or the value of real estate-related securities, decrease due to general economic conditions and/or a weak market for real estate generally. Property operating costs, costs associated with leverage on the Account’s properties, and government regulations, such as zoning or environmental laws, could also affect a property’s profitability. TIAA does not guarantee the investment performance of the Account, and you will bear the entire investment risk. For a detailed discussion of the specific risks of investing in the Account, see “Risk factors” on page 14.

We take deductions daily from the Account’s net assets for the Account’s operating and investment management expenses. The Account also pays TIAA for bearing mortality and expense risks and for providing a liquidity guarantee. The current estimated annual expense deductions from the Account’s net assets over the next 12 months total 0.870%.

The Real Estate Account is designed as an option for retirement and tax-deferred savings plans for employees of nonprofit and governmental institutions. TIAA currently offers the Real Estate Account under the following annuity contracts:

■	RAs and GRAs (Retirement Annuities and Group Retirement Annuities)

■	SRAs (Supplemental Retirement Annuities)

■	GSRAs (Group Supplemental Retirement Annuities)

■	Retirement Choice and Retirement Choice Plus Annuity

■	GAs (Group Annuities) and Institutionally-Owned GSRAs

■	Classic and Roth IRAs (Individual Retirement Annuities) including SEP IRAs (Simplified Employee Pension Plans)

■	Keoghs

■	ATRAs (After-Tax Retirement Annuities)

■	Real Estate Account Accumulation Contract

Note that state regulatory approval may be pending for certain of these contracts and these contracts may not currently be available in your state. TIAA may also offer the Real Estate Account as an investment option under additional contracts, both at the individual and plan sponsor level, in the future.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of the information in this prospectus. Any representation to the contrary is a criminal offense.

An investment in the Real Estate Account is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Please see Appendix C for definitions of certain special terms used in this prospectus.

The Real Estate Account securities offered by this prospectus are only being offered in those jurisdictions where it is legal to do so. No person may make any representation to you or give you any information about the offering that is not in the prospectus. If anyone provides you with information about the offering that is not in the prospectus, you shouldn’t rely on it.

 Prospectus summary

 TIAA Real Estate Account

You should read this summary together with the more detailed information regarding the Account, including the Account’s financial statements and related notes, appearing elsewhere in this prospectus. More information about the Account may be obtained by writing us at 730 Third Avenue, New York, NY 10017-3206, calling us at 877 518-9161 or visiting our website at www.tiaa-cref.org.

About the TIAA Real Estate Account

The TIAA Real Estate Account was established in February 1995 as a separate account of Teachers Insurance and Annuity Association of America (“TIAA”) and interests in the Account were first offered to eligible participants on October 2, 1995. The Account offers individual and group accumulating annuity contracts (with contributions made on a pre-tax or after-tax basis), as well as individual lifetime and term-certain variable payout annuity contracts (including the payment of death benefits to beneficiaries). Investors are entitled to transfer funds to or from the Account under certain circumstances. Funds invested in the Account for each category of contract are expressed in terms of units, and unit values will fluctuate depending on the Account’s performance.

Investment objective

The Account seeks favorable long-term returns primarily through rental income and appreciation of real estate and real estate-related investments owned by the Account. The Account will also invest in non-real estate-related publicly traded securities and short-term higher quality liquid investments that are easily converted to cash to enable the Account to meet participant redemption requests, purchase or improve properties or cover other expense needs.

Investment strategy

Real Estate-Related Investments. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related investments with the goal of producing favorable long-term returns primarily through rental income and appreciation. These investments may consist of:

•	Direct ownership interests in real estate,

•	Direct ownership of real estate through interests in joint ventures,

•	Indirect interests in real estate through real estate-related securities, such as:

•	equity investments in real estate investment trusts (“REITs”), which investments may consist of common or preferred stock interests,

TIAA Real Estate Account ¡ Prospectus3

•	real estate limited partnerships,

•	investments in equity or debt securities of companies whose operations involve real estate (i.e., that primarily own or manage real estate) which may not be REITs, and

•

conventional commercial mortgage loans, participating mortgage loans, secured mezzanine loans and collateralized mortgage obligations, including commercial mortgage-backed securities (“CMBS”) and other similar investments.

The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, primarily office, industrial, retail and multi-family residential properties. The Account is targeted to hold between 65% and 80% of the Account’s net assets in such direct ownership interests at any time. Historically, approximately 70% of the Account’s net assets have been comprised of such direct ownership interests in real estate.

In addition, while the Account is authorized to hold up to 25% of its net assets in liquid real estate-related securities, such as REITs and CMBS, management intends that the Account will not hold more than 10% of its net assets in such securities on a long-term basis. Traditionally, less than 10% of the Account’s net assets have been comprised of interests in these securities, although the Account has recently held approximately 10% of its net assets in equity REIT securities. In addition, under the Account’s current investment guidelines, the Account is authorized to hold up to 10% of its net assets in CMBS. As of December 31, 2013, REIT securities comprised approximately 8.9% of the Account’s net assets, and the Account held no CMBS as of such date.

Non-Real Estate-Related Investments. The Account will invest the remaining portion of its assets (targeted to be between 15% and 25% of its net assets) in publicly traded, liquid investments; namely:

•	Short-term government related instruments, including U.S. Treasury bills,

•	Long-term government related instruments, such as securities issued by U.S. government agencies or U.S. government sponsored entities,

•	Short-term non-government related instruments, such as money market instruments and commercial paper,

•	Long-term non-government related instruments, such as corporate debt securities, and

•	stock of companies that do not primarily own or manage real estate.

However, from time to time (most recently between late 2008 and mid-2010), the Account’s non-real estate-related liquid investments may comprise less than 15% (and possibly less than 10%) of its assets (on a net basis and/or a gross basis), especially during and immediately following periods of significant net participant outflows, in particular due to significant participant transfer activity. In addition, the Account, from time to time and on a temporary basis, may hold in excess of 25% of its net assets in non-real estate-related liquid investments, particularly during times of significant inflows into the Account and/or a lack of attractive real estate-related investments available in the market.

4Prospectus ¡ TIAA Real Estate Account

Liquid Securities Generally. Primarily due to management’s need to manage fluctuations in cash flows, in particular during and immediately following periods of significant participant net transfer activity into or out of the Account, the Account may, on a temporary basis (i) exceed the upper end of its targeted holdings (currently 35% of the Account’s net assets) in liquid securities of all types, including both publicly traded non-real estate-related liquid investments and liquid real estate-related securities, such as REITs and CMBS, or (ii) be below the low end of its targeted holdings in such liquid securities (currently 15% of the Account’s net assets).

The portion of the Account’s net assets invested in liquid investments of all types may exceed the upper end of its target, for example, if (i) the Account receives a large inflow of money in a short period of time, in particular due to significant participant transfer activity into the Account, (ii) the Account receives significant proceeds from sales or financings of direct real estate assets, (iii) there is a lack of attractive direct real estate investments available on the market, and/or (iv) the Account anticipates more near-term cash needs, including to apply to acquire direct real estate investments, pay expenses or repay indebtedness.

Foreign Investments. The Account from time to time will also make foreign real estate investments. Under the Account’s investment guidelines, investments in direct foreign real estate, together with foreign real estate-related securities and foreign non-real estate-related liquid investments, may not comprise more than 25% of the Account’s net assets. However, through the date of this prospectus, such foreign real estate-related investments have never represented more than 7.5% of the Account’s net assets and management does not intend such foreign investments to exceed 10% of the Account’s net assets. As of December 31, 2013, the Account’s foreign assets represented approximately 1.3% of the Account’s net assets (after netting out the fair value of debt on our foreign properties).

Investments Summary. At December 31, 2013, the Account’s net assets totaled $16.9 billion. As of that date, the Account’s investments in real estate properties, real estate joint ventures, limited partnerships and real estate-related marketable securities, net of the fair value of mortgage loans payable on real estate, represented 81.1% of the Account’s net assets.

At December 31, 2013, the Account held a total of 102 real estate property investments (including its interests in 13 real estate-related joint ventures), representing 73.9% of the Account’s total investments, measured on a gross asset value basis (“Total Investments”). As of that date, the Account also held investments in REIT equity securities (representing 7.9% of Total Investments), real estate limited partnerships (representing 1.9% of Total Investments), government agency notes (representing 10.4% of Total Investments) and U.S. Treasury Securities (representing 5.9% of Total Investments). See the Account’s audited financial statements for more information as to the Account’s investments as of December 31, 2013.

TIAA Real Estate Account ¡ Prospectus5

Borrowing. The Account is authorized to borrow money in accordance with its investment guidelines. Under the Account’s current investment guidelines, management intends to maintain the Account’s loan to value ratio at or below 30%. The Account’s “loan to value ratio” at any time is based on the outstanding principal amount of the Account’s debt to the Account’s total gross asset value. This ratio will be measured at the time of any debt incurrence and will be assessed after giving effect thereto.

As of December 31, 2013, the Account’s loan to value ratio was approximately 18.4%.

In addition, the Account may borrow up to 70% of the then-current value of a particular property. Non-construction mortgage loans on a property will be non-recourse to the Account. See “General investment and operating policies — Other real estate-related policies — Borrowing” on page 42.

Summary of expense deductions

Expense deductions are made each valuation day from the net assets of the Account for various services to manage the Account’s investments, administer the Account and the contracts, and distribute the contracts and to cover certain risks borne by TIAA. Investment management, administration and distribution services are provided “at cost” by TIAA and TIAA-CREF Individual & Institutional Services, LLC (“Services”), a registered broker-dealer and wholly owned subsidiary of TIAA. Currently, TIAA provides investment management services and administration services for the Account, and Services provides distribution services for the Account. In addition, TIAA charges the Account a fee to bear certain mortality and expense risks, and risks associated with providing the liquidity guarantee. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.

The estimated annual expense deduction rate that appears in the expense table below reflects an estimate of the amount we currently expect to deduct to approximate the costs that the Account will incur from May 1, 2014 through April 30, 2015. Actual expenses may be higher or lower. The expenses identified in the table below do not include any fees which may be imposed by your employer under a plan maintained by your employer.

Type of Expense Deduction	Estimated Percent of Net Assets Annually	Services Performed

Investment Management	0.380%	For investment advisory, investment management, portfolio accounting, custodial and similar services, including independent fiduciary and appraisal fees
Administration	0.240%	For administration and operations of the Account and the contracts, including administrative services such as receiving and allocating premiums and calculating and making annuity payments
Distribution	0.095%	For services and expenses associated with distributing the annuity contracts
Mortality and Expense Risk	0.005%	For TIAA’s bearing certain mortality and expense risks
Liquidity Guarantee	0.150%	For TIAA’s liquidity guarantee
Total Annual Expense Deduction[1,2]	0.870%	Total

6Prospectus ¡ TIAA Real Estate Account

[1]	TIAA guarantees that the total annual expense deduction will not exceed an annual rate of 2.50% of average net assets.

[2]	Property-level expenses, including property management fees and transfer taxes, are not reflected in the table above; instead these expenses are charged directly to the Account’s properties.

Please see “Expense deductions” on page 69 and “Selected financial data” on page 73 for additional information.

TIAA currently does not impose a fee on transfers from the Account, but reserves the right to impose a fee on transfers from the Account in the future.

Example. The following table shows you an example of the expenses you would incur on a hypothetical investment of $10,000 in the TIAA Real Estate Account over several periods. The table assumes a 5% annual return on assets and an annual expense deduction equal to 0.870%. These figures do not represent actual expenses or investment performance, which may differ.

1 Year	3 Year	5 Year	10 Year

$89	$278	$483	$1,077

Summary risk factors

The value of your investment in the Account will fluctuate based on the value of the Account’s assets and the income the assets generate. You may lose money by investing in this Account. The Account’s assets and income can be affected by many factors, and you should consider the specific risks presented in this prospectus before investing in the Account. The principal risks include the following:

•

Acquiring and Owning Real Estate: The risks associated with acquiring and owning real property, including general economic and real estate market conditions, the availability of, and economic cost associated with, financing the Account’s properties, the risk that the Account’s properties become too concentrated (whether by geography, sector or tenant mix), competition for acquiring real estate properties, leasing risk (including tenant defaults) and the risk of uninsured losses at properties (including due to terrorism, natural disasters or acts of violence);

•

Selling Real Estate: The risk that the sales price of a property might differ, perhaps significantly, from its estimated or appraised value, leading to losses or reduced profits to the Account, the risk that the Account might not be able to sell a property at a particular time for a price which management believes represents its fair or full value, the risk of a lack of availability of financing (for potential purchasers of the Account’s properties), risks associated with disruptions in the credit and capital markets, and the risk that the Account may be required to make significant expenditures before the Account is able to market and/or sell a property;

•

Valuation: The risks associated with property valuations, including the fact that appraisals can be subjective in a number of respects and the fact that the Account’s appraisals are generally obtained on a quarterly basis and there may be periods in between appraisals of a property during which the value attributed to the property for purposes of the Account’s daily

TIAA Real Estate Account ¡ Prospectus7

accumulation unit value may be more or less than the actual realizable value of the property;

•

Borrowing: Risks associated with financing the Account’s properties, including the risk of default on loans secured by the Account’s properties (which could lead to foreclosure), the risk associated with high loan to value ratios on the Account’s properties (including the fact that the Account may have limited, or no net value in such a property), the risk that significant sums of cash could be required to make principal and interest payments on the loans and the risk that the Account may not have the ability to obtain financing or refinancing on favorable terms (or at all), which may be aggravated by general disruptions in credit and capital markets;

•

Participant Transactions and Cash Management: Investment risk associated with participant transactions, in particular that (i) significant net participant transfers out of the Account may impair our ability to pursue or consummate new investment opportunities that are otherwise attractive to the Account and/or may result in sales of real estate-related assets to generate liquidity, (ii) significant net participant transfers into the Account may result, on a temporary basis, in our cash holdings and/or holdings in liquid real estate-related investments exceeding our long-term targeted holding levels and (iii) high levels of cash in the Account during times of appreciating real estate values can impair the Account’s overall return;

•

Joint Venture Investments: The risks associated with joint venture partnerships, including the risk that a co-venturer may have interests or goals inconsistent with that of the Account, that a co-venturer may have financial difficulties, and the risk that the Account may have limited rights with respect to operation of the property and transfer of the Account’s interest;

•	Regulatory Matters: Uncertainties associated with environmental liability and regulations and other governmental regulatory matters such as zoning laws, rent control laws, and property taxes;

•

Foreign Investments: The risks associated with purchasing, owning and disposing of foreign investments (primarily real estate properties), including political risk, the risk associated with currency fluctuations (whether hedged or not), regulatory and taxation risks and risks associated with enforcing judgments;

•

Conflicts of Interest: Conflicts of interest associated with TIAA serving as investment manager of the Account and provider of the liquidity guarantee at the same time as TIAA and its affiliates are serving as an investment manager to other real estate accounts or funds, including conflicts associated with satisfying its fiduciary duties to all such accounts and funds associated with the purchasing, selling and leasing of properties;

•

Required Property Sales: The risk that, if TIAA were to own too large a percentage of the Account’s accumulation units through funding the liquidity guarantee (as determined by the independent fiduciary), the independent

8Prospectus ¡ TIAA Real Estate Account

fiduciary could require the sales of properties to reduce TIAA’s ownership interest, which sales could occur at times and at prices that depress the sale proceeds to the Account;

•

Government and Government Agency Securities: Risks associated with investment securities issued by U.S. government agencies and U.S. government-sponsored entities, including the risk that the issuer may not have their securities backed by the full faith and credit of the U.S. government, and that transaction activity may fluctuate significantly from time to time, which could negatively impact the value of the securities and the Account’s ability to dispose of a security at a favorable time; and

•

Liquid Assets and Securities: Risks associated with investments in real estate-related liquid assets (which could include, from time to time, REIT securities and CMBS), and non-real estate-related liquid assets, including:

•	Financial/credit risk — Risks that the issuer will not be able to pay principal and interest when due or that the issuer’s earnings will fall;

•	Market volatility risk — Risk that the changing conditions in financial markets may cause the Account’s investments to experience price volatility;

•

Interest rate volatility risk — Risk that interest rate volatility may affect the Account’s current income from an investment or the pricing of that investment. As of the date of this prospectus, interest rates in the United States are at or near historic lows, which may increase the Fund’s exposure to risk associated with rising interest rates; and

•	Deposit/money market risk — Risk that the Account could experience losses if banks fail.

More detailed discussions of these risks and other risk factors associated with an investment in the Account are contained starting on page 14 of this prospectus in the section entitled “Risk factors.”

Valuing the Account’s assets

The assets of the Account are valued at the close of each valuation day and the Account calculates and publishes a unit value, which is available on TIAA-CREF’s website (www.tiaa-cref.org), for each valuation day. The values of the Account’s properties are adjusted daily to account for capital expenditures and appraisals as they occur.

With respect to the Account’s real property investments, following the initial purchase of a property or the making of a mortgage loan on a property by the Account (at which time the Account normally receives an independent appraisal on such property), each of the Account’s real properties are appraised, and mortgage loans are valued, at least once every calendar quarter. Each of the Account’s real estate properties is appraised each quarter by an independent external state-certified (or its foreign equivalent) appraiser (which we refer to in this prospectus as an “independent appraiser”) who is a member of a professional appraisal organization. In addition, TIAA’s internal appraisal staff

TIAA Real Estate Account ¡ Prospectus9

performs a review of each of these quarterly appraisals, in conjunction with the Account’s independent fiduciary, and TIAA’s internal appraisal staff or the independent fiduciary may request an additional appraisal or valuation outside of this quarterly cycle. Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary, which will make a final determination on the matter (which may include ordering a subsequent independent appraisal).

In general, the Account obtains appraisals of its real estate properties spread out throughout the quarter, which is intended to result in appraisal adjustments and thus adjustments to the valuations of its holdings (to the extent adjustments are made) that happen regularly throughout each quarter and not on one specific day in each period. In addition, an estimated daily equivalent of net operating income is taken into consideration and is adjusted for actual transactional activity. The remaining assets in the Account are primarily marketable securities that are priced on a daily basis and are included in the Account’s daily unit value.

As of December 31, 2013, the Account’s net assets totaled approximately $16.9 billion. See “Valuing the Account’s assets” on page 63 for more information on how each class of the Account’s investments are valued.

Past performance

The bar chart and performance table below illustrate how investment performance during the accumulation period has varied. The chart shows the Account’s total return (which includes all expenses) during the accumulation period over each of the last ten calendar years. It also shows the Account’s returns during the accumulation period for the one-, three-, five- and ten-year periods through December 31, 2013. These returns represent the total return during each such year and reflect both the Account’s investment income and capital appreciation from the Account’s total investments during each such year. How the Account has performed in the past is not necessarily an indication of how it will perform in the future. Please see “Risk factors” beginning on page 14.

Best quarter: 5.68%, for the quarter ended December 31, 2010.
Worst quarter: –13.18%, for the quarter ended December 31, 2008.

10Prospectus ¡ TIAA Real Estate Account

AVERAGE ANNUAL TOTAL RETURNS (AS OF DECEMBER 31, 2013)

	1 Year	3 Year	5 Year	10 Year

TIAA Real Estate Account	9.65%	10.89%	2.25%	4.80%

About TIAA and TIAA’s role with the Account

TIAA is the companion organization of the College Retirement Equities Fund (“CREF”), the first company in the United States to issue a variable annuity. CREF is a nonprofit membership corporation established in New York State in 1952. Together, TIAA and CREF, serving approximately 4.0 million people and approximately 15,000 institutions as of December 31, 2013, form the principal retirement system for the nation’s education and research communities and form one of the largest pension systems in the U.S., based on assets under management. As of December 31, 2013, TIAA’s total statutory admitted assets were approximately $250 billion and the combined assets under management for TIAA, CREF and other entities within the TIAA-CREF organization (including TIAA-sponsored mutual funds) totaled approximately $564 billion. CREF does not stand behind TIAA’s guarantees and TIAA does not guarantee CREF products.

The Account does not have officers, directors or employees. TIAA employees, under the direction and control of TIAA’s Board of Trustees (the “Board”) and its Investment Committee, manage the investment of the Account’s assets, following investment management procedures TIAA has adopted for the Account. In addition, TIAA performs administration functions for the Account (which include receiving and allocating premiums, calculating and making annuity payments and providing recordkeeping and other services). Distribution services for the Account (which include, without limitation, distribution of the annuity contracts, advising existing annuity contract owners in connection with their accumulations and helping employers implement and manage retirement plans) are performed by Services. TIAA and Services provide investment management, administration and distribution services, as applicable, on an “at-cost” basis.

With over 65 years in the real estate business and interests in properties located across the U.S. and internationally, TIAA is one of the nation’s largest and most experienced investors in mortgages and real estate equity interests. As of December 31, 2013, the TIAA General Account had a mortgage and real property portfolio (including interests in TIAA subsidiaries that hold real estate, real estate funds and joint ventures but excluding mortgage-backed securities and REIT securities) valued at approximately $22.4 billion.

Liquidity Guarantee. In the event that the Account’s level of liquidity is not sufficient to guarantee that Account participants may redeem their accumulation units (at their accumulation unit value as of the date of such redemption request received in good order), the TIAA General Account will purchase accumulation units issued by the Account (sometimes called “liquidity units”) in accordance with its liquidity guarantee. The cost of this guarantee is embedded in the overall expense charge of the Account. This liquidity guarantee is not a guarantee of either investment performance or the value of units in the Account.

TIAA Real Estate Account ¡ Prospectus11

This liquidity guarantee was first exercised in December 2008 and between December 2008 and June 2009, approximately $1.2 billion in liquidity units in the aggregate were purchased. The liquidity guarantee has not been exercised since June 2009. The independent fiduciary has since completed the systematic redemption of all of the liquidity units held by the TIAA General Account. Approximately one-quarter of such units were redeemed evenly over the business days in each of June, September and December 2012, and March 2013, representing a total of $1.3 billion redeemed during this period. See “Establishing and managing the Account — The role of TIAA — Liquidity guarantee” on page 45 and “—Role of the independent fiduciary” on page 47.

The contracts

TIAA offers the Account as a variable option for the annuity contracts listed on the cover page of this prospectus, although some employer plans may not offer the Account as an option for certain contracts. Each payment to the Account buys a number of accumulation units. Similarly, any transfer or withdrawal from the Account results in the redemption of a number of accumulation units. The price you pay for an accumulation unit, and the price you receive for an accumulation unit when you redeem accumulation units, is the accumulation unit value (“AUV”) calculated for the business day on which we receive your purchase, redemption or transfer request in good order (unless you ask for a later date for a redemption or transfer).

The Right to Cancel Your Contract. Generally, you may cancel any RA, SRA, GSRA, Classic IRA, Roth IRA, ATRA or Keogh contract in accordance with the contract’s Right to Examine provision (unless we have begun making annuity payments from it) and subject to the time period regulated by the state in which the contract is issued. Although the contract terms and state law provisions differ, you will generally have between 10 and 60 days to exercise this cancellation right.

Transfers and Withdrawals. Subject to the terms of the contracts and your employer’s plan, you can move your money to and from the Account in the following ways:

•

from the Account to a CREF investment account, a TIAA Access variable account (if available), TIAA’s Traditional Annuity or a fund (including TIAA-CREF affiliated funds) or other option available under your plan;

•

to the Account from a CREF investment account, a TIAA Access variable account (if available), TIAA’s Traditional Annuity (transfers from TIAA’s Traditional Annuity under RA, GRA or Retirement Choice contracts are subject to restrictions), a TIAA-CREF affiliated fund or other options available under your plan or from other companies/plans;

•	by withdrawing cash; and/or

•	by setting up a program of automatic withdrawals or transfers.

Importantly, transfers out of the Account to a TIAA or CREF account or into another investment option can be executed on any business day but are limited

12Prospectus ¡ TIAA Real Estate Account

to once per calendar quarter, although some plans may allow systematic transfers that result in more than one transfer per calendar quarter. Other limited exceptions may apply. Also, transfers to CREF accounts or to certain other options may be restricted by your employer’s plan, current tax law or by the terms of your contract.

In addition, individual participants are limited from making internal funding vehicle transfers into their Account accumulation if, after giving effect to such transfer, the total value of such participant’s Account accumulation (under all contracts issued to such participant) would exceed $150,000. Categories of transactions that TIAA deems “internal funding vehicle transfers” for purposes of this limitation are described in detail on pages 126–127. As of the date of this prospectus, all jurisdictions in which the Account is offered have approved this limitation, but the effective date of the limitation as applies to an individual participant will be reflected on his or her applicable contract or endorsement form. Please see “How to transfer and withdraw your money” beginning on page 122.

By limiting these transfers to the Real Estate Account, as anticipated, the amount of funds going into and out of the Account has become more predictable, which we believe will continue to enhance our ability to invest and manage the Real Estate Account’s portfolio with a long-term perspective. See “Management’s discussion and analysis of the Account’s financial condition and results of operations — Liquidity and capital resources” on page 99 for a discussion of participant flow activity.

The Annuity Period. Your income payments may be paid out of the Account through a variety of income options. Ordinarily, your annuity payments begin on the date you designate as your annuity starting date, subject to the terms of your employer’s plan. Your initial income payments are based on the value of your accumulation on the last valuation day before the annuity starting date and annuity payments can change after the initial payment based on the Account’s investment experience, the income option you choose and the income change method you choose. Important tax considerations may also apply. See “Receiving annuity income” beginning on page 129.

Death Benefits. Subject to the terms of your employer’s plan, TIAA may pay death benefits if you or your annuity partner dies. When you purchase your annuity contract, you name one or more beneficiaries to receive the death benefit if you die. You can change your beneficiaries anytime before you die, and, unless you instruct otherwise, your annuity partner can do the same after your death. Your choice of beneficiary for death benefits may, in some cases, be subject to the consent of your spouse and federal and state law may impose additional restrictions. If you die during the accumulation period, the death benefit is the amount of your accumulation. If you and your annuity partner die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a guaranteed period, the death benefit is the present value, based on interest at the effective annual rate of 4%, of the unit annuity payments due for the remainder of the period. Death benefits may be paid out during the accumulation period (currently under one of five available methods) or during the

TIAA Real Estate Account ¡ Prospectus13

annuity period. Ordinarily, death benefits are subject to federal estate tax. Generally, if taken as a lump sum, death benefits would be taxed like complete withdrawals. If taken as annuity benefits, death benefits would be taxed like annuity payments. See “Death benefits” on page 134.

Risk factors

The value of your investment in the Account will fluctuate based on the value of the Account’s assets, the income the assets generate and the Account’s expenses. Participants can lose money by investing in the Account. There is risk associated with an investor attempting to “time” an investment in the Account’s units, or effecting a redemption of an investor’s units. The Account’s assets and income can be affected by many factors, and you should consider the specific risks presented below before investing in the Account. In particular, for a discussion of how forward-looking statements contained in this prospectus are subject to uncertainties that are difficult to predict, which may be beyond management’s control and which could cause actual results to differ materially from historical experience or management’s present expectations, please refer to the subsection entitled “Forward-looking statements,” which is contained in the section entitled “Management’s discussion and analysis of the Account’s financial condition and results of operations” on page 75.

Risks associated with real estate investing

General Risks of Acquiring and Owning Real Property: As referenced elsewhere in this prospectus, the substantial majority of the Account’s net assets are comprised of direct ownership interests in real estate. As such, the Account is particularly subject to the risks inherent in acquiring and owning real property, including in particular the following:

•	Adverse Global and Domestic Economic Conditions. The economic conditions in the markets where the Account’s properties are located may be adversely impacted by factors which include:

•

adverse domestic or global economic conditions, particularly in the event of a deep recession which results in significant employment losses across many sectors of the economy and reduced levels of consumer spending;

•	a weak market for real estate generally and/or in specific locations where the Account may own property;

•	business closings, industry or sector slowdowns, employment losses and related factors;

•	the availability of financing (both for the Account and potential purchasers of the Account’s properties);

•	an oversupply of, or a reduced demand for, certain types of real estate properties;

14Prospectus ¡ TIAA Real Estate Account

•	natural disasters, flooding and other significant and severe weather-related events, including those caused by global climate change;

•	terrorist attacks and/or other man-made events; and

•	decline in population or shifting demographics.

The incidence of some or all of these factors could reduce occupancy, rental rates and the fair value of the Account’s real properties or interests in investment vehicles (such as limited partnerships) which directly hold real properties.

•

Concentration Risk. The Account may experience periods in which its investments are geographically concentrated, either regionally or in certain markets with similar demographics. Further, while the Account seeks diversification across its four primary property types: office, industrial, retail and multifamily residential properties, the Account may experience periods where it has concentration in one property type, increasing the potential exposure if there were to be an oversupply of, or a reduced demand for, certain types of real estate properties in the markets in which the Account operates.

Also, the Account may experience periods in which its tenant base is concentrated within a particular industry sector. For example, the Account owns and operates a number of industrial properties, which typically feature larger tenant concentration. The insolvency and/or closing of a single tenant in one of our industrial properties may significantly impair the income generated by an industrial property, and may also depress the value of such property.

In addition, the Account owns and operates a number of properties in the Washington, DC metropolitan area and a prolonged period of significantly diminished federal expenditures could have an adverse impact on demand for office space by the U.S. government and the sectors and industries dependent upon the U.S. government in such region or other regions where the government or such related businesses are large lessees.

If any or all of these events occur, the Account’s income and performance may be adversely impacted disproportionately by deteriorating economic conditions in those areas or industry sectors in which the Account’s investments are concentrated. Also, the Account could experience a more rapid negative change in the value of its real estate investments than would be the case if its real estate investments were more diversified.

•

Leasing Risk. A number of factors could cause the Account’s rental income, a key source of the Account’s revenue and investment return, to decline, which would adversely impact the Account’s results and investment returns. These factors include the following:

•

A property may be unable to attract new tenants or retain existing tenants. This situation could be exacerbated if a concentration of lease expirations occurred during any one time period or multiple tenants exercise early termination at the same time.

TIAA Real Estate Account ¡ Prospectus15

•

The financial condition of our tenants may be adversely impacted, particularly in a prolonged economic downturn. The Account could lose revenue if tenants do not pay rent when contractually obligated, request some form of rent relief and/or default under a lease at one of the Account’s properties. Such a default could occur if a tenant declared bankruptcy, suffered from a lack of liquidity, failed to continue to operate its business or for other reasons. In the event of any such default, we may experience a delay in, or an inability to effect, the enforcement of our rights against that tenant, particularly if that tenant filed for bankruptcy protection. Further, any disputes with tenants could involve costly and time consuming litigation.

•

In the event a tenant vacates its space at one of the Account’s properties, whether as a result of a default, the expiration of the lease term, rejection of the lease in bankruptcy or otherwise, given current market conditions, we may not be able to re-lease the vacant space either (i) for as much as the rent payable under the previous lease or (ii) at all. Also, we may not be able to re-lease such space without incurring substantial expenditures for tenant improvements and other lease-up related costs, while still being obligated for any mortgage payments, real estate taxes and other expenditures related to the property.

•

In some instances, our properties may be specifically suited to and/or outfitted for the particular needs of a certain tenant based on the type of business the tenant operates. For example, many companies desire space with an open floor plan. We may have difficulty obtaining a new tenant for any vacant space in our properties, particularly if the floor plan limits the types of businesses that can use the space without major renovation, which may require us to incur substantial expense in re-planning the space. Also, upon expiration of a lease, the space preferences of our major tenants may no longer align with the space they previously rented, which could cause those tenants to not renew their lease, or may require us to expend significant sums to reconfigure the space to their needs.

•

The Account owns and operates retail properties, which, in addition to the risks listed above, are subject to specific risks, including the insolvency and/or closing of an anchor tenant. Many times, anchor tenants will be “big box” stores and other large retailers that can be particularly adversely impacted by a global recession and reduced consumer spending generally. Factors that can impact the level of consumer spending include increases in fuel and energy costs, residential and commercial real estate and mortgage conditions, labor and healthcare costs, access to credit, consumer confidence and other macroeconomic factors. Under certain circumstances, co-tenancy clauses in tenants’ leases may allow certain tenants in a retail property to terminate their leases or reduce or withhold rental payments when overall occupancy at the property falls below certain minimum levels. The insolvency and/or closing of an anchor tenant may also cause such

16Prospectus ¡ TIAA Real Estate Account

tenants to terminate their leases, or to fail to renew their leases at expiration.

•

Competition. The Account may face competition for real estate investments from multiple sources, including individuals, corporations, insurance companies or other insurance company separate accounts, as well as real estate limited partnerships, real estate investment funds, commercial developers, pension plans, other institutional and foreign investors and other entities engaged in real estate investment activities. Some of these competitors may have similar financial and other resources as the Account, and/or they may have investment strategies and policies (including the ability to incur significantly more leverage than the Account) that allow them to compete more aggressively for real estate investment opportunities, which could result in the Account paying higher prices for investments, experiencing delays in acquiring investments or failing to consummate such purchases. Any resulting delays in the acquisition of investments, or the failure to consummate acquisitions the Account deems desirable, may increase the Account’s costs or otherwise adversely affect the Account’s investment results.

In addition, the Account’s properties may be located close to properties that are owned by other real estate investors and that compete with the Account for tenants. These competing properties may be better located or more suitable for tenants than our properties, or have owners who may compete more aggressively for tenants, resulting in a competitive advantage for these other properties. We may also face similar competition from other properties that may be developed in the future. This competition may limit the Account’s ability to lease space, increase its costs of securing tenants, and limit our ability to maximize our rents and/or require the Account to make capital improvements it otherwise would not, in order to make its properties more attractive to prospective tenants.

•

Operating Costs. A property’s cash flow could decrease if operating costs, such as property taxes, utilities, litigation expenses associated with a property, maintenance and insurance costs that are not reimbursed by tenants, increase in relation to gross rental income, or if the property needs unanticipated repairs and renovations. In addition, the Account’s expenses of owning and operating a property are not necessarily reduced when the Account’s income from a property is reduced.

•

Condemnation. A governmental agency may condemn and convert for a public use (i.e., through eminent domain) all or a portion of a property owned by the Account. While the Account would receive compensation in connection with any such condemnation, such compensation may not be in an amount the Account believes represents equivalent value for the condemned property. Further, a partial condemnation could impair the ability of the Account to maximize the value of the property during its operation, including making it more difficult to find new tenants or retain existing tenants. Finally,

TIAA Real Estate Account ¡ Prospectus17

a property which has been subject to a partial condemnation may be more difficult to sell at a price the Account believes is appropriate.

•

Terrorism and Acts of War and Violence. Terrorist attacks may harm our property investments. The Account cannot assure you that there will not be further terrorist attacks against the United States or U.S. businesses or elsewhere in the world. These attacks or armed conflicts may directly or indirectly impact the value of the property we own or that secure our loans. Losses resulting from these types of events may be uninsurable or not insurable to the full extent of the loss suffered. Moreover, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States, worldwide financial markets, and the global economy. Such events could also result in economic uncertainty in the United States or abroad. Adverse economic conditions resulting from terrorist activities could reduce demand for space in the Account’s properties and thereby reduce the value of the Account’s properties and therefore your investment return.

General Risks of Selling Real Estate Investments: Among the risks of selling real estate investments are:

•	The sale price of an Account property might differ, perhaps significantly, from its estimated or appraised value, leading to losses or reduced profits to the Account.

•

The Account might not be able to sell a property at a particular time for a price which management believes represents its fair or full value. This illiquidity may result from the cyclical nature of real estate, general economic conditions impacting the location of the property, disruption in the credit markets or the availability of financing on favorable terms or at all, and the supply of and demand for available tenant space, among other reasons. This might make it difficult to raise cash quickly which could impair the Account’s liquidity position (particularly during any period of sustained significant net participant outflows) and also could lead to Account losses. Further, the liquidity guarantee does not serve as a working capital facility or credit line to enhance the Account’s liquidity levels generally, as its purpose is tied to participants having the ability to redeem their accumulation units upon demand (thus, alleviating the Account’s need to dispose of properties solely to increase liquidity levels in what management deems a suboptimal sales environment).

•

The Account may need to provide financing to a purchaser if no cash buyers are available, or if buyers are unable to receive financing on terms enabling them to consummate the purchase. Such seller financing introduces a risk that the counterparty may not perform its obligations to repay the amounts borrowed from the Account to complete the purchase.

•	For any particular property, the Account may be required to make expenditures for improvements to, or to correct defects in, the property before the Account is able to market and/or sell the property.

18Prospectus ¡ TIAA Real Estate Account

•	Interests in real estate limited partnerships tend to be in particular illiquid, and the Account may be unable to dispose of such investments at opportune times.

Valuation and Appraisal Risks: Investments in the Account’s assets are stated at fair value, which is defined as the price that would be received to sell the asset in an orderly transaction between market participants at the measurement date. Determination of fair value, particularly for real estate assets, involves significant judgment. Valuation of the Account’s real estate properties (which comprise a substantial majority of the Account’s net assets) are based on real estate appraisals, which are estimates of property values based on a professional’s opinion and may not be accurate predictors of the amount the Account would actually receive if it sold a property. Appraisals can be subjective in certain respects and rely on a variety of assumptions and conditions at that property or in the market in which the property is located, which may change materially after the appraisal is conducted. Among other things, market prices for comparable real estate may be volatile, in particular if there has been a lack of recent transaction activity in such market. Recent disruptions in the macroeconomy, real estate markets and the credit markets have led to a significant decline in transaction activity in most markets and sectors and the lack of observable transaction data may have made it more difficult for an appraisal to determine the fair value of the Account’s real estate. In addition, a portion of the data used by appraisers is based on historical information at the time the appraisal is conducted, and subsequent changes to such data, after an appraiser has used such data in connection with the appraisal, may not be adequately captured in the appraised value. Also, to the extent that the Account uses a relatively small number of independent appraisers to value a significant portion of its properties, valuations may be subject to any institutional biases of such appraisers and their valuation procedures.

Further, as the Account generally obtains appraisals on a quarterly basis, there may be circumstances in the period between appraisals or interim valuation adjustments in which the true realizable value of a property is not reflected in the Account’s daily net asset value calculation or in the Account’s periodic consolidated financial statements. This disparity may be more apparent when the commercial and/or residential real estate markets experience an overall and possibly dramatic decline (or increase) in property values in a relatively short period of time between appraisals.

If the appraised values of the Account’s properties as a whole are too high, those participants who purchased accumulation units prior to (i) a downward valuation adjustment of a property or multiple properties or (ii) a property or properties being sold for a lower price than the appraised value will be credited with less of an interest than if the value had previously been adjusted downward. Also, those participants who redeem during any such period will have received more than their pro rata share of the value of the Account’s assets, to the detriment of other non-redeeming participants. In particular, appraised property values may prove to be too high (as a whole) in a rapidly declining commercial

TIAA Real Estate Account ¡ Prospectus19

real estate market. Further, implicit in the Account’s definition of fair value is a principal assumption that there will be a reasonable time to market a given property and that the property will be exchanged between a willing buyer and willing seller in a nondistressed scenario. However, an appraised value may not reflect the actual realizable value that would be obtained in a rush sale where time was of the essence. Also, appraised values may lag actual realizable values to the extent there is significant and rapid economic deterioration in a particular geographic market or a particular sector within a geographic market.

If the appraised values of the Account’s properties as a whole are too low, those participants who redeem prior to (i) an upward valuation adjustment of a property or multiple properties or (ii) a property or properties being sold for a higher price than the appraised value will have received less than their pro rata share of the value of the Account’s assets, and those participants who purchase units during any such period will be credited with more than their pro rata share of the value of the Account’s assets.

Finally, the Account recognizes items of income (such as net operating income from real estate investments, distributions from real estate limited partnerships or joint ventures, or dividends from REIT stocks) and expense in many cases on an intermittent basis, where the Account cannot predict with certainty the magnitude or the timing of such item. As such, even as the Account estimates items of net operating income on a daily basis, the AUV for the Account may fluctuate, perhaps significantly, from day to day, as a result of adjusting these estimates for the actual recognized item of income or expense.

Investment Risk Associated with Participant Transactions: The amount we have available to invest in new properties and other real estate-related assets will depend, in large part, on the level of net participant transfers into or out of the Account as well as participant premiums into the Account. As noted elsewhere in this prospectus, the Account intends to hold between 15% and 25% of its net assets in publicly traded, liquid investments (other than real estate and real estate-related investments), comprised of publicly traded, liquid investments. These liquid assets are intended to be available to purchase real estate-related investments in accordance with the Account’s investment objective and strategy and are also available to meet participant redemption requests and the Account’s expense needs (including, from time to time, obligations on debt). Significant participant transaction activity into or out of the Account’s units is generally not predictable, and wide fluctuations can occur as a result of macroeconomic or geopolitical conditions, the performance of equities or fixed income securities or general investor sentiment, regardless of the historical performance of the Account or of the performance of the real estate asset class generally.

In the second half of 2008 and in 2009, the Account experienced significant net participant transfers out of the Account, eventually causing the Account’s liquid assets to comprise less than 10% of the Account’s assets (on a net and total basis) throughout all of 2009 and into early 2010. Due in large part to this activity, the TIAA liquidity guarantee was initially executed in December 2008. See “Establishing and managing the Account — The role of TIAA — Liquidity

20Prospectus ¡ TIAA Real Estate Account

guarantee” on page 45. Among other things, this continued shortfall in the amount of liquid assets impaired management’s ability to consummate new transactions. If a significant amount of net participant transfers out of the Account were to recur, particularly in high volumes similar to those experienced in late 2008 and 2009, we may not have enough available liquid assets to pursue, or consummate, new investment opportunities presented to us that are otherwise attractive to the Account. This, in turn, could harm the Account’s returns. Even though net transfers out of the Account ceased in early 2010 and, as of the date of this prospectus, the Account has been in a net inflow position since such time, there is no guarantee that redemption activity will not increase again, perhaps in a significant and rapid manner.

Alternatively, periods of significant net transfer activity into the Account can result in the Account holding a higher percentage of its net assets in publicly traded liquid non-real estate-related investments than the Account’s managers would target to hold under the Account’s long-term strategy. As of December 31, 2013, the Account’s non-real estate-related liquid assets comprised 18.5% of its net assets. At times, the portion of the Account’s net assets invested in these types of liquid instruments may exceed 25%, particularly if the Account receives a large inflow of money in a short period of time, coupled with a lack of attractive real estate-related investments on the market. Also, large inflows from participant transactions often occur in times of appreciating real estate values and pricing, which can render it challenging to execute on some transactions at ideal prices.

In an appreciating real estate market generally, this large percentage of assets held in liquid investments and not in real estate and real estate-related investments may impair the Account’s overall returns. This scenario may be exacerbated in a low interest rate environment for U.S. Treasury securities and related highly liquid securities, such as has existed since 2009 and which may persist in the future. In addition, to manage cash flow, the Account may temporarily hold a higher percentage of its net assets in liquid real estate-related securities, such as REIT and CMBS securities, than its long-term targeted holdings in such securities, particularly during and immediately following times of significant net transfer activity into the Account. Such holdings could increase the volatility of the Account’s returns.

Risks of Borrowing: The Account acquires some of its properties subject to existing financing and from time to time borrows new funds at the time of purchase. Also, the Account may from time to time place new leverage on, increase the leverage already placed on, or refinance maturing debt on, existing properties the Account owns. Under the Account’s current investment guidelines, the Account intends to maintain its loan to value ratio at or below 30% (measured at the time of incurrence and after giving effect thereto). As of December 31, 2013, the Account’s loan to value ratio was approximately 18.4%. Also, the Account may borrow up to 70% of the then- current value of a particular property. Non-construction mortgage loans on a property will be non-recourse to the Account.

TIAA Real Estate Account ¡ Prospectus21

Among the risks of borrowing money or otherwise investing in a property subject to a mortgage are:

•

General Economic Conditions. General economic conditions, dislocations in the capital or credit markets generally or the market conditions then in effect in the real estate finance industry, may hinder the Account’s ability to obtain financing or refinancing for its property investments on favorable terms or at all, regardless of the quality of the Account’s property for which financing or refinancing is sought. Such unfavorable terms might include high interest rates, increased fees and costs and restrictive covenants applicable to the Account’s operation of the property. Longer term disruptions in the capital and credit markets as a result of uncertainty, changing or increased regulation, reduced alternatives, rising interest rates or failures of significant financial institutions could adversely affect our access to financing necessary to make profitable real estate investments. Our failure to obtain financing or refinancing on favorable terms due to the current state of the credit markets or otherwise could have an adverse impact on the returns of the Account. Also, the Account’s ability to secure financing may be impaired if negative marketplace effects such as those which followed from the worldwide economic slowdown following the banking crisis of 2008 and the subsequent sovereign debt and banking difficulties recently experienced in parts of the Eurozone were to persist. These difficulties could include tighter lending standards instituted by banks and financial institutions, the reduced availability of credit facilities and project finance facilities from banks and the fall of consumer and/or business confidence.

•

Default Risk. The property or group of encumbered properties may not generate sufficient cash flow to support the debt service on the loan, the property may fail to meet certain financial or operating covenants contained in the loan documents and/or the property may have negative equity (i.e., the loan balance exceeds the value of the property) or inadequate equity. In any of these circumstances, we (or a joint venture in which we invest) may default on the loan, including due to the failure to make required debt service payments when due. If a loan is in default, the Account or the venture may determine that it is not economically desirable and/or in the best interests of the Account to continue to make payments on the loan (including accessing other sources of funds to support debt service on the loan), and/or the Account or venture may not be able to otherwise remedy such default on commercially reasonable terms or at all. In either case, the lender then could accelerate the outstanding amount due on the loan and/or foreclose on the underlying property, in which case the Account could lose the value of its investment in the foreclosed property. Further, any such default or acceleration could trigger a default under loan agreements in respect of other Account properties pledged as security for the defaulted loan or other loans. Finally, any such default could increase the Account’s borrowing costs, or result in less favorable terms, with respect to financing future properties.

22Prospectus ¡ TIAA Real Estate Account

•

Balloon Maturities. If the Account obtains a mortgage loan that involves a balloon payment, there is a risk that the Account may not be able to make the lump sum principal payment due under the loan at the end of the loan term, or otherwise obtain adequate refinancing on terms commercially acceptable to the Account or at all. The Account then may be forced to sell the property or other properties under unfavorable market conditions, restructure the loan on terms not advantageous to the Account, or default on its mortgage, resulting in the lender exercising its remedies, which may include repossession of the property, and the Account could lose the value of its investment in that property.

•

Variable Interest Rate Risk. If the Account obtains variable-rate loans, the Account’s returns may be volatile when interest rates are volatile. Further, to the extent that the Account takes out fixed-rate loans and interest rates subsequently decline, this may cause the Account to pay interest at above-market rates for a significant period of time. Any interest rate hedging activities the Account engages in to mitigate this risk may not fully protect the Account from the impact of interest rate volatility.

•

Variable Rate Demand Obligation (VRDO) Risk. To the extent the Account obtains financing pursuant to a variable rate demand obligation subject to periodic remarketing or similar mechanisms, the Account or the joint ventures in which it invests could face higher borrowing costs if the remarketing results in a higher prevailing interest rate. In addition, the terms of such variable rate obligations may allow the remarketing agent to cause the Account or venture to repay the loan on demand in the event insufficient market demand for such loans is present. In particular, RGM 42, LLC, a joint venture in which the Account holds a 70% interest, is the borrower under a VRDO loan program, as described in more detail in “Management’s discussion and analysis of the Account’s financial condition and results of operations” on page 75.

•

Valuation Risk. The market valuation of mortgage loans payable could have an adverse impact on the Account’s performance. Valuations of mortgage loans payable are generally based on the amount at which the liability could be transferred in a current transaction, exclusive of transaction costs, and such valuations are subject to a number of assumptions and factors with respect to the loan and the underlying property, a change in any of which could cause the value of a mortgage loan to fluctuate.

A general disruption in the credit markets, such as the disruption experienced in 2008 and 2009, may aggravate some or all of these risks.

Risks of Joint Ownership: Investing in joint venture partnerships or other forms of joint property ownership may involve special risks, many of which are exacerbated when the consent of parties other than the Account is required to take action.

TIAA Real Estate Account ¡ Prospectus23

•	The co-venturer may have interests or goals inconsistent with those of the Account, including during times when a co-venturer may be experiencing financial difficulty. For example:

•

a co-venturer may desire a higher current income return on a particular investment than does the Account (which may be motivated by a longer-term investment horizon or exit strategy), or vice versa, which could cause difficulty in managing a particular asset;

•	a co-venturer may desire to maximize or minimize leverage in the venture, which may be at odds with the Account’s strategy;

•

a co-venturer may be more or less likely than the Account to agree to modify the terms of significant agreements (including loan agreements) binding the venture, or may significantly delay in reaching a determination whether to do so, each of which may frustrate the business objectives of the Account and/or lead to a default under a loan secured by a property owned by the venture; and

•

for reasons related to its own business strategy, a co-venturer may have different concentration standards as to its investments (geographically, by sector, or by tenant), which might frustrate the execution of the business plan for the joint venture.

•

The co-venturer may be unable to fulfill its obligations (such as to fund its pro rata share of committed capital, expenditures or guarantee obligations of the venture) during the term of such agreement or may become insolvent or bankrupt, any of which could expose the Account to greater liabilities than expected and frustrate the investment objective of the venture.

•

If a co-venturer doesn’t follow the Account’s instructions or adhere to the Account’s policies, the jointly-owned properties, and consequently the Account, might be exposed to greater liabilities than expected.

•

The Account may have limited rights with respect to the underlying property pursuant to the terms of the joint venture, including the right to operate, manage or dispose of a property, and a co-venturer could have approval rights over the marketing or the ultimate sale of the underlying property.

•

The terms of the Account’s ventures often provide for complicated agreements which can impede our ability to direct the sale of the property owned by the venture at times the Account views most favorable. One such agreement is a “buy-sell” right, which may force us to make a decision (either to buy our co-venturer’s interest or sell our interest to our co-venturer) at inopportune times.

•	A co-venturer can make it harder for the Account to transfer its equity interest in the venture to a third party, which could adversely impact the valuation of the Account’s interest in the venture.

•

To the extent the Account serves as the general partner or managing member in a venture, it may owe certain contractual or other duties to the co-venturer, including fiduciary duties, which may present perceived or actual conflicts of interest in the management of the underlying assets. Such an

24Prospectus ¡ TIAA Real Estate Account

arrangement could also subject the Account to liability to third parties in the performance of its duties as a general partner or managing member.

Risks of Developing or Redeveloping Real Estate or Buying Recently Constructed Properties: If the Account chooses to develop or redevelop a property or buys a recently constructed property, it may face the following risks:

•

There may be delays or unexpected increases in the cost of property development, redevelopment and construction due to strikes, bad weather, material shortages, increases in material and labor costs or other events.

•

There are risks associated with potential underperformance or nonperformance by, and/or solvency of, a contractor we select or other third party vendors involved in developing or redeveloping the property.

•

If we were viewed as developing or redeveloping underperforming properties, suffering losses on our investments, or defaulting on any loans on our properties, our reputation could be damaged. Damage to our reputation could make it more difficult to successfully develop or acquire properties in the future and to continue to grow and expand our relationships with our lenders, venture partners and tenants.

•

Because external factors may have changed from when the project was originally conceived (e.g., slower growth in the local economy, higher interest rates, overbuilding in the area or changes in the regulatory and permitting environment), the property may not attract tenants on the schedule we originally planned and/or may not operate at the income and expense levels first projected.

Risks with Purchase-Leaseback Transactions: To the extent the Account invested in a purchase-leaseback transaction, the major risk is that the third party lessee will be unable to make required payments to the Account. If the leaseback interest is subordinate to other interests in the real property, such as a first mortgage or other lien, the risk to the Account increases because the lessee may have to pay the senior lienholder to prevent foreclosure before it pays the Account. If the lessee defaults or the leaseback is terminated prematurely, the Account might not recover its investment unless the property is sold or leased on favorable terms.

Real Estate Regulatory Risks: Government regulation at the federal, state and local levels, including, without limitation, zoning laws, rent control or rent stabilization laws, laws regulating housing on the Account’s multifamily residential properties, the Americans with Disabilities Act, property taxes and fiscal, accounting, environmental or other government policies, could operate or change in a way that adversely affects the Account and its properties. For example, these regulations could raise the cost of acquiring, owning, improving or maintaining properties, present barriers to otherwise desirable investment opportunities or make it harder to sell, rent, finance, or refinance properties either on economically desirable terms, or at all, due to the increased costs associated with regulatory compliance.

TIAA Real Estate Account ¡ Prospectus25

Environmental Risks: The Account may be liable for damage to the environment or injury to individuals caused by hazardous substances used or found on its properties. Under various environmental regulations, the Account may also be liable, as a current or previous property owner or mortgagee, for the cost of removing or cleaning up hazardous substances found on a property, even if it did not know of and wasn’t responsible for the hazardous substances. If any hazardous substances are present or the Account does not properly clean up any hazardous substances, or if the Account fails to comply with regulations requiring it to actively monitor the business activities on its premises, the Account may have difficulty selling or renting a property or be liable for monetary penalties. Further, environmental laws may impose restrictions on the manner in which a property may be used, the tenants which may be allowed, or the manner in which businesses may be operated, which may require the Account to expend funds in order to comply with these laws. These laws may also cause the most ideal use of the property to differ from that originally contemplated and as a result could impair the Account’s returns. The cost of any required cleanup relating to a single real estate investment (including remediating contaminated property) and the Account’s potential liability for environmental damage, including paying personal injury claims and performing under indemnification obligations to third parties, could exceed the value of the Account’s investment in a property, the property’s value, or in an extreme case, a significant portion of the Account’s assets. Finally, while we may from time to time acquire third-party insurance related to environmental risks, such insurance coverage may be inadequate to cover the full cost of any loss and would cause us to be reliant on the financial health of our third-party insurer at the time any such claim is submitted.

Uninsurable Losses: Certain catastrophic losses (e.g., from earthquakes, wars, terrorist acts, nuclear accidents, hurricanes, wind, floods or environmental or industrial hazards or accidents) may be uninsurable or so expensive to insure against that it is economically disadvantageous to buy insurance for them. Further, the terms and conditions of the insurance coverage the Account has on its properties, in conjunction with the type of loss actually suffered at a property, may subject the property, or the Account as a whole, to a cap on insurance proceeds that is less than the loss or losses suffered. If a disaster that we have not insured against occurs, if the insurance contains a high deductible, and/or if the aggregate insurance proceeds for a particular type of casualty are capped, the Account could lose some of its original investment and any future profits from the property. Also, the Account may not have sufficient access to internal or external sources of funding to repair or reconstruct a damaged property to the extent insurance proceeds do not cover the full loss. In addition, some leases may permit a tenant to terminate its obligations in certain situations, regardless of whether those events are fully covered by insurance. In that case, the Account would not receive rental income from the property while that tenant’s space is vacant, and any such vacancy might impact the value of that property. Finally, as with respect to all third-party insurance, we are reliant on the continued financial health of such insurers and their ability to pay on valid claims. If the financial

26Prospectus ¡ TIAA Real Estate Account

health of an insurer were to deteriorate quickly, we may not be able to find adequate coverage from another carrier on favorable terms, which could adversely impact the Account’s returns.

Risks of investing in real estate investment trust securities

The Account invests in REIT securities for diversification, liquidity management and other purposes. The Account’s investment in REITs may also increase, as a percentage of net assets, during periods in which the Account is experiencing large net inflow activity, in particular due to net participant transfers into the Account. As of December 31, 2013, REIT securities comprised approximately 8.9% of the Account’s net assets. Investments in REIT securities are part of the Account’s real estate-related investment strategy and are subject to many of the same general risks associated with direct real property ownership. In particular, equity REITs may be affected by changes in the value of the underlying properties owned by the entity, while mortgage REITs may be affected by the quality of any credit extended. In addition to these risks, because REIT investments are securities and generally publicly traded, they may be exposed to market risk and potentially significant price volatility due to changing conditions in the financial markets and, in particular, changes in overall interest rates, regardless of the value of the underlying real estate such REIT may own. Also, sales of REIT securities by the Account for liquidity management purposes may occur at times when values of such securities have declined and it is otherwise an inopportune time to sell the security. Volatility in REITs can cause significant fluctuations in the Account’s AUV on a daily basis, as they are correlated to equity markets which have experienced significant day to day fluctuations over the past few years.

REITs do not pay federal income taxes if they distribute most of their earnings to their shareholders and meet other tax requirements. Many of the requirements to qualify as a REIT, however, are highly technical and complex. Failure to qualify as a REIT results in tax consequences, as well as disqualification from operating as a REIT for a period of time. Consequently, if we invest in securities of a REIT that later fails to qualify as a REIT, this may adversely affect the performance of our investment.

Risks of mortgage-backed securities

The Account from time to time has invested in mortgage-backed securities and may in the future invest in such securities. Mortgage-backed securities, such as CMBS, are subject to many of the same general risks inherent in real estate investing, making mortgage loans and investing in debt securities. The underlying mortgage loans may experience defaults with greater frequency than projected when such mortgages were underwritten, which would impact the values of these securities, and could hamper our ability to sell such securities. In particular, these types of investments may be subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay the loans earlier or later than anticipated). If the underlying mortgage assets experience faster than anticipated prepayments of principal, the Account could fail to recoup some or all of its initial investment

TIAA Real Estate Account ¡ Prospectus27

in these securities, since the original price paid by the Account was based in part on assumptions regarding the receipt of interest payments. If the underlying mortgage assets are repaid later than anticipated, the Account could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayments depends on a variety of geographic, social and other functions, including prevailing market interest rates and general economic factors. Further, it is possible that the U.S. Government may change its support of, and policies regarding, Fannie Mae and Freddie Mac and, thus, the Account may be unable to acquire agency mortgage-backed securities in the future and even if the Account so acquired them, such changes may result in a negative effect on the pricing of such securities. Other policy changes impacting Fannie Mae and Freddie Mac and/or U.S. Government programs related to mortgages that may be implemented in the future could create market uncertainty and affect the actual or perceived credit quality of issued securities, adversely affecting mortgage-backed securities through an increased risk of loss.

Importantly, the fair market value of these securities is also highly sensitive to changes in interest rates, liquidity of the secondary market and economic conditions impacting financial institutions and the credit markets generally. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments. Further, volatility and disruption in the mortgage market and credit markets generally (such as was the case in 2008 and 2009) may cause there to be a very limited or even no secondary market for these securities and they therefore may be harder to sell than other securities.

Risks of U.S. government agency securities and corporate obligations

The Account invests in securities issued by U.S. government agencies and U.S. government-sponsored entities. Some of these issuers may not have their securities backed by the full faith and credit of the U.S. government, which could adversely affect the pricing and value of such securities. Also, the Account may invest in corporate obligations (such as commercial paper) and while the Account seeks out such holdings in short-term, higher-quality liquid instruments, the ability of the Account to sell these securities may be uncertain, particularly when there are general dislocations in the finance or credit markets. Any such volatility could have a negative impact on the value of these securities. Further, transaction activity may fluctuate significantly from time to time, which could impair the Account’s ability to dispose of a security at a favorable time, regardless of the credit quality of the underlying issuer. Also, inherent with investing in any corporate obligation is the risk that the credit quality of the issuer will deteriorate, which could cause the obligations to be downgraded and hamper the value or the liquidity of these securities. Finally, any further downgrades or threatened downgrades of the credit rating for U.S. government obligations generally could impact the pricing and liquidity of agency securities or corporate obligations in a manner which could impact the value of the Account’s units.

28Prospectus ¡ TIAA Real Estate Account

Risks of liquid investments

The Account’s investments in liquid investments (whether real estate-related, such as REITs, CMBS or some mortgage loans receivable, or non-real estate-related, such as cash equivalents and government securities, and whether debt or equity) are subject to the following general risks:

•

Financial / Credit Risk — The risk, for debt securities, that the issuer will not be able to pay principal and interest when due (and/or declare bankruptcy or be subject to receivership) and, for equity securities such as common or preferred stock, that the issuer’s current earnings will fall or that its overall financial soundness will decline, reducing the security’s value.

•

Market Volatility Risk — The risk that the Account’s investments will experience price volatility due to changing conditions in the financial markets even regardless of the credit quality or financial condition of the underlying issuer. This risk is particularly acute to the extent the Account holds equity securities, which have experienced significant short-term price volatility in recent years. Also, to the extent the Account holds debt securities, changes in overall interest rates can cause price fluctuations.

•

Interest Rate Volatility — The risk that interest rate volatility may affect the Account’s current income from an investment. As interest rates rise, the value of certain debt securities (such as those bearing lower fixed rates) held by the Account is likely to decrease. As of the date of this prospectus, interest rates in the United States are at or near historic lows, which may increase the Account’s exposure to risks associated with rising interest rates.

•

Deposit / Money Market Risk — The risk that, to the extent the Account’s cash held in bank deposit accounts exceeds federally insured limits as to that bank, the Account could experience losses if banks fail. In addition, there is some risk that investments held in money market accounts or funds can suffer losses.

Further, to the extent that a significant portion of the Account’s net assets at any particular time are comprised of cash, cash equivalents and non-real estate-related liquid securities, the Account’s returns may suffer as compared to the return that could have been generated by more profitable real estate-related investments. Such a potential negative impact on returns may be exacerbated in times of low prevailing interest rates payable on many classes of liquid securities, such as is the case as of the date hereof and which may persist in the future.

Risks of foreign investments

In addition to other investment risks noted above, foreign investments present the following special risks:

•

The value of foreign investments or rental income can increase or decrease due to changes in currency rates, currency exchange control regulations, possible expropriation or confiscatory taxation, political, social, and economic developments and foreign regulations. The Account translates into

TIAA Real Estate Account ¡ Prospectus29

U.S. dollar purchases and sales of securities, income receipts and expense payments made in foreign currencies at the exchange rates prevailing on the respective dates of the transactions. The effect of any changes in currency exchange rates on investments and mortgage loans payable is included in the Account’s net realized and unrealized gains and losses. As such, fluctuations in currency exchange rates may impair the Account’s returns.

•

The Account may, but is not required to, hedge its exposure to changes in currency rates, which could involve extra costs. Further, any hedging activities might not be successful. Such hedges may also be subject to valuation changes. In addition, a lender to a foreign property owned by the Account could require the Account to compensate it for its loss associated with such lender’s hedging activities.

•

Non-U.S. jurisdictions may impose taxes on the Account as a result of its investment activity in that jurisdiction. TIAA may be eligible for a foreign tax credit in respect of such tax paid by the Account and such credit (if available to TIAA) would be reimbursed to the Account. However, there may be circumstances where TIAA is unable to receive some or all of the benefit of a foreign tax credit and the Account would thus not receive reimbursement, which could harm the value of the Account’s units.

•	Foreign real estate markets may have different liquidity and volatility attributes than U.S. markets.

•

The regulatory environment in non-U.S. jurisdictions may disfavor owners and operators of real estate investment properties, resulting in less predictable and/or economically harmful outcomes if the Account were to face a significant dispute with a tenant or with a regulator itself.

•

The Account may be subject to increased risk of regulatory scrutiny pursuant to U.S. federal statutes, such as the Foreign Corrupt Practices Act, which, among other things, requires robust compliance and oversight programs to help prevent violations. The costs associated with maintaining such programs, in addition to costs associated with a potential regulatory inquiry, could impair the Account’s returns and divert management’s attention from other Account activities.

•

It may be more difficult to obtain and collect a judgment on foreign investments than on domestic investments, and the costs associated with contesting claims relating to foreign investments may exceed those costs associated with a similar claim on domestic investments.

•

We may invest from time to time in securities issued by (1) entities domiciled in foreign countries, (2) domestic affiliates of such entities and/ or (3) foreign domiciled affiliates of domestic entities. Such investments could be subject to the risks associated with investments subject to foreign regulation, including political unrest or the repatriation or nationalization of the issuer’s assets. These events could depress the value of such securities and/or make such securities harder to sell on favorable terms, if at all.

30Prospectus ¡ TIAA Real Estate Account

Risks of investing in mortgage loans and related investments

The Account’s investment strategy includes, to a limited extent, investments in mortgage loans (i.e., the Account serving as lender).

•	General Risks of Mortgage Loans. The Account will be subject to the risks inherent in making mortgage loans, including:

•

The borrower may default on the loan, requiring that the Account foreclose on the underlying property to protect the value of its mortgage loan. Since its mortgage loans are usually non-recourse, the Account must rely solely on the value of a property for its security.

•

The larger the mortgage loan compared to the value of the property securing it, the greater the loan’s risk. Upon default, the Account may not be able to sell the property for its estimated or appraised value. Also, certain liens on the property, such as mechanic’s or tax liens, may have priority over the Account’s security interest.

•

A deterioration in the financial condition of tenants, which could be caused by general or local economic conditions or other factors beyond the control of the Account, or the bankruptcy or insolvency of a major tenant, may adversely affect the income of a property, which could increase the likelihood that the borrower will default under its obligations.

•	The borrower may be unable to make a lump sum principal payment due under a mortgage loan at the end of the loan term, unless it can refinance the mortgage loan with another lender.

•

If interest rates are volatile during the loan period, the Account’s variable-rate mortgage loans could have volatile yields. Further, to the extent the Account makes mortgage loans with fixed interest rates, it may receive lower yields than that which is then available in the market if interest rates rise generally.

•

Prepayment Risks. The Account’s mortgage loan investments will usually be subject to the risk that the borrower repays a loan early. Also, we may be unable to reinvest the proceeds at as high an interest rate as the original mortgage loan rate.

•

Interest Limitations. The interest rate we charge on mortgage loans may inadvertently violate state usury laws that limit rates, if, for example, state law changes during the loan term. If this happens, we could incur penalties or may be unable to enforce payment of the loan.

•

Risks of Investing in Mezzanine Loans. The Account may invest from time to time in mezzanine loans to entities which own real estate assets. Generally these loans will be secured by a pledge of the equity securities of the entity, but not by a first lien security interest in the property itself. As such, the Account’s recovery in the event of an adverse circumstance at the property (such as a default under a mortgage loan on the property) will be subordinated to the recovery available to the first lien mortgage lender(s) to the property. The Account’s remedy may solely consist of foreclosing on the

TIAA Real Estate Account ¡ Prospectus31

equity interest in the entity owning the property, and that equity interest will be junior in right of recovery to a loan secured by the property owned by the entity. Also, as a subordinated lender, the Account may have limited rights to exercise control over the process by which the mortgage loan is restructured or the property is liquidated following a default. Any of these circumstances may result in the Account being unable to recover some or all of its original investment.

•	Risks of Participations. To the extent the Account invested in a participating mortgage, the following additional risks would apply:

•

The participation feature, in tying the Account’s returns to the performance of the underlying asset, might generate insufficient returns to make up for the higher interest rate the loan would have obtained without the participation feature.

•

In very limited circumstances, a court may characterize the Account’s participation interest as a partnership or joint venture with the borrower and the Account could lose the priority of its security interest or become liable for the borrower’s debts.

Conflicts of interest within TIAA

General. TIAA and its affiliates (including TIAA-CREF Alternatives Advisors, LLC and Teachers Advisors, Inc., each TIAA wholly owned subsidiaries and registered investment advisers) have interests in, and provide management services to, other real estate programs and accounts and also engage in other business activities. As such, they will have conflicts of interest in allocating their time between the Account’s business and these other activities. Also, the Account may be buying properties at the same time as TIAA affiliates that may have similar investment objectives to those of the Account. There is also a risk that TIAA will choose a property that provides lower returns to the Account than a property purchased by TIAA and its affiliates. Further, the Account will likely acquire properties in geographic areas where TIAA and its affiliates own or manage properties. In addition, the Account may desire to sell a property at the same time another TIAA affiliate is selling a property in an overlapping market. Conflicts could also arise because some properties owned or managed by TIAA and its affiliates may compete with the Account’s properties for tenants. Among other things, if one of the TIAA entities attracts a tenant that the Account is competing for, the Account could suffer a loss of revenue due to delays in locating another suitable tenant. TIAA has adopted allocation policies and procedures applicable to the purchasing conflicts scenario, but the resolution of such conflicts may be economically disadvantageous to the Account. As a result of TIAA’s and its affiliates’ obligations to TIAA itself and to other current and potential investment vehicles sponsored by TIAA affiliates with similar objectives to those of the Account, there is no assurance that the Account will be able to take advantage of every attractive investment opportunity that otherwise is in accordance with the Account’s investment objectives.

32Prospectus ¡ TIAA Real Estate Account

Liquidity Guarantee: In addition, as discussed elsewhere in this prospectus, the TIAA General Account provides a liquidity guarantee to the Account. While an independent fiduciary is responsible for establishing a “trigger point” (a percentage of TIAA’s ownership of liquidity units beyond which TIAA’s ownership may be reduced at the fiduciary’s direction), there is no express cap on the amount TIAA may be obligated to fund under this guarantee. Further, the Account’s independent fiduciary oversees any redemption of TIAA liquidity units and recently completed the systematic redemption of liquidity units. TIAA’s ownership of liquidity units (including the potential for changes in its levels of ownership in the future) from time to time could result in the perception that TIAA is taking into account its own economic interests while serving as investment manager for the Account. In particular, the value of TIAA’s liquidity units fluctuates in the same manner as the value of accumulation units held by all participants. Any perception of a conflict of interest could cause participants to transfer accumulations out of the Account to another investment option, which could have an adverse impact on the Account’s ability to act most optimally upon its investment strategy. For a discussion of the relevant allocation policies and procedures TIAA has established as well as a summary of other conflicts of interest which may arise as a result of TIAA’s management of the Account, see “Establishing and managing the Account — The role of TIAA — Conflicts of interest” on page 48.

No opportunity for prior review of transactions

Investors do not have the opportunity to evaluate the economic or financial merit of the purchase, sale or financing of a property or other investment before the Account completes the transaction, so investors will need to rely solely on TIAA’s judgment and ability to select investments consistent with the Account’s investment objective and policies. Further, the Account may change its investment objective and pursue specific investments in accordance with any such amended investment objective without the consent of the Account’s investors.

Risks of registration under the Investment Company Act of 1940

The Account has not registered, and management intends to continue to operate the Account so that it will not have to register, as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Generally, a company is an “investment company” and required to register under the Investment Company Act if, among other things, it holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis.

TIAA Real Estate Account ¡ Prospectus33

If the Account were obligated to register as an investment company, the Account would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things, limitations on capital structure, restrictions on certain investments, compliance with reporting, record keeping, voting and proxy disclosure requirements and other rules and regulations that could significantly increase its operating expenses and reduce its operating flexibility. To maintain compliance with the exemptions from the Investment Company Act, the Account may be unable to sell assets it would otherwise want to sell and may be unable to purchase securities it would otherwise want to purchase, which might materially adversely impact the Account’s performance.

The Account’s investment objective and strategy

Investment Objective: The Account seeks favorable long-term returns primarily through rental income and appreciation of real estate and real estate-related investments owned by the Account. The Account will also invest in non-real estate-related publicly traded securities and short-term higher quality liquid investments that are easily converted to cash to enable the Account to meet participant redemption requests, purchase or improve properties or cover other expense needs.

Investment Strategy:

Real Estate-Related Investments. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related investments with the goal of producing favorable long-term returns primarily through rental income and appreciation. These investments may consist of:

•	Direct ownership interests in real estate,

•	Direct ownership of real estate through interests in joint ventures,

•	Indirect interests in real estate through real estate-related securities, such as:

•	equity investments in real estate investment trusts (“REITs”), which investments may consist of common or preferred stock interests,

•	real estate limited partnerships,

•	investments in equity or debt securities of companies whose operations involve real estate (i.e., that primarily own or manage real estate) which may not be REITs, and

•	conventional commercial mortgage loans, participating mortgage loans, secured mezzanine loans and collateralized mortgage obligations, including CMBS and other similar investments.

The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, primarily office, industrial, retail and multi-family residential properties. The Account is targeted to hold between 65% and 80% of the Account’s net assets in such direct ownership interests at any time.

34Prospectus ¡ TIAA Real Estate Account

Historically, approximately 70% of the Account’s net assets have been comprised of such direct ownership interests in real estate.

In addition, while the Account is authorized to hold up to 25% of its net assets in liquid real estate-related securities, such as REITs and CMBS, management intends that the Account will not hold more than 10% of its net assets in such securities on a long-term basis. Traditionally, less than 10% of the Account’s net assets have been comprised of interests in these securities although the Account has recently held approximately 10% of its net assets in equity REIT securities. In addition, under the Account’s current investment guidelines, the Account is authorized to hold up to 10% of its net assets in CMBS. As of December 31, 2013, REIT securities comprised approximately 8.9% of the Account’s net assets, and the Account held no CMBS as of such date.

Non-Real Estate-Related Investments. The Account will invest the remaining portion of its assets (targeted to be between 15% and 25% of its net assets) in publicly traded, liquid investments; namely:

•	Short term government related instruments, including U.S. Treasury bills,

•	Long-term government related instruments, such as securities issued by U.S. government agencies or U.S. government sponsored entities,

•	Short-term non-government related instruments, such as money market instruments and commercial paper,

•	Long-term non-government related instruments, such as corporate debt securities, and

•	stock of companies that do not primarily own or manage real estate.

However, from time to time (most recently between late 2008 and mid-2010), the Account’s non-real estate-related liquid investments may comprise less than 15% (and possibly less than 10%) of its assets (on a net basis and/or a gross basis), especially during and immediately following periods of significant net participant outflows, in particular due to significant participant transfer activity. In addition, the Account, from time to time and on a temporary basis, may hold in excess of 25% of its net assets in non-real estate-related liquid investments, particularly during times of significant inflows into the Account and/or a lack of attractive real estate-related investments available in the market.

Liquid Securities Generally. Primarily due to management’s need to manage fluctuations in cash flows, in particular during and immediately following periods of significant participant net transfer activity into or out of the Account, the Account may, on a temporary basis (i) exceed the upper end of its targeted holdings (currently 35% of the Account’s net assets) in liquid securities of all types, including both publicly traded non-real estate-related liquid investments and liquid real estate-related securities, such as REITs and CMBS, or (ii) be below the low end of its targeted holdings in such liquid securities (currently 15% of the Account’s net assets).

The portion of the Account’s net assets invested in liquid investments of all types may exceed the upper end of its target, for example, if (i) the Account receives a large inflow of money in a short period of time, in particular due to

TIAA Real Estate Account ¡ Prospectus35

significant participant transfer activity into the Account, (ii) the Account receives significant proceeds from sales or financings of direct real estate assets, (iii) there is a lack of attractive direct real estate investments available on the market, and/or (iv) the Account anticipates more near-term cash needs, including to apply to acquire direct real estate investments, pay expenses or repay indebtedness.

At December 31, 2013, the Account’s net assets totaled $16.9 billion. As of that date, the Account’s investments in real estate properties, real estate joint ventures, limited partnerships and real estate-related marketable securities, net of the fair value of mortgage loans payable on real estate, represented 81.1% of the Account’s net assets.

As discussed in more detail on page 45 under “Establishing and managing the Account — The role of TIAA — Liquidity guarantee” and pursuant to its existing liquidity guarantee obligation, TIAA has agreed to purchase accumulation units issued by the Account in the event the Account has insufficient cash and liquid investments to ensure the ability, on its own, to fund participant transfer, redemption or withdrawal requests. This liquidity guarantee was first exercised in December 2008 and as of the date of this prospectus, was last exercised in June 2009. As of the date of this prospectus, the independent fiduciary has completed the systematic redemption of all of the liquidity units held by the TIAA General Account.

Foreign Investments. The Account from time to time will also make foreign real estate investments. Under the Account’s investment guidelines, investments in direct foreign real estate, together with foreign real estate-related securities and foreign non-real estate-related liquid investments, may not comprise more than 25% of the Account’s net assets. See “About the Account’s investments — In general — Foreign real estate and other foreign investments” on page 40.

Borrowing. The Account is authorized to borrow money in accordance with its investment guidelines. Under the Account’s current investment guidelines, management intends to maintain the Account’s loan to value ratio at or below 30%. The Account’s “loan to value ratio” at any time is based on the outstanding principal amount of the Account’s debt to the Account’s total gross asset value. See “General investment and operating policies — Other real estate-related policies — Borrowing” on page 42.

At December 31, 2013, the Account held a total of 102 real estate property investments (including its interests in 13 real estate-related joint ventures), representing 73.9% of the Account’s total investments, measured on a gross asset value basis (“Total Investments”). As of that date, the Account also held investments in REIT equity securities (representing 7.9% of Total Investments), real estate limited partnerships (representing 1.9% of Total Investments), government agency notes (representing 10.4% of Total Investments) and U.S. Treasury Bills (representing 5.9% of Total Investments). See the Account’s audited financial statements for more information as to the Account’s investments as of December 31, 2013.

36Prospectus ¡ TIAA Real Estate Account

About the Account’s investments — In general

Direct investments in real estate

Direct Purchase: The Account will generally buy direct ownership interests in existing or newly constructed income-producing properties, primarily office, industrial, retail, and multi-family residential properties. The Account will invest mainly in established properties with existing rent and expense schedules or in newly constructed properties with predictable cash flows or, in very limited cases, where a seller agrees to provide certain minimum income levels. In addition, the Account will selectively invest in real estate development projects or engage in redevelopment projects, including pure ‘ground up’ developments. The Account does not directly invest in single- family residential real estate, nor does it currently invest in residential mortgage-backed securities (“RMBS”), although it may invest in such securities in the future.

Purchase-Leaseback Transactions: Although it has not yet done so, the Account can enter into purchase-leaseback transactions (leasebacks) in which it would buy land and income-producing improvements on the land (such as buildings), and simultaneously lease the land and improvements to a third party (the lessee). Leasebacks are generally for very long terms. Usually, the lessee is responsible for operating the property and paying all operating costs, including taxes and mortgage debt. The Account can also give the lessee an option to buy the land and improvements.

In some leasebacks, the Account may purchase only the land under an income-producing building and lease the land to the building owner. In those cases, the Account could seek to share (or “participate”) in any increase in property value from building improvements or in the lessee’s revenues from the building above a base amount. The Account can invest in leasebacks that are subordinated to other interests in the land, buildings, and improvements (e.g., first mortgages); in that case, the leaseback interest would be subject to greater risks.

Investments in mortgages

General: The Account can originate or acquire interests in mortgage loans, generally on the same types of properties it might otherwise buy — i.e., the Account will be a creditor. These mortgage loans may pay fixed or variable interest rates or have “participating” features (as described below). Normally the Account’s mortgage loans will be secured by properties that have income-producing potential. They usually will not be insured or guaranteed by the U.S. government, its agencies or anyone else. They usually will be non-recourse, which means they won’t be the borrower’s personal obligations. Most will be first mortgage loans on existing income-producing property, with first-priority liens on the property. These loans may be amortized (i.e., principal is paid over the course of the loan), or may provide for interest-only payments, with a balloon payment at maturity. In addition, the Account may originate a mortgage loan on a property it has recently sold (this is sometimes called “seller financing”).

TIAA Real Estate Account ¡ Prospectus37

Participating Mortgage Loans: The Account may make mortgage loans which permit the Account to share (have a “participation”) in the income from or appreciation of the underlying property. These participations let the Account receive additional interest, usually calculated as a percentage of the income the borrower receives from operating, selling or refinancing the property. The Account may also have an option to buy an interest in the property securing the participating loan.

Managing Mortgage Loan Investments: TIAA can manage the Account’s mortgage loans in a variety of ways, including:

•	renegotiating and restructuring the terms of a mortgage loan;

•	extending the maturity of any mortgage loan made by the Account;

•	consenting to a sale of the property subject to a mortgage loan;

•	financing the purchase of a property by making a new mortgage loan in connection with the sale; and/or

•	selling the mortgage loans, or portions of them, before maturity.

Other real estate-related investments

Joint Investment Vehicles Involved in Real Estate Activities: The Account can hold interests in joint ventures, limited partnerships, funds, and other commingled investment vehicles involved in real estate-related activities, including owning, financing, managing, or developing real estate. Many times, the Account will have limited voting and management rights in these commingled vehicles, including over the selection and disposition of the underlying real estate-related assets owned by the vehicle. Also, the Account’s ability to sell freely its interests in commingled vehicles may be restricted by the terms of the governing agreements. From time to time, the Account may also serve as the general partner, managing member, manager or administrator for a joint venture, for which it may earn fees and assume certain responsibilities typically associated with serving as a manager. The Account will not hold real property jointly with TIAA or its affiliates.

Real Estate Investment Trusts: The Account may invest in REITs, which are entities (usually publicly owned and traded) that lease, manage, acquire, hold mortgages on, and develop real estate. Normally the Account will attempt to replicate the holdings of widely recognized REIT indexes, but at times may gain exposure to REITs by purchasing the common or preferred stock of an individual REIT, by purchasing index funds or exchange traded funds, or by purchasing debt securities issued by a REIT. REITs seek to maximize share value and increase cash flows by acquiring and developing new real estate projects, upgrading existing properties or renegotiating existing arrangements to increase rental rates and occupancy levels. REITs must distribute at least 90% of their taxable income to shareholders in order to benefit from a special tax structure, which means they may pay high dividends. The value of a particular REIT can be affected by such factors as general economic and market conditions (in particular as to publicly traded REITs), the performance of the real estate sector in which the REIT

38Prospectus ¡ TIAA Real Estate Account

primarily invests, cash flow, the skill of its management team, and defaults by its lessees or borrowers.

Mezzanine Loan Investments: Consistent with its investment objectives, the Account may consider investments in mezzanine debt. Management believes that mezzanine lending may provide opportunities to generate returns that are commensurate with targeted returns for property acquisitions. Unlike a commercial mortgage loan, a mezzanine loan is not secured by a mortgage on a property. Rather, it is a debt investment whereby the lender typically has a security interest in an owner’s stock in an entity that owns a property. A mezzanine loan is subordinate to a first mortgage but senior to the owner’s ownership interest. If a borrower fails to make an interest payment, a mezzanine lender can foreclose on the stock of the entity that owns the property. Management intends to minimize risk by providing financing for low and moderate levels of leverage, including from 50% to 65% of total property value.

Mortgage-Backed Securities: The Account can invest in mortgage-backed securities and other mortgage-related or asset-backed instruments, including CMBS, RMBS, mortgage-backed securities issued or guaranteed by agencies or instrumentalities of the U.S. government, non-agency mortgage instruments, and collateralized mortgage obligations that are fully collateralized by a portfolio of mortgages or mortgage-related securities. Mortgage-backed securities are instruments that directly or indirectly represent a participation in, or are secured by and payable from, one or more mortgage loans secured by real estate. In most cases, mortgage-backed securities distribute principal and interest payments on the mortgages to investors. Interest rates on these instruments can be fixed or variable. Some classes of mortgage-backed securities may be entitled to receive mortgage prepayments before other classes do. Therefore, the prepayment risk for a particular instrument may be different than for other mortgage-related securities. Many classes of mortgage-backed securities experienced volatility in pricing and liquidity following the 2008 financial crisis with some volatility persisting to the present day.

Stock of Companies Involved in Real Estate Activities: From time to time, the Account can invest in common or preferred stock of companies whose business involves real estate. These stocks may be listed on U.S. or foreign stock exchanges or traded over-the-counter in the U.S. or abroad.

Non-real estate-related investments

The Account can also invest in:

•	U.S. treasury or U.S. government agency securities;

•

Money market instruments and other cash equivalents. These will usually be high-quality, short-term debt instruments, including U.S. government or government agency securities, commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits, and corporate debt securities;

TIAA Real Estate Account ¡ Prospectus39

•

Corporate debt or asset-backed securities of U.S. or foreign entities, or debt securities of foreign governments or multinational organizations, but only if they are investment-grade and rated in the top four categories by a nationally recognized rating organization (or, if not rated, deemed by TIAA to be of equal quality); and

•	To a limited extent common or preferred stock, or other ownership interests, of U.S. or foreign companies that are not involved in real estate, to a limited extent.

Foreign real estate and other foreign investments

The Account from time to time will invest in foreign real estate or real estate-related investments. It might also invest in securities or other instruments of foreign government or private issuers. Under the Account’s investment guidelines, investments in direct foreign real estate, together with foreign real estate-related securities and foreign non-real estate-related liquid investments, may not comprise more than 25% of the Account’s net assets. However, through the date of this prospectus, such foreign real estate-related investments have never represented more than 7.5% of the Account’s net assets and management does not intend such foreign investments to exceed 10% of the Account’s net assets.

As of the date of this prospectus, the Account holds an interest in one foreign property investment (in France), which, as of December 31, 2013, represented approximately 1.3% of the Account’s net assets. See Appendix B for more information, including valuation information, concerning this investment.

Depending on investment opportunities, the Account’s foreign investments could at times be concentrated in one or two foreign countries. We will consider the special risks involved in foreign investing before investing in foreign real estate and won’t invest unless our standards are met.

General investment and operating policies

Standards for real estate investments

Buying Real Estate or Making Mortgage Loans: Before the Account purchases real estate or makes a mortgage loan, TIAA will consider such factors as:

•	the location, condition, and use of the underlying property;

•	its operating history and its future income-producing capacity; and

•	the quality, operating experience, and creditworthiness of the tenants or the borrower.

TIAA will also analyze the fair market value of the underlying real estate, taking into account the property’s operating cash flow (based on the historical and projected levels of rental and occupancy rates and expenses), as well as the general economic conditions in the area where the property is located.

Diversification: We haven’t placed percentage limitations on the type and location of properties that the Account can buy. However, the Account seeks to diversify its investments by type of property, geographic location and tenant mix.

40Prospectus ¡ TIAA Real Estate Account

How much the Account diversifies will depend upon whether suitable investments are available, the Account’s ability to divest of properties that are in over-concentrated locations or sectors, and how much the Account has available to invest.

Special Criteria for Making Mortgage Loans: Ordinarily, the Account will only make a mortgage loan if the loan, when added to any existing debt, will not exceed 85% of the appraised value of the mortgaged property when the loan is made, unless the Account is compensated for taking additional risk.

Selling Real Estate Investments: The Account doesn’t intend to buy and sell its real estate investments simply to make short-term profits, although proceeds from sales of real estate investments do play a role in the Account’s cash management generally. Rather, the Account’s general strategy in selling real estate investments is to dispose of those assets which management believes:

•	have maximized in value;

•	have underperformed or face deteriorating property-specific or market conditions;

•	represent properties needing significant capital infusions in the future;

•

are appropriate to dispose of in order to remain consistent with its intent to diversify the Account by property type and geographic location (including reallocating the Account’s exposure to or away from certain property types in certain geographic locations); and/or

•	otherwise do not satisfy the investment objectives or strategy of the Account.

Management from time to time will evaluate the need to manage liquidity in the Account as part of its analysis as to whether to undertake a particular asset sale. The Account will reinvest any sale proceeds that management doesn’t believe it will need to pay operating expenses, fund other obligations (such as debt obligations and funding commitments under limited partnership agreements) or to meet participant redemption requests (e.g., cash withdrawals or transfers).

Other real estate-related policies

Appraisals and Valuations of Real Estate Assets: The Account will rely on TIAA’s own analysis, normally along with an independent external appraisal, in connection with the purchase of a property by the Account. The Account will normally receive an independent external appraisal performed by a third-party appraisal firm at or before the time it buys a real estate asset, and the Account also generally obtains an independent appraisal when it makes mortgage loans.

Subsequently, each of the Account’s real properties are appraised, and mortgage loans are valued, at least once every calendar quarter. Each of the Account’s real estate properties are appraised each quarter by an independent third-party appraiser who is a member of a professional appraisal organization. In addition, TIAA’s internal appraisal staff performs a review of each independent appraisal of each real estate property as the final step in the Account’s process of determining the value, in conjunction with the Account’s independent fiduciary,

TIAA Real Estate Account ¡ Prospectus41

and TIAA’s internal appraisal staff or the independent fiduciary may request an additional appraisal or valuation outside of this quarterly cycle. Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary, which will make a final determination on the matter (which may include ordering a subsequent independent appraisal).

See “Valuing the Account’s assets” on page 63 for more information on how each class of the Account’s investments (including assets other than real estate properties) are valued.

Borrowing: The Account may borrow money and assume or obtain a mortgage on a property — i.e., make leveraged real estate investments. Under the Account’s current investment guidelines, management intends to maintain the Account’s loan to value ratio at or below 30% (measured at the time of incurrence and after giving effect thereto). Forms of borrowing may include:

•	incurring new debt on the Account’s properties,

•	refinancing outstanding debt,

•	assuming debt on the Account’s properties, or

•	long term extensions of the maturity date of outstanding debt.

The Account’s loan to value ratio at any time is based on the ratio of the outstanding principal amount of the Account’s debt to the Account’s total gross asset value. The Account’s total gross asset value, for these purposes, is equal to the total fair value of the Account’s assets (including the fair value of the Account’s interest in joint ventures), with no reduction associated with any indebtedness on such assets.

In calculating outstanding indebtedness, we will include only the Account’s actual percentage interest in any borrowings on a joint venture investment and not that of any joint venture partner. Also, at the time the Account (or a joint venture in which the Account is a partner) enters into a revolving line of credit, management deems the maximum amount which may be drawn under that line of credit as fully incurred, regardless of whether the maximum amount available has been drawn from time to time.

As of December 31, 2013, the aggregate principal amount of the Account’s outstanding debt (including the Account’s share of debt on its joint venture investments) was approximately $3.9 billion and the Account’s loan to value ratio was approximately 18.4%.

In times of high net inflow activity, in particular during times of high net participant transfer inflows, management may determine to apply a portion of such cash flows to make prepayments of indebtedness prior to scheduled maturity, which would have the effect of reducing the Account’s loan to value ratio. Such prepayments may require the Account to pay fees or “yield maintenance” amounts to lenders.

The Account may only borrow up to 70% of the then current value of a property, although construction loans may be for 100% of costs incurred in developing a property. Except for construction loans, any mortgage loans on a

42Prospectus ¡ TIAA Real Estate Account

property will be non-recourse to the Account, meaning that if there is a default on a loan in respect of a specific property, the lender will have recourse to (i.e., be able to foreclose on) only the property encumbered (or the joint venture owning the property), or to other specific Account properties that may have been pledged as security for the defaulted loan, but not to any other assets of the Account. When possible, the Account will seek to have loans mature at different times to limit the risks of borrowing.

The Account will not obtain mortgage financing on properties it owns from TIAA or any of its affiliates. Under certain circumstances, TIAA or an affiliate may provide a loan to a third party purchaser of a property sold by the Account, but no such financing will be made with respect to a property the Account still owns. However, the Account may place an intra-company mortgage on an Account property held by a subsidiary for tax planning or other purposes. This type of mortgage will not be subject to the general limitations on borrowing described above.

When the Account assumes or obtains a mortgage on a property, it will bear the expense of mortgage payments. It will also be exposed to certain additional risks, which are described in “Risk factors — Risks of Borrowing” on page 21.

In addition, while it has not done so through the date of this prospectus, the Account may obtain a line of credit to meet short-term cash needs, which line of credit may be unsecured and/or contain terms that may require the Account to secure a loan with one or more of its properties. Management expects the proceeds from any such short-term borrowing would be used to meet the cash flow needs of the Account’s properties and real estate-related investments, but depending on the circumstances, proceeds could be used for Account-level funding needs (including the need to honor unexpected participant withdrawal activity).

Discretion to Evict or Foreclose: TIAA may, in its discretion, evict defaulting tenants or foreclose on defaulting borrowers to maintain the value of an investment, when it decides that it is in the Account’s best interests.

Property Management and Leasing Services: The Account usually will hire a national or regional independent third-party property management company to perform the day-to-day management services for each of the Account’s properties, including supervising any on-site personnel, negotiating maintenance and service contracts, providing advice on major repairs and capital improvements and assisting the Account in ensuring compliance with environmental regulations. The property manager will also recommend changes in rent schedules and create marketing and advertising programs to attain and maintain high levels of occupancy by responsible tenants. The Account may also hire independent third-party leasing companies to perform or coordinate leasing and marketing services to fill any vacancies. The fees paid to the property management company, along with any leasing commissions and expenses, will reduce the Account’s cash flow from a property.

Insurance: We intend to arrange for, or require proof of, comprehensive insurance, including liability, fire, and extended coverage, for the Account’s real properties and properties securing mortgage loans or subject to purchase-

TIAA Real Estate Account ¡ Prospectus43

leaseback transactions. The Account currently participates in property, casualty and other related insurance programs as part of TIAA’s property insurance programs, and the Account only bears the cost of insuring only the properties it owns. The terms and conditions of the insurance coverage the Account has on its properties, in conjunction with the type of loss actually suffered at a property, may subject the property, or the Account as a whole, to a cap on insurance proceeds that is less than the loss or losses suffered. In addition, the Account’s insurance policies on its properties currently include catastrophic coverage for wind, earthquakes and terrorist acts, but we can’t assure you that it will be adequate to cover all losses. We also can’t assure you that we will be able to obtain coverage for wind, earthquakes and terrorist acts at an acceptable cost, if at all, at the time a policy expires. While the Account will seek to have coverage placed with highly rated, financially healthy insurance carriers, the Account is reliant on the continued financial health of the third-party insurers it engages.

Other policies

Investment Company Act of 1940: The Account has not registered, and we intend to operate the Account so that it will not have to register, as an “investment company” under the Investment Company Act. This will require monitoring the Account’s portfolio so that it won’t have more than 40 percent of total assets, other than U.S. government securities and cash items, in investment securities. As a result, the Account may be unable to make some potentially profitable investments, it may be unable to sell assets it would otherwise want to sell or it may be forced to sell investments in investment securities before it would otherwise want to do so.

Changing Operating Policies or Winding Down: Under the terms of the contracts and in accordance with applicable insurance law, TIAA can decide to change, in its sole discretion, the operating policies of the Account or to wind it down. If the Account is wound down, you may need to transfer your accumulations or annuity income to TIAA’s Traditional Annuity or any CREF account available under your employer’s plan. All investors in the Account will be notified in advance if we decide to change a significant policy or wind down the Account.

Establishing and managing the Account —
The role of TIAA

Establishing the Account

The Board established the Real Estate Account as a separate account of TIAA under New York law on February 22, 1995. The Account is regulated by the New York State Department of Financial Services (“NYDFS”) and the insurance departments of the other jurisdictions in which the annuity contracts are offered. Although TIAA owns the assets of the Real Estate Account, and the Account’s obligations under the contract are obligations of TIAA, the Account’s income, investment gains, and investment losses are credited to or charged against the

44Prospectus ¡ TIAA Real Estate Account

assets of the Account without regard to TIAA’s other income, gains, or losses. Under New York insurance law, we can’t charge the Account with liabilities incurred by any other TIAA business activities or any other TIAA separate account.

Managing the Account

TIAA employees, under the direction and control of the Board and its Investment Committee, manage the investment of the Account’s assets, following investment management procedures TIAA has adopted for the Account. The Account does not have officers, directors or employees. TIAA’s investment management responsibilities include:

•	identifying and recommending purchases, sales and financings of appropriate real estate-related and other investments;

•	providing (including by arranging for others to provide) all portfolio accounting, custodial, and related services for the Account; and

•	arranging for others to provide certain advisory or other management services to the Account’s joint ventures or other investments.

In addition, TIAA performs administration functions for the Account. These functions include receiving and allocating premiums, calculating and making annuity payments and providing recordkeeping and other services. Distribution services for the Account (which include, without limitation, distribution of the annuity contracts, advising existing annuity contract owners in connection with their accumulations and helping employers implement and manage retirement plans) are performed by Services. TIAA and Services provide investment management, administration and distribution services, as applicable, on an “at-cost” basis. For more information about the charge for investment management, administration and distribution services, see “Expense deductions” on page 69.

You don’t have the right to vote for TIAA Trustees. See “General matters — Voting rights” on page 142. For information about the Trustees, certain executive officers of TIAA and the Account’s portfolio management team, see Appendix A of this prospectus.

TIAA’s ERISA Fiduciary Status. To the extent that assets of a plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), are allocated to the Account, TIAA will be acting as an “investment manager” and a fiduciary under ERISA with respect to those assets.

Liquidity guarantee

The TIAA General Account provides the Account with a liquidity guarantee enabling the Account to have funds available to meet participant redemption, transfer or cash withdrawal requests. This guarantee is required by the NYDFS. If the Account can’t fund participant requests from the Account’s own cash flow and liquid investments, the TIAA General Account will fund such requests by purchasing accumulation units (accumulation units that are purchased by TIAA are generally referred to as “liquidity units”) issued by the Account. TIAA guarantees that you can redeem your accumulation units at their accumulation

TIAA Real Estate Account ¡ Prospectus45

unit value next determined after your transfer or cash withdrawal request is received in good order. Whether the liquidity guarantee is exercised is based on the cash level of the Account from time to time, as well as recent participant withdrawal activity and the Account’s expected working capital, debt service and cash needs, all subject to the oversight of the independent fiduciary. While the proceeds from liquidity unit purchases are not placed in a segregated account solely to fund participant requests, the guarantee is in place to meet participant needs. Liquidity units owned by TIAA are valued in the same manner as accumulation units owned by the Account’s participants. Importantly, however, this liquidity guarantee is not a guarantee of the investment performance of the Account or a guarantee of the value of your units. Transfers from the Account to a CREF or TIAA account, or another investment option, are limited to once every calendar quarter (except for specifically prescribed systematic transfers established in accordance with the terms of the participant’s contract and employer’s plan), and cash withdrawals may be further restricted by the terms of your plan.

TIAA’s obligation to provide Account participants liquidity through purchases of liquidity units is not subject to an express regulatory or contractual limitation, although as described below under “—Role of the independent fiduciary,” the independent fiduciary may (but is not obligated to) require the reduction of TIAA’s interest through sales of assets from the Account if TIAA’s interest exceeds a predetermined trigger point. Even if this trigger point were reached and regardless of whether the independent fiduciary has required the Account to dispose of any assets, TIAA’s obligation to provide liquidity under the guarantee will continue.

The Account pays TIAA for the risk associated with providing the liquidity guarantee through a daily deduction from the Account’s net assets. See “Expense deductions” on page 69. Primarily as a result of significant net participant transfers throughout 2008 (in particular, in the second half of 2008), pursuant to this liquidity guarantee obligation, the TIAA General Account first purchased liquidity units on December 24, 2008. Between December 2008 and June 2009, the TIAA General Account paid an aggregate of approximately $1.2 billion to purchase liquidity units in a number of separate transactions, with the last such transaction occurring in June 2009. Management cannot predict whether future liquidity unit purchases will be required under the liquidity guarantee although as of the date of this prospectus, management believes such purchases are unlikely in the near term.

Redemption of Liquidity Units. The independent fiduciary is vested with oversight and approval over any redemption of TIAA’s liquidity units, acting in the best interests of Real Estate Account participants.

As of December 31, 2013, TIAA did not own any liquidity units, as the independent fiduciary completed the systematic redemption of all of the liquidity units previously held by the TIAA General Account in March 2013. As a general matter, the independent fiduciary may authorize or direct the redemption of all or a portion of liquidity units at any time and TIAA will request the approval of the independent fiduciary before any liquidity units are redeemed.

46Prospectus ¡ TIAA Real Estate Account

Upon termination and liquidation of the Account (wind-up), any liquidity units held by TIAA will be the last units redeemed, unless the independent fiduciary directs otherwise. Finally, TIAA may redeem its liquidity units more frequently than once per calendar quarter, subject at all times to the oversight and approval of the Account’s independent fiduciary (discussed in more detail in the subsection entitled “—Role of the independent fiduciary” immediately below).

Role of the independent fiduciary

Because TIAA’s ability to purchase and sell liquidity units raises certain technical issues under ERISA, TIAA applied for and received a prohibited transaction exemption from the U.S. Department of Labor in 1996 (“PTE-96-76”). In connection with the exemption, TIAA has appointed an independent fiduciary for the Real Estate Account, with overall responsibility for reviewing Account transactions to determine whether they are in accordance with the Account’s investment guidelines. Real Estate Research Corporation, a real estate consulting firm whose principal offices are located in Chicago, Illinois (“RERC”), was initially appointed as independent fiduciary effective March 1, 2006 and currently serves as the Account’s independent fiduciary with a term expiring in February 2015. In February 2014, RERC was acquired by Situs Corp., a real estate advisory firm. The independent fiduciary’s responsibilities include:

•	reviewing and approving the Account’s investment guidelines and monitoring whether the Account’s investments comply with those guidelines;

•	reviewing and approving valuation procedures for the Account’s properties;

•

approving adjustments to any property valuations that change the value of the property or the Account as a whole above or below certain prescribed levels, or that are made within three months of the annual independent appraisal;

•	reviewing and approving how the Account values accumulation and annuity units;

•	approving the appointment of all independent appraisers;

•	reviewing the purchase and sale of units by TIAA to ensure that the Account uses the correct unit values; and

•

requiring appraisals besides those normally conducted, if the independent fiduciary believes that any of the properties have changed materially, or that an additional appraisal is necessary to ensure the Account has correctly valued a property.

In addition, RERC has certain responsibilities with respect to the Account that it had historically undertaken or is currently undertaking with respect to TIAA’s purchase and ownership of liquidity units, including among other things reviewing the purchases and redemption of liquidity units by TIAA to ensure the Account uses the correct unit values. In connection therewith, as set forth in PTE 96-76, the independent fiduciary’s responsibilities include:

TIAA Real Estate Account ¡ Prospectus47

•	establishing the percentage of total liquidity units that TIAA’s ownership should not exceed (the “trigger point”) and creating a method for changing the trigger point;

•	approving any adjustment of TIAA’s ownership interest in the Account and, in its discretion, requiring an adjustment if TIAA’s ownership of liquidity units reaches the trigger point; and

•

once the trigger point has been reached, participating in any program to reduce TIAA’s ownership in the Account by utilizing cash flow or liquid investments in the Account, or by utilizing the proceeds from asset sales.

If the independent fiduciary were to determine that TIAA’s ownership should be reduced following the trigger point, its role in participating in any asset sales program would include:

(i)	participating in the selection of properties for sale,
(ii)	providing sales guidelines, and
(iii)	approving those sales if, in the independent fiduciary’s opinion, such sales are desirable to reduce TIAA’s ownership of liquidity units.

In establishing the appropriate trigger point, including whether or not to require certain actions once the trigger point has been reached, the independent fiduciary will assess, among other things and to the extent consistent with PTE 96-76 and the independent fiduciary’s duties under ERISA, the risk that a conflict of interest could arise due to the level of TIAA’s ownership interest in the Account.

A special subcommittee consisting of five (5) independent outside members of the Investment Committee of the Board renewed the appointment of RERC as the independent fiduciary for an additional three-year term, which appointment was effective as of March 1, 2012, and continues through February 28, 2015. This subcommittee may renew the independent fiduciary appointment, remove the independent fiduciary, or appoint its successor. The independent fiduciary can be removed for cause by the vote of three (3) out of the five (5) subcommittee members and will not be reappointed if two (2) of the subcommittee members disapprove of the reappointment. The independent fiduciary can resign after providing at least 180 days’ written notice.

The Account pays the independent fiduciary directly. The investment management charge includes the costs associated with retaining the independent fiduciary. Under PTE 96-76, the independent fiduciary must receive less than 5% of its annual gross revenues (including payment for its services to the Account) from TIAA and its affiliates.

When you decide as a participant or plan fiduciary to invest in the Account, after TIAA has provided you with full and fair disclosure, including the disclosure in this prospectus, you are also acknowledging that you approve and accept RERC or any successor to serve as the Account’s independent fiduciary.

Conflicts of interest

General. Employees of TIAA that provide advice with respect to the Real Estate Account may also provide investment advice with respect to investments owned

48Prospectus ¡ TIAA Real Estate Account

by TIAA, and investments managed by TIAA-CREF Alternatives Advisors, LLC (“TCAA”) and Teachers Advisors, LLC, both indirect, wholly owned subsidiaries of TIAA and registered investment advisers. In addition, TIAA and its affiliates offer (and may in the future offer) other accounts and investment products that are not managed under an “at cost” expense structure. Therefore, TIAA and its employees may at times face various conflicts of interest. For example, the TIAA General Account and a number of privately offered real estate investment funds managed by TCAA may sometimes compete with the Real Estate Account in the purchase of investments; however, these accounts will be subject to the allocation procedure described below. (Each of the TIAA General Account, the Real Estate Account and these accounts together with any other real estate accounts or funds that are established or may be established by TIAA or its affiliates in the future, are herein referred to as an “account.”)

Many of the personnel of TIAA involved in performing services to the Real Estate Account will have competing demands on their time. The personnel will devote such time to the affairs of the Account as TIAA’s management determines, in its sole discretion exercising good faith, is necessary to properly service the Account. TIAA believes that it has sufficient personnel to discharge its responsibility to the Real Estate Account, the General Account, and other accounts to avoid conflicts of interest. TIAA or its affiliates may form and/or manage other real estate investment vehicles in the future and we will take steps to assure that those vehicles are integrated into appropriate conflict of interest policies. TIAA does not accept acquisition or placement fees for the services it provides to the Account.

Allocation Procedure. TIAA and its affiliates allocate new investments (including real property investments, but generally not real estate limited partnership investments) among the accounts in accordance with written allocation procedures as adopted by TIAA and modified from time to time. The allocation procedures are designed to fairly and equitably allocate investment opportunities that present themselves to the TIAA organization on one or more investment pipelines. Generally, the portfolio managers for each of the accounts will evaluate acquisition opportunities which conform to the investment strategy of the applicable account. If more than one account expresses an interest in a particular investment in a particular sector, a strict rotation system will be used whereby the interested account highest on the list will be allowed to pursue the transaction, and then such account will drop to the bottom of the rotation for new investments in that sector. This rotation system is employed on a sector-by-sector basis for each of the office, retail, industrial, multi-family and other sectors; meaning that an account (including the Real Estate Account) could, at any one time, be at the top or the bottom of the rotation for new investment opportunities in all of the four sectors in which the Real Estate Account invests. If only one account is interested, that account will be allocated the opportunity with no change in its position in the rotation. In addition, non-discretionary mandates (e.g., where the TIAA affiliate does not have discretion to deploy investors’ capital

TIAA Real Estate Account ¡ Prospectus49

for acquisitions within an account where the TIAA affiliate is a co-investor) will be included as part of that affiliate’s rotation and will not have a separate place in the foregoing rotation. Further, in the rare event that an acquisition opportunity appropriate for two accounts appears on independent pipelines, such opportunity will be subject to a strict rotation process as between the two pipelines.

Also, there may be circumstances where multiple properties are presented to TIAA for sale as a single acquisition opportunity, and the proposed price is inclusive of all the properties. If more than one account has interest in all or a portion of such bundled acquisition opportunity, TIAA’s acquisition staff will investigate with the seller whether the properties can be unbundled and offered to the accounts on an individual basis and the sector-based rotation system described above will apply to the allocation of such unbundled properties.

An asset allocation oversight committee made up of senior officers of TIAA (representing its asset management, risk management, product management, internal audit, compliance, legal and accounting groups) will review and discuss, on a quarterly basis, the allocations made during the previous quarter based on this allocation procedure to, among other things, ensure the procedure is being followed and to review and approve any changes to the procedure. In addition, the procedure will be reviewed by this internal committee on at least an annual basis.

Leasing Conflicts. Conflicts could also arise because some properties in the TIAA General Account and other accounts may compete for tenants with the Real Estate Account’s properties. Management believes the potential for leasing conflicts are minimized by the unique characteristics of each property, including location, submarket, physical characteristics, amenities and lease rollover schedules. Management believes the differing business strategies of the accounts also reduce potential conflicts. If a conflict arises, as appropriate, the competing accounts will arrange that different property managers and leasing brokers are engaged, each charged with using their best efforts to support the property management and leasing activity for each particular property and an ethical screen will be placed between the internal asset managers for the respective properties. Any conflicts that arise will be reported to the next occurring global real estate portfolio oversight committee (which is comprised of portfolio managers for the accounts).

Sales Conflicts. Conflicts could also potentially arise when two TIAA accounts attempt to sell properties located in the same market or submarket, especially if there are a limited number of potential purchasers and/or if such purchaser has an ongoing business relationship with TIAA or one of its specific accounts.

Liquidity Guarantee. TIAA’s ownership of liquidity units (including potential changes in future ownership levels) could result in the perception that TIAA is taking into account its own economic interests while serving as investment manager for the Account. In particular, there is the concern that TIAA could make investment decisions (and other management decisions) with respect to the Account which serve the interest of the TIAA General Account, at the expense of those participants that have chosen the Account as an investment option. This could manifest itself, among other ways, by the Account disposing its properties

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solely to raise liquidity in avoidance of having a need for the liquidity guarantee, or by foregoing otherwise attractive investment opportunities so as not to impair liquid asset levels.

Management believes that any conflict (or potential conflict) is mitigated by, among other things, the detailed valuation procedure for the Account’s properties, which includes independent appraisals and the oversight of the independent fiduciary. Also, the independent fiduciary oversees the execution of the liquidity guarantee to ensure the proper unit values are applied, and the independent fiduciary will oversee any liquidity unit redemptions. Further, the independent fiduciary is vested with the right to establish a trigger point, which is a level of ownership at which the fiduciary is empowered, but not required, to reduce TIAA’s ownership interest (with the goal to mitigate any potential conflict of interest) through the means described in the immediately preceding section. For example, the independent fiduciary could perceive a conflict of interest if it believed that management directed the sale of properties solely to increase liquidity (not in accordance with the Account’s investment guidelines or at “fire sale” prices) with the sole goal of avoiding the need for further TIAA liquidity unit purchases under the liquidity guarantee. In such case, the independent fiduciary would be authorized to adjust the trigger point, at which time the fiduciary would have control over the sales of properties (including the timing and pricing) to ensure such sales are in the best interests of the Account.

While it retains the oversight over the Account’s investment guidelines, valuation and appraisal matters and the liquidity guarantee as described above in “—Role of the independent fiduciary,” the independent fiduciary’s authority to override investment management decisions made by TIAA’s managers acting on behalf of the Account is limited to those circumstances after which the trigger point has been reached or during a wind-down of the Account.

Indemnification

The Account has agreed to indemnify TIAA and its affiliates, including its officers and trustees, against certain liabilities to the extent permitted by law, including liabilities under the Securities Act of 1933. The Account may make such indemnification out of its assets. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to TIAA and its affiliates, the Account has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Summary of the Account’s properties

The properties — In general

At December 31, 2013, the Account owned a total of 102 real estate property investments (89 of which were wholly owned and 13 of which were held in real estate-related joint ventures), representing 73.9% of the Account’s total

TIAA Real Estate Account ¡ Prospectus51

investment portfolio (on a gross asset value basis). At December 31, 2013, the real estate portfolio included:

•	27 office property investments (including three held in joint ventures);

•	25 industrial property investments (including one held in a joint venture);

•	20 retail property investments (including seven held in joint ventures and one property located in Paris, France);

•	27 apartment property investments (including one held in a joint venture);

•	a 75% joint venture interest in a portfolio of storage facilities located throughout the United States;

•	a fee interest encumbered by a ground lease; and

•	a land development investment.

Of the 102 real estate property investments, 28 were subject to mortgages (including seven joint venture property investments).

In the tables and the footnotes contained in Appendix B to this prospectus, you will find more detailed information about each of the Account’s portfolio property investments as of December 31, 2013. The Account’s property investments include both properties that are wholly owned by the Account and properties owned by the Account’s joint venture investments. Certain property investments detailed in Appendix B are comprised of a portfolio of properties.

Commercial (non-residential) properties

At December 31, 2013, the Account held 75 commercial (non-residential) property investments in its portfolio, including a portfolio of storage facilities located throughout the United States. Twelve of these property investments were held through joint ventures, and 17 were subject to mortgages (including six joint venture property investments). Although the terms vary under each lease, certain expenses, such as real estate taxes and other operating expenses, are paid or reimbursed in whole or in part by the tenants.

Management believes that the Account’s portfolio is diversified by both property type and geographic location. At December 31, 2013, the portfolio consisted of:

•

Office. 27 property investments containing approximately 15.3 million square feet located in 10 states, and the District of Columbia. As of December 31, 2013, the Account’s office properties had an aggregate fair value of approximately $6.0 billion.

•

Industrial. 25 property investments containing approximately 26.6 million square feet located in 10 states. As of December 31, 2013, the Account’s industrial properties had an aggregate fair value of approximately $1.9 billion.

•

Retail. 20 property investments containing approximately 17.3 million square feet located in eight states, the District of Columbia and Paris, France. As of December 31, 2013, the Account’s retail properties had an aggregate fair value of approximately $2.5 billion. One of the retail property investments is

52Prospectus ¡ TIAA Real Estate Account

an 85% interest in a portfolio containing 27 individual retail shopping centers located throughout the Eastern and Southeastern states.

•

Other — Storage. The Account has a 75% interest in a portfolio of storage facilities located throughout the United States containing approximately 1.7 million square feet. As of December 31, 2013, the Account’s interest in this portfolio had a fair value of approximately $101.6 million.

•

Other — Land. The Account has a fee interest real estate investment encumbered by a ground lease. As of December 31, 2013, this real estate investment had a fair value of $400.0 million. The Account also has an interest in land under development. This investment had a fair value of $64.3 million as of December 31, 2013.

As of December 31, 2013, the Account’s commercial real estate investment holdings were 90.1% leased. The Account’s:

•	office property investments were 88.8% leased;

•	industrial property investments were 88.3% leased;

•	retail property investments were 93.9% leased; and

•	the storage portfolio was 90.8% leased.

Major Tenants: The following tables list the Account’s ten most significant tenants based on the total space they occupied as of December 31, 2013 in each of the Account’s commercial property types.

Major Office Tenants	Occupied Square Feet	Percentage of Total Rentable Area of Account’s Office Properties	Percentage of Total Rentable Area of Non-Residential Properties

BHP Petroleum (Americas), Inc.(1)	782,956	5.1%	1.3%
Crowell & Moring LLP(2)	447,822	2.9%	0.8%
Microsoft Corporation(2)	379,248	2.5%	0.6%
The Bank of New York Mellon Corporation(1)	374,610	2.5%	0.6%
Salesforce.com Inc(2)	361,409	2.4%	0.6%
Atmos Energy Corporation(2)	312,238	2.0%	0.5%
Yahoo! Inc.(1)	307,134	2.0%	0.5%
GE Healthcare(2)	294,306	1.9%	0.5%
Pearson Education, Inc.(2)	234,745	1.5%	0.4%
Bridgewater Associates LP(2)	227,883	1.5%	0.4%

TIAA Real Estate Account ¡ Prospectus53

Major Industrial Tenants	Occupied Square Feet	Percentage of Total Rentable Area of Account’s Industrial Properties	Percentage of Total Rentable Area of Non-Residential Properties

Wal-Mart Stores, Inc.(2)	1,099,112	4.1%	1.9%
Regal West Corporation(2)	968,535	3.6%	1.6%
Restoration Hardware, Inc.(2)	886,052	3.3%	1.5%
Kumho Tire U.S.A. Inc.(2)	830,485	3.1%	1.4%
Del Monte Fresh Product, N.A., Inc.(2)	689,660	2.6%	1.2%
R.R Donnelley & Sons Company(2)	659,157	2.5%	1.1%
Rheem Sales Company, Inc.(2)	656,600	2.5%	1.1%
Global Equipment Company, Inc.(2)	647,228	2.4%	1.1%
Mohawk Carpet Distribution LP(2)	616,992	2.3%	1.0%
Campbell Soup Supply Company LLC(2)	573,000	2.2%	1.0%

Major Retail Tenants	Occupied Square Feet	Percentage of Total Rentable Area of Account’s Retail Properties	Percentage of Total Rentable Area of Non-Residential Properties

Dick’s Sporting Goods, Inc.(1)	415,902	2.4%	0.7%
Publix Super Markets, Inc.(3)	369,482	2.1%	0.6%
Kohl’s Corporation(1)	349,777	2.0%	0.6%
Ross Stores, Inc.(1)	346,072	2.0%	0.6%
PetSmart, Inc.(3)	332,745	1.9%	0.6%
Nordstrom, Inc(3)	312,509	1.8%	0.5%
Sears, Roebuck & Co.(1)	304,465	1.8%	0.5%
Bed Bath & Beyond, Inc.(3)	279,347	1.6%	0.5%
Best Buy Co., Inc.(3)	267,791	1.5%	0.5%
Michael’s Stores, Inc.(1)	236,646	1.4%	0.4%

(1)	Tenant occupied space within joint venture investments.

(2)	Tenant occupied space within wholly owned property investments.

(3)	Tenant occupied space within wholly owned property investments and joint venture investments.

The following tables list the rentable area subject to expiring leases during the next five years, and an aggregate figure for expirations in 2019 and thereafter, in the Account’s commercial (non-residential) properties. While many of these leases contain renewal options with varying terms, these charts assume that none of the tenants exercise their renewal options, including those with terms that expired on December 31, 2013 or are month to month leases.

OFFICE PROPERTIES Year of Lease Expiration	Rentable Area Subject to Expiring Leases (sq. ft.)	Percentage of Total Rentable Area of Account’s Office Properties Represented by Expiring Leases

2014	1,726,244	11.3%
2015	1,859,734	12.2%
2016	1,465,559	9.6%
2017	1,072,775	7.0%
2018	1,505,626	9.8%
2019 and thereafter	5,402,775	35.3%

Total	13,032,713	85.2%

54Prospectus ¡ TIAA Real Estate Account

INDUSTRIAL PROPERTIES Year of Lease Expiration	Rentable Area Subject to Expiring Leases (sq. ft.)	Percentage of Total Rentable Area of Account’s Industrial Properties Represented by Expiring Leases

2014	2,660,392	10.0%
2015	5,990,179	22.5%
2016	3,758,003	14.1%
2017	2,095,453	7.9%
2018	4,337,544	16.3%
2019 and thereafter	4,326,546	16.3%

Total	23,168,117	87.1%

RETAIL PROPERTIES Year of Lease Expiration	Rentable Area Subject to Expiring Leases (sq. ft.)	Percentage of Total Rentable Area of Account’s Retail Properties Represented by Expiring Leases

2014	1,530,543	8.8%
2015	1,532,076	8.9%
2016	2,209,582	12.8%
2017	1,650,841	9.5%
2018	1,527,610	8.8%
2019 and thereafter	5,261,131	30.4%

Total	13,711,783	79.2%

Residential properties

The Account’s residential property portfolio currently consists of 27 property investments comprised of first class or luxury multi-family, garden, mid-rise, and high-rise apartment buildings. The portfolio contains approximately 10,525 units located in 11 states, with one located in the District of Columbia. The portfolio had a 94.0% lease rate as of December 31, 2013. Eleven of the residential properties in the portfolio are subject to mortgages. The complexes generally contain one to three bedroom apartment units with a range of amenities, such as patios or balconies, washers and dryers, and central air conditioning. Many of these apartment communities have on-site fitness facilities, including some with swimming pools. Rents on each of the properties tend to be comparable with competitive communities and are not subject to rent regulation. The Account is responsible for the expenses of operating its residential properties.

As of December 31, 2013, the Account’s residential properties had an aggregate fair value of approximately $3.2 billion. Set forth in Appendix B to this prospectus is a table containing detailed information regarding the residential properties in the Account’s portfolio as of December 31, 2013.

Recent transactions

The following describes property and financing transactions by the Account since May 1, 2013, the date of the Account’s prospectus (comprising a part of Registration Statement No. 333-187309). Except as noted, the expenses for operating the properties purchased are either borne or reimbursed, in whole or in part, by the property tenants, although the terms vary under each lease. The

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Account is responsible for operating expenses not reimbursed under the terms of a lease. All rental rates are quoted on an annual basis unless otherwise noted.

Purchases

Oceano at Warner Center — Woodland Hills, CA

On May 16, 2013, the Account purchased a multi-family property located in Woodland Hills, California for $84.2 million. Oceano at Warner Center is a 228,210 square foot (“SF”) multi-family complex consisting of three 4-story apartment buildings containing 244 units. At the time of purchase, the complex was 72.0% leased.

Holly Street Village — Pasadena, CA

On June 17, 2013, the Account purchased a multi-family property located in Pasadena, California for $123.8 million. Holly Street Village consists of nine 2- and 4-story residential buildings with a total of 374 units and 9,560 SF of ground level retail space. At the time of purchase, the residential and retail portions were 95.0% and 77.0% leased, respectively.

Mohawk Distribution Center — Teterboro, NJ

On June 26, 2013, the Account purchased an industrial property located in Teterboro, New Jersey for $81.1 million. Mohawk Distribution Center contains 616,992 SF occupied by a single tenant which, at the time of purchase was 100.0% leased.

South Denver Marketplace — Denver, CO

On August 12, 2013, the Account purchased a retail property located in Denver, Colorado for $69.3 million. South Denver Marketplace contains 261,135 SF anchored by Best Buy, PetSmart and Nordstrom’s Rack. At the time of purchase, the property was 100% leased.

Cliffs at Barton Creek — Austin, TX

On August 16, 2013, the Account purchased a multi-family property located in Austin, Texas for $36.5 million. Cliffs at Barton Creek consists of eleven 3-story residential buildings with a total of 210 units. The units have an average of 952 SF. At the time of purchase, the complex was 98.0% leased.

1619 Walnut Street — Philadelphia, PA

On November 6, 2013, the Account purchased a retail property located in Philadelphia, Pennsylvania for $19.4 million. 1619 Walnut Street is a 6-story, 34,047 SF building anchored by ULTA Beauty, which occupies 13,647 SF on three floors. The remaining space is occupied by two office tenants, Keller Williams and Neiman Group. At the time of purchase, the property was 100% leased.

56Prospectus ¡ TIAA Real Estate Account

Stella — Marina Del Rey, CA

On November 26, 2013, the Account purchased a multi-use property located in Marina Del Rey, California for $167.7 million. Stella was recently constructed and consists of 244 units, occupying 236,775 SF in two residential buildings, one 4-story and one 5-story, which sit on top of a podium deck and retail space totaling 8,652 SF. The residential space is in its initial lease up phase and was 80% leased at the time of purchase, while the retail space was 100% leased to FedEx and a restaurant.

401 West 14th Street — New York, NY

On January 30, 2014, the Account purchased a 42.2% interest in a joint venture, 401 West 14th Street Associates, LLC, which holds a retail property located in New York, New York. The Account purchased its interest for $34.2 million. The property consists of 35,228 square feet of multi-story retail space as well as 28,998 square feet of office space, was 100% leased at the time of purchase and is encumbered by a $37.2 million mortgage loan, as further discussed in the Financings section below.

Landover Logistics Center — Landover, MD

On February 27, 2014, the Account purchased a 360,550 square foot recently constructed industrial property located in Landover, Maryland for $35.0 million, which is in its initial lease up phase.

Sales

DDR Joint Venture — Various, USA

On April 26, 2013, five retail properties located throughout the United States were sold by the Account’s DDR joint venture investment in which the Account holds an 85.0% interest. The Account’s portion of the net sales price was $93.9 million. The Account realized a loss from the sale of $30.3 million, the majority of which had been previously recognized as unrealized losses in the Account’s consolidated statement of operations. The Account’s portion of its cost basis (excluding selling costs) in these five properties at the date of sale was $124.2 million. Concurrent with this sale the Account settled its portion of the outstanding mortgage obligations for these investments in the amount of $69.7 million.

South Frisco Village — Frisco, TX

On May 9, 2013, the Account sold a retail property investment located in Frisco, Texas for a net sales price of $33.9 million, realizing a loss on sale of $15.7 million. The majority of this loss had been previously recognized as unrealized losses in the Account’s consolidated statements of operations. The Account’s cost basis (excluding selling costs) in the property at the date of sale was $49.6 million. Concurrent with this sale, the Account extinguished a mortgage loan associated with the property.

TIAA Real Estate Account ¡ Prospectus57

Reserve at Sugarloaf — Duluth, GA

On June 13, 2013, the Account sold a multi-family property investment located in Duluth, Georgia for a net sales price of $46.5 million, realizing a gain on sale of $0.9 million. The majority of this gain had been previously recognized as unrealized gains in the Account’s consolidated statements of operations. The Account’s cost basis (excluding selling costs) in the property at the date of sale was $45.6 million.

The Fairways at Carolina — Margate, FL

On June 24, 2013, the Account sold a multi-family property investment located in Margate, Florida for a net sales price of $26.5 million, realizing a gain on sale of $6.2 million. The majority of this gain had been previously recognized as unrealized gain in the Account’s consolidated statements of operations. The Account’s cost basis (excluding selling costs) in the property at the date of sale was $20.3 million.

Quiet Waters at Coquina Lakes — Deerfield Beach, FL

On June 24, 2013, the Account sold a multi-family property investment located in Deerfield Beach, Florida for a net sales price of $27.3 million, realizing a gain on sale of $6.0 million. The majority of this gain had been previously recognized as unrealized gains on the Account’s consolidated statements of operations. The Account’s cost basis (excluding selling costs) in the property at the date of sale was $21.3 million.

DDR Joint Venture — Orlando, FL

On June 26, 2013, a retail property investment located in Orlando, Florida was sold by the Account’s DDR joint venture investment in which the Account holds an 85.0% interest. The Account’s portion of the net sales price was $4.1 million. The Account realized a loss from the sale of $10.5 million, the majority of which had been previously recognized as unrealized losses in the Account’s consolidated statement of operations. The Account’s portion of its cost basis (excluding selling costs) in the property at the date of sale was $14.6 million.

DDR Joint Venture — Various, USA

On September 23, 2013, two retail properties, one located in Wake Forest, North Carolina and the other in Roswell, Georgia, were sold by the Account’s DDR joint venture investment in which the Account holds an 85.0% interest. The Account’s portion of the net sales price was $25.5 million. The Account realized a loss from the sale of $11.4 million, the majority of which had been previously recognized as unrealized losses in the Account’s consolidated statement of operations. The Account’s portion of its cost basis in these two properties at the date of sale was $36.9 million. Concurrent with this sale the Account settled its portion of the outstanding mortgage obligations for these investments in the amount of $18.2 million.

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DDR Joint Venture — Waterbury, CT

On November 8, 2013, a retail property in Waterbury, Connecticut was sold by the Account’s DDR joint venture investment in which the Account holds an 85.0% interest. The Account’s portion of the net sales price was $33.8 million. The Account realized a loss from the sale of $27.0 million, the majority of which had been previously recognized as unrealized losses in the Account’s consolidated statement of operations. The Account’s portion of its cost basis in the property at the date of sale was $60.8 million. Concurrent with this sale, the Account settled its portion of the outstanding mortgage obligation for this investment in the amount of $31.6 million.

DDR Joint Venture — Various, USA

On December 13, 2013, two retail properties, one located in Florence, Alabama and the other in Suwanee, Georgia, were sold by the Account’s DDR joint venture investment in which the Account holds an 85.0% interest. The Account’s portion of the net sales price was $17.7 million. The Account realized a loss from the sale of $24.1 million, the majority of which had been previously recognized as unrealized losses in the Account’s consolidated statement of operations. The Account’s portion of its cost basis in these two properties at the date of sale was $41.8 million. Concurrent with this sale, the Account settled its portion of the outstanding mortgage obligations for these two investments in the amount of $9.0 million.

Fernley Distribution — Fernley, NV

On December 19, 2013, the Account sold an industrial property located in Fernley, Nevada for a net sales price of $6.4 million, realizing a loss from the sale of $5.4 million, the majority of which had been previously recognized as unrealized losses in the Account’s consolidated statement of operations. The Account’s cost basis in the property at the date of sale was $11.8 million.

Creeksides at Centerpoint — Kent, WA

On December 19, 2013, the Account sold an office property located in Kent, Washington for a net sales price of $17.1 million, realizing a loss from the sale of $30.0 million, the majority of which had been previously recognized as unrealized losses in the Account’s consolidated statement of operations. The Account’s cost basis in the property at the date of sale was $47.1 million.

DDR Joint Venture — Carlisle, PA

On December 20, 2013, a retail property in Carlisle, Pennsylvania was sold by the Account’s DDR joint venture investment in which the Account holds an 85.0% interest. The Account’s portion of the net sales price was $28.4 million. The Account realized a loss from the sale of $15.6 million, the majority of which had been previously recognized as unrealized losses in the Account’s consolidated statement of operations. The Account’s portion of its cost basis in the property at

TIAA Real Estate Account ¡ Prospectus59

the date of sale was $44.0 million. Concurrent with this sale, the Account settled its portion of the outstanding mortgage obligation for this investment in the amount of $30.1 million.

Plantation Grove — Ocoee, FL

On February 13, 2014, the Account sold a retail property located in Ocoee, Florida for a net sales price of $11.8 million, realizing a gain from the sale of $3.9 million, the majority of which had been previously recognized as unrealized gains in the Account’s consolidated statements of operations. The Accounts cost basis (excluding selling costs) in the property at the date of the sale was $7.9 million.

Suncrest Village Shopping Center — Orlando, FL

On February 13, 2014, the Account sold a retail property located in Orlando, Florida for a net sales price of $13.7 million, realizing a loss from the sale of $3.5 million, the majority of which had been previously recognized as unrealized losses in the Account’s consolidated statements of operations. The Accounts cost basis (excluding selling costs) in the property at the date of the sale was $17.2 million.

Konica Photo Imaging Headquarters — Mahwah, NJ

On April 9, 2014, the Account sold an industrial property located in Mahwah, NJ for a net sales price of $19.9 million, realizing a loss from the sale of $1.7 million, the majority of which had been previously recognized as unrealized losses in the Account’s consolidated statements of operations. The Account’s cost basis (excluding selling costs) in the property at the date of sales was $21.6 million.

Financings

South Frisco Village — Frisco, TX

On May 9, 2013, the Account extinguished a $26.3 million mortgage loan in connection with the disposition of the property as noted above.

1001 Pennsylvania Avenue — Washington DC

On May 14, 2013, the Account extinguished a $210.0 million mortgage loan associated with the property. Concurrent with this extinguishment, the Account entered into a new mortgage loan with a total principal of $330.0 million and a fixed interest rate of 3.70%. The debt is interest only for the first five years with principal payments due thereafter; the loan matures on June 1, 2023.

50 Fremont Street — San Francisco, CA

On May 14, 2013, the Account extinguished a $135.0 million mortgage loan associated with the property. Concurrent with this extinguishment, the Account entered into a new mortgage loan with a total principal of $200.0 million and a

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fixed interest rate of 3.75%. The debt is interest only for the first five years with principal payments due thereafter; the loan matures on June 1, 2023.

Fourth and Madison — Seattle, WA

On May 14, 2013, the Account extinguished a $145.0 million mortgage loan associated with the property. Concurrent with this extinguishment, the Account entered into a new mortgage loan with a total principal of $200.0 million and a fixed interest rate of 3.75%. The debt is interest only for the first five years with principal payments due thereafter; the loan matures on June 1, 2023.

Reserve at Sugarloaf — Duluth, GA

On May 31, 2013, the Account extinguished a $23.7 million mortgage loan associated with the property.

780 Third Avenue — New York, NY

On July 18, 2013, the Account entered into two new mortgage loans secured by its real estate investment located at 780 Third Avenue in New York City, one having a principal amount of $20.0 million and the other having a principal amount of $150.0 million. Both loans have fixed interest rates of 3.55% and mature August 1, 2025.

Pacific Plaza — San Diego, CA

On August 30, 2013, the Account extinguished a $7.9 million mortgage loan associated with the property.

Windsor at Lenox Park — Atlanta, GA

On November 1, 2013, the Account extinguished a $24.0 million mortgage loan associated with the property.

San Montego Apartments — Houston, TX

On November 1, 2013, the Account extinguished a $21.8 million mortgage loan associated with the property.

Montecito Apartments — Houston, TX

On November 1, 2013, the Account extinguished a $20.2 million mortgage loan associated with the property.

Phoenician Apartments — Houston, TX

On November 1, 2013, the Account extinguished a $21.3 million mortgage loan associated with the property.

Five Oaks — Houston, TX

On December 20, 2013, the Account entered into a construction loan for up to $160 million to help finance development of an office property. During its initial

TIAA Real Estate Account ¡ Prospectus61

three year term, the loan is interest only with a variable interest rate equal to the 30-Day London Interbank Offered Rate (LIBOR) plus 1.70%, declining to 1.45% at project stabilization. At December 31, 2013, no amounts were outstanding on this loan.

DDR Joint Venture — Various, USA

On December 20, 2013, the Account’s DDR joint venture investment restructured its outstanding $182.3 million term loan (the Account’s share) which is collateralized by 11 properties held within the DDR joint venture. As part of the restructuring, the debt’s interest rate was reduced to LIBOR plus 1.80%, maturing February 2017.

Miami International Mall — Miami, FL

On January 23, 2014, the Account’s West Dade Associates, Ltd. Joint venture investment, in which the Account holds a 50% interest, entered into an $80.0 million mortgage loan (such amount representing the Account’s share). The debt has a fixed interest rate of 4.42% maturing February 2024.

Wilshire Rodeo Plaza — Beverly Hills, CA

On January 24, 2014 the Account extinguished a $112.7 million mortgage loan associated with the property.

401 West 14th Street — New York, NY

On January 30, 2014, the Account’s 401 West 14th Street Associates, LLC joint venture investment, in which the Account holds a 42.2% interest, entered into a $37.2 million mortgage loan concurrent with its purchase of a retail property located in New York, New York, as discussed in the Purchases section above. The debt has a variable interest rate of LIBOR plus 2.25% maturing May 2019.

DDR Joint Venture — Various, USA

On March 27, 2014, the Account’s DDR joint venture investment refinanced a $225.2 million (the Account’s share) seven property crossed collateralized loan, with a $140.5 million term loan (the Account’s share) collateralized by six properties, maturing on March 27, 2018 with an additional 1 year extension to March 2019. The term loan is interest only through maturity, with variable interest based on one month LIBOR plus 2.25%.

The seventh property, which was previously included in the original crossed collateralized loan, obtained a $70.1 million (the Account’s share) 10-year fixed rate loan. The loan has a 4.30% interest rate and is interest only for three years, maturing April 1, 2024.

Finally, the DDR joint venture drew an additional $8.5 million (the Account’s share) from an existing facility. The total amount outstanding after the refinance was $219.1 million (the Account’s share).

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Valuing the Account’s assets

We value the Account’s assets as of the close of each valuation day by taking the sum of:

•	the value of the Account’s cash, cash equivalents, and short-term and other debt instruments;

•	the value of the Account’s other securities and other non-real estate assets;

•	the value of the individual real properties (based on the most recent valuation of that property) and other real estate-related investments owned by the Account;

•

an estimate of the net operating income accrued by the Account from its properties, other real estate-related investments and non-real estate-related investments (including short-term marketable securities) since the end of the prior valuation day; and

•

actual net operating income earned from the Account’s properties, other real estate-related investments and non-real estate-related investments (but only to the extent any such item of income differs from the estimated income accrued for on such investments), and then reducing the sum by the Account’s liabilities, including the daily investment management, administration and distribution fees and certain other fees and expenses attributable to operating the Account. Daily estimates of net operating income are adjusted to reflect actual net operating income on a monthly basis, at which time such adjustments (if any) are reflected in the Account’s unit value. See “Expense deductions” on page 69.

Fair value for the Account’s assets is based upon quoted market prices in active exchange markets, where available. If listed prices or quotes in such markets are not available, fair value is based upon vendor-provided, evaluated prices or internally developed models that primarily use market-based or independently sourced market data, including interest rate yield curves, market spreads, and currency rates. Valuation adjustments may be made to reflect credit quality, a counterparty’s creditworthiness, the Account’s creditworthiness, liquidity, and other observable and unobservable data that are applied consistently over time.

The methods described above are considered to produce a fair value calculation that represents a good faith estimate as to what an unaffiliated buyer in the market place would pay to purchase the asset or receive to transfer the liability. Since fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, actual realizable values or future fair values may differ from amounts reported. Furthermore, while the Account believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments, while reasonable, could result in different estimates of fair value at the reporting date.

TIAA Real Estate Account ¡ Prospectus63

Valuing real estate investments

Valuing Real Property: Investments in real estate properties are stated at fair value, as determined in accordance with policies and procedures reviewed by the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. Accordingly, the Account does not record depreciation.

Fair value for real estate properties is defined as the price that would be received to sell the asset in an orderly transaction between market participants at the measurement date. Determination of fair value involves significant levels of judgment because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. Property and investment values are affected by, among other things, the availability of capital, occupancy rates, rental rates, and interest and inflation rates. As a result, determining real estate and investment values involves many assumptions. Amounts ultimately realized from each investment may vary significantly from the market value presented. Actual results could differ from those estimates. See “Risk factors — Risks associated with real estate investing — Valuation and Appraisal Risks” on page 19.

In accordance with the Account’s procedures designed to comply with Fair Value Measurements and Disclosures in U.S. Generally Accepted Accounting Principles (“GAAP”), the Account values real estate properties purchased by the Account initially based on an independent appraisal at the time of the closing of the purchase, which may result in a potential unrealized gain or loss reflecting the difference between an investment’s fair value (i.e., exit price) and its cost basis (which is inclusive of transaction costs).

Subsequently, each property will be valued each quarter by an independent appraiser and the property value will be updated as appropriate. In general, the Account obtains independent appraisals of its real estate properties spread out throughout the quarter, which is intended to result in appraisal adjustments, and thus, adjustments to the valuations of its holdings (to the extent such adjustments are made), that happen regularly throughout each quarter and not on one specific day in each quarter.

Further, management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change (for example, under certain circumstances a valuation adjustment could be made when bids are obtained for properties held for sale). The Account’s independent fiduciary, Real Estate Research Corporation, oversees the Account’s entire appraisal process and, among other things, must approve all independent appraisers used by the Account. TIAA’s internal appraisal staff oversees the entire appraisal process and reviews each independent quarterly appraisal, in conjunction with the Account’s independent fiduciary, prior to the value reflected in that appraisal being recorded in the Account. Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary,

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which will make a final determination on the matter (which may include ordering a subsequent independent appraisal).

Real estate appraisals are estimates of property values based on a professional’s opinion. All appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices, the real estate appraisal industry standards created by The Appraisal Foundation. Appraisals of properties held outside of the U.S. are performed in accordance with industry standards commonly applied in the applicable jurisdiction. Further, these independent appraisers (as well as TIAA’s internal appraisal staff) are always expected to be MAI-designated members of the Appraisal Institute (or its European equivalent, Royal Institute of Chartered Surveyors) and state certified appraisers from national or regional firms with relevant property type experience and market knowledge. Under the Account’s current procedures, each independent appraisal firm will be rotated off of a particular property at least every three years, although such appraisal firm may perform appraisals of other Account properties subsequent to such rotation.

We intend that the overarching principle and primary objective when valuing our real estate investments will be to produce a valuation that represents a fair and accurate estimate of the fair value of our investments. Implicit in our definition of fair value is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

•	Buyer and seller are typically motivated;

•	Both parties are well informed or well advised, and acting in what they consider their best interests;

•	A reasonable time is allowed for exposure in the open market;

•	Payment is made in terms of cash or in terms of financial arrangements comparable thereto; and

•	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

The Account’s net asset value will include the value of any note receivable (an amount that someone else owes the Account) from selling a real estate-related investment. We’ll estimate the value of the note by applying a discount rate appropriate to then-current market conditions.

Development Properties. Development properties will be carried at fair value, which is anticipated initially to equal the Account’s cost, and the value will be adjusted as additional development costs are incurred. At a minimum, once a property receives a certificate of occupancy, within one year from the initial funding by the Account, or the property is substantially leased, whichever is earlier, the property will be appraised by an independent external appraiser approved by the independent fiduciary. We may also have the properties independently appraised earlier if circumstances warrant.

Property Portfolios. The Account may, at times, value individual properties together (whether or not purchased at the same time) in a portfolio as a single

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asset, to the extent we believe that the property may be sold as one portfolio. The Account may also realize efficiencies in property management by pooling a number of properties into a portfolio. The value assigned to the portfolio as a whole may be more or less than the valuation of each property individually. The Account will also, from time to time, sell one or more individual properties that comprise a portfolio, with the Account retaining title to the remaining individual properties comprising that portfolio. In such a circumstance, the Account could determine to no longer designate such remaining properties as one portfolio.

Because of the nature of real estate assets and because the fair value of our investments is not reduced by transaction costs that will be incurred to sell the investments, the Account’s net asset value won’t necessarily reflect the net realizable value of its real estate assets (i.e., what the Account would receive if it sold them). See “—Valuation Adjustments” on page 67 below.

Valuing Real Property Subject to a Mortgage: When a real estate property is subject to a mortgage, the mortgage is valued independently of the property and its fair value is reported separately. The independent fiduciary reviews and approves all mortgage valuation adjustments before such adjustments are recorded by the Account. The Account will continue to use the revised value for each real estate property and mortgage loan payable to calculate the Account’s daily net asset value until the next valuation review or appraisal.

Valuing Mortgage Loans Receivable (i.e., the Account as a creditor): Mortgage loans receivable are stated at fair value and are initially valued at the face amount of the mortgage loan funding. Subsequently, mortgage loans receivable are valued at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the liquidity for mortgage loans of similar characteristics, the performance of the underlying collateral and the credit quality of the counterparty.

Valuing Mortgage Loans Payable (i.e., the Account as a debtor): Mortgage loans payable are stated at fair value. The estimated fair value of mortgage loans payable is generally based on the amount at which the liability could be transferred in a current transaction, exclusive of transaction costs. Fair values are estimated based on market factors, such as market interest rates and spreads on comparable loans, the liquidity for mortgage loans of similar characteristics, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the maturity date of the loan, the return demands of the market, and the credit quality of the Account. Different assumptions or changes in future market conditions could significantly affect estimated fair values. At times, the Account may assume debt in connection with the purchase of real estate.

Valuing Real Estate Joint Ventures: Real estate joint ventures are stated at the fair value of the Account’s ownership interests in the underlying entities. The Account’s ownership interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable, and other factors, such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. In addition, any restrictions on

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the right of the Account to transfer its ownership interest to third-parties could adversely affect the value of the Account’s interest. Upon the disposition of all real estate investments by an investee entity, the Account will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, which occurs prior to the dissolution of the investee entity.

Valuing Real Estate Limited Partnerships: Limited partnerships are stated at the fair value of the Account’s ownership in the partnership, which is based on the most recent net asset value of the partnership, as reported by the sponsor. Since market quotations are not readily available, the limited partnership interests are valued at fair value as determined in good faith under the direction of the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. As circumstances warrant, prior to the receipt of financial statements of the limited partnership, the Account will estimate the value of its interests in good faith and will from time to time seek input from the issuer or the sponsor of the investment vehicle.

Net Operating Income: The Account usually receives operating income from its investments intermittently, not daily. In fairness to participants, we estimate the Account’s net operating income rather than applying it when we actually receive it, and assume that the Account has earned (accrued) a proportionate amount of that estimated amount daily. You bear the risk that, until we adjust the estimates when we receive actual items of income, the Account’s net assets could be under- or over-valued.

Every year, we prepare a month-by-month estimate of the revenues and expenses (estimated net operating income) for each of the Account’s properties. Each day, we add the appropriate fraction of the estimated net operating income for the month to the Account’s net asset value.

Every month, the Account receives a report of the actual operating results for the prior month for each property (actual net operating income). We then recognize the actual net operating income on the accounting records of the Account and adjust the outstanding daily accrued receivable accordingly. As the Account actually receives income from a property, we’ll adjust the daily accrued receivable and other accounts appropriately.

Valuation Adjustments: General. Management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change. Also, the independent fiduciary can require additional appraisals if it believes a property’s value may have changed materially and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. For example, under certain circumstances a valuation adjustment could be made when bids are obtained for properties held for sale by the Account. In addition, adjustments may be made for events or circumstances indicating an impairment of a tenant’s ability to pay amounts due to the Account under a lease (including due to a bankruptcy filing of that tenant). Also, adjustments may be made to reflect factors (such as sales values for comparable properties or local employment rate) bearing uniquely on a particular region in

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which the Account holds properties. We may not always be aware of each event that might require a valuation adjustment, and because our evaluation is based on subjective factors and we give different weight to different factors, we may not in all cases make a valuation adjustment where changing conditions could potentially affect the value of an investment.

Required Approvals. The independent fiduciary will need to approve adjustments to any valuation of one or more properties or real estate-related assets that:

•	is made within three months of the annual independent appraisal, or

•	results in an increase or decrease of:

•	more than 6 percent of the value of any of the Account’s properties since the last independent annual appraisal;

•	more than 2 percent in the value of the Account since the prior calendar month; and/or

•	more than 4 percent in the value of the Account within any calendar quarter.

Right to Change Valuation Methods: If we decide that a different valuation method would reflect the value of a real estate-related investment more accurately, we may use that method if the independent fiduciary consents. Changes in TIAA’s valuation methods could change the Account’s net asset value and change the values at which participants purchase or redeem Account interests.

Valuing other investments (including certain real estate-related investments)

Debt Securities: We value debt securities (excluding money market instruments) for which market quotations are readily available based on the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). We derive these values utilizing an independent pricing service, such as FT Interactive Data Corp, Reuters and Bloomberg, except when we believe the prices do not accurately reflect the security’s fair value. Debt securities for which market quotations are not readily available are valued at fair value as determined in good faith by the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole.

Short-term Investments: We value short-term investments with maturities of 60 days or less (excluding money market instruments) at amortized cost. Short-term investments with maturities in excess of 60 days (excluding money market instruments) are valued in the same manner as debt securities, as described above.

Money Market Instruments: We value money market instruments at amortized cost.

Equity Securities: We value equity securities (including REITs) listed or traded on the New York Stock Exchange (or any of its affiliated exchanges) at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the last bid and asked prices, exclusive of transaction costs. Equity securities

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listed or traded on any other exchange are valued in a comparable manner on the principal exchange where traded.

We value equity securities traded on the Nasdaq Stock Market at the Nasdaq Official Closing Price on the valuation day. If no sale is reported that day, we use the mean of the last bid and asked prices, exclusive of transaction costs. Other U.S. over-the-counter equity securities are valued at the mean of the last bid and asked prices.

Mortgage-Backed Securities: We value mortgage-backed securities, including CMBS and RMBS, in the same manner in which we value debt securities, as described above.

Foreign Securities: To value equity and fixed income securities traded on a foreign exchange or in foreign markets, we use their closing values under the generally accepted valuation method in the country where traded, as of the valuation date. We convert this to U.S. dollars at the exchange rate in effect on the valuation day. Under certain circumstances (for example, if there are significant movements in the United States markets and there is an expectation the securities traded on foreign markets will adjust based on such movements when the foreign markets open the next day), the Account may adjust the value of equity or fixed income securities that trade on a foreign exchange or market after the foreign exchange or market has closed.

Investments Lacking Current Market Quotations: We value securities or other assets for which current market quotations are not readily available at fair value as determined in good faith under the direction of the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. In evaluating fair value for the Account’s interest in certain commingled investment vehicles, the Account will generally look to the value periodically assigned to interests by the issuer. When possible, the Account will seek to have input in formulating the issuer’s valuation methodology.

Expense deductions

Expense deductions are made each valuation day from the net assets of the Account for various services to manage the Account’s investments, administer the Account and the contracts, distribute the contracts and to cover certain risks borne by TIAA. Investment management, administration and distribution services are provided “at cost” by TIAA and Services. Currently, TIAA provides investment management services and administration services for the Account, and Services provides distribution services for the Account. In addition, TIAA charges the Account a fee to bear certain mortality and expense risks, and risks associated with providing the liquidity guarantee. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.

The estimated annual expense deduction rate that appears in the expense table below reflects an estimate of the amount we currently expect to deduct to approximate the costs that the Account will incur from May 1, 2014 through

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April 30, 2015. Actual expenses may be higher or lower. The expenses identified in the table below do not include any fees which may be imposed by your employer under a plan maintained by your employer.

Type of Expense Deduction	Estimated Percent of Net Assets Annually	Services Performed

Investment Management	0.380%	For investment advisory, investment management, portfolio accounting, custodial and similar services, including independent fiduciary and appraisal fees
Administration	0.240%	For administration and operations of the Account and the contracts, including administrative services such as receiving and allocating premiums and calculating and making annuity payments
Distribution	0.095%	For services and expenses associated with distributing the annuity contracts
Mortality and Expense Risk	0.005%	For TIAA’s bearing certain mortality and expense risks
Liquidity Guarantee	0.150%	For TIAA’s liquidity guarantee
Total Annual Expense Deduction[1,2]	0.870%	Total

[1]	TIAA guarantees that the total annual expense deduction will not exceed an annual rate of 2.50% of average net assets.

[2]	Property-level expenses, including property management fees and transfer taxes, are not reflected in the table above; instead these expenses are charged directly to the Account’s properties.

Since expenses for services provided to the Account are charged to the Account at cost, they are estimates for the year based on projected expense and asset levels. Administration charges include certain costs associated with the provision by TIAA entities of recordkeeping and other services for retirement plans and other pension products in addition to the Account. A portion of these expenses are allocated to the Account in accordance with applicable allocation procedures. In limited circumstances, TIAA may pay third parties for providing certain recordkeeping services for the Account.

At the end of every quarter, we reconcile the amount deducted from the Account during that quarter as discussed above with the expenses the Account actually incurred. If there is a difference, we add it to or deduct it from the Account in equal daily installments over the remaining days in the immediately following quarter, provided that material differences may be repaid in the current calendar quarter in accordance with GAAP. Our at-cost deductions are based on projections of Account assets and overall expenses, and the size of any adjusting payments will be directly affected by how different our projections are from the Account’s actual assets or expenses. The expenses identified in the table above do not include any fees which may be imposed by your employer under a plan maintained by your employer.

The size of the Account’s assets can be affected by many factors, including changes in the value of portfolio holdings, net income earned on the Account’s investments, premium activity and participant transfers into or out of the Account and participant cash withdrawals from the Account. In addition, our operating expenses can fluctuate based on a number of factors including participant transaction volume, operational efficiency, and technological, personnel and other infrastructure costs. Historically, the adjusting payments have resulted in

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both upward and downward adjustments to the Account’s expense deductions for the following quarter.

The Board can revise the estimated expense rates (the daily deduction rate before the quarterly adjustment referenced above) for the Account from time to time, usually on an annual basis, to keep deductions as close as possible to actual expenses.

Currently there are no deductions from premiums, transfers or withdrawals, but we reserve the right to change this in the future. Any such deductions would only be assessed to the extent the relevant contract provided for such deductions at the time the contract was issued.

Employer plan fee withdrawals

Your employer may, in accordance with the terms of your plan, and in accordance with TIAA’s policies and procedures, withdraw amounts from your Real Estate Account accumulation under your Retirement Choice or Retirement Choice Plus contract, and, on a limited basis, under your GA, GSRA, GRA or Keogh contract, to pay fees associated with the administration of the plan. These fees are separate from the expense deductions of the Account and are not included for purposes of TIAA’s guarantee that the total annual expense deduction of the Account will not exceed 2.50% of average net assets per year.

The amount and the effective date of an employer plan fee withdrawal will be in accordance with the terms of your plan. TIAA will determine all values as of the end of the effective date. An employer plan fee withdrawal cannot be revoked after its effective date. Each employer plan fee withdrawal will be made on a pro rata basis from all your available TIAA and CREF accounts. An employer plan fee withdrawal reduces the accumulation from which it is paid by the amount withdrawn.

Certain relationships with TIAA

As noted elsewhere in this prospectus, the TIAA General Account plays a significant role in operating the Real Estate Account, including providing a liquidity guarantee and investment advisory, administration and other services. In addition, Services, a wholly owned subsidiary of TIAA, provides distribution services for the Account.

Liquidity Guarantee. As noted above under “Establishing and managing the Account — The role of TIAA — Liquidity guarantee” on page 45, if the Account’s liquid assets and its cash flow from operating activities and participant transactions are insufficient to fund redemption requests, the TIAA General Account has agreed to purchase liquidity units. TIAA thereby guarantees that a participant can redeem accumulation units at their net asset value next determined.

In the years ended December 31, 2008 and December 31, 2009, TIAA purchased liquidity units in a number of separate transactions at a purchase price equal to $155.6 million and approximately $1.1 billion, respectively. Since

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January 1, 2010 and through the date of this prospectus, the TIAA General Account has purchased no additional liquidity units. These liquidity units are valued in the same manner as are accumulation units held by the Account’s participants.

For the years ended December 31, 2013, December 31, 2012 and December 31, 2011, the Account expensed $30.5 million, $31.3 million and $23.7 million, respectively, for this liquidity guarantee from TIAA through a daily deduction from the net assets of the Account.

Investment Advisory, Administration and Distribution Services/Mortality and Expense Risks Borne by TIAA. As noted above under “Expense deductions” on page 69, deductions are made each valuation day from the net assets of the Account for various services required to manage investments, administer the Account and distribute the contracts. These services are performed at cost by TIAA and Services. Deductions are also made each valuation day to cover mortality and expense risks borne by TIAA.

For the years ended December 31, 2013, December 31, 2012 and December 31, 2011, the Account expensed $59.3 million, $56.3 million and $53.9 million, respectively, for investment advisory services and $0.8 million, $2.8 million and $6.2 million, respectively, for mortality and expense risks provided/borne by TIAA. For the same period, the Account expensed $54.5 million, $46.3 million and $37.5 million, respectively, for administrative and distribution services provided by TIAA and Services, as applicable.

Legal proceedings

The Account is party to various claims and routine litigation arising in the ordinary course of business. As of the date of this prospectus, management of the Account does not believe that the results of any such claims or litigation, individually or in the aggregate, will have a material effect on the Account’s business, financial position or results of operations.

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Selected financial data

The following selected financial data should be considered in conjunction with the Account’s consolidated financial statements and notes provided in this prospectus (amounts in millions except for per accumulation unit amounts).

	Years Ended December 31,
	2013	2012	2011	2010	2009

Investment income:
Real estate income, net	$391.0	$388.7	$435.6	$421.1	$479.7
Income from real estate joint ventures and limited partnerships	104.7	80.9	86.4	89.3	114.6
Dividends and interest	45.1	35.3	22.4	8.6	1.7

Total investment income	540.8	504.9	544.4	519.0	596.0
Expenses	145.1	136.7	121.3	95.8	95.5

Investment income, net	395.7	368.2	423.1	423.2	500.5
Net realized and unrealized gains (losses) on investments and mortgage loans payable	1,060.2	1,011.2	1,076.0	757.0	(3,612.5)

Net increase (decrease) in net assets resulting from operations	1,455.9	1,379.4	1,499.1	1,180.2	(3,112.0)
Participant transactions	916.3	894.8	1,225.0	1,743.0	(1,575.7)
TIAA (redemption) purchase of Liquidity Units	(325.4)	(940.3)	—	—	1,058.7

Net increase (decrease) in net assets	$2,046.8	$1,333.9	$2,724.1	$2,923.2	$(3,629.0)

	Years Ended December 31,
	2013	2012	2011	2010	2009

Total assets	$19,417.1	$17,378.6	$15,749.9	$12,839.9	$9,912.7
Total liabilities	2,509.2	2,517.5	2,222.7	2,036.8	2,032.8

Total net assets	$16,907.9	$14,861.1	$13,527.2	$10,803.1	$7,879.9

Number of per accumulation unit amounts	55.3	53.3	53.4	48.1	39.5

Net asset value, per accumulation unit	$298.872	$272.569	$247.654	$219.173	$193.454

Mortgage loans payable	$2,279.1	$2,282.6	$2,028.2	$1,860.2	$1,858.1

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Quarterly selected financial information

The following quarterly selected unaudited financial data for each full quarter of 2013 and 2012 are derived from the consolidated financial statements of the Account for the years ended December 31, 2013 and 2012 (amounts in millions).

	2013				Year Ended December 31, 2013
	For the Three Months Ended
	March 31	June 30	September 30	December 31

Investment income, net	$84.1	$98.0	$91.4	$122.2	$395.7
Net realized and unrealized gain on investments and mortgage loans payable	196.1	287.9	430.5	145.7	$1,060.2

Net increase in net assets resulting from operations	$280.2	$385.9	$521.9	$267.9	$1,455.9

Total return	1.88%	2.54%	3.29%	1.62%	9.65%

	2012				Year Ended December 31, 2012
	For the Three Months Ended
	March 31	June 30	September 30	December 31

Investment income, net	$90.9	$95.6	$101.8	$79.9	$368.2
Net realized and unrealized gain on investments and mortgage loans payable	354.0	263.7	174.0	219.5	1,011.2

Net increase in net assets resulting from operations	$444.9	$359.3	$275.8	$299.4	$1,379.4

Total return	3.26%	2.52%	1.89%	2.03%	10.06%

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Management’s discussion and analysis of the Account’s financial condition and results of operations

The following discussion and analysis of our financial condition and results of operations should be read together with our consolidated financial statements and notes contained in this prospectus and with consideration to the sub-section entitled “Forward-looking statements,” which begins below, and the section entitled “Risk factors.” The past performance of the Account is not indicative of future results.

Forward-looking statements

Some statements in this prospectus which are not historical facts may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about management’s expectations, beliefs, intentions or strategies for the future, include the assumptions and beliefs underlying these forward-looking statements, and are based on current expectations, estimates and projections about the real estate industry, domestic and global economic conditions, including conditions in the credit and capital markets, the sectors, and markets in which the Account invests and operates, and the transactions described in this prospectus. While management believes the assumptions underlying any of its forward-looking statements and information to be reasonable, such information may be subject to uncertainties and may involve certain risks which may be difficult to predict and are beyond management’s control. These risks and uncertainties could cause actual results to differ materially from those contained in any forward-looking statement. These risks and uncertainties include, but are not limited to, the following:

•

Acquiring and Owning Real Estate: The risks associated with acquiring and owning real property, including general economic and real estate market conditions, the availability of, and economic cost associated with, financing the Account’s properties, the risk that the Account’s properties become too concentrated (whether by geography, sector or tenant mix), competition for acquiring real estate properties, leasing risk (including tenant defaults) and the risk of uninsured losses at properties (including due to terrorism, natural disasters, and acts of violence);

•

Selling Real Estate: The risk that the sales price of a property might differ, perhaps significantly, from its estimated or appraised value, leading to losses or reduced profits to the Account, the risk that the Account might not be able to sell a property at a particular time for a price which management believes represents its fair or full value, the risk of a lack of availability of financing (for potential purchasers of the Account’s properties), risks associated with disruptions in the credit and capital markets, and the risk

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that the Account may be required to make significant expenditures before the Account is able to market and/or sell a property;

•

Valuation: The risks associated with property valuations, including the fact that appraisals can be subjective in a number of respects and the fact that the Account’s appraisals are generally obtained on a quarterly basis and there may be periods in between appraisals of a property during which the value attributed to the property for purposes of the Account’s daily accumulation unit value may be more or less than the actual realizable value of the property;

•

Borrowing: Risks associated with financing the Account’s properties, including the risk of default on loans secured by the Account’s properties (which could lead to foreclosure), the risk associated with high loan to value ratios on the Account’s properties (including the fact that the Account may have limited, or no net value in such a property), the risk that significant sums of cash could be required to make principal and interest payments on the loans and the risk that the Account may not have the ability to obtain financing or refinancing on favorable terms (or at all), which may be aggravated by general disruptions in credit and capital markets;

•

Participant Transactions and Cash Management: Investment risk associated with participant transactions, in particular that (i) significant net participant transfers out of the Account may impair our ability to pursue or consummate new investment opportunities that are otherwise attractive to the Account and/or may result in sales of real estate-related assets to generate liquidity, (ii) significant net participant transfers into the Account may result, on a temporary basis, in our cash holdings and/or holdings in liquid real estate-related investments exceeding our long-term targeted holding levels and (iii) high levels of cash in the Account during times of appreciating real estate values can impair the Account’s overall return;

•

Joint Venture Investments: The risks associated with joint venture partnerships, including the risk that a co-venturer may have interests or goals inconsistent with that of the Account, that a co-venturer may have financial difficulties, and the risk that the Account may have limited rights with respect to operation of the property and transfer of the Account’s interest;

•	Regulatory Matters: Uncertainties associated with environmental liability and regulations and other governmental regulatory matters such as zoning laws, rent control laws, and property taxes;

•

Foreign Investments: The risks associated with purchasing, owning and disposing foreign investments (primarily real estate properties), including political risk, the risk associated with currency fluctuations (whether hedged or not), regulatory and taxation risks and risks of enforcing judgments;

•

Conflicts of Interest: Conflicts of interest associated with TIAA serving as investment manager of the Account and provider of the liquidity guarantee at the same time as TIAA and its affiliates are serving as an investment

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manager to other real estate accounts or funds, including conflicts associated with satisfying its fiduciary duties to all such accounts and funds associated with purchasing, selling and leasing of properties;

•

Required Property Sales: The risk that, if TIAA were to own too large a percentage of the Account’s accumulation units through funding the liquidity guarantee (as determined by the independent fiduciary), the independent fiduciary could require the sales of properties to reduce TIAA’s ownership interest, which sales could occur at times and at prices that depress the sale proceeds to the Account;

•

Government and Government Agency Securities: Risks associated with investment securities issued by U.S. government agencies and U.S. government-sponsored entities, including the risk that the issuer may not have their securities backed by the full faith and credit of the U.S. government, and that transaction activity may fluctuate significantly from time to time, which could negatively impact the value of the securities and the Account’s ability to dispose of a security at a favorable time; and

•

Liquid Assets and Securities: Risks associated with investments in real estate-related liquid assets (which could include, from time to time, REIT securities and CMBS), and non-real estate-related liquid assets, including:

•	Financial/credit risk — Risks that the issuer will not be able to pay principal and interest when due or that the issuer’s earnings will fall;

•	Market volatility risk — Risk that the changing conditions in financial markets may cause the Account’s investments to experience price volatility;

•

Interest rate volatility risk — Risk that interest rate volatility may affect the Account’s current income from an investment or the pricing of that investment. As of the date of this prospectus, interest rates in the United States are at or near historic lows, which may increase the Fund’s exposure to risk associated with rising interest rates; and

•	Deposit/money market risk — Risks that the Account could experience losses if banks fail.

More detailed discussions of certain of these risk factors are contained in the section of this prospectus entitled “Risk factors” and in this section below and also in the section entitled “Quantitative and qualitative disclosures about market risk” that could cause actual results to differ materially from historical experience or management’s present expectations.

Caution should be taken not to place undue reliance on management’s forward-looking statements, which represent management’s views only as of the date of this prospectus. Neither management nor the Account undertake any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, changed assumptions, future events or otherwise.

Commercial real estate market statistics discussed in this section are obtained by the Account from sources that management considers reliable, but some of the data are preliminary for the year or quarter ended December 31, 2013 and may

TIAA Real Estate Account ¡ Prospectus77

be subsequently revised. Prior period data may have been adjusted to reflect updated calculations. Investors should not rely exclusively on the data presented below in forming a judgment regarding the current or prospective performance of the commercial real estate market generally.

2013 U.S. economic and commercial real estate overview

The Account invests primarily in high-quality, core real estate in order to meet its investment objective of obtaining favorable long-term returns through rental income and the appreciation of its real estate holdings.

Economic and capital markets overview and outlook

Recent trends in key U.S. economic indicators are summarized in the table below. The Bureau of Economic Analysis’ initial estimate of growth of Gross Domestic Product (“GDP”) in the fourth quarter of 2013 was a gain of 3.2%, as compared with an increase of 4.1% in the third quarter of 2013. Fourth quarter GDP growth was seemingly weaker largely because the third quarter was boosted by inventory gains which added 1.7% to the quarter’s growth. By comparison, inventory gains added just 0.4% to fourth quarter’s growth. Personal consumption expenditures grew 3.3% in the fourth quarter, well above the 2.0% rate in the third quarter. Exports also bolstered growth with its largest contribution in three years.

ECONOMIC INDICATORS*

	1Q 2013	2Q 2013	3Q 2013	4Q 2013	2013	Forecast
						2014	2015

Economy(1)
Gross Domestic Product	1.1%	2.5%	4.1%	3.2%	1.9%	2.8%	3.0%
Employment Growth (Thousands)	622	547	502	515	2,186	2,472	3,112
Unemployment Rate	7.5%	7.5%	7.2%	6.7%	7.4	6.8%	6.3%
Interest Rates(2)
10 Year Treasury	1.95%	2.00%	2.71%	2.75%	2.35%	3.20%	3.70%

Sources: BEA, BLS, Federal Reserve, Blue Chip Consensus Forecasts, and Moody’s Analytics

*	Data subject to revision

(1)	GDP growth rates are annual rates.

(2)	The Treasury rates are an average over the stated time period. The Federal Funds rates are as of the end of the stated time period.

Economic growth in the latter half of 2013 was slowed by the sixteen day shutdown of the federal government due to failure to raise the debt ceiling; however, a bipartisan $1.0 trillion budget agreement was reached in early 2014, which will provide funding for the government through September 2015. The agreement will provide $23 billion in deficit reduction and will eliminate some $63 billion in across-the-board spending cuts that were part of sequestration. When passed, it should resolve much of the political and economic uncertainty which have hampered economic growth in recent years. This spending bill coupled with ongoing improvement in the labor market should bolster economic growth in 2014–2015.

After its December 17–18 meeting, the Federal Open Market Committee (“FOMC”) announced that it would begin tapering its $85 billion asset purchase

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program by reducing monthly bond purchases by $10 billion in January. The FOMC’s rationale for this decision was that it saw “the improvement in economic activity and labor market conditions as consistent with underlying strength in the broader economy.” The FOMC reaffirmed this decision following its January meeting, when it announced another $10 billion reduction in asset purchases and led the markets to expect that similar reductions in subsequent months would ultimately bring the program to an end by Fall 2014. The FOMC’s December announcement briefly pushed the yield on the 10-Year Treasury above 3.0%, a level last seen in mid-2011. However, yields subsequently dipped to 2.85–2.90% as of late-January 2014 and have remained in the 2.65–2.75% range through early February. Notwithstanding tapering of its bond purchases, the FOMC reaffirmed its expectation that the federal funds rate would remain at the “exceptionally low target range” of 0 to 0.25% for an extended period. In its December statement, the FOMC stated that it would not begin to raise the federal funds rate target until the unemployment rate had fallen to “well past” 6.5%, provided inflation remained below its 2.0% long-term target. The recent appointment of Janet Yellen as Federal Reserve Chair is not expected to alter the FOMC’s policies.

Markets were jolted in late January 2014 by weaker than expected manufacturing data from China which fueled concerns about a slowdown in the global economy. Upheaval in Argentina, Turkey and the Ukraine fanned the fire and led to a sell-off in emerging market stocks and currencies. U.S. markets sold off as well with the S&P posting its worst week since mid-2012. Markets subsequently stabilized as of early February but concerns remained about a slowdown in China, a contagion effect on emerging markets, and the future impact of Fed tapering on global financial markets.

Despite uncertainty about the global economy, economists remain optimistic about prospects for the U.S. economy in 2014 given signs of strengthening economic activity and the recent Congressional agreement on a budget plan that reduces fiscal uncertainty. GDP is expected to grow by 2.5% in the first quarter of 2014 and gain momentum over the balance of the year. Compared to prior years, fiscal drag from the federal government should be minimal while state and local government spending will contribute meaningfully to economic growth. Consumers should also contribute to growth given the improvement in labor market conditions, the strengthening of the housing market, and the recent performance of the stock market. Factors that could potentially affect 2014 growth include a rise in medium and long-term interest rates that results from the FOMC’s tapering. However, while 98% of the economists surveyed by the Blue Chip survey expect the FOMC to have ended its bond purchasing program by the end of 2014, only 2% expect the FOMC to begin raising the federal funds target rate in 2014. The majority of economists expect the FOMC to start raising the federal funds rate in the second half of 2015, which suggests that interest rates should remain low until the latter half of 2015.

The consensus of economists surveyed as part of the January 10, 2014 Blue Chip Economic Forecast publication was for GDP to grow at a 2.8% rate in 2014.

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Employment is expected to grow by an average of 200,000 per month in 2014 and the unemployment rate is projected to fall to 6.3% by the end of 2014. Economists’ forecasts of GDP and employment growth reflect underlying strength in the U.S. economy, and particularly the increase in consumer spending during the second half of 2013, a steadily improving housing market, and recent growth in exports. Economic growth in-line with economists’ projections would provide support for additional improvement in commercial real estate market conditions.

Real estate market conditions and outlook

Industry sources such as CB Richard Ellis Econometric Advisors calculate vacancy based on square footage. Except where otherwise noted, the Account’s vacancy data is calculated as a percentage of net rentable space leased, weighted by square footage, in keeping with industry standards

Commercial real estate activity continued at a steady pace during the fourth quarter of 2013 as net absorption for the major property sectors either increased or remained stable compared with the third quarter of 2013. As a result, real estate market fundamentals improved modestly across all sectors. Sales of office, industrial, retail and multi-family properties totaled $100.2 billion in the fourth quarter, a modest increase from fourth quarter 2012. For 2013 as a whole, sales totaled $312.8 billion, an 18% increase from 2012 and sales increased for all property types.

Green Street Advisors’ Commercial Property Price Index (“CPPI”) was unchanged during the fourth quarter as compared to the third quarter of 2013. Despite healthy market conditions and investment activity, the CPPI was unchanged during the entire second half of 2013, though it did increase by 8% in 2013 as a whole. Regarding the recent quarter, Green Street Advisors noted: “Property appreciation has come to a virtual stop over the past several months, as the sharp increase in interest rates that occurred last summer continues to weigh on valuations.”

The FTSE NAREIT All Equity REIT index return was a negative 0.7% during the fourth quarter following a decline of 3.1% in the third quarter. However, the index return was a positive 2.5% for 2013 as a whole. In its January 2014 Real Estate Securities Monthly, Green Street Advisors concluded that REIT prices are in a “fair value range” based on a comparison of current and prospective REIT yields and returns with those of fixed income investments like corporate and high-yield bonds as well as private real estate.

Commercial property returns increased during the fourth quarter of 2013. For the quarter ending December 31, 2013, the NCREIF Fund Index Open-End Diversified Core Equity (“NFI-ODCE”) total return was 3.17%. By comparison, the total return for the quarter ending September 30, 2013 was 3.56%. The NFI-ODCE is a fund-level return index including property investments at ownership share with cash balances and leverage.

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Data for the Account’s top five markets in terms of market value as of December 31, 2013 are provided below. These markets represented 50.0% of the Account’s total real estate investment portfolio.

Top 5 Metro Areas by Fair Market Value	Account % Leased Fair Market Value Weighted*	Number of Property Investments	Metro Area Fair Market Value as a % of Total RE Portfolio	Metro Area Fair Market Value as a % of Total Investments

Washington-Arlington-Alexandria, DC-VA-MD-WV	91.9%	10	14.0%	10.3%
New York-White Plains-Wayne, NY-NJ	94.8%	7	11.1%	8.2%
Los Angeles-Long Beach-Glendale, CA	87.2%	14	10.6%	7.9%
Boston-Quincy, MA	90.9%	4	7.4%	5.4%
San Francisco-San Mateo-Redwood City, CA	81.1%	4	6.9%	5.1%

*

Weighted by fair market value, which differs from the calculations provided for market comparisons to CBRE-EA data and are used here to reflect the fair market value of the Account’s monetary investments in those markets.

Office

According to CB Richard Ellis Economic Advisors (“CBRE-EA”), the national office vacancy rate declined to 14.9% in the fourth quarter of 2013 as compared to 15.1% in the third quarter of 2013. This national office vacancy rate has declined steadily since peaking at 16.9% in the second quarter of 2010. However, the rate of decline continues to be slow as a result of modest job growth and companies seeking to lower occupancy costs by reducing the amount of office space per employee.

The vacancy rate for the Account’s office portfolio averaged 11.2% as of fourth quarter 2013 as compared with 12.9% in the third quarter of 2013. As shown in the table below, the average vacancy rate of the Account’s properties in four of its five top markets remained below their respective market averages. The only exception was San Francisco where a major technology company has leased virtually all of the space in the Account’s largest building with occupancy of additional floors to take place in the first quarter of 2014. The average vacancy rate to will decline to 8.5% when the additional space is occupied. Similarly, a large lease has been signed in one of the Account’s Seattle buildings which will reduce the average vacancy rate to 5.0% when the tenant takes occupancy in mid-2014.

TIAA Real Estate Account ¡ Prospectus81

Sector	Metropolitan Area	Total Sector by Metro Area ($M)	% of Total Investments	Account Square Foot Weighted Average Vacancy		Market Vacancy*
				2013Q4	2013Q3	2013Q4	2013Q3

Office	Account/Nation			11.2%	12.9%	14.9%	15.1%

1	Washington-Arlington-Alexandria, DC-VA-MD-WV	$1,372.9	7.2%	8.8%	11.1%	15.4%	15.2%
2	Boston-Quincy, MA	$1,010.4	5.3%	9.6%	9.9%	11.2%	12.0%
3	San Francisco-San Mateo-Redwood City, CA	$881.1	4.6%	19.8%	23.7%	8.9%	9.5%
4	Seattle-Bellevue-Everett, WA	$584.0	3.1%	12.2%	17.2%	13.2%	13.0%
5	Los Angeles-Long Beach-Glendale, CA	$491.2	2.6%	8.4%	9.1%	16.7%	16.8%

*	Source: CBRE-EA.

The Account’s results for the fourth quarter of 2013 were largely consistent with office market trends at the national level. Demand for office space has historically been driven largely by job growth in the financial and professional and business services sectors. More recently, technology, media and entertainment companies have accounted for a large portion of demand in a number of markets. While job growth in the financial services sector remained steady but modest in 2013, banks and financial firms are reducing space usage in order to improve profitability. Employment growth in the professional and business services sector remained healthy and was stronger in 2013, particularly in the sector’s computer and technology industries as was evident in markets like San Francisco, Seattle, Boston and New York. Continued gradual improvement in office market conditions appears likely given recent office employment growth trends coupled with minimal construction.

Industrial

Conditions in the industrial market are influenced to a large degree by growth in GDP, industrial production and international trade flows. U.S. industrial market conditions continued to improve in the fourth quarter due to ongoing growth in U.S. GDP and industrial production coupled with further improvement in global trade flows. Coastal port markets continue to be the biggest beneficiaries of the growth in trade. During the fourth quarter of 2013, the national industrial availability rate fell to 11.3% as compared to 11.7% in the third quarter of 2013. The national industrial availability rate has declined steadily since peaking at 14.5% in the second quarter of 2010.

The vacancy rate for the Account’s industrial property portfolio declined to 11.7% in the fourth quarter compared to 12.7% in the third quarter. As shown below, the vacancy rate of the Account’s properties in three of its top five industrial markets was very modest and remained well below their respective market averages. In Riverside, the Account’s top market, all of the space in the Account’s properties remained fully leased during the fourth quarter. However, the average vacancy rate of the Account’s properties in Los Angeles and Ft.

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Lauderdale remained high. In Los Angeles, the vacancy rate has been elevated since the recession due to the large number of smaller tenants in the Account’s properties and the recession’s detrimental effect on small companies. In Ft. Lauderdale, the average vacancy of the Account’s properties remained high due to the move-out of a large tenant from one of the Account’s properties. Space in the building, which has been subdivided to accommodate moderate-sized tenants that are more prevalent in the market, is currently being marketed. The building is one of several owned by the Account in a large industrial park; two existing mid-sized tenants recently renewed their leases at two of the Account’s other buildings.

Sector	Metropolitan Area	Total Sector by Metro Area ($M)	% of Total Investments	Account Square Foot Weighted Average Vacancy		Market Vacancy*
				2013Q4	2013Q3	2013Q4	2013Q3

Industrial	Account/Nation			11.7%	12.7%	11.3%	11.7%

1	Riverside-San Bernardino-Ontario, CA	$572.6	3.0%	0.0%	0.0%	8.5%	10.0%
2	Tacoma, WA	$222.8	1.2%	5.2%	12.9%	8.3%	9.1%
3	Dallas-Plano-Irving, TX	$221.0	1.2%	1.3%	1.3%	10.7%	11.8%
4	Los Angeles-Long Beach-Glendale, CA	$206.8	1.1%	23.4%	17.1%	6.1%	6.3%
5	Fort Lauderdale-Pompano Beach-Deerfield Beach, FL	$159.2	0.8%	20.1%	20.9%	13.1%	12.8%

*	Source: CBRE-EA.

Multi-family

U.S. apartment markets remained tight during fourth quarter 2013. The national vacancy rate averaged 5.0% versus 4.6% in third quarter 2013. However, vacancy rates were stable compared with fourth quarter 2012, as leasing activity in the fourth quarter is typically more moderate. Effective rents, which include concessions like free rent, grew 2.5–3.0% nationally, with the strongest growth reported in West Coast markets and markets with sizeable technology sectors such as San Jose, San Francisco, Seattle, Portland, Denver, and Oakland. Weaker rent growth was reported in the Northeast, particularly Washington, DC, New York, and Philadelphia. Construction has increased nationally, with most of the new supply poised to hit the market in 2014 and the first half of 2015. Over the near term, however, apartment markets are expected to benefit from favorable demographic and socio-economic trends. Longer-term, Green Street Advisors notes that “new permit and start activity has leveled off due to slowing rent growth and higher construction costs. The implications for 2015–2016 rent growth expectations are positive.”

The vacancy rate of the Account’s multi-family portfolio remained low and stable at 6.0% in the fourth quarter of 2013 as compared with 5.9% in the third quarter. As shown in the table below, the average vacancy rate of the Account’s properties in New York and Houston remained below their respective market averages in Denver, the average vacancy rate of the Account’s properties

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declined to 4.6% as a result of the healthy leasing activity but remained above the market vacancy rate 3.7%. In Los Angeles, the average vacancy rate of properties owned by the Account remained above the market average because of the recent acquisition of a newly constructed property which is in its initial lease-up. Excluding this property, the vacancy rate of the Account’s properties in Los Angeles declined to 5.6% as compared with 7.2% previously. In Washington, DC, the average vacancy rate of the Account’s properties declined to 6.0% following completion of the renovation and re-leasing of a portion of the units at one of the Account’s properties.

Sector	Metropolitan Area	Total Sector by Metro Area ($M)	% of Total Investments	Account Square Foot Weighted Average Vacancy		Market Vacancy*
				2013Q4	2013Q3	2013Q4	2013Q3

Apartment	Account/Nation			6.0%	5.9%	5.0%	4.6%

1	New York-White Plains-Wayne, NY-NJ	$710.7	3.7%	4.9%	4.0%	5.3%	5.2%
2	Los Angeles-Long Beach-Glendale, CA	$542.6	2.8%	9.1%	8.1%	3.8%	3.6%
3	Washington-Arlington-Alexandria, DC-VA-MD-WV	$405.9	2.1%	6.0%	7.6%	4.9%	4.4%
4	Houston-Sugar Land-Baytown, TX	$314.8	1.6%	5.7%	5.9%	5.9%	5.9%
5	Denver-Aurora, CO	$264.3	1.4%	4.6%	5.4%	3.7%	3.2%

*	Source: CBRE-EA.

Retail

As was the case with other property sectors, U.S. retail markets experienced modest improvement during the fourth quarter and over the course of 2013. Markets have benefited partly from a rebound in consumer confidence and spending following the slump caused by the government shutdown in October 2013. Preliminary data from the U.S. Census Bureau indicate that retail sales excluding motor vehicles and parts increased 1.0% in the fourth quarter of 2013 as compared with the third quarter of 2013 and 3.1% compared with the fourth quarter of 2012. Availability rates in neighborhood and community centers declined to an average of 12.0% in the fourth quarter of 2013 as compared with 12.3% in the third quarter. However, national retailers reported mixed results for the important holiday season and remain cautious about opening new stores given ambivalent consumers and the growth in on-line sales. The vacancy rate for the Account’s retail portfolio remained low but increased to 6.1% during the fourth quarter of 2013 as compared with 4.1% in the third quarter of 2013. The vacancy rate of the Account’s retail portfolio remained below the neighborhood and community center average because the Account’s portfolio includes several high quality regional malls and lifestyle centers which have minimal vacancy.

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Outlook

During the fourth quarter of 2013 and through much of 2013, commercial real estate fundamentals continued their gradual improvement as the U.S. economy grew at a moderate pace. Contributing to the improvement in fundamentals was healthy employment growth with the U.S. economy adding roughly 2.2 million jobs over the course of the year, moderate construction, and low interest rates. Though competition for top properties remained intense, commercial real estate continued to offer attractive returns over the short- and long-term compared with other asset classes. Markets with sizeable technology, energy, medical and biotechnology sectors experienced the most improvement while metro areas with sizeable U.S. government and defense sectors saw very modest improvement at best. However, the new $1.0 trillion bipartisan budget deal should strengthen consumer and business confidence and set the stage for stronger healthy economic growth in 2014. The budget agreement should also diminish near term uncertainty in markets with sizeable U.S. government and defense sectors. In addition to diminished uncertainty, the U.S. economy is expected to benefit from healthy consumer spending, stronger employment growth and a resumption of federal government spending. Prospects for the global economy also appear stronger than they have in a number of years. While downside risk remains, economic conditions in much of Europe have stabilized and are improving slowly. Ongoing growth in China and other emerging markets have contributed to an uptick in global trade as evidenced by the recent increase in U.S. exports. If domestic and global economic conditions generally fall in-line with economists’ expectations, U.S. real estate market conditions are likely to experience further improvement in 2014.

Management’s 2013 investment strategy maintained a primary focus on apartment, retail and industrial properties in target markets and selective opportunities in the central business district (“CBD”) of target office markets. Disposition activities targeted properties in non-target markets and/or underperforming properties. The Account acquired two new properties during the fourth quarter of 2013. The first was a newly constructed apartment building in the Los Angeles metropolitan area; the second was a high street retail property in downtown Philadelphia. In addition, several additional properties were under contract to be purchased as of the end of the quarter, with closings expected in the first half of 2014. Disposition activity in the fourth quarter included the sale of an industrial property in a non-target market, one office property in a non-target market and four community shopping centers in non-target markets from within the Account’s joint venture investments. Management continued to bolster the Account’s income returns through aggressive property management and leasing in combination with expense management. As of the fourth quarter of 2013, the Account’s holdings were 90.7% leased as compared with 90.4% as of the third quarter of 2013. For 2013, the Account generated a 9.65% return. The Account’s real estate assets generated a 1.29% income return and a 1.28% capital return in the fourth quarter. As shown in the graph below, real estate asset returns for the fourth quarter of 2013 were the fifteenth consecutive quarter of positive

TIAA Real Estate Account ¡ Prospectus85

income and capital returns; however, income and capital returns moderated in the fourth quarter compared with the prior two quarters.

TIAA REAL ESTATE ACCOUNT QUARTERLY INVESTMENT RETURNS

Participant inflows continued at a steady pace during the fourth quarter of 2013, with the Account maintaining a solid cash position as of the start of 2014. During 2014, management intends to manage the Account’s cash position in a manner that maintains adequate liquidity reserves for new acquisitions, the potential redemption of units from participants, the Account’s targeted cash holdings, and capital expenses for the Account’s real estate investments. Taking into account the expected short- and long-term return prospects for the four property types, Management’s anticipated acquisitions program in 2014 will focus on all four primary sectors in which the Account invests. The Account will also evaluate whether to pursue and may involve selected foreign acquisitions. In general, Management intends to maintain the Account’s diversification across property sectors at or close to its current sector weightings. In addition to ongoing investment activities, Management will carefully evaluate opportunities to place commercial mortgage debt on recent acquisitions and refinance existing debt on existing encumbered assets at lower interest rates in order to reduce the Account’s overall weighted cost of capital. However, refinancing activities will only be undertaken provided mortgage proceeds can be reinvested in real estate properties or other investments that will benefit overall Account returns.

A portion of the Account’s liquid assets is invested in REITs, which provides incremental exposure to U.S. commercial real estate, an attractive dividend yield, and a high degree of liquidity. The Account’s $1.5 billion portfolio consists of a mix of REIT stocks that closely replicates the FTSE NAREIT All Equity REIT index, thereby providing the Account with exposure to a diverse mix of property types and geographic markets. By effectively replicating the index, the Account portfolio avoids the risks associated with concentrated investments in any particular company or sector. The return profile of REITs is currently and has historically been favorable to corporate bonds and government agency debt, albeit with added near term volatility as compared to direct investments in commercial real

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estate property. The Account’s REIT investments total return, which included dividends, was -0.16% during the fourth quarter and 2.63% in 2013.

During the latter half of the year the Account began construction of a build-to-suit office building on vacant land owned by the Account in Houston. The development property will consist of a 593,856 square foot, 30-story, Class A office tower, which, at its completion, will be fully leased under a fifteen year lease with the American subsidiary of a major global energy company. The project monetizes an existing land site that is adjacent to the Account’s other real estate investment in the Houston market, and represents the Account’s first ground-up development.

Based on the economic and real estate market outlook for 2014, Management believes that the Account is solidly positioned to benefit from expected further strengthening of the U.S. economy and U.S. real estate market conditions along with investors’ focus on major metropolitan markets. Competition for top tier properties remains intense which has driven initial cash-on-cash returns to relatively low levels. Management will therefore carefully evaluate prospective acquisitions based on short- and long-term growth potential, purchase price relative to replacement cost, and portfolio diversification benefits as well as initial cash-on-cash returns. Emphasis will be given to institutional quality properties with strong occupancy histories, favorable tenant rollover schedules, and manageable capital expenses. The Account believes that a disciplined investment strategy coupled with a focus on high quality properties will position the Account for favorable long-term performance.

Investments as of December 31, 2013

As of December 31, 2013, the Account had total net assets of $16.9 billion, a 13.8% increase from December 31, 2012. The increase in the Account’s net assets from December 31, 2012 to December 31, 2013 was primarily due to net participant inflows into the Account exclusive of the liquidity unit redemptions, see “Liquidity and capital resources” below, and net appreciation in value of the Account’s investments.

As of December 31, 2013, the Account owned a total of 102 real estate property investments (89 of which were wholly owned, 13 of which were held in joint ventures). The real estate portfolio included 27 office property investments (including three held in joint ventures), 25 industrial property investments (including one held in a joint venture), 27 apartment property investments (including one held in joint ventures), 20 retail property investments (including seven held in joint ventures and one located in Paris, France), one 75% owned joint venture interest in a portfolio of storage facilities, one land development investment and one fee interest encumbered by a ground lease. Of the real estate property investments, 28 are subject to debt (including seven joint venture property investments).

The outstanding principal on mortgage loans payable on the Account’s wholly owned real estate portfolio as of December 31, 2013 was $2.3 billion. The Account’s proportionate share of outstanding principal on mortgage loans payable

TIAA Real Estate Account ¡ Prospectus87

within its joint venture investments was $1.6 billion, which is netted against the underlying properties when determining the joint venture investments fair value presented on the consolidated statements of investments. When the mortgage loans payable within the joint venture investments are considered, total outstanding principal on the Account’s portfolio as of December 31, 2013 was $3.9 billion, which represented a loan to value ratio of 18.4%. The Account currently has no Account-level debt.

Management believes that the Account’s real estate portfolio is diversified by location and property type. The Account’s largest investment, 1001 Pennsylvania Avenue located in Washington, DC, represented 5.1% of total real estate investments and 3.8% of total investments. As discussed in the Account’s prospectus, the Account does not intend to buy and sell its real estate investments simply to make short-term profits. Rather, the Account’s general strategy in selling real estate investments is to dispose of those assets that management believes (i) have maximized in value, (ii) have underperformed or face deteriorating property-specific or market conditions, (iii) need significant capital infusions in the future, (iv) are appropriate to dispose of in order to remain consistent with the Account’s intent to diversify the Account by property type and geographic location (including reallocating the Account’s exposure to or away from certain property types in certain geographic locations), or (v) otherwise do not satisfy the investment objectives of the Account. Management, from time to time, will evaluate the need to manage liquidity in the Account as part of its analysis as to whether to undertake a particular asset sale. The Account could reinvest any sale proceeds that it does not need to pay operating expenses or to meet debt service or redemption requests (e.g., cash withdrawals or transfers, and any redemption of TIAA’s liquidity units in the future).

During 2013, the Account purchased seven wholly owned real estate investments for $582.0 million, as displayed in the chart below.

PROPERTY INVESTMENTS ACQUIRED IN 2013
(In millions)

Property Name	Property Type	City	State	Net Acquisition Cost

Wholly Owned
Oceano at Warner Center	Apartments	Woodland Hills	CA	$84.2
Holly Street Village	Apartments	Pasadena	CA	123.8
Mohawk Distribution Center	Industrial	Teterboro	NJ	81.1
South Denver Marketplace	Retail	Denver	CO	69.3
Cliffs at Barton Creek	Apartments	Austin	TX	36.5
1619 Walnut Street	Retail	Philadelphia	PA	19.4
Stella	Apartments	Marina Del Rey	CA	167.7

Total				$582.0

During 2013, the Account sold 11 wholly owned real estate investments for a net sales price of $435.8 million, while concurrently settling $219.4 million of debt associated with certain of those assets. The Account’s joint venture

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investments sold two real estate investments along with 12 properties that are part of the DDR Joint Venture investment, for a net sales price of $239.5 million, while concurrently settling $158.6 million of debt associated with certain of those assets, all representing the Account’s proportionate share. The Account realized a loss of $207.2 million and $154.1 million from its wholly owned real estate investment sales and from its proportionate share of real estate investment sales from within its joint venture investments, respectively.

PROPERTY INVESTMENTS SOLD IN 2013
(In millions)

Property Name	Property Type	City	State	Net Sales Price (less selling expense)	Mortgage Loan Payoff

Wholly Owned
Phoenix Apartment Portfolio	Apartments	Chandler	AZ	$33.3	$—
1 & 7 Westferry Circus	Office	London	UK	193.1	(193.1)
Plainsboro Plaza	Retail	Plainsboro	NJ	22.4	—
Lincoln Woods Apartments	Apartments	Lafayette Hill	PA	28.7	—
South Frisco Village Shopping Center	Retail	Frisco	TX	33.9	(26.3)
Reserve at Sugarloaf	Apartments	Duluth	GA	46.5	—
The Fairways of Carolina	Apartments	Margate	FL	26.5	—
Quiet Waters at Coquina Lakes	Apartments	Deerfield Beach	FL	27.3	—
Marketfair — Liquor License	Other	West Windsor	NJ	0.6	—
Fernley Distribution	Industrial	Fernley	NV	6.4	—
Creeksides at Centerpoint	Office	Kent	WA	17.1	—

Total Wholly Owned				$435.8	$(219.4)

Joint Ventures
Palm Lakes Plaza(1)	Retail	Margate	FL	$11.8	$—
Kendall Corners(1)	Retail	Kendall	FL	24.3	—
Douglas Pavilion(2)	Retail	Douglasville	GA	27.4	(20.8)
Jefferson Plaza(2)	Retail	Newport News	VA	8.5	(5.6)
Chesterfield Crossing(2)	Retail	Richmond	VA	12.3	(9.0)
Commonwealth Center(2)	Retail	Midlothian	VA	24.9	(17.6)
Walks at Highwood Preserve I(2)	Retail	Tampa	FL	20.8	(16.7)
West Colonial Center(2)	Retail	Orlando	FL	4.1	—
Capital Plaza(2)	Retail	Wake Forest	NC	6.0	(4.4)
Stonebridge Plaza(2)	Retail	Roswell	GA	19.5	(13.8)
Naugatuck Valley Shopping Center(2)	Retail	Waterbury	CT	33.8	(31.6)
Cox Creek Shopping Center(2)	Retail	Florence	AL	14.5	(6.4)
Suwanee Crossroads(2)	Retail	Suwanee	GA	3.2	(2.6)
Carlisle Commons(2)	Retail	Carlisle	PA	28.4	(30.1)

Total Joint Ventures				$239.5	$(158.6)

Total				$675.3	$(378.0)

(1)	Properties held within the Florida Retail Portfolio investment (80% Account interest).

(2)	Properties held within the DDR Joint Venture investment (85% Account interest).

The following charts reflect the diversification of the Account’s real estate assets by region and property type and list its ten largest investments. All

TIAA Real Estate Account ¡ Prospectus89

information is based on the fair values of the investments at December 31, 2013.

DIVERSIFICATION BY FAIR VALUE(1)

	East	West	South	Foreign(2)	Midwest	Total

Office	20.5%	15.0%	6.7%	—	0.3%	42.5%
Apartment	8.9%	8.8%	4.8%	—	—	22.5%
Retail	3.2%	4.3%	8.4%	1.6%	0.2%	17.7%
Industrial	1.3%	7.4%	3.6%	—	0.9%	13.2%
Other(3)	3.1%	0.3%	0.6%	—	0.1%	4.1%

Total	37.0%	35.8%	24.1%	1.6%	1.5%	100.0%

(1)	Wholly-owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at net equity value.

(2)	Represents real estate investment in France.

(3)	Represents interest in Storage Portfolio investment, a fee interest encumbered by a ground lease real estate investment and a land development.

Properties in the “East” region are located in: CT, DC, DE, KY, MA, MD, ME, NC, NH, NJ, NY, PA, RI, SC, VA, VT, WV

Properties in the “West” region are located in: AK, AZ, CA, CO, HI, ID, MT, NM, NV, OR, UT, WA, WY

Properties in the “South” region are located in: AL, AR, FL, GA, LA, MS, OK, TN, TX

Properties in the “Midwest” region are located in: IA, IL, IN, KS, MI, MN, MO, ND, NE, OH, SD, WI

TOP TEN LARGEST REAL ESTATE INVESTMENTS

Property Investment Name	City	State	Type	Value (in millions)(1)		Property as a % of Total Real Estate Portfolio	Property as a % of Total Investments

1001 Pennsylvania Avenue	Washington	DC	Office	$726.7	(2)	5.1%	3.8%
50 Fremont Street	San Francisco	CA	Office	518.0	(3)	3.7%	2.7%
The Florida Mall	Orlando	FL	Retail	490.9	(4)	3.5%	2.6%
99 High Street	Boston	MA	Office	438.0	(5)	3.1%	2.3%
Fourth and Madison	Seattle	WA	Office	435.0	(6)	3.1%	2.3%
DDR Corp.	Various	USA	Retail	413.7	(7)	2.9%	2.2%
425 Park Avenue	New York	NY	Land	400.0		2.8%	2.1%
780 Third Avenue	New York	NY	Office	365.2	(8)	2.6%	1.9%
501 Boylston Street	Boston	MA	Office	364.1		2.6%	1.9%
Ontario Industrial Portfolio	Ontario	CA	Industrial	329.2		2.3%	1.7%

(1)

Value as reported in the December 31, 2013 Statement of Investments. Investments owned 100% by the Account are reported based on fair value. Investments in joint ventures are reported at fair value and are presented at the Account’s ownership interest.

(2)	This property investment is presented gross of debt. The value of the Account’s interest less the fair value of leverage was $408.6 million.

(3)	This property investment is presented gross of debt. The value of the Account’s interest less the fair value of leverage was $324.6 million.

(4)	This property investment is a 50% / 50% joint venture with Simon Property Group, L.P. and is presented net of debt. As of December 31, 2013, this debt had a fair value of $192.5 million.

(5)	This property investment is presented gross of debt. The value of the Account’s interest less the fair value of leverage was $253.0 million.

(6)	This property investment is presented gross of debt. The value of the Account’s interest less the fair value of leverage was $244.3 million.

90Prospectus ¡ TIAA Real Estate Account

(7)

This property is held in a 85% / 15% joint venture with DDR Corp., consists of 27 retail properties located in 12 states and is presented net of debt. As of December 31, 2013, this debt had a fair value of $691.0 million.

(8)	This property investment is presented gross of debt. The value of the Account’s interest less the fair value of leverage was $207.4 million.

As of December 31, 2013, the Account held 73.9% of its total investments in real estate and real estate joint ventures. The Account also held investments in government agency notes representing 10.4% of total investments, real estate-related equity securities representing 7.9% of total investments, U.S. Treasury securities representing 5.9% of total investments, and real estate limited partnerships, representing 1.9% of total investments.

Results of operations

Year ended December 31, 2013 compared to year ended December 31, 2012

Performance

The Account’s total return was 9.65% for the year ended December 31, 2013 as compared to 10.06% for the year ended 2012. The Account’s annualized total returns over the past one, three, five, and ten year periods ended December 31, 2013 were 9.65%, 10.89%, 2.25%, and 4.80%, respectively. As of December 31, 2013, the Account’s annualized total return since inception was 6.11%

Net investment income

The table below shows the results of operations for the years ended December 31, 2013 and 2012 and the dollar and percentage changes for those periods (dollars in millions).

TIAA Real Estate Account ¡ Prospectus91

	Years Ended December 31,		Change
	2013	2012	$	%

INVESTMENT INCOME
Real estate income, net:
Rental income	$831.5	$872.0	$(40.5)	-4.6%

Real estate property level expenses and taxes:
Operating expenses	202.4	218.2	(15.8)	-7.2%
Real estate taxes	121.3	119.1	2.2	1.8%
Interest expense	116.8	146.0	(29.2)	-20.0%

Total real estate property level expenses and taxes	440.5	483.3	(42.8)	-8.9%

Real estate income, net	391.0	388.7	2.3	0.6%
Income from real estate joint ventures and limited partnerships	104.7	80.9	23.8	29.4%
Interest	2.9	3.0	(0.1)	-3.3%
Dividends	42.2	32.3	9.9	30.7%

TOTAL INVESTMENT INCOME	540.8	504.9	35.9	7.1%

Expenses:
Investment advisory charges	59.3	56.3	3.0	5.3%
Administrative charges	41.7	32.4	9.3	28.7%
Distribution charges	12.8	13.9	(1.1)	-7.9%
Mortality and expense risk charges	0.8	2.8	(2.0)	-71.4%
Liquidity guarantee charges	30.5	31.3	(0.8)	-2.6%

TOTAL EXPENSES	145.1	136.7	8.4	6.1%

INVESTMENT INCOME, NET	$395.7	$368.2	$27.5	7.5%

Rental Income: Rental Income decreased $40.5 million or 4.6% primarily related to net disposition activity of real estate investments during 2012 and 2013. Rental income decreased $99.0 as a result of dispositions; partially offset by $42.4 million of additional rental income related to new acquisitions and $16.1 million attributed to existing real estate investments driven by higher occupancy, higher rents and lower rent concessions, most notably in the apartment and retail sectors.

Operating Expenses: Operating expenses decreased $15.8 million or 7.2% primarily related to net disposition activity of real estate investments during 2012 and 2013. Operating expenses decreased $29.7 million as a result of dispositions, partially offset by $7.3 million of additional operating expenses related to new acquisitions and $6.6 million attributed to existing real estate investments, driven most notably by higher expenses in the apartment and office sectors, due to higher occupancy.

Real Estate Taxes: Real estate taxes increased $2.2 million or 1.8% primarily due to increased property tax assessments, most notably in the Texas and California regions.

Interest Expense: Interest expense decreased $29.2 million or 20.0% primarily due to the extinguishment of mortgage loans with higher interest rates.

Income from Real Estate Joint Ventures and Limited Partnerships: Income from real estate joint ventures and limited partnerships increased $23.8 million or

92Prospectus ¡ TIAA Real Estate Account

29.4% due primarily to three new joint venture investments during the fourth quarter of 2012, partially offset by the dispositions of several smaller investments from within the Florida Retail Portfolio and DDR joint ventures.

Interest and Dividend Income: Interest income decreased $0.1 million or 3.3% due to decreases in short term treasury rates during the year.

Dividend income increased $9.9 million or 30.7% due primarily to the $208.6 million increase in the cost of real estate-related marketable securities.

Expenses: The Account’s expenses increased $8.4 million or 6.1%. Investment advisory, administrative and distribution charges are costs charged to the Account associated with managing the Account. These costs have fixed and variable components, the latter of which generally correspond to the level of the Account’s net assets under management. These costs increased 10.9% during 2013, generally corresponding to the 13.8% increase in the Account’s net assets from December 31, 2012 to December 31, 2013.

Mortality and expense risk and liquidity guarantee charges are contractual charges to the Account from TIAA for TIAA’s assumption of these risks and provision of the guarantee. The rate for these charges generally is established annually effective May 1 for each twelve month period ending each April 30 and is charged based on the Account’s net assets. Even though net assets increased in 2013 compared to 2012, mortality and expense risk charges decreased as a result of the change in such rates.

Net realized and unrealized gains and losses on investments and mortgage loans payable

The table below shows the net realized and unrealized gains (losses) on investments and mortgage loans payable for the years ended December 31, 2013 and 2012 and the dollar and percentage changes for those periods (dollars in millions).

TIAA Real Estate Account ¡ Prospectus93

	Years Ended December 31,		Change
	2013	2012	$	%

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND MORTGAGE LOANS PAYABLE
Net realized gain (loss) on investments:
Real estate properties	$(210.0)	$(11.3)	$(198.7)	N/M
Real estate joint ventures and limited partnerships	(153.0)	(104.5)	(48.5)	-46.4%
Marketable securities	31.6	53.7	(22.1)	-41.2%

Total realized loss on investments:	(331.4)	(62.1)	(269.3)	N/M

Net change in unrealized appreciation (depreciation) on:
Real estate properties	863.1	555.8	307.3	55.3%
Real estate joint ventures and limited partnerships	479.0	424.1	54.9	12.9%
Marketable securities	(41.7)	126.8	(168.5)	N/M
Mortgage loans payable	91.2	(33.4)	124.6	N/M

Net change in unrealized appreciation on investments and mortgage loans payable	1,391.6	1,073.3	318.3	29.7%

NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS AND MORTGAGE LOANS PAYABLE	$1,060.2	$1,011.2	$49.0	4.8%

N/M — Not meaningful

Real Estate Properties: Real estate properties experienced net realized and unrealized gains of $653.1 million for the year as compared to net realized and unrealized gains of $544.5 million for 2012.

Net realized losses in the Account are due to the sale of real estate property investments during 2013. See the Recent Transactions section herein for additional discussions regarding the sale of real estate property investments.

Net unrealized gains in the Account increased primarily as a result of improved occupancy, continued compression in capitalization rates, and increased market rents. The largest increases were experienced in the office sector, with larger increases in the Boston, San Francisco and Washington, D.C. markets. These increases were offset by foreign exchange losses of $4.8 million during the year as compared to foreign exchange gains of $14.6 million during 2012.

Real Estate Joint Ventures and Limited Partnerships: Real estate joint ventures and limited partnerships experienced net realized and unrealized gains of $326.0 million for the year ended December 31, 2013 compared to net realized and unrealized gains of $319.6 million for 2012.

Net realized losses related to the Account’s investments in joint ventures and limited partnerships are primarily due to the sale of real estate property investments underlying the Account’s joint venture investments during 2013. See the Recent Transactions section herein for additional discussions regarding the sale of real estate property investments.

94Prospectus ¡ TIAA Real Estate Account

Net unrealized appreciation increased $54.9 million as compared to 2012. The largest increases were experienced in the retail sector, specifically in the Florida market.

Marketable Securities: The Account’s marketable securities experienced net realized and unrealized losses of $10.1 million for the year as compared to net realized and unrealized gains of $180.5 million for 2012. At December 31, 2013 the Account’s real estate related marketable securities were $1.5 billion as compared to $1.3 billion at December 31, 2012, an increase of $167.0 million or 12.5%. During 2013 the markets for REITs in the United States decreased as measured by the FTSE NAREIT All Equity REITs Index. The Account’s real estate related equity securities depreciated in line with these market movements.

Additionally, the Account held $3.1 billion of short term marketable securities invested in government agency notes and United States Treasury Securities, which had nominal appreciation due to the short term nature of these investments.

Mortgage Loans Payable: Mortgage loans payable experienced unrealized gains of $91.2 million for the year compared to unrealized losses of $33.4 million for 2012. Valuation adjustments to mortgage loans payable are highly dependent upon interest rates, investment return demands, the performance of the underlying real estate investment, and where applicable, foreign exchange rates. The increase in unrealized gains during the year was primarily due to increases in 10-year treasury rates as well as favorable foreign exchange rates, resulting in exchange gains of $16.0 million as compared to foreign exchange losses of $9.4 million during 2012.

Year ended December 31, 2012 compared to year ended December 31, 2011

Performance

The Account’s total return was 10.06% for the year ended December 31, 2012 as compared to 12.99% for the year ended 2011. The Account’s performance during the year ended December 31, 2012 decreased as the velocity of the overall economic and real estate market recoveries slowed and reduced net participant inflows as a result of the $150,000 participant account restriction effective March 31, 2011, being in place throughout 2012, and the $940.3 million redemption of the TIAA Liquidity Units.

The Account’s annualized total returns over the past one, three, five, and ten year periods ended December 31, 2012 were 10.06%, 12.11%, –2.63%, and 4.60%, respectively. As of December 31, 2012, the Account’s annualized total return since inception was 5.91%.

Net investment income

The table below shows the results of operations for the years ended December 31, 2012 and 2011 and the dollar and percentage changes for those periods (dollars in millions).

TIAA Real Estate Account ¡ Prospectus95

	Years Ended December 31,		Change
	2012	2011	$	%

INVESTMENT INCOME
Real estate income, net:
Rental income	$872.0	$874.1	$(2.1)	-0.2%
Real estate property level expenses and taxes:
Operating expenses	218.2	217.8	0.4	0.2%
Real estate taxes	119.1	111.5	7.6	6.8%
Interest expense	146.0	109.2	36.8	33.7%

Total real estate property level expenses and taxes	483.3	438.5	44.8	10.2%

Real estate income, net	388.7	435.6	(46.9)	-10.8%
Income from real estate joint ventures and limited partnerships	80.9	86.4	(5.5)	-6.4%
Interest	3.0	3.3	(0.3)	-9.1%
Dividends	32.3	19.1	13.2	69.1%

TOTAL INVESTMENT INCOME	504.9	544.4	(39.5)	-7.3%

Expenses:
Investment advisory charges	56.3	53.9	2.4	4.5%
Administrative charges	32.4	28.7	3.7	12.9%
Distribution charges	13.9	8.8	5.1	58.0%
Mortality and expense risk charges	2.8	6.2	(3.4)	-54.8%
Liquidity guarantee charges	31.3	23.7	7.6	32.1%

TOTAL EXPENSES	136.7	121.3	15.4	12.7%

INVESTMENT INCOME, NET	$368.2	$423.1	$(54.9)	-13.0%

Rental Income: Rental income decreased by $2.1 million or 0.2% for the year ended December 31, 2012 as compared to the comparable period in 2011. Rental income increased in the Account’s residential, retail and industrial sectors and land by $23.6 million, $12.0 million, $1.5 million and $4.5 million, respectively, specifically due to acquisitions. These increases were offset by a decrease in the Account’s office sector of $43.7 million during the year, $14.4 million of this decrease related to dispositions. The remaining $29.3 million of the decrease was due to tenant vacancies in the California and Connecticut regions. Furthermore, the Account recognized approximately $20.2 million in early termination fee income in 2011 which did not occur in 2012.

Operating Expenses: Operating expenses increased slightly by $0.4 million or 0.2% for the year ended December 31, 2012 as compared to the comparable period of 2011. The increase is primarily due to acquisitions in the residential and retail sectors offset by dispositions in the office sector.

Real Estate Taxes: The $7.6 million or 6.8% increase in real estate taxes for the year ended December 31, 2012 as compared to the comparable period of 2011 was attributed to property acquisitions during 2012 coupled with increased tax values primarily in the apartment and office sectors.

Interest Expense: The $36.8 million or 33.7% increase in interest expense for the year ended December 31, 2012 as compared to the comparable period of 2011 was primarily due to the refinancing of debt on four real estate investments.

96Prospectus ¡ TIAA Real Estate Account

Income from Real Estate Joint Ventures and Limited Partnerships: Income from real estate joint ventures and limited partnerships decreased $5.5 million or 6.4% during the year ended 2012 compared to the comparable period of 2011. The decrease was attributed to decreased distributions from the joint ventures and limited partnerships, primarily the DDR joint venture, as a result of debt restructuring activity as well as the disposition of several joint venture assets during 2012.

Dividend and Interest Income: Dividend and interest income increased $12.9 million from the comparable period of 2011. The increase in dividend income can be directly attributed to the Account’s increased investment in real estate related securities held of $1.3 billion as compared to $927.9 million for the periods ended December 31, 2012 and 2011, respectively.

Expenses: The Account’s expenses increased $15.4 million or 12.7% for the year ended 2012 as compared to the comparable period of 2011. The increase in Account level expenses was due to the increase in the Account’s average net assets throughout the year ended December 31, 2012. The Account’s average net assets for 2012 increased 16.8% when compared to the Account’s average net assets for 2011. However, as a basis point (“bp”) charge to the Account, expenses have decreased from 98 bp during 2011 to 95 bp during 2012, a reduction of 3 bps. Investment advisory, administrative and distribution charges are costs charged to the Account associated with managing the Account. Investment advisory costs are primarily fixed, with some variable components. Administrative and distribution charges generally correspond to the level of assets under management. Mortality and expense risk charges decreased 3 bps during 2012. The decrease in mortality and expense risk charges during the year was primarily driven by a decrease of participants annuitizing into the Account as well as changes in participant mortality assumptions. See Note 2 — Management Agreements and Arrangements to the consolidated financial statements included herein for further discussion related to these expenses.

Net realized and unrealized gains and losses on investments and mortgage loans payable

The table below shows the net realized and unrealized gains (losses) on investments and mortgage loans payable for the years ended December 31, 2012 and 2011 and the dollar and percentage changes for those periods (dollars in millions).

TIAA Real Estate Account ¡ Prospectus97

	Years Ended December 31,		Change
	2012	2011	$	%

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND MORTGAGE LOANS PAYABLE
Net realized gain (loss) on investments:
Real estate properties	$(11.3)	$(41.7)	$30.4	72.9%
Real estate joint ventures and limited partnerships	(104.5)	(70.5)	(34.0)	-48.2%
Marketable securities	53.7	6.5	47.2	N/M

Total realized loss on investments:	(62.1)	(105.7)	43.6	41.2%

Net change in unrealized appreciation (depreciation) on:
Real estate properties	555.8	829.9	(274.1)	-33.0%
Real estate joint ventures and limited partnerships	424.1	331.0	93.1	28.1%
Marketable securities	126.8	21.5	105.3	N/M
Mortgage loans payable	(33.4)	(0.7)	(32.7)	N/M

Net change in unrealized appreciation on investments and mortgage loans payable	1,073.3	1,181.7	(108.4)	-9.2%

NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS AND MORTGAGE LOANS PAYABLE	$1,011.2	$1,076.0	$(64.8)	-6.0%

Real Estate Properties: During the year ended December 31, 2012, the Account experienced net realized and unrealized gains on real estate properties of $544.5 million compared to net realized and unrealized gain of $788.2 million for the comparable period of 2011.

Net realized losses in the Account are due to the sale of real estate property investments during 2012.

Net unrealized gains in the Account continue to be driven by improved but stabilizing market conditions in 2012 but at a decreased rate than that experienced during the comparable period of 2011. Included within the net unrealized gains discussed above were foreign exchange gains of $14.6 million for the year ended December 31, 2012 as compared to losses of $3.3 million for the comparable period of 2011 related to the Account’s foreign investment properties.

Real Estate Joint Ventures and Limited Partnerships: Real estate joint ventures and limited partnerships experienced net realized and unrealized gains of $319.6 million for the year ended December 31, 2012 compared to net realized and unrealized gains of $260.5 million for the comparable period of 2011.

Net realized losses related to the Account’s investments in joint ventures and limited partnerships are primarily due to the sale of real estate property investments underlying the Account’s joint venture investments during 2012.

Net unrealized appreciation increased $93.1 million or 28.1% compared to the comparable period of 2011, due to the Account’s increased investments in joint ventures during 2012.

98Prospectus ¡ TIAA Real Estate Account

Marketable Securities: The Account’s marketable securities positions experienced net realized and unrealized gains of $180.5 million as compared to $28.0 million for the comparable period of 2011. The increase is directly attributable to the Account’s increased investment in real estate related marketable securities (primarily REITs). At December 31, 2012 the Account’s real estate related marketable securities were $1.3 billion as compared to $927.9 million as of December 31, 2011, an increase of $404.4 million or 43.6%. During 2012 the markets for REITs in the United States increased approximately 15.6% as measured by the FTSE NAREIT All Equity REITs Index. The Account’s real estate related equity securities appreciated in line with these market movements.

Additionally, the Account held $2.6 billion of short term marketable securities invested in government agency notes and United States Treasury Securities, which had nominal appreciation due to the short term nature of these investments.

Mortgage Loans Payable: Mortgage loans payable experienced unrealized losses of $33.4 million for the year ended December 31, 2012 compared to unrealized losses of $0.7 million for the comparable period of 2011. Valuation adjustments to mortgage loans payable are highly dependent upon interest rates, investment return demands, the performance of the underlying real estate investment, and where applicable, foreign exchange rates. The increase in unrealized losses during the year ended December 31, 2012 was primarily due to unfavorable foreign exchange rates resulting in exchanges losses of $9.4 million, $18.5 million accrued for anticipated mortgage loan extinguishments associated with the Account’s property investment located in London, England, and $5.4 million related to valuation changes in mortgage loans.

Liquidity and capital resources

As of December 31, 2013 and 2012, the Account’s cash and cash equivalents and non-real estate-related marketable securities had a value of $3.1 billion and $2.6 billion, respectively (18.5% and 17.4% of the Account’s net assets at such dates, respectively).

Year ended December 31, 2013 compared to year ended December 31, 2012

During the year ended December 31, 2013, the Account received $2.3 billion in premiums, which included $1.3 billion of participant transfers into the Account. The Account had outflows of $1.3 billion in annuity payments, withdrawals (excluding liquidity unit redemptions) and death benefits, which included $673.9 million of participant transfers out of the Account. The Account had outflows of $325.4 million related to redemptions of liquidity units during the year. During the year ended December 31, 2012, the Account received $1.9 billion in premiums, which included $1.1 billion of participant transfers into the Account. The Account had outflows of $1.0 billion in annuity payments, withdrawals and death benefits, which included $466.9 million of participant transfers out of the Account. The Account had outflows of $940.3 million related to redemptions of liquidity units during the year ended December 31, 2012. See Redemption of

TIAA Real Estate Account ¡ Prospectus99

Liquidity Units section below for additional discussions related to the redemption of liquidity units.

Liquidity guarantee

Primarily as a result of significant net participant transfers out of the Account during late 2008 and mid-2009, pursuant to TIAA’s existing liquidity guarantee obligation, the TIAA General Account purchased $1.2 billion of liquidity units issued by the Account in a number of separate transactions between December 2008 and June 2009. Subsequent to June 2009, the TIAA General Account did not purchase any additional liquidity units. As disclosed under “Establishing and managing the account — The role of TIAA — Liquidity guarantee” herein, in accordance with this liquidity guarantee obligation, TIAA guarantees that all participants in the Account may redeem their accumulation units at their accumulation unit value next determined after their transfer or cash withdrawal request is received in good order.

Net participant transfers out of the Account significantly slowed following the first quarter of 2009, and net participant transfer activity turned to net inflows in early 2010, which has continued through the date of this prospectus. As a result, while management cannot predict whether any future TIAA liquidity unit purchases will be required under this liquidity guarantee, it is unlikely that additional purchases will be required in the near term. However, management cannot predict for how long net inflows will continue to occur. If net outflows were to occur (even if not at the same intensity as in 2008 and early 2009), it could have a negative impact on the Account’s operations and returns and could require TIAA to purchase additional liquidity units, perhaps to a significant degree, as was the case in late 2008 and early 2009.

TIAA’s obligation to provide Account participants liquidity through purchases of liquidity units is not subject to an express regulatory or contractual limitation, although as described in the paragraph below, the independent fiduciary may (but is not obligated to) require the reduction of TIAA’s interest through sales of assets from the Account if TIAA’s interest exceeds the trigger point. Even if the independent fiduciary so requires TIAA’s obligation to provide liquidity under the guarantee, which is required by the New York State Department of Financial Services, will continue. Management also believes that TIAA has the ability to meet its obligations under this liquidity guarantee.

Whenever TIAA owns liquidity units, the duties of the Account’s independent fiduciary, as part of its monitoring of the Account, include reviewing the purchase and redemption of liquidity units by TIAA to ensure the Account uses the correct accumulation unit values. In addition, the independent fiduciary’s responsibilities include:

•	establishing the percentage of total accumulation units that TIAA’s ownership should not exceed (the “trigger point”) and creating a method for reviewing the trigger point;

100Prospectus ¡ TIAA Real Estate Account

•	approving any adjustment of TIAA’s ownership interest in the Account and, in its discretion, requiring an adjustment if TIAA’s ownership of liquidity units reaches the trigger point; and

•

once the trigger point has been reached, participating in any program to reduce TIAA’s ownership in the Account by utilizing cash flow or liquid investments in the Account, or by utilizing the proceeds from asset sales. If the independent fiduciary were to determine that TIAA’s ownership should be reduced following the trigger point, its role in participating in any asset sales program would include (i) participating in the selection of properties for sale, (ii) providing sales guidelines and (iii) approving those sales if, in the independent fiduciary’s opinion, such sales are desirable to reduce TIAA’s ownership of liquidity units.

In establishing the appropriate trigger point, including whether or not to require certain actions once the trigger point has been reached, the independent fiduciary will assess, among other things and to the extent consistent with the Prohibited Transaction Exemption (PTE 96-76) issued by the U.S. Department of Labor in 1996 with respect to the liquidity guarantee and the independent fiduciary’s duties under ERISA, the risk that a conflict of interest could arise due to the level of TIAA’s ownership interest in the Account.

Redemption of Liquidity Units. The independent fiduciary is vested with oversight and approval over any redemption of TIAA’s liquidity units, acting in the best interests of Real Estate Account participants.

As of March 31, 2013, the independent fiduciary completed the systematic redemption of all of the liquidity units held by the TIAA General Account. Approximately one-quarter of such units were redeemed evenly over the business days in each of the months of June, September, and December 2012, and March 2013, representing a total of $1.3 billion redeemed during this period.

Net income and marketable securities

The Account’s net investment income continues to be an additional source of liquidity for the Account. Net investment income was $395.7 million for the year ended December 31, 2013 as compared to $368.2 million during 2012. Total net investment income increased as described more fully in the Results of Operations section above.

As of December 31, 2013, cash and cash equivalents, along with real estate-related and non-real estate-related marketable securities comprised 27.4% of the Account’s net assets. The Account’s real estate-related marketable securities primarily consist of publicly traded REITS. The Account’s liquid assets continue to be available to purchase additional suitable real estate properties, meet the Account’s debt obligations, expense needs, and participant redemption requests (i.e., cash withdrawals, benefit payments, or transfers).

Leverage

The Account may borrow money and assume or obtain a mortgage on a property to make leveraged real estate investments. Also, to meet any short-term

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cash needs, the Account may obtain a line of credit that may be unsecured and/or contain terms that may require the Account to secure the loan with one or more of its properties.

The Account is authorized to borrow money in accordance with its investment guidelines. Under the Account’s current investment guidelines, the Account’s loan to value ratio (as described below) is to be maintained at or below 30%. Such incurrences of debt from time to time may include:

•	placing new debt on properties;

•	refinancing outstanding debt;

•	assuming debt on acquired properties or interests in the Account’s properties; and/or

•	long term extensions of the maturity date of outstanding debt.

In calculating this limit, only the Account’s actual percentage interest in any borrowings is included, and not that percentage interest held by any joint venture partner. Further, the Account may only borrow up to 70% of the then-current value of a property, although construction loans may be for 100% of the costs incurred in developing a property. As of December 31, 2013, there were no amounts outstanding on the construction loan secured by a real estate investment held within the Account. Also, at the time the Account (or a joint venture in which the Account is a partner) enters into a revolving line of credit, management deems the maximum amount which may be drawn under that line of credit as fully incurred, regardless of whether the maximum amount available has been drawn from time to time.

As of December 31, 2013, the Account’s ratio of outstanding principal amount of debt (inclusive of the Account’s proportionate share of debt held within its joint venture investments) to total gross asset value (i.e., a “loan to value ratio”) was 18.4%. The Account intends to maintain its loan to value ratio at or below 30% (this ratio is measured at the time of incurrence and after giving effect thereto). The Account’s total gross asset value, for these purposes, is equal to the total fair value of the Account’s assets (including the fair value of the Account’s interest in joint ventures), with no reduction associated with any indebtedness on such assets.

As of December 31, 2013, $222.7 million in principal amount of mortgage obligations secured by real estate investments wholly owned by the Account are obligated to be paid throughout 2014. The Account currently has sufficient liquidity in the form of cash and cash equivalents and short term securities to meet its current mortgage obligations.

In times of high net inflow activity, in particular during times of high net participant transfer inflows, management may determine to apply a portion of such cash flows to make prepayments of indebtedness prior to scheduled maturity, which would have the effect of reducing the Account’s loan to value ratio.

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Recent transactions

The following describes property transactions by the Account during the fourth quarter of 2013. Except as noted, the expenses for operating the properties purchased are either borne or reimbursed, in whole or in part, by the property tenants, although the terms vary under each lease. The Account is responsible for operating expenses not reimbursed under the terms of a lease. All rental rates are quoted on an annual basis unless otherwise noted.

Purchases

1619 Walnut Street — Philadelphia, PA

On November 6, 2013, the Account purchased a retail property located in Philadelphia, Pennsylvania for $19.4 million. 1619 Walnut Street is a six story, 34,047 square feet (“SF”) building anchored by ULTA Beauty, which occupies 13,647 SF on three floors. The remaining space is occupied by two office tenants, Keller Williams and Neiman Group. At the time of purchase, the property was 100% leased.

Stella — Marina Del Rey, CA

On November 26, 2013, the Account purchased a multi-use property located in Marina Del Rey, California for $167.7 million. Stella was recently constructed and consists of 244 units, occupying 236,775 SF in two residential buildings, one four story and one five story, which sit on top of a podium deck and retail space totaling 8,652 SF. The residential space is in its initial lease up phase and was 80% leased at the time of purchase, while the retail space was 100% leased to FedEx and a restaurant.

Sales

DDR Joint Venture — Waterbury, CT

On November 8, 2013, a retail property in Waterbury, Connecticut was sold by the Account’s DDR joint venture investment in which the Account holds an 85.0% interest. The Account’s portion of the net sales price was $33.8 million. The Account realized a loss from the sale of $27.0 million, the majority of which had been previously recognized as unrealized losses in the Account’s consolidated statement of operations. The Account’s portion of its cost basis in the property at the date of sale was $60.8 million. Concurrent with this sale, the Account settled its portion of the outstanding mortgage obligation for this investment in the amount of $31.6 million.

DDR Joint Venture — Various, USA

On December 13, 2013, two retail properties, one located in Florence, Alabama and the other in Suwanee, Georgia, were sold by the Account’s DDR joint venture investment in which the Account holds an 85.0% interest. The Account’s portion of the net sales price was $17.7 million. The Account realized a loss from the sale of $24.1 million, the majority of which had been previously

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recognized as unrealized losses in the Account’s consolidated statement of operations. The Account’s portion of its cost basis in these two properties at the date of sale was $41.8 million. Concurrent with this sale, the Account settled its portion of the outstanding mortgage obligations for these two investments in the amount of $9.0 million.

Fernley Distribution — Fernley, NV

On December 19, 2013, the Account sold an industrial property located in Fernley, Nevada for a net sales price of $6.4 million, realizing a loss from the sale of $5.4 million, the majority of which had been previously recognized as unrealized losses in the Account’s consolidated statement of operations. The Account’s cost basis in the property at the date of sale was $11.8 million.

Creeksides at Centerpoint — Kent, WA

On December 19, 2013, the Account sold an office property located in Kent, Washington for a net sales price of $17.1 million, realizing a loss from the sale of $30.0 million, the majority of which had been previously recognized as unrealized losses in the Account’s consolidated statement of operations. The Account’s cost basis in the property at the date of sale was $47.1 million.

DDR Joint Venture — Carlisle, PA

On December 20, 2013, a retail property in Carlisle, Pennsylvania was sold by the Account’s DDR joint venture investment in which the Account holds an 85.0% interest. The Account’s portion of the net sales price was $28.4 million. The Account realized a loss from the sale of $15.6 million, the majority of which had been previously recognized as unrealized losses in the Account’s consolidated statement of operations. The Account’s portion of its cost basis in the property at the date of sale was $44.0 million. Concurrent with this sale, the Account settled its portion of the outstanding mortgage obligation for this investment in the amount of $30.1 million.

Financings

Windsor at Lenox Park — Atlanta, GA

On November 1, 2013, the Account extinguished a $24.0 million mortgage loan associated with the property.

San Montego Apartments — Houston, TX

On November 1, 2013, the Account extinguished a $21.8 million mortgage loan associated with the property.

Montecito Apartments — Houston, TX

On November 1, 2013, the Account extinguished a $20.2 million mortgage loan associated with the property.

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Phoenician Apartments — Houston, TX

On November 1, 2013, the Account extinguished a $21.3 million mortgage loan associated with the property.

Five Oaks — Houston, TX

On December 20, 2013, the Account entered into a construction loan for up to $160 million to help finance development of an office property. During its initial three year term, the loan is interest only with a variable interest rate equal to the 30-Day London Interbank Offered Rate (LIBOR) plus 1.70%, declining to 1.45% at project stabilization. At December 31, 2013, no amounts were outstanding on this loan.

DDR Joint Venture — Various, USA

On December 20, 2013, the Account’s DDR joint venture investment restructured its outstanding $182.3 million term loan (the Account’s share) which is collateralized by 11 properties held within the DDR joint venture. As part of the restructuring, the debt’s interest rate was reduced to LIBOR plus 1.80%, maturing February 2017.

Contractual obligations

The following table sets forth a summary regarding the Account’s known contractual obligations, including required interest payments for those items that are interest bearing, as of December 31, 2013 (amounts in millions):

	Amounts Due During Years Ending December 31,					Thereafter	Total
	2014	2015	2016	2017	2018

Mortgage Loans Payable:
Principal Payments	$222.7	$185.8	$188.5	$51.9	$16.8	$1,642.0	$2,307.7
Interest Payments(1)	97.4	88.0	71.0	67.2	65.2	251.2	640.0

Total Mortgage Loans Payable	$320.1	$273.8	$259.5	$119.1	$82.0	$1,893.2	$2,947.7
Other Commitments(2)	0.5	—	—	—	—	—	0.5
Tenant improvements(3)	74.1	—	—	—	—	—	74.1

Total Contractual Obligations	$394.7	$273.8	$259.5	$119.1	$82.0	$1,893.2	$3,022.3

(1)	These amounts represent interest payments due on mortgage loans payable based on the stated rates at December 31, 2013.

(2)	This includes the Account’s commitment to purchase interest in its limited partnerships, which could be called by the partner at any time.

(3)	This amount represents tenant improvements and leasing inducements committed by the Account as of December 31, 2013.

Note that the Contractual Obligations table above does not include payments on debt held in joint ventures, which are the obligation of the individual joint venture entities.

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Effects of inflation and increasing operating expenses

Inflation, along with increased insurance, taxes, utilities and security costs, may increase property operating expenses in the future. Any such increases in operating expenses are generally billed to tenants either through contractual lease provisions in office, industrial, and retail properties or through rent increases in apartment complexes. The Account remains responsible for the expenses for unleased space in a property as well as expenses which may not be reimbursed under the terms of an existing lease.

Critical accounting policies

The consolidated financial statements of the Account are prepared in conformity with accounting principles generally accepted in the United States of America.

In preparing the Account’s consolidated financial statements, management is required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses. Management bases its estimates on historical experience and assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Determination of Investments at Fair Value: The Account reports all investments and investment related mortgage loans payable at fair value. The Financial Accounting Standards Board (“FASB”) has defined fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

The following is a description of the valuation methodologies used to determine the fair value of the Account’s investments and investment related mortgage payables.

Valuation of Real Estate Properties — Investments in real estate properties are stated at fair value, as determined in accordance with policies and procedures reviewed by the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. Accordingly, the Account does not record depreciation. Determination of fair value involves judgment because the actual fair value of real estate can be determined only by negotiation between the parties in a sales transaction. The Account’s primary objective when valuing its real estate investments will be to produce a valuation that represents a reasonable estimate of the fair value of its investments. Implicit in the Account’s definition of fair value are the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

•	Buyer and seller are typically motivated;

•	Both parties are well informed or well advised, and acting in what they consider their best interests;

•	A reasonable time is allowed for exposure in the open market;

•	Payment is made in terms of cash or in terms of financial arrangements comparable thereto; and

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•	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Property and investment values are affected by, among other things, the availability of capital, occupancy rates, rental rates, and interest and inflation rates. As a result, determining real estate and investment values involves many assumptions. Key inputs and assumptions include rental income and expense amounts, related rental income and expense growth rates, discount rates and capitalization rates. Valuation techniques include discounted cash flow analysis, prevailing market capitalization rates or multiples applied to earnings from the property, analysis of recent comparable sales transactions, actual sale negotiations and bona fide purchase offers received from third parties. Amounts ultimately realized from each investment may vary significantly from the fair value presented.

Real estate properties owned by the Account are initially valued based on an independent third party appraisal, as reviewed by TIAA’s internal appraisal staff and as applicable the Account’s independent fiduciary at the time of the closing of the purchase, which may result in a potential unrealized gain or loss reflecting the difference between an investment’s fair value (i.e., exit price) and its cost basis (which is inclusive of transaction costs).

Subsequently, each property is appraised each quarter by an independent third party appraiser, reviewed by TIAA’s internal appraisal staff and as applicable the Account’s independent fiduciary. In general, the Account obtains appraisals of its real estate properties spread out throughout the quarter, which is intended to result in appraisal adjustments, and thus, adjustments to the valuations of its holdings (to the extent such adjustments are made) that happen regularly throughout each quarter and not on one specific day or month in each period.

Further, management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change. For example, under certain circumstances a valuation adjustment could be made when the Account receives a bona fide bid for the sale of a property held within the Account or one of the Account’s joint ventures. In addition, adjustments may be made for events or circumstances indicating an impairment of a tenant’s ability to pay amounts due to the Account under a lease (including due to a bankruptcy filing of that tenant). Alternatively, adjustments may be made to reflect the execution or renewal of a significant lease. Also, adjustments may be made to reflect factors (such as sales values for comparable properties or local employment rate) bearing uniquely on a particular region in which the Account holds properties. TIAA’s internal appraisal staff oversees the entire appraisal process, in conjunction with the Account’s independent fiduciary (the independent fiduciary is more fully described in the paragraph below). Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary, which will make a final determination on the matter (which may include ordering a subsequent independent appraisal).

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The independent fiduciary, Real Estate Research Corporation, has been appointed by a special subcommittee of the Investment Committee of the Board to, among other things, oversee the appraisal process. The independent fiduciary must approve all independent appraisers used by the Account. All appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices, the real estate appraisal industry standards created by The Appraisal Foundation. Real estate appraisals are estimates of property values based on a professional’s opinion. Appraisals of properties held outside of the U.S. are performed in accordance with industry standards commonly applied in the applicable jurisdiction. These independent appraisers are always expected to be MAI-designated members of the Appraisal Institute (or its European equivalent, Royal Institute of Chartered Surveyors) and state certified appraisers from national or regional firms with relevant property type experience and market knowledge. Under the Account’s current procedures, each independent appraisal firm will be rotated off of a particular property at least every three years, although such appraisal firm may perform appraisals of other Account properties subsequent to such rotation.

Also, the independent fiduciary can require additional appraisals if factors or events have occurred that could materially change a property’s value (including those identified above) and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. The independent fiduciary must also approve any valuation change of real estate-related assets where a property’s value changed by more than 6% from the most recent independent annual appraisal, or if the value of the Account would change by more than 4% within any calendar quarter or more than 2% since the prior calendar month. When a real estate property is subject to a mortgage, the property is valued independently of the mortgage and the property and mortgage fair values are reported separately (see Valuation of Mortgage Loans Payable below). The independent fiduciary reviews and approves all mortgage valuation adjustments before such adjustments are recorded by the Account. The Account continues to use the revised value for each real estate property and mortgage loan payable to calculate the Account’s daily net asset value until the next valuation review or appraisal.

Valuation of Real Estate Joint Ventures — Real estate joint ventures are stated at the fair value of the Account’s ownership interests of the underlying entities. The Account’s ownership interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable, and other factors, such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Upon the disposition of all real estate investments by an investee entity, the Account will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, which occurs prior to the dissolution of the investee entity.

Valuation of Real Estate Limited Partnerships — Limited partnership interests are stated at the fair value of the Account’s ownership in the partnership which are recorded based upon the changes in the net asset values of the limited

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partnerships as determined from the financial statements of the limited partnerships when received by the Account. Prior to the receipt of the financial statements from the limited partnerships, the Account estimates the value of its interest in good faith and will from time to time seek input from the issuer or the sponsor of the investments. Since market quotations are not readily available, the limited partnership interests are valued at fair value as determined in good faith by management under the direction of the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole.

Valuation of Marketable Securities — Equity securities listed or traded on any national market or exchange are valued at the last sale price as of the close of the principal securities market or exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such market or exchange, exclusive of transaction costs.

Debt securities, other than money market instruments, are generally valued at the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). Money market instruments, with maturities of one year or less, are valued in the same manner as debt securities or derived from a pricing matrix.

Short-term investments with maturities of 60 days or less (excluding money market instruments) are valued at amortized cost. Short-term investments with maturities in excess of 60 days (excluding money market instruments) are valued in the same manner as debt securities, as described above.

Money market instruments are valued at amortized cost.

Equity and fixed income securities traded on a foreign exchange or in foreign markets are valued using their closing values under the valuation methods generally accepted in the country where traded, as of the valuation date. This value is converted to U.S. dollars at the exchange rate in effect on the valuation day. Under certain circumstances (for example, if there are significant movements in the United States markets and there is an expectation the securities traded on foreign markets will adjust based on such movements when the foreign markets open the next day), the Account may adjust the value of equity or fixed income securities that trade on a foreign exchange or market after the foreign exchange or market has closed.

Valuation of Mortgage Loans Payable — Mortgage loans payable are stated at fair value. The estimated fair value of mortgage loans payable is based on the amount at which the liability could be transferred to a third party exclusive of transaction costs. Mortgage loans payable are valued internally by TIAA’s internal valuation department, as reviewed by the Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the liquidity for mortgage loans of similar characteristics, the maturity date of the loan, and the return demands of the market.

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Foreign Currency Transactions and Translation: Portfolio investments and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the end of the period. Purchases and sales of securities, income receipts and expense payments made in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the respective dates of the transactions. The effect of any changes in foreign currency exchange rates on portfolio investments and mortgage loans payable are included in net realized and unrealized gains and losses on real estate properties and mortgage loans payable. Net realized gains and losses on foreign currency transactions include disposition of foreign currencies, and currency gains and losses between the accrual and receipt dates of portfolio investment income and between the trade and settlement dates of portfolio investment transactions.

Accumulation and Annuity Funds: The accumulation fund represents the net assets attributable to participants in the accumulation phase of their investment (“Accumulation Fund”). The annuity fund represents the net assets attributable to the participants currently receiving annuity payments (“Annuity Fund”). The net increase or decrease in net assets from investment operations is apportioned between the accounts based upon their relative daily net asset values. Once an Account participant begins receiving lifetime annuity income benefits, payment levels cannot be reduced as a result of the Account’s adverse mortality experience. In addition, the contracts pursuant to which the Account is offered are required to stipulate the maximum expense charge for all Account level expenses that can be assessed, which is not to exceed 2.5% of average net assets per year. The Account pays a fee to TIAA to assume mortality and expense risks.

Accounting for Investments: The investments held by the Account are accounted for as follows:

Real Estate Properties — Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees to local property management companies, property taxes, utilities, maintenance, repairs, insurance, and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily basis and such estimates are adjusted when actual operating results are determined.

Real Estate Joint Ventures — The Account has limited ownership interests in various real estate joint ventures (collectively, the “joint ventures”). The Account records its contributions as increases to its investments in the joint ventures, and distributions from the joint ventures are treated as income within income from real estate joint ventures and limited partnerships in the Account’s consolidated statements of operations. Distributions that are identified as returns of capital are recorded as a reduction to the cost basis of the investment, whereas distributions identified as capital gains or losses are recorded as

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realized gains or losses. Income from the joint ventures is recorded based on the Account’s proportional interest of the income distributed by the joint ventures. Income earned by the joint ventures, but not yet distributed to the Account by the joint ventures is recorded as unrealized gains and losses.

Limited Partnerships — The Account has limited ownership interests in various private real estate funds (primarily limited partnerships) and a private real estate investment trust (collectively, the “limited partnerships”). The Account records its contributions as increases to the investments, and distributions from the investments are treated as income within income from real estate joint ventures and limited partnerships in the Account’s consolidated statements of operations. Distributions that are identified as returns of capital are recorded as a reduction to the cost basis of the investment, whereas distributions identified as capital gains or losses are recorded as realized gains or losses. Unrealized gains and losses are recorded based upon the changes in the net asset values of the limited partnerships as determined from the financial statements of the limited partnerships when received by the Account. Prior to the receipt of the financial statements from the limited partnerships, the Account estimates the value of its interest in good faith and will from time to time seek input from the issuer or the sponsor of the investment. Changes in value based on such estimates are recorded by the Account as unrealized gains and losses.

Marketable Securities — Transactions in marketable securities are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date within dividend income. Dividends that are identified as returns of capital are recorded as a reduction to the cost basis of the investment, whereas dividends identified as capital gains or losses are recorded as realized gains or losses. Realized gains and losses on securities transactions are accounted for on the specific identification method.

Realized and Unrealized Gains and Losses — Unrealized gains and losses are recorded as the fair values of the Account’s investments are adjusted, and as discussed within the Real Estate Joint Ventures and Limited Partnerships sections above. Realized gains and losses are recorded at the time an investment is sold or a distribution is received from the joint ventures or limited partnerships. Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). The Account recognizes a realized gain on the sale of a real estate property to the extent that the contract sales price exceeds the cost-to-date of the property being sold. A realized loss occurs when the cost-to-date exceeds the sales price.

Net Assets — The Account’s net assets as of the close of each valuation day are valued by taking the sum of:

•	the value of the Account’s cash; cash equivalents, and short-term and other debt instruments;

•	the value of the Account’s other securities and other non-real estate assets;

TIAA Real Estate Account ¡ Prospectus111

•	the value of the individual real properties (based on the most recent valuation of that property) and other real estate-related investments owned by the Account;

•

an estimate of the net operating income accrued by the Account from its properties, other real estate-related investments and non-real estate-related investments (including short-term marketable securities) since the end of the prior valuation day; and

•

actual net operating income earned from the Account’s properties, other real estate-related investments and non-real estate-related investments (but only to the extent any such item of income differs from the estimated income accrued for on such investments), and then reducing the sum by liabilities held within the Account, including the daily investment management fee, administration and distribution fees and certain other expenses attributable to operating the Account.

After the end of every quarter, the Account reconciles the amount of expenses deducted from the Account (which is established in order to approximate the costs that the Account will incur) with the expenses the Account actually incurred. If there is a difference, the Account adds it to or deducts it from the Account in equal daily installments over the remaining days of the following quarter. Material differences may be repaid in the current calendar quarter. The Account’s at-cost deductions are based on projections of Account assets and overall expenses, and the size of any adjusting payments will be directly affected by the difference between management’s projections and the Account’s actual assets or expenses.

Federal Income Taxes: Based on provisions of the Internal Revenue Code, Section 817, the Account is taxed as a segregated asset account of TIAA and as such, the Account should incur no material federal income tax attributable to the net investment activity of the Account.

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Quantitative and qualitative disclosures about market risk

The Account’s real estate holdings, including real estate joint ventures and limited partnerships, which, as of December 31, 2013, represented 75.8% of the Account’s total investments, expose the Account to a variety of risks. These risks include, but are not limited to:

•

General Real Estate Risk — The risk that the Account’s property values or rental and occupancy rates could go down due to general economic conditions, a weak market for real estate generally, disruptions in the credit and/or capital markets, or changing supply and demand for certain types of properties;

•

Appraisal Risk — The risk that the sale price of an Account property (i.e., the value that would be determined by negotiations between independent parties) might differ substantially from its estimated or appraised value, leading to losses or reduced profits to the Account upon sale;

•

Risk Relating to Property Sales — The risk that the Account might not be able to sell a property at a particular time for its full value, particularly in a poor market. This might make it difficult to raise cash quickly and also could lead to Account losses;

•

Risks of Borrowing — The risk that interest rate changes may impact Account returns if the Account takes out a mortgage on a property, buys a property subject to a mortgage or holds a property subject to a mortgage, and hedging against such interest rate changes, if undertaken by the Account, may entail additional costs and be unsuccessful; and

•

Foreign Currency Risk — The risk that the value of the Account’s foreign investments, related debt, or rental income could increase or decrease due to changes in foreign currency exchange rates or foreign currency exchange control regulations, and hedging against such currency changes, if undertaken by the Account, may entail additional costs and be unsuccessful.

The Account believes the diversification of its real estate portfolio, both geographically and by sector, along with its quarterly valuation procedure, helps manage the real estate and appraisal risks described above.

As of December 31, 2013, 24.2% of the Account’s total investments were comprised of marketable securities. Marketable securities include high-quality debt instruments (i.e., government agency notes) and REIT securities. The consolidated statement of investments for the Account sets forth the general financial terms of these instruments, along with their fair values, as determined in accordance with procedures described earlier in Critical Accounting Policies section above and in Note 1 — Organization and Significant Accounting Policies to the Account’s consolidated financial statements included herewith. As of the date of this prospectus, the Account does not invest in derivative financial investments, nor does the Account engage in any hedging activity, although it may do so in selected circumstances in the future.

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Risks associated with investments in real estate-related liquid assets (which could include, from time to time, REIT securities and CMBS), and non-real estate-related liquid assets, including financial/credit risk, market volatility risk, interest rate volatility risk and deposit/money market risk:

•

Financial/Credit Risk — The risk, for debt securities, that the issuer will not be able to pay principal and interest when due (and/or declare bankruptcy or be subject to receivership) and, for equity securities such as common or preferred stock, that the issuer’s current earnings will fall or that its overall financial soundness will decline, reducing the security’s value.

•

Market Volatility Risk — The risk that the Account’s investments will experience price volatility due to changing conditions in the financial markets regardless of the credit quality or financial condition of the underlying issuer. This risk is particularly acute to the extent the Account holds equity securities, which have experienced significant short-term price volatility over the past year. Also, to the extent the Account holds debt securities, changes in overall interest rates can cause price fluctuations.

•	Interest Rate Volatility — The risk that interest rate volatility may affect the Account’s current income from an investment.

•

Deposit/Money Market Risk — The risk that, to the extent the Account’s cash held in bank deposit accounts exceeds federally insured limits as to that bank, the Account could experience losses if banks fail. The Account does not believe it has exposure to significant concentration of deposit risk. In addition, there is some risk that investments held in money market accounts can suffer losses.

In addition, to the extent the Account were to hold mortgage-backed securities (including commercial mortgage-backed securities) these securities are subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay the loans earlier or later than anticipated). If the underlying mortgage assets experience faster than anticipated repayments of principal, the Account could fail to recoup some or all of its initial investment in these securities, since the original price paid by the Account was based in part on assumptions regarding the receipt of interest payments. If the underlying mortgage assets are repaid later than anticipated, the Account could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayment depends on a variety of geographic, social and other functions, including prevailing market interest rates and general economic factors. The fair value of these securities is also highly sensitive to changes in interest rates. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments. These securities may be harder to sell than other securities.

In addition to these risks, real estate equity securities (such as REIT stocks and mortgage-backed securities) would be subject to many of the same general risks inherent in real estate investing, making mortgage loans and investing in

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debt securities. For more information on the risks associated with all of the Account’s investments, see “Risk factors” on page 14.

The contracts

TIAA offers the Real Estate Account as a variable option for the annuity contracts described below. Some employer plans may not offer the Real Estate Account as an option for RA, GA, SRA, GRA, GSRA (including institutionally owned GSRA), Retirement Choice, Retirement Choice Plus or Keogh contracts. CREF is a companion organization to TIAA. A companion CREF contract may have been issued to you when you received the TIAA contract offering the Account. For more information about the CREF annuity contracts, the TIAA Traditional Annuity, the TIAA Access variable annuity accounts, other TIAA annuities and separate accounts offered from time to time and particular funds and investment options offered under the terms of your plan, please see the applicable contracts and respective prospectuses for those investment options.

Importantly, neither TIAA nor CREF guarantee the investment performance of the Account nor do they guarantee the value of your units at any time.

RA (Retirement Annuity) and GRA (Group Retirement Annuity)

RA and GRA contracts are used mainly for employee retirement plans. RA contracts are issued directly to you. GRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA.

Depending on the terms of your employer’s plan, RA premiums can be paid by your employer, you, or both. GRA premiums can only be paid by your employer (though some such premiums may be paid by your employer pursuant to a salary reduction agreement). If you’re paying some or all of the entire periodic premium, your contributions can be in either pre-tax dollars by salary reduction or after-tax dollars by payroll deduction. Your employer may offer you the option of making contributions in the form of after-tax Roth IRA-style contributions, though you won’t be able to take tax deductions for these contributions. You can also transfer accumulations from another investment choice under your employer’s plan to your contract. Your GRA premiums can be from pre-tax or after-tax contributions. Ask your employer for more information about these contracts. As with RAs, you can transfer your accumulations from another investment choice under your employer’s plan to your GRA contract.

SRA (Supplemental Retirement Annuity) and GSRA (Group Supplemental Retirement Annuity)

These are generally limited to supplemental voluntary tax-deferred annuity (“TDA”) plans and supplemental 401(k) plans. SRA contracts are issued directly to you. GSRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA. Generally, your employer pays

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premiums in pre-tax dollars through salary reduction. Your employer may offer you the option of making contributions in the form of after-tax Roth IRA-style contributions, though you won’t be able to take tax deductions for these contributions. Although you can’t pay premiums directly, you can transfer amounts from other TDA plans subject to the terms of the plan.

Retirement Choice/Retirement Choice Plus annuities

These are very similar in operation to the GRAs and GSRAs, respectively, except that, unlike GRAs, they are issued directly to your employer or your plan’s trustee, and they may be issued to your employer directly without participant recordkeeping. Among other rights, the employer retains the right to transfer accumulations under these contracts to alternate funding vehicles.

Classic IRA and Roth IRA

Classic IRAs are individual contracts issued directly to you. You and your spouse can each open a Classic IRA with an annual contribution of up to $5,500 or by rolling over funds from another IRA or eligible retirement plan, if you meet the Account’s eligibility requirements. If you are age 50 or older, you may contribute up to $6,500. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $5,500, or $6,500 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2014; different dollar limits may apply in future years.)

Roth IRAs are also individual contracts issued directly to you. You and your spouse can each open a Roth IRA with an annual contribution up to $5,500 or with a rollover from another IRA or a Classic IRA issued by TIAA if you meet the Account’s eligibility requirements, subject to rules applicable to Roth IRA conversions. If you are age 50 or older you may contribute up to $6,500. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $5,500, or $6,500 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2014; different dollar limits may apply in future years.)

We can’t issue a joint Classic IRA or Roth IRA contract. Your employer may offer SEP IRAs (Simplified Employee Retirement Plans), which are subject to different rules.

Classic and Roth IRAs may together be referred to as “IRAs” in this prospectus.

GA (Group Annuity) and institutionally owned GSRAs

These are used exclusively for employer retirement plans and are issued directly to your employer or your plan’s trustee. Your employer pays premiums directly to TIAA (you can’t pay the premiums directly to TIAA) and your employer or the plan’s trustee may control the allocation of contributions and transfers to and from these contracts including withdrawing completely from the Account. If a GA or Institutionally Owned GSRA contract is issued pursuant to your plan, the rules relating to transferring and withdrawing your money, receiving any annuity income

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or death benefits, and the timing of payments may be different, and are determined by your plan. Ask your employer or plan administrator for more information.

Keogh contracts

TIAA offered contracts under Keogh plans. If you are a self-employed individual who owns an unincorporated business, you could, prior to 2013, use the Account’s Keogh contracts for a Keogh plan, and cover common law employees, subject to the Account’s eligibility requirements. Note, however, that while TIAA will offer new contracts for new entrants into Keogh plans established prior to 2013, it will no longer offer contracts for Keogh plans that the Account is not currently funding.

ATRA (after-tax retirement annuity)

The after-tax retirement annuities (“ATRA”) are individual non-qualified deferred annuity contracts issued to participants who are eligible and would like to remit personal premiums under the contractual provisions of their RA contract. To be eligible, you must have an active and premium-paying or paid up RA contract.

Note that the tax rules governing these non-qualified contracts differ significantly from the treatment of qualified contracts. See “Taxes” on page 136 for more information.

Eligibility for IRA and KEOGH contracts

Each of you and your spouse can open a Classic or Roth IRA or a Keogh if you’re a current or retired employee or trustee of an Eligible Institution, or if you own a TIAA or CREF annuity contract or a TIAA individual insurance contract. To be considered a retired employee for this purpose, an individual must be at least 55 years old and have completed at least three years of service at an Eligible Institution. In the case of partnerships, at least half the partners must be eligible individuals and the partnership itself must be primarily engaged in education or research. Eligibility may be restricted by certain income limits on opening Roth IRA contracts.

Real estate account accumulation contract

TIAA offers an accumulation-only contract for certain institutions. Under this plan-level contract, the plan sponsor creates custom fund-of-funds allocations for participants by selecting various underlying investment options, including, among others, the TIAA Real Estate Account and other TIAA-CREF-affiliated options. The plan sponsor can (i) make withdrawals to satisfy withdrawal requests by individual participants, (ii) make withdrawals to achieve the rebalancing objectives and stated investment percentages of the custom fund-of-funds or (iii) choose to discontinue the contract and cash out in a lump sum any accumulations under the contract. In addition, TIAA can choose to discontinue the contract if continuance is materially detrimental to its interests, in which case any accumulations under the contract will be paid out. The contract contains specific

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provisions regarding the effective date for withdrawals and crediting premiums to the contract. Ask your employer or plan administrator for more information.

State regulatory approval

State regulatory approval may be pending for certain of these contracts, and these contracts may not currently be available in your state.

Starting out

Generally, we’ll issue you a TIAA contract when we receive a completed application or enrollment form in good order. “Good order” means actual receipt of the transaction request along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your complete application and any other information or supporting documentation we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds by us to effect the transaction. We may, in our sole discretion, determine whether any particular transaction request is in good order and reserve the right to change or waive any good order requirement at any time either in general or with respect to a particular plan, contract or transaction.

If your application is incomplete and we do not receive the necessary information and signed application in good order within five business days of our receipt of the initial premium, we will return the initial premium at that time.

If we receive premiums from your employer and, where applicable, a completed application from you before we receive your specific allocation instructions (or if your allocation instructions violate employer plan restrictions or do not total 100%), we will invest all premiums remitted on your behalf in the default option your employer has designated. It is possible that the default option will not be the Real Estate Account but will be another investment option available under your plan. We consider your employer’s designation of a default option to be an instruction to us to allocate your premiums to that option as described above. You should consult your plan documents or sales representative to determine your employer’s designated default option and to obtain information about that option. Further, to the extent you hold an IRA contract, the default option will be that fund or account specified in your IRA forms.

When we receive complete allocation instructions from you in good order, we’ll follow your instructions for future premiums. However, if you want the premiums previously allocated to the default option (and earnings and losses on them) to be transferred to the options identified in your instructions, you must specifically request that we transfer these amounts from the default option to your investment option choices.

Amounts may be invested in an account other than the Real Estate Account (absent a participant’s specific instructions) only in the limited circumstances identified in the paragraph immediately above and the circumstances outlined

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below on page 126 under “How to transfer and withdraw your money — Restrictions on Premiums and Transfers to the Account” namely: (1) we receive premiums before we receive your completed application or allocation instructions, (2) a participant’s allocations violate employer plan restrictions or do not total 100%, or (3) we stop accepting premiums for and/or transfers into the Account.

TIAA doesn’t generally restrict the amount or frequency of payment of premiums to your contract, although we may in the future. Your employer’s retirement plan may limit your premium amounts. There also may be restrictions on remitting premiums on an IRA. In addition, the Code limits the total annual premiums you may invest in plans qualified for favorable tax treatment. If you want to directly contribute personal premiums under the contractual provisions of your RA contract, you will be issued an ATRA contract. Premiums and any earnings on the ATRA contract will not be subject to your employer’s retirement plan. The restrictions relating to these premiums are in the contract itself.

In most cases (subject to any restriction we may impose, as described in this prospectus), TIAA accepts premiums to a contract during your accumulation period. Once your first premium has been paid, your TIAA contract can’t lapse or be forfeited for nonpayment of premiums. However, TIAA can stop accepting premiums to the Real Estate Account at any time.

You may remit premium payments to the following address: P.O. Box 1259, Charlotte, N.C. 28201.

Note that we cannot accept money orders or travelers checks. In addition, we will not accept a third-party check where the relationship of the payor to the account owner cannot be identified from the face of the check.

You will receive a confirmation statement each time you make a transfer to, a transfer out, or a cash withdrawal from the Account. The statement will show the date and amount of each transaction. However, if you’re remitting premiums through an employer or other qualified plan, using an automatic investment plan or systematic withdrawal plan, you may instead receive a statement confirming those transactions following the end of each calendar quarter.

If you have any accumulations in the Account, you will be sent a statement in each quarter which sets forth the following information:

(1)	Premiums paid during the quarter;

(2)	The number and dollar value of accumulation units in the Account credited to you during the quarter and in total;

(3)	Cash withdrawals, if any, from the Account during the quarter; and

(4)	Any transfers during the quarter.

You also will receive reports containing the financial statements of the Account and certain information about the Account’s investments.

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Important information about procedures for opening a new account

To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, street address (not a post office box), date of birth, Social Security number and other information that will allow us to identify you, such as your home telephone number and driver’s license or certain other identifying documents. Until you provide us with the information needed, we may not be able to open an account or effect any transactions for you. Furthermore, if we are unable to verify your identity, or that of another person authorized to act on your behalf, or if it is believed that potentially criminal activity has been identified, we reserve the right to take such action as deemed appropriate, which may include closing your account.

Choosing among investment accounts

Once an account is opened on your behalf, you may allocate all or part of your premiums to the Real Estate Account, unless your employer’s plan precludes that choice. You can also allocate premiums to TIAA’s Traditional Annuity, the CREF variable investment accounts, the TIAA Access variable annuity accounts, other TIAA annuities and separate accounts offered from time to time (if available under the terms of your employer’s plan) and, in some cases, certain funds if the account or fund is available under your employer’s plan.

You can change your allocation choices for future premiums by:

•	writing to our office at P.O. Box 1259, Charlotte, N.C. 28201;

•	using the TIAA-CREF Web Center’s account access feature at www.tiaa-cref.org; or

•	calling our Automated Telephone Service (24 hours a day) at 800 842-2252.

The right to cancel your contract

Generally, you may cancel any RA, SRA, GSRA, Classic IRA, Roth IRA, ATRA or Keogh contract in accordance with the contract’s Right to Examine provision (unless we have begun making annuity payments from it) and subject to the time period regulated by the state in which the contract is issued. Although the contract terms and state law provisions differ, you will generally have between 10 and 60 days to exercise this cancellation right. To cancel a contract, you must mail or deliver the contract with your cancellation instructions (or signed Notice of Cancellation when such has been provided with your contract) to our home office. We’ll cancel the contract, then send either the current accumulation or the premium, depending on the state in which your contract was issued, to whomever originally submitted the premiums. Unless we are returning premiums paid as required by state law, you will bear the investment risk during this period.

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Determining the value of your interest in the account — accumulation units

Each payment to the Real Estate Account buys a number of accumulation units. Similarly, any withdrawal from the Account results in the redemption of a number of accumulation units. The price you pay for accumulation units, and the price you receive for accumulation units when you redeem accumulation units, is the value of the accumulation units calculated for the business day on which we receive your purchase, redemption or transfer request in good order (unless you ask for a later date for a redemption or transfer). This date is called the “effective date.” Therefore, if we receive your purchase, redemption or transfer request in good order before the NYSE closes, that business day will be considered the effective date of your order. If we receive your request in good order after the NYSE closes, the next business day will be considered the effective date of your order.

Payments and orders to redeem accumulation units (or adjustments thereto) may be processed after the effective date. “Processed” means when amounts are credited or debited to you in the Account. In the event there are market fluctuations between the effective date and the processing date and the price of accumulation units on the processing date is higher or lower than your price on the effective date, that difference will be paid or retained by Services, the Account’s distributor. This amount, which may be positive or negative, together with similar amounts paid or retained by Services in connection with transactions involving other investment products offered under pension plans administered by TIAA or its affiliates and the amount of interest, if any, paid by Services to participants in connection with certain delayed payments, is apportioned to the Account pursuant to an agreement with Services, under which the Account reimburses Services for the services it has provided to the Account.

The accumulation unit value reflects the Account’s investment experience (i.e., the real estate net operating income accrued, as well as dividends, interest and other income accrued), realized and unrealized capital gains and losses, as well as Account expense charges.

Calculating Accumulation Unit Values: We calculate the Account’s accumulation unit value at the end of each valuation day. To do that, we multiply the previous day’s value by the net investment factor for the Account. The net investment factor is calculated as A divided by B, where A and B are defined as:

A.	The value of the Account’s net assets at the end of the current valuation period, less premiums received during the current valuation period.

B.	The value of the Account’s net assets at the end of the previous valuation period, plus the net effect of transactions made at the start of the current valuation period.
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How to transfer and withdraw your money

Generally, TIAA allows you to move your money to or from the Real Estate Account in the following ways:

•	from the Real Estate Account to a CREF investment account, a TIAA Access variable account (if available) or TIAA’s Traditional Annuity;

•

to the Real Estate Account from a CREF investment account, a TIAA Access variable account (if available) or TIAA’s Traditional Annuity (transfers from TIAA’s Traditional Annuity under RA, GRA or Retirement Choice contracts are subject to restrictions);

•	from the Real Estate Account to a fund (including TIAA-CREF affiliated funds), if available under your plan;

•	to the Real Estate Account from a TIAA-CREF affiliated fund, if available under your plan;

•

depending on the terms of your plan, contracts and governing instruments, to the Real Estate Account from other TIAA annuity products and separate accounts, and/or from the Real Estate Account to other TIAA annuity products and separate accounts;

•	from the Real Estate Account to investment options offered by other companies, if available under your plan;

•	to the Real Estate Account from other companies/plans;

•	by withdrawing cash; and

•	by setting up a program of automatic withdrawals or transfers.

For more information regarding the transfer policies of CREF, TIAA Access, TIAA’s Traditional Annuity or another investment option listed above, please see the respective contract, prospectus or other governing instrument. These options may be limited by the terms of your employer’s plan, by current tax law, or by the terms of your contract, as set forth below.

Currently, transfers from the Real Estate Account to any TIAA annuity offered by your employer’s plan, to one of the CREF accounts or to funds offered under the terms of your plan must generally be at least $1,000 (except for systematic transfers, which must be at least $100) or your entire accumulation, if less. In the future, we may eliminate these minimum transaction levels. Lump sum cash withdrawals from the Real Estate Account and transfers to other companies are not subject to a minimum amount. Transfers and cash withdrawals are currently free. TIAA can place restrictions on transfers or charge fees for transfers and/or withdrawals in the future.

As indicated, transfers and cash withdrawals are effective at the end of the business day we receive your request and all required documentation in good order. You can also choose to have transfers and withdrawals take effect at the close of any future valuation day. For any transfers to TIAA’s Traditional Annuity, the crediting rate will be the rate in effect at the close of business of the first day that you participate in TIAA’s Traditional Annuity, which is the next business day after the effective date of the transfer.

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To request a transfer or to withdraw cash, you may:

•	write to TIAA’s office at P.O. Box 1259, Charlotte, N.C. 28201;

•	call us at 800 842-2252; or

•	for internal transfers, using the TIAA-CREF Web Center’s account access feature at www.tiaa-cref.org.

If you are married, and all or part of your accumulation is attributable to contributions made under

•	an employer plan subject to ERISA; or

•

an employer plan that provides for spousal rights to benefits, then only to the extent required by the Internal Revenue Code the (“Code”) or ERISA or the terms of your employer plan, your rights to choose certain benefits are restricted by the rights of your spouse to benefits.

You may be required to complete and return certain forms (in good order) to effect these transactions. We can limit, suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.

Before you transfer or withdraw cash, please make sure that you consult the terms of your employer’s plan, as it may contain additional restrictions. In addition, please make sure you understand the possible federal and other income tax consequences. See “Taxes” on page 136.

Transfers to and from other TIAA-CREF accounts and funds

Transfers from the Real Estate Account. Once every calendar quarter you can transfer some or all of your accumulation in the Real Estate Account to TIAA’s Traditional Annuity, to another TIAA annuity offered by your employer’s plan, to one of the CREF accounts, to a TIAA Access variable annuity account or to funds (which may include TIAA-CREF affiliated funds) offered under the terms of your employer’s plan. Transfers to TIAA’s Traditional Annuity or other TIAA annuities or accounts, a CREF account or to certain other options may be restricted by your employer’s plan, current tax law or by the terms of your contract. In addition, there are important exceptions to this once per calendar quarter limitation, as outlined below under “—Market timing / excessive trading policy” on page 127.

Transfers to the Real Estate Account. Currently, you can also transfer some or all of your accumulation in TIAA’s Traditional Annuity, in your CREF accounts, TIAA Access variable annuity accounts or in the funds or TIAA annuities offered under the terms of your plan to the Real Estate Account, if your employer’s plan offers the Account; subject to the terms of the plan, current tax law and the terms of your contract. Transfers from TIAA’s Traditional Annuity to the Real Estate Account under RA, GRA or Retirement Choice contracts can only be effected over a period of time (up to 10 annual installments) and may be subject to other limitations, as specified in your contract. Amounts held under an ATRA contract cannot be transferred to or from any retirement plan contract.

Currently, these transfers must generally be at least $1,000 (except for systematic transfers, which must be at least $100) or your entire accumulation, if less. Because excessive transfer activity can hurt Account performance and other

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participants, subject to applicable state law and the terms of your contract, we may seek to further limit how often, or in what amounts, you may make transfers, or we may otherwise modify the transfer privilege generally. See “—Restrictions on premiums and transfers to the Account” below.

Transfers to other companies

Generally you may transfer funds from the Real Estate Account to a company other than TIAA or CREF, subject to certain tax restrictions. This right may be limited by your employer’s plan or the terms of your contract. If your employer participates in our special transfer services program, we can make automatic monthly transfers from your RA or GRA contract to another company. Roth amounts in a 403(b) or 401(a) plan can only be rolled over to another Roth account under such plan or to a Roth IRA, as permitted by applicable law and the terms of the plans.

Under the Retirement Choice and Retirement Choice Plus contracts, your employer could transfer monies from the Account and apply it to another account or investment option, subject to the terms of your plan, and without your consent.

Transfers from other companies/plans

Subject to your employer’s plan and federal tax law, you can usually transfer or roll over money from another 403(b), 401(a)/403(a) or governmental 457(b) retirement plan to your qualified TIAA contract. You may also roll over before-tax amounts in a Traditional IRA to 403(b) plans, 401(a)/403(a) plans or eligible governmental 457(b) plans, provided such employer plans agree to accept the rollover. Roth amounts in a 403(b) or 401(a) plan can only be rolled over to another Roth account under such plan or to a Roth IRA, as permitted by applicable law and the terms of the plans. Funds in a private 457(b) plan can be transferred to another private 457(b) plan only. Accumulations in private 457(b) plans may not be rolled over to a qualified plan (e.g., a 401(a) plan), a 403(b) plan, a governmental 457(b) plan or an IRA.

Withdrawing cash

You may withdraw cash from your SRA, GSRA, IRA, ATRA or Keogh Real Estate Account accumulation at any time during the accumulation period, provided federal tax law and the terms of your employer’s plan permit it (see below). Normally, you can’t withdraw money from a contract if you’ve already applied that money to begin receiving lifetime annuity income. Current federal tax law restricts your ability to make cash withdrawals from your accumulation under most voluntary salary reduction agreements.

Withdrawals are generally available only if you reach age 59 1/2, leave your job, become disabled, die, satisfy requirements related to qualified distributions or if your employer terminates its retirement plan. If your employer’s plan permits, you may also be able to withdraw money if you encounter hardship, as defined by the IRS, but hardship withdrawals can be from contributions only, and not investment

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earnings. You may be subject to a 10% penalty tax if you make a withdrawal before you reach age 59 1/2, unless an exception applies to your situation.

Under current federal tax law, you are not permitted to withdraw from 457(b) plans earlier than the calendar year in which you reach age 70 1/2, leave your job or are faced with an unforeseeable emergency (as defined by law). There are generally no early withdrawal tax penalties if you withdraw under any of these circumstances (i.e., no 10% tax on distributions prior to age 59 1/2). If you’re married, you may be required by law or your employer’s plan to show us advance written consent from your spouse before TIAA makes certain transactions on your behalf.

Special rules and restrictions apply to Classic and Roth IRAs.

If you request a withdrawal, we will send the proceeds by check to the address of record, or by electronic funds transfer to the bank account on file. A letter of instruction with a bank signature guarantee is required if the withdrawal is sent to an address other than the address of record, or to an address of record that has been changed within either the last 14 or 30 calendar days, depending on the service model applicable to your plan. You may obtain a signature guarantee from some commercial or savings banks, credit unions, trust companies, or member firms of a U.S. stock exchange. A notary public cannot provide a signature guarantee. Proceeds directed to a bank account not on file have similar 14 or 30 day restrictions that require completion of a verification process. Please contact us for further information. We reserve the right to require a signature guarantee on any redemption.

Systematic withdrawals and transfers

If your employer’s plan allows, you can set up a program to make cash withdrawals or transfers automatically by specifying that we withdraw from your Real Estate Account accumulation, or transfer to or from the Real Estate Account, any fixed number of accumulation units, dollar amount, or percentage of accumulation until you tell us to stop or until your accumulation is exhausted. Currently, the program must be set up so that at least $100 is automatically transferred or withdrawn at a time. In the future, we may eliminate this minimum transfer amount. Further, a systematic plan of this type may allow pre-specified transfers or withdrawals to be made more often than quarterly, depending on the terms of your employer’s plan.

Withdrawals to pay financial advisor fees

If permitted by your employer’s plan, you may authorize a series of systematic withdrawals to pay the fees of a financial advisor. Such systematic withdrawals are subject to all provisions applicable to systematic withdrawals, except as otherwise described in this section. One series of systematic withdrawals to pay financial advisor fees may be in effect at the same time that one other series of systematic withdrawals is also in effect. Systematic withdrawals to pay financial advisor fees must be scheduled to be made quarterly only, on the first day of each calendar quarter. The amount withdrawn from each investment account

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must be specified in dollars or as a percentage of accumulation, and will be in proportion to the accumulations in each account at the end of the business day prior to the withdrawal. The financial advisor may request that we stop making withdrawals. We reserve the right to determine the eligibility of financial advisors for this type of fee reimbursement. Before you set up this program, make sure you understand the possible tax consequences of these withdrawals. See the discussion under “Taxes” on page 136 below.

Restrictions on premiums and transfers to the Account

From time to time we may stop accepting premiums for and/or transfers into the Account. We might do so if, for example, we can’t find enough appropriate real estate-related investment opportunities at a particular time. Whenever reasonably possible, we will notify you before we decide to restrict premiums and/or transfers. However, because we may need to respond quickly to changing market conditions or to the liquidity needs and demands of the Account, we reserve the right (subject to the terms of some contracts) to stop accepting premiums and/or transfers at any time without prior notice.

Individual participants are limited from making internal funding vehicle transfers into their Account accumulation if, after giving effect to such transfer, the total value of such participant’s Account accumulation (under all contracts issued to such participant) would exceed $150,000.

As of the date of this prospectus, all jurisdictions in which the Account is offered have approved this limitation, but the effective date of the limitation as applies to an individual participant will be reflected on his or her applicable contract or endorsement form. These contracts or endorsements will contain important details with respect to this limitation.

Under this limitation, an internal funding vehicle transfer means the movement (or attempted movement) of accumulations from any of the following to the Account:

•	a TIAA Traditional Annuity accumulation,

•	a Real Estate Account accumulation (from one contract to another),

•	a companion CREF certificate,

•	other TIAA separate account accumulations, and

•	any other funding vehicle accumulation which is administered by TIAA or CREF on the same recordkeeping system as the contract.

The following transfers are currently not subject to this limitation:

•	systematic transfers,

•	automatic rebalancing activity,

•	any transaction arising from a TIAA-sponsored advice product or service, and

•	Transfer Payout Annuity payments directed to the Account.

This limitation does not apply to most types of premium contributions and certain group contracts recordkept on non-TIAA platforms. Minimum Distribution Option (“MDO”) contracts will be subject to this limitation, but the limitation does not apply to other annuity pay-out contracts.

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A transfer which cannot be applied pursuant to this limitation, along with any other attempted movements of funds submitted as part of a noncompliant transfer request into the Account, will be rejected in its entirety, and therefore the funds that were to be transferred will remain in the investment option from which the transfer was to be made. The Account accumulation unit values used in applying this provision will be those calculated as of the valuation day preceding the day on which the proposed transfer is to be effective. A participant will not be required to reduce his or her accumulation to a level at or below $150,000 if the total value of the participant’s Account accumulation under all contracts exceeds $150,000 on the effective date as indicated in the contract or contract endorsement. TIAA reserves the right in the future to modify the nature of this limitation and to include categories of transactions associated with services that may be introduced in the future.

If we decide to stop accepting premiums into the Account, amounts that would otherwise be allocated to the Account will be allocated to the default option designated by your employer instead (or the default option specified on your IRA forms), unless you give us other allocation instructions. We will not transfer these amounts out of the default option designated by your employer when the restriction period is over, unless you request that we do so. However, we will resume allocating premiums to the Account on the date we remove the restrictions.

Additional limitations

Federal law requires us to obtain, verify and record information that identifies each person who opens an account. Until we receive the information we need, we may not be able to effect transactions for you. Furthermore, if we are unable to verify your identity, or that of another person authorized to act on your behalf, or if we believe that we have identified potentially criminal activity, we reserve the right to take such action as we deem appropriate, which may include closing your account.

Market timing / excessive trading policy

There are participants who may try to profit from making transactions back and forth among the CREF accounts, the Real Estate Account, the TIAA Access variable account and the funds or other investment options available under the terms of your plan in an effort to “time” the market or for other reasons. As money is shifted in and out of these accounts, the accounts or funds may incur transaction costs, including, among other things, expenses for buying and selling securities. These costs are borne by all participants, including long-term investors who do not generate these costs. In addition, excessive trading can interfere with efficient portfolio management and cause dilution if traders are able to take advantage of pricing inefficiencies. Consequently, the Account is not appropriate for market timing or frequent trading and you should not invest in the Account if you want to engage in such activity.

To discourage this activity, transfers of accumulations from the Real Estate Account to a CREF or TIAA account, or another investment option, are limited to

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once every calendar quarter. A few limited exceptions to this once per calendar quarter limitation apply, including:

(i)	systematic transfers out of the Real Estate Account (as described on page 125 in “—Systematic withdrawals and transfers”),

(ii)	annual portfolio rebalancing activities,

(iii)	plan or plan-sponsor initiated transactions, including transfers and rollovers made to external carriers,

(iv)	participants enrolled in TIAA’s qualified managed account for retirement plan assets,

(v)	single-sum distributions where funds are moved from one TIAA annuity contract or certificate to another, as well as those made directly to a participant,

(vi)	asset allocation programs and similar programs approved by TIAA’s management,

(vii)	death and hardship withdrawals or withdrawals made pursuant to a qualified domestic relations order (“QDRO”), and

(viii)	certain transactions made within a retirement or employee benefit plan, such as contributions, mandatory (or minimum) distributions and loans.

TIAA reserves the right to reject any purchase or exchange request with respect to the Account, including when it is believed that a request would be disruptive to the Account’s efficient portfolio management. TIAA also may suspend or terminate your ability to transact in the Account by telephone, fax or over the Internet for any reason, including the prevention of excessive trading. A purchase or exchange request could be rejected or electronic trading privileges could be suspended because of the timing or amount of the investment or because of a history of excessive trading by the participant. Because TIAA has discretion in applying this policy, it is possible that similar transaction activity could be handled differently because of the surrounding circumstances.

Notwithstanding such discretion, TIAA seeks to apply its excessive trading policies and procedures uniformly to all Account participants. As circumstances warrant, TIAA may request transaction data from intermediaries from time to time to verify whether the Account’s policies are being followed and/or to instruct intermediaries to take action against participants who have violated the Account’s policies. TIAA has the right to modify these policies and procedures at any time without advance notice.

The Account is not appropriate for excessive trading. You should not invest in the Account if you want to engage in excessive trading or market timing activity. Participants seeking to engage in excessive trading may deploy a variety of strategies to avoid detection, and, despite TIAA’s efforts to discourage excessive trading, there is no guarantee that TIAA or its agents will be able to identify all such participants or curtail their trading practices.

If you invest in the Account through an intermediary, including through a retirement or employee benefit plan, you may be subject to additional market

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timing or excessive trading policies implemented by the intermediary or plan. Please contact your intermediary or plan sponsor for more details.

Receiving annuity income

The annuity period in general

You can annuitize and receive an income stream from all or part of your Real Estate Account accumulation. Unless you opt for a lifetime annuity, generally you must be at least age 59 1/2 to begin receiving annuity income payments from your annuity contract free of a 10 percent early distribution penalty tax. Your employer’s plan may also restrict when you can begin income payments. Under the minimum distribution rules of the Code, you generally must begin receiving some payments from your contract shortly after you reach the later of age 70 1/2 or you retire. Please consult your tax advisor. For more information, see “Taxes—minimum distribution requirements,” on page 137. Also, you can’t begin a one-life annuity after you reach age 90, nor may you begin a two-life annuity after either you or your annuity partner reach age 90.

Your income payments may be paid out from the Real Estate Account through a variety of income options. You can pick a different income option for different portions of your accumulation, but once you’ve started payments you usually can’t change your income option or annuity partner for that payment stream. Usually income payments are monthly. You can choose quarterly, semi-annual, and annual payments as well. (TIAA has the right to not make payments at any interval that would cause the initial payment to be less than $100.) We’ll send your payments by mail to your home address or, on your request, by mail or electronic funds transfer to your bank.

Your initial income payments are based on the value of your accumulation on the last valuation day before the annuity starting date. Your payments change after the initial payment based on the Account’s investment experience and the income change method you choose.

There are two income change methods for annuity payments: annual and monthly. Under the annual income change method, payments from the Account change each May 1, based on the net investment results during the prior year (from the day following the last valuation day in March of the prior year through the last valuation day in the March of the current year). Under the monthly income change method, payments from the Account change every month, based on the net investment results during the previous month. For the formulas used to calculate the amount of annuity payments, see page 132. The total value of your annuity payments may be more or less than your total premiums. TIAA reserves the right to modify or stop offering the annual or monthly change methods.

Annuity starting date

Ordinarily, annuity payments begin on the date you designate as your annuity starting date, provided we have received all documentation necessary for the

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income option you’ve picked. If something’s missing, we’ll defer your annuity starting date until we receive the missing items and/or information. You may designate any future date for your annuitization request, in accordance with our procedures and as long as it is one on which we process annuitizations. Your first annuity check may be delayed while we process your choice of income options and calculate the amount of your initial payment. Any premiums received within 70 days after payments begin may be used to provide additional annuity income. Premiums received after 70 days will remain in your accumulating annuity contract until you have given us further instructions. Ordinarily, your first annuity payment can be made on any business day between the first and twentieth of any month.

Annuity income options

Both the number of annuity units you purchase and the amount of your income payments will depend on which income option you pick. Your employer’s plan, tax law and ERISA may limit which income options you can use to receive income from an RA or GRA, GSRA, Retirement Choice, Retirement Choice Plus or Keogh contract. Ordinarily you’ll choose your income options shortly before you want payments to begin, but you can make or change your choice any time before your annuity starting date. After your annuity starting date, you cannot change your income option.

All Real Estate Account income options provide variable payments, and the amount of income you receive depends in part on the investment experience of the Account. The current options are:

•

One-Life Annuity with or without Guaranteed Period: Pays income as long as you live. If you opt for a guaranteed period (10, 15 or 20 years) and you die before it’s over, income payments will continue to your beneficiary until the end of the period. If you don’t opt for a guaranteed period, all payments end at your death — so it’s possible for you to receive only one payment if you die less than a month after payments start.

•	Annuity for a Fixed Period: Pays income for any period you choose from five to 30 years (two to 30 years for RAs, SRAs and GRAs). This option is not available under all contracts.

•

Two-Life Annuities: Pays income to you as long as you live, then continues at either the same or a reduced level for the life of your annuity partner. There are four types of two-life annuity options, all available with or without a guaranteed period — Full Benefit to Survivor, Two-Thirds Benefit to Survivor, 75% Benefit to Annuity Partner and a Half-Benefit to Annuity Partner. Under the Two-Thirds Benefit to Survivor option, payments to you will be reduced upon the death of your annuity partner.

•

MDO: Generally available only if you must begin annuity payments under the Code minimum distribution requirements. (Some employer plans allow you to elect this option earlier — contact TIAA for more information.) The option, if elected, automatically pays an amount designed to fulfill the distribution

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requirements under federal tax law. Please consult your tax advisor for more information.

You must apply your entire accumulation under a contract if you want to use the MDO. It is possible that income under the MDO will cease during your lifetime. Prior to age 90, and subject to applicable plan and legal restrictions, you can elect a distribution option other than the MDO and apply any remaining part of an accumulation applied to the MDO to any other income option for which you’re eligible. Using the MDO won’t affect your right to take a cash withdrawal of any accumulation not yet distributed. This automatic payout option is not available for IRA contracts issued on or after October 11, 2010. An automatic payout option is currently not available under Retirement Choice or Retirement Choice Plus contracts instead, required minimum distributions under Retirement Choice or Retirement Choice Plus contracts, will be paid directly from these contracts pursuant to the terms of your employer’s plan.

For any of the income options described above, current federal tax law provides that your guaranteed period can’t exceed the joint life expectancy of you and your beneficiary or annuity partner, and other Code stipulations may make some income options unavailable to you. If you are married at your annuity start date, you may be required by law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives the right. Other income options may become available in the future, subject to the terms of your retirement plan and relevant federal and state laws. For more information about any annuity option, please contact us.

Receiving Lump Sum Payments (Retirement Transition Benefit): If your employer’s plan allows, you may be able to receive a single sum payment of up to 10 percent of the value of any part of an accumulation being converted to annuity income on the annuity starting date. (This does not apply to IRAs.) Of course, if your employer’s plan allows cash withdrawals, you can take a larger amount (up to 100 percent) of your Real Estate Account accumulation as a cash payment. The retirement transition benefit will be subject to current federal income tax requirements and possible early distribution penalties. See “Taxes” on page 136.

Transfers during the annuity period

After you begin receiving annuity income, you, subject to your employer’s plan, can transfer all or part of the future annuity income (which is the actuarial present value of the payments based on the applicable interest rate and the mortality basis associated with that fund at the time of the transfer) payable once each calendar quarter (i) from the Real Estate Account into a “comparable annuity” payable from a CREF or TIAA account or TIAA’s Traditional Annuity, or (ii) from a CREF account into a comparable annuity payable from the Real Estate Account. Comparable annuities are those which are payable under the same income option and have the same first and second annuitant, and remaining guaranteed period.

We’ll process your transfer on the business day we receive your request in good order. You can also choose to have a transfer take effect at the close of any

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future business day. Transfers under the annual income payment method will affect your annuity payments beginning on the May 1 following the March 31 which is on or after the effective date of the transfer. Transfers under the monthly income payment method and all transfers into TIAA’s Traditional Annuity will affect your annuity payments beginning with the first payment due after the monthly payment valuation day that is on or after the transfer date. You can switch between the annual and monthly income change methods, and the switch will go into effect on the last valuation day of the following March. Although the payout streams are actuarially equivalent and there is no charge for engaging in such a transfer, it is possible that the new funds may apply different mortality or interest assumptions, and could therefore result in variation between the initial payments from the new fund and the payments that were being made out of the original fund.

Annuity payments

The amount of annuity payments we pay you or your beneficiary (annuitant) will depend upon the number and value of the annuity units payable. The number of annuity units is first determined on the day before the annuity starting date. The amount of the annuity payments will change according to the income change method chosen.

Under the annual income change method, the value of an annuity unit for payments is redetermined on March 31 of each year (or, if March 31 is not a valuation day, the immediately preceding valuation day). This date is called the “annual payment valuation day.” Annuity payments change beginning May 1. The change reflects the net investment experience of the Real Estate Account. The net investment experience for the twelve months following the annual payment valuation day will be reflected in the annuity unit value determined on the next year’s annual payment valuation day.

Under the monthly income change method, the value of an annuity unit for payments is determined on the payment valuation day, which is the 20th day of the month preceding the payment due date or, if the 20th is not a business day, the preceding business day. The monthly changes in the value of an annuity unit reflect the net investment experience of the Real Estate Account. The formulas for calculating the number and value of annuity units payable are described below.

Calculating the Number of Annuity Units Payable: When a participant or a beneficiary converts the value of all or a portion of his or her accumulation into an income-paying contract, the number of annuity units payable from the Real Estate Account under an income change method is determined by dividing the value of the Account accumulation to be applied to provide the annuity payments by the product of the annuity unit value for that income change method and an annuity factor. The annuity factor as of the annuity starting date is the value of an annuity in the amount of $1.00 per month beginning on the first day such annuity units are payable, and continuing for as long as such annuity units are payable.

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The annuity factor will reflect interest assumed at the effective annual rate of 4 percent, and the mortality assumptions for the person(s) on whose life (lives) the annuity payments will be based. Mortality assumptions will be based on the then-current settlement mortality schedules for this Account. Annuitants bear no mortality risk under their contracts — actual mortality experience will not reduce annuity payments after they have started. TIAA may change the mortality assumptions used to determine the number of annuity units payable for any future accumulations converted to provide annuity payments.

The number of annuity units payable under an income change method under your contract will be reduced by the number of annuity units you transfer out of that income change method under your contract. The number of annuity units payable will be increased by any internal transfers you make to that income change method under your contract.

Value of Annuity Units: The Real Estate Account’s annuity unit value is calculated separately for each income change method for each valuation day. The annuity unit value for each income change method is determined by updating the annuity unit value from the previous valuation day to reflect the net investment performance of the Account for the current valuation period relative to the 4 percent assumed investment return. In general, your payments will increase if the performance of the Account is greater than 4 percent and decrease if the value is less than 4 percent. The value is further adjusted to take into account any changes expected to occur in the future at revaluation either once a year or once a month, assuming the Account will earn the 4 percent assumed investment return in the future.

The initial value of the annuity unit for a new annuitant is the value determined as of the valuation day before annuity payments start.

For participants under the annual income change method, the value of the annuity unit for payment remains level until the following May 1. For those who have already begun receiving annuity income as of March 31, the value of the annuity unit for payments due on and after the next succeeding May 1 is equal to the annuity unit value determined as of the last valuation day in March.

For participants under the monthly income change method, the value of the annuity unit for payments changes on the payment valuation day of each month for the payment due on the first of the following month.

Further, certain variable annuity payouts might not be available if issuing the payout annuity would violate state law.

TIAA reserves the right, subject to approval by the Board of Trustees, to modify the manner in which the number and/or value of annuity units is calculated in the future. No such modification will reduce any participant’s benefit once the participant’s annuitization period has commenced.

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Death benefits

Availability; choosing beneficiaries

Subject to the terms of your employer’s plan, TIAA may pay death benefits if you or your annuity partner dies. When you purchase your annuity contract, you name one or more beneficiaries to receive the death benefit if you die. You can change your beneficiaries anytime before you die, and, unless you instruct otherwise, your annuity partner can do the same after your death.

Every state has some form of unclaimed property laws that impose varying legal and practical obligations on insurers and, indirectly, on Contract owners, insureds, beneficiaries and other payees of proceeds. Unclaimed property laws generally provide for escheatment to the state of unclaimed proceeds under various circumstances.

Contract owners are urged to keep their own, as well as their insureds’, beneficiaries’ and other payees’, information up to date, including full names, postal and electronic media addresses, telephone numbers, dates of birth, and social security numbers. Such updates should be communicated in writing to TIAA-CREF Life Insurance Company at P.O. Box 1259, Charlotte, NC 28201, by calling our Automated Telephone Service (24 hours a day) at 800-842-2252, or via www.tiaa-cref.org.

Your spouse’s rights

Your choice of beneficiary for death benefits may, in some cases, be subject to the consent of your spouse. Similarly, if you are married at the time of your death, federal law may require a portion of the death benefit be paid to your spouse even if you have named someone else as beneficiary. If you die without having named any beneficiary, any portion of your death benefit not payable to your spouse will generally go to your estate unless your employer’s plan provides otherwise.

Amount of death benefit

If you die during the accumulation period, the death benefit is the amount of your accumulation. If you and your annuity partner die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a guaranteed period, the death benefit is the present value, based on interest at the effective annual rate of 4%, of the unit annuity payments due for the remainder of the period.

Payment of death benefit

To authorize payment and pay a death benefit, we must have received all necessary forms and documentation in good order, including proof of death and the selection of the method of payment.

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Methods of payment of death benefits

Generally, you can choose for your beneficiary the method we’ll use to pay the death benefit, but few participants do this. If you choose a payment method, you can also prevent your beneficiaries from changing it. Most people leave the choice to their beneficiaries. We can prevent any choice if its initial payment is less than $25. If death occurs while your contract is in the accumulation stage, in most cases we can pay the death benefit using the TIAA-CREF Savings & Investment Plan. We won’t do this if you preselected another option or if the beneficiary elects another option. Some beneficiaries aren’t eligible for the TIAA-CREF Savings & Investment Plan. In addition, the TIAA-CREF Savings & Investment Plan is not available under Retirement Choice, Retirement Choice Plus or IRA contracts issued on or after October 11, 2010. If your beneficiary isn’t eligible and doesn’t specifically tell us to start paying death benefits within a year of your death, we can start making payments to them over five years using the fixed-period annuity method of payment.

Payments During the Accumulation Period: Currently, the available methods of payment for death benefits from funds in the accumulation period are:

•	Single-Sum Payment, in which the entire death benefit is paid to your beneficiary at once;

•	One-Life Annuity with or without Guaranteed Period, in which the death benefit is paid monthly for the life of the beneficiary or through the guaranteed period;

•

Annuity for a Fixed Period of 5 to 30 years (not available under Retirement Choice or Retirement Choice Plus), in which the death benefit is paid for a fixed period (This option is not available under all contracts);

•

Accumulation-Unit Deposit Option, which pays a lump sum at the end of a fixed period, ordinarily two to five years, during which period the accumulation units deposited participate in the Account’s investment experience (generally the death benefit value must be at least $5,000); (This option is not available under all contracts); and

•

Minimum Distribution Payments (currently called the TIAA-CREF Savings & Investment Plan), which automatically pays income according to the Code’s minimum distribution requirements. This payment method is not available under Retirement Choice or Retirement Choice Plus contracts, and is not available for IRA contracts issued on or after October 11, 2010. It operates in much the same way as the MDO annuity income option. It’s possible, under this method, that your beneficiary will not receive income for life.

Death benefits are usually paid monthly (unless you chose a single-sum method of payment), but your beneficiary can switch them to quarterly, semi-annual, or annual payments. Note that for Retirement Choice, Retirement Choice Plus and IRA contracts issued on or after October 11, 2010, instead of an annuity for a fixed period, beneficiaries may only receive either a single-sum payment or a one-life annuity.

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Payments During the Annuity Period: If you and your annuity partner die during the annuity period, your beneficiary can choose to receive any remaining guaranteed periodic payments due under your contract.

Alternatively, your beneficiary can choose to receive the commuted value of those payments in a single sum unless you have indicated otherwise. The amount of the commuted value will be different than the total of the periodic payments that would otherwise be paid.

Ordinarily, death benefits are subject to federal estate tax. Generally, if taken as a lump sum, death benefits would be taxed like complete withdrawals. If taken as annuity benefits, death benefits would be taxed like annuity payments. For more information on death benefits, see the discussion under “Taxes” below, or for further detail, contact TIAA.

Taxes

This section offers general information concerning federal taxes. It doesn’t cover every situation. Tax treatment varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, check with a qualified tax advisor.

How the Real Estate Account is treated for tax purposes

The Account is not a separate taxpayer for purposes of the Code — its earnings are taxed as part of TIAA’s operations. Although TIAA is not expected to owe any federal income taxes on the Account’s earnings, if TIAA does incur taxes attributable to the Account, it may make a corresponding charge against the Account.

Taxes in general

During the accumulation period, Real Estate Account premiums paid in before-tax dollars, employer contributions and earnings attributable to these amounts are not taxed until they’re withdrawn. Annuity payments, single-sum withdrawals, systematic withdrawals, and death benefits are usually taxed as ordinary income. Premiums paid in after-tax dollars aren’t taxable when withdrawn, but earnings attributable to these amounts are taxable unless those amounts are contributed as Roth contributions to a 401(a), 403(b) or governmental 457(b) plan and certain criteria are met before the amounts (and the income on the amounts) are withdrawn. Generally, transfers between qualified retirement plans are not taxed. Generally, contributions you can make under an employer’s plan are limited by federal tax law. Employee voluntary salary reduction contributions and Roth after-tax contributions to 403(b) and 401(k) plans are limited in the aggregate to $17,500 per year ($23,000 per year if you are age 50 or older). Certain long-term employees may be able to defer up to $20,500 per year in a 403(b) plan ($26,000 per year if you are age 50 or older). Contributions to Classic and Roth IRAs, other than rollover contributions, cannot generally exceed $5,500 per year

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($6,500 per year for taxpayers age 50 or older). The maximum contribution limit to a 457(b) non-qualified deferred compensation plan for employees of state and local governments is $17,500 ($23,000 if you are age 50 or older). Special catch-up rules may permit a higher contribution in one or more of the last three years prior to an individual’s normal retirement age under the plan.

Note that the dollar limits listed above are for 2014; different dollar limits may apply in future years.

Early distributions

If you want to withdraw funds or begin receiving income from any 401(a), 403(a), or 403(b) retirement plan or an IRA before you reach age 59 1/2, you may have to pay a 10 percent early distribution tax on the taxable amount. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10 percent penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. You won’t have to pay this tax in certain circumstances. Early distributions from 457(b) plans are not subject to a 10% penalty tax unless, in the case of a governmental 457(b) plan, the distribution includes amounts rolled over to the plan from an IRA, 401(a)/403(a), or 403(b) plan. Consult your tax advisor for more information.

Minimum distribution requirements

In most cases, payments from qualified contracts must begin by April 1 of the year after the year you reach age 70 1/2, or if later, by retirement. For Classic IRAs, and with respect to 5 percent or more owners of the business covered by a Keogh plan, payments must begin by April 1 of the year after you reach age 70 1/2. Under the terms of certain retirement plans, the plan administrator may direct us to make the minimum distributions required by law even if you do not elect to receive them. In addition, if you don’t begin distributions on time, you may be subject to a 50 percent excise tax on the amount you should have received but did not. Roth IRAs are generally not subject to these rules requiring minimum distributions during your lifetime. You are responsible for requesting distributions that comply with the minimum distribution rules. Please consult your tax advisor for more information.

Premium taxes

Some states assess premium taxes on the premiums paid under the contract. We will deduct the total amount of premium taxes, if any, from your accumulation based on current state insurance laws, subject to the provisions of your contract, and our status in the state. Generally, premium taxes range from 0% to 3.5%, depending on the state.

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Withholding on distributions

If we pay an “eligible rollover” distribution directly to you, federal law requires us to withhold 20 percent from the taxable portion. On the other hand, if we roll over such a distribution directly to an IRA or employer plan, we do not withhold any federal income tax. The 20 percent withholding also does not apply to certain types of distributions that are not considered eligible rollovers such as payments from IRAs, hardship withdrawals, lifetime annuity payments, substantially equal periodic payments over your life expectancy or over 10 or more years, or minimum distribution payments.

For the taxable portion of non-eligible rollover distributions, we will usually withhold federal income taxes unless you tell us not to and you are eligible to avoid withholding. However, if you tell us not to withhold but we don’t have your taxpayer identification number on file, we still are required to deduct taxes. These rules also apply to distributions from governmental 457(b) plans. In general, all amounts received under a private 457(b) plan are taxable and are subject to federal income tax withholding as wages. Nonresident aliens who pay U.S. taxes are subject to different withholding rules.

Federal estate, gift, and generation-skipping transfer taxes

While no attempt is being made to discuss in detail the federal estate tax implications of the contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary who survives the decedent is included in the decedent’s gross estate. Depending on the terms of the contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning advisor for more information.

Under certain circumstances, the Code may impose a generation-skipping (“GST”) tax when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the contract owner. Regulations issued under the Code may require us to deduct the tax from your contract, or from any applicable payment, and pay it directly to the IRS. For 2014, the federal estate tax, gift tax, and GST tax exemptions and maximum rates are $5,340,000 and 40%, respectively. The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Federal defense of marriage act

The contracts provide that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the contract’s death benefit and any joint-life coverage under an optional living benefit. All contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under applicable federal law. The U.S.

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Supreme Court has held section 3 of the federal Defense of Marriage Act (which purportedly did not recognize same-sex marriages, even those which are permitted under individual state laws) to be unconstitutional. Therefore, same-sex marriages recognized under state law will be recognized for federal law purposes. The Department of Treasury and the Internal Revenue Service have recently determined that for federal tax purposes, same-sex spouses will be determined based on the law of the state in which the marriage was celebrated irrespective of the law of the state in which the person resides. However, some uncertainty remains regarding the treatment of same-sex spouses. Consult a tax adviser for more information on this subject.

Special rules for after-tax retirement annuities

If you paid premiums directly to an RA and the premiums are not subject to your employer’s retirement plan, or if you have been issued an ATRA contract, the following general discussion describes our understanding of current federal income tax law that applies to these accumulations. This discussion does not apply to premiums paid on your behalf under the terms of your employer’s retirement plan. It also does not cover every situation and does not address all possible circumstances.

In General. These annuities are generally not taxed until distributions occur. When distributions occur, they are taxed as follows:

•

Withdrawals, including withdrawals of the entire accumulation under the contract, are generally taxed as ordinary income to the extent that the contract’s value is more than your investment in the contract (i.e., what you have paid into it).

•

Annuity payments are generally treated in part as taxable ordinary income and in part as non-taxable recovery of your investment in the contract until you recover all of your investment in the contract. After that, annuity payments are taxable in full as ordinary income.

Required Distributions. In general, if you die after you start your annuity payments but before the entire interest in the annuity contract has been distributed, the remaining portion must be distributed at least as quickly as under the method in effect on the date of your death. If you die before your annuity payments begin, the entire interest in your annuity contract generally must be distributed within five years after your death, or be used to provide payments that begin within one year of your death and that will be made for the life of your designated beneficiary or for a period not extending beyond the life expectancy of your designated beneficiary. The “designated beneficiary” refers to a natural person you designate and to whom ownership of the contract passes because of your death. However, if the designated beneficiary is your surviving spouse, your surviving spouse can continue the annuity contract as the new owner.

Death Benefit Proceeds. Death benefit proceeds are taxed like withdrawals of the entire accumulation in the contract if distributed in a single sum and are

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taxed like annuity payments if distributed as annuity payments. Your beneficiary may be required to take death benefit proceeds within a certain time period.

Penalty Tax on Certain Distributions. You may have to pay a penalty tax (10 percent of the amount treated as taxable income) on distributions you take prior to age 59 1/2. There are some exceptions to this rule, however. You should consult a tax advisor for information about those exceptions.

Withholding. Annuity distributions are generally subject to federal income tax withholding but most recipients can usually choose not to have the tax withheld.

Certain Designations or Exchanges. Designating an annuitant, payee or other beneficiary, or exchanging a contract may have tax consequences that should be discussed with a tax advisor before you engage in any of these transactions.

Multiple Contracts. All non-qualified deferred annuity contracts issued by us and certain of our affiliates to the same owner during a calendar year must generally be treated as a single contract in determining when and how much income is taxable and how much income is subject to the 10 percent penalty tax (see above).

Diversification Requirements. The investments of the Real Estate Account must be “adequately diversified” in order for the ATRA Contracts to be treated as annuity contracts for Federal income tax purposes. It is intended that Real Estate Account will satisfy these diversification requirements.

Owner Control. In certain circumstances, owners of non-qualified variable annuity contracts have been considered for Federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the variable account assets. While we believe that the ATRA Contracts do not give you investment control over assets in the Real Estate Account or any other separate account underlying your ATRA Contract, we reserve the right to modify the ATRA Contracts as necessary to prevent you from being treated as an owner of the assets in the Real Estate Account.

Residents of Puerto Rico

The IRS has announced that income from an annuity received by residents of Puerto Rico is U.S.-source income that is generally subject to United States federal income tax.

Annuity purchases by nonresident aliens

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective

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purchasers who are nonresident aliens are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

Special rules for withdrawals to pay advisory fees

If you have arranged for us to pay advisory fees to your financial advisor from your accumulations, those partial withdrawals generally will not be treated as taxable distributions as long as:

•	the payment is for expenses that are ordinary and necessary;

•	the payment is made from a Section 401 or 403 retirement plan or an IRA;

•

your financial advisor’s payment is only made from the accumulations in your retirement plan or IRA, as applicable, and not directly by you or anyone else, under the agreement with your financial advisor; and

•	once advisory fees begin to be paid from your retirement plan or IRA, as applicable, you continue to pay those fees solely from your plan or IRA, as applicable, and not from any other source.

However, withdrawals to pay advisory fees to your financial advisor from your accumulations under an ATRA contract will be treated as taxable distributions.

Foreign tax credit

The Account may be subject to foreign taxes on investments in other countries, including capital gains tax on any appreciation in value when a real estate investment in a foreign jurisdiction is eventually sold. Any potential tax impact will not be reflected in the valuation of the foreign investment and may not be fully reflected in a tax accrual by the Account. Upon payment of any foreign tax by the Account, TIAA may be eligible to receive a foreign tax credit, which (subject to certain limitations) may be available to reduce its U.S. tax burden. The Account is a segregated asset account of TIAA and incurs no material federal income tax attributable to the investment performance of the Account under the Code. As a result, the Account will not realize any tax benefit from any foreign tax credit that may be available to TIAA; however, to the extent that TIAA can utilize the foreign tax credit in its consolidated tax return, TIAA will reimburse the Account for that benefit at that time. The extent to which TIAA is able to utilize the credits when the Account incurs a foreign tax will determine the amount and timing of reimbursement from TIAA to the Account for the resulting foreign tax credit. The Account’s unit values may be adversely impacted in the future if a foreign tax is paid, and TIAA is not able to utilize (and therefore does not reimburse the Account for), either immediately or in the future, the foreign tax credit earned as a result of the foreign tax paid by the Account.

Possible tax law changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of your contract could change by legislation or

TIAA Real Estate Account ¡ Prospectus141

otherwise. Consult a tax advisor with respect to legislative developments and their effect on your contract.

We have the right to modify the contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.

General matters

Making choices and changes

You may have to make certain choices or changes (e.g., changing your income option, making a cash withdrawal) by written notice in good order satisfactory to us and received at our home office or at some other location that we have specifically designated for that purpose. When we receive a notice of a change in beneficiary or other person named to receive payments, we’ll execute the change as of the date it was signed, even if the signer has died in the meantime. We execute all other changes as of the date received.

Telephone and internet transactions

You can use our Automated Telephone Service (“ATS”) or the TIAA-CREF Web Center’s account access feature to check your account balances, transfer to TIAA’s Traditional Annuity, TIAA Access variable annuity accounts or CREF, and/or allocate future premiums among the accounts and funds available to you through TIAA-CREF. Note that, currently, all requests to make lump-sum transfers out of the Real Estate Account to another investment option (whether or not affiliated with TIAA or CREF) may not be made by means of TIAA-CREF’s Internet website. You will be asked to enter your Personal Identification Number (“PIN”) and Social Security number for both systems. (You can establish a PIN by calling us.) Both will lead you through the transaction process and will use reasonable procedures to confirm that instructions given are genuine. If we use such procedures, we are not responsible for incorrect or fraudulent transactions. All transactions made over the ATS and Internet are electronically recorded.

To use the ATS, you need a touch-tone phone. The toll free number for the ATS is 800 842-2252. To use the Internet, go to the account access feature of the TIAA-CREF Web Center at www.tiaa-cref.org. We can suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.

Voting rights

You don’t have the right to vote on the management and operation of the Account directly; however, you may send ballots to advise the TIAA Board of Overseers about voting for nominees for the TIAA Board of Trustees.

142Prospectus ¡ TIAA Real Estate Account

Electronic prospectus

If you received this prospectus electronically and would like a paper copy, please call 877 518-9161 and we will send it to you. Under certain circumstances where we are legally required to deliver a prospectus to you, we cannot send you a prospectus electronically unless you’ve consented.

Householding

To lower costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the Account’s prospectus, prospectus supplements or any other required documents to your household, even if more than one participant lives there. If you would prefer to continue receiving your own copy of any of these documents, you may call us toll-free at 877 518-9161, or write us.

Miscellaneous policies

Amending the Contracts: The contract may be amended by agreement of TIAA and the contractholder without the consent of any other person, provided that such change does not reduce any benefit purchased under the contract up to that time. Any endorsement or amendment of the contract, waiver of any of its provisions, or change in rate schedule will be valid only if in writing and signed by an executive officer of TIAA.

If You’re Married: If you’re married, you may be required by law or your employer’s plan to get advance written consent from your spouse before we make certain transactions for you. If you’re married at your annuity starting date, you may also be required by law or your employer’s plan to choose an income option that provides survivor annuity income to your spouse, unless he or she waives that right in writing. There are limited exceptions to the waiver requirement.

Texas Optional Retirement Program Restrictions: If you’re in the Texas Optional Retirement Program, you or your beneficiary can redeem some or all of your accumulation only if you retire, die, or leave your job in the state’s public institutions of higher education.

Assigning Your Contract: Generally, neither you nor your beneficiaries can assign your ownership of a TIAA retirement contract to anyone else.

Overpayment of Premiums: If your employer mistakenly sends more premiums on your behalf than you’re entitled to under your employer’s retirement plan or the Code, we’ll refund them to your employer as long as we’re requested to do so (in writing) before you start receiving annuity income.

Any time there’s a question about premium refunds, TIAA will rely on information from your employer. If you’ve withdrawn or transferred the amounts involved from your accumulation, we won’t refund them.

Errors or Omissions: We reserve the right to correct any errors or omissions on any form, report, or statement that we send you.

TIAA Real Estate Account ¡ Prospectus143

Payment to an Estate, Guardian, Trustee, etc.: We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee, or other entity not a natural person. Neither TIAA nor the Account will be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

Benefits Based on Incorrect Information: If the amounts of benefits provided under a contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If the Account has overpaid or underpaid, appropriate adjustments will be made.

Proof of Survival: We reserve the right to require satisfactory proof that anyone named to receive benefits under a contract is living on the date payment is due. If we have not received this proof after we request it in writing, the Account will have the right to make reduced payments or to withhold payments entirely until such proof is received.

Distribution

The annuity contracts are offered continuously by Services, which is registered with the SEC as a broker-dealer and a registered investment adviser and is a member of the Financial Industry Regulatory Authority (“FINRA”). Teachers Personal Investors Services, Inc. (“TPIS”), also a broker-dealer registered with the SEC and a member of FINRA, may participate in the distribution of the contracts on a limited basis. Services and TPIS are direct or indirect wholly owned subsidiaries of TIAA. Their addresses are at 730 Third Avenue, New York, NY 10017-3206. No commissions are paid for distributing the contracts.

State regulation

TIAA, the Real Estate Account, and the contracts (including any proposed modification thereto) are subject to regulation by the NYDFS as well as by the insurance regulatory authorities of certain other states and jurisdictions.

TIAA and the Real Estate Account must file with the NYDFS both quarterly and annual statements. The Account’s books and assets are subject to review and examination by the NYDFS at all times, and a full examination into the affairs of the Account is made at least every five years. In addition, a full examination of the Real Estate Account operations is usually conducted periodically by some other states.

Legal matters

All matters involving state law and relating to the contracts, including TIAA’s right to issue the contracts, have been passed upon by Jon Feigelson, Senior Vice President, General Counsel and Head of Corporate Governance of TIAA.

144Prospectus ¡ TIAA Real Estate Account

Dechert LLP has provided legal advice to the Account related to certain matters under the federal securities laws.

Experts

PricewaterhouseCoopers LLP, located at 214 North Tryon Street, Suite 3600, Charlotte, North Carolina 28202, is the independent registered public accounting firm for the Real Estate Account. PricewaterhouseCoopers LLP, located at 300 Madison Avenue, New York, New York 10017, is the independent auditor of Teachers Insurance and Annuity Association of America.

The financial statements of TIAA Real Estate Account as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 included in this Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The statutory statements of Teachers Insurance and Annuity Association of America as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 included in this Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent auditor, given on the authority of said firm as experts in auditing and accounting.

Additional information

Information available at the SEC

The Account has filed with the SEC a registration statement under the Securities Act of 1933, which contains this prospectus and additional information related to the offering described in this prospectus. The Account also files annual, quarterly, and current reports, along with other information, with the SEC, as required by the Securities Exchange Act of 1934. You may read and copy the full registration statement, and any reports and information filed with the SEC for the Account, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. This information can also be obtained through the SEC’s website on the Internet (www.sec.gov). The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 800 SEC-0330.

Further information; reports to participants

TIAA will mail to each participant in the Real Estate Account periodic reports providing information relating to their accumulations in the Account, including premiums paid, number and value of accumulations, and withdrawals or transfers during the period, as well as such other information as may be required by applicable law or regulations. Further information may be obtained from TIAA at 730 Third Avenue, New York, NY 10017-3206.

TIAA Real Estate Account ¡ Prospectus145

Customer complaints

Customer complaints may be directed to our Participant Relations Unit, P.O. Box 1259, Charlotte, NC 28201-1259, telephone 800 842-2252.

146Prospectus ¡ TIAA Real Estate Account

Financial statements

The financial statements of the TIAA Real Estate Account and condensed unaudited statutory-basis financial statements of TIAA follow within this prospectus. The full audited statutory-basis financial statements of TIAA, which are incorporated into this prospectus by reference, are available upon request by calling 877 518-9161.

The financial statements of TIAA should be distinguished from the financial statements of the Account and should be considered only as bearing on the ability of TIAA to meet its obligations under the contracts. They should not be considered as bearing upon the assets held in the Account.

Index to financial statements

TIAA REAL ESTATE ACCOUNT

148	Report of management responsibility
149	Report of the audit committee
151	Consolidated statements of assets and liabilities
152	Consolidated statements of Operations
153	Consolidated statements of changes in net assets
154	Consolidated statements of cash flows
155	Notes to the consolidated financial statements
179	Consolidated statements of investments
193	Report of independent registered public accounting firm

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

194	Condensed statutory-basis financial statements information
195	Basis of presentation and other selected notes

TIAA Real Estate Account ¡ Prospectus147

Report of management responsibility

To the Participants of the TIAA Real Estate Account:

The accompanying consolidated financial statements of the TIAA Real Estate Account (“Account”) of Teachers Insurance and Annuity Association of America (“TIAA”) are the responsibility of TIAA’s management. They have been prepared in accordance with accounting principles generally accepted in the United States of America and have been presented fairly and objectively in accordance with such principles.

TIAA has established and maintains an effective system of internal controls over financial reporting designed to provide reasonable assurance that assets are properly safeguarded, that transactions are properly executed in accordance with management’s authorization, and to carry out the ongoing responsibilities of management for reliable consolidated financial statements. In addition, TIAA’s internal audit personnel provide regular reviews and assessments of the internal controls and operations of the Account, and the Senior Vice President of Internal Audit regularly reports to the Audit Committee of the TIAA Board of Trustees.

The independent registered public accounting firm of PricewaterhouseCoopers LLP has audited the accompanying consolidated financial statements for the years ended December 31, 2013, 2012 and 2011. To maintain auditor independence and avoid even the appearance of a conflict of interest, it continues to be the Account’s policy (consistent with TIAA’s specific auditor independence policies, which are designed to avoid such conflicts) that any management advisory or consulting services would be obtained from a firm other than the independent accounting firm. The independent auditors’ report expresses an independent opinion on the fairness of presentation of the Account’s consolidated financial statements.

The Audit Committee of the TIAA Board of Trustees, comprised entirely of independent, non-management trustees, meets regularly with management, representatives of the independent registered public accounting firm and internal audit group personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual independent audit of the Account’s consolidated financial statements, the New York State Insurance Department and other state insurance departments regularly examine the operations and consolidated financial statements of the Account as part of their periodic corporate examinations.

March 13, 2014

Robert G. Leary Executive Vice President and President, Asset Management	Virginia M. Wilson Executive Vice President and Chief Financial Officer

148Prospectus ¡ TIAA Real Estate Account

Report of the audit committee

To the Participants of the TIAA Real Estate Account:

The TIAA Audit Committee (“Committee”) oversees the financial reporting process of the TIAA Real Estate Account (“Account”) on behalf of TIAA’s Board of Trustees. The Committee operates in accordance with a formal written charter (copies of which are available upon request) which describes the Audit Committee’s responsibilities. All members of the Committee are independent, as defined under the listing standards of the New York Stock Exchange.

Management has the primary responsibility for the Account’s consolidated financial statements, development and maintenance of a strong system of internal controls and disclosure controls, and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the Committee reviewed and approved the audit plans of the internal audit group and the independent registered public accounting firm in connection with their respective audits of the Account. The Committee also meets regularly with the internal audit group and the independent registered public accounting firm, both with and without management present, to discuss the results of their examinations, their evaluation of internal controls, and the overall quality of financial reporting. As required by its charter, the Committee will evaluate rotation of the independent registered public accounting firm whenever circumstances warrant, but in no event will the evaluation be later than between their fifth and tenth years of service.

The Committee reviewed and discussed the accompanying audited consolidated financial statements with management, including a discussion of the quality and appropriateness of the accounting principles and financial reporting practices followed, the reasonableness of significant judgments, and the clarity and completeness of disclosures in the consolidated financial statements. The Committee has also discussed the audited consolidated financial statements with PricewaterhouseCoopers LLP, the independent registered public accounting firm responsible for expressing an opinion on the conformity of these audited consolidated financial statements with accounting principles generally accepted in the United States of America.

The discussion with PricewaterhouseCoopers LLP focused on their judgments concerning the quality and appropriateness of the accounting principles and financial reporting practices followed by the Account, the clarity and completeness of the consolidated financial statements and related disclosures, and other significant matters, such as any significant changes in accounting policies, internal controls, management judgments and estimates, and the nature of any uncertainties or unusual transactions. In addition, the Committee discussed with PricewaterhouseCoopers LLP the auditors’ independence from management and the Account, and has received a written disclosure regarding such independence, as required by the Securities and Exchange Commission.

TIAA Real Estate Account ¡ Prospectus149

Based on the review and discussions referred to above, the Committee has approved the release of the accompanying audited consolidated financial statements for publication and filing with appropriate regulatory authorities.

Jeffrey R. Brown, Audit Committee Chair
Lisa W. Hess, Audit Committee Member
Lawrence H. Linden, Audit Committee Member
Donald K. Peterson, Audit Committee Member

March 13, 2014

150Prospectus ¡ TIAA Real Estate Account

Consolidated statements of assets and liabilities

TIAA Real Estate Account

(In millions, except per accumulation unit amounts)	December 31,
	2013	2012

ASSETS
Investments, at fair value:
Real estate properties (cost: $10,679.5 and $10,543.6)	$11,565.1	$10,554.6
Real estate joint ventures and limited partnerships (cost: $2,424.7 and $2,553.8)	2,925.6	2,631.3
Marketable securities:
Real estate related (cost: $1,384.3 and $1,175.7)	1,499.3	1,332.3
Other (cost: $3,119.3 and $2,569.3)	3,119.6	2,569.7

Total investments (cost: $17,607.8 and $16,842.4)	19,109.6	17,087.9

Cash and cash equivalents	14.6	21.7
Due from investment advisor	2.5	—
Other	290.4	269.0

TOTAL ASSETS	19,417.1	17,378.6

LIABILITIES
Mortgage loans payable, at fair value—Note 9 (principal outstanding: $2,307.7 and $2,253.8)	2,279.1	2,282.6
Due to investment advisor	—	10.6
Accrued real estate property level expenses	198.6	185.8
Other	31.5	38.5

TOTAL LIABILITIES	2,509.2	2,517.5

COMMITMENTS AND CONTINGENCIES—Note 12
NET ASSETS
Accumulation Fund	16,535.4	14,523.0
Annuity Fund	372.5	338.1

TOTAL NET ASSETS	$16,907.9	$14,861.1

NUMBER OF ACCUMULATION UNITS OUTSTANDING—Note 11	55.3	53.3

NET ASSET VALUE, PER ACCUMULATION UNIT—Note 10	$298.872	$272.569

See notes to the consolidated financial statements         TIAA Real Estate Account ¡ Prospectus151

Consolidated statements of operations

TIAA Real Estate Account

(In millions)	Years Ended December 31,
	2013	2012	2011

INVESTMENT INCOME
Real estate income, net:
Rental income	$831.5	$872.0	$874.1
Real estate property level expenses and taxes:
Operating expenses	202.4	218.2	217.8
Real estate taxes	121.3	119.1	111.5
Interest expense	116.8	146.0	109.2

Total real estate property level expenses and taxes	440.5	483.3	438.5

Real estate income, net	391.0	388.7	435.6
Income from real estate joint ventures and limited partnerships	104.7	80.9	86.4
Interest	2.9	3.0	3.3
Dividends	42.2	32.3	19.1

TOTAL INVESTMENT INCOME	540.8	504.9	544.4

Expenses:
Investment advisory charges	59.3	56.3	53.9
Administrative charges	41.7	32.4	28.7
Distribution charges	12.8	13.9	8.8
Mortality and expense risk charges	0.8	2.8	6.2
Liquidity guarantee charges	30.5	31.3	23.7

TOTAL EXPENSES	145.1	136.7	121.3

INVESTMENT INCOME, NET	395.7	368.2	423.1

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND MORTGAGE LOANS PAYABLE
Net realized gain (loss) on investments:
Real estate properties	(210.0)	(11.3)	(41.7)
Real estate joint ventures and limited partnerships	(153.0)	(104.5)	(70.5)
Marketable securities	31.6	53.7	6.5

Net realized loss on investments	(331.4)	(62.1)	(105.7)

Net change in unrealized appreciation (depreciation) on:
Real estate properties	863.1	555.8	829.9
Real estate joint ventures and limited partnerships	479.0	424.1	331.0
Marketable securities	(41.7)	126.8	21.5
Mortgage loans payable	91.2	(33.4)	(0.7)

Net change in unrealized appreciation on investments and mortgage loans payable	1,391.6	1,073.3	1,181.7

NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS AND MORTGAGE LOANS PAYABLE	1,060.2	1,011.2	1,076.0

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$1,455.9	$1,379.4	$1,499.1

152Prospectus ¡ TIAA Real Estate Account         See notes to the consolidated financial statements

Consolidated statements of changes in net assets

TIAA Real Estate Account

(In millions)	Years Ended December 31,
	2013	2012	2011

FROM OPERATIONS
Investment income, net	$395.7	$368.2	$423.1
Net realized loss on investments	(331.4)	(62.1)	(105.7)
Net change in unrealized appreciation on investments and mortgage loans payable	1,391.6	1,073.3	1,181.7

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	1,455.9	1,379.4	1,499.1

FROM PARTICIPANT TRANSACTIONS
Premiums	2,251.0	1,923.5	2,321.0
Liquidity units redeemed—Note 3	(325.4)	(940.3)	—
Annuity payments	(28.3)	(25.1)	(24.3)
Withdrawals and death benefits	(1,306.4)	(1,003.6)	(1,071.7)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM PARTICIPANT TRANSACTIONS	590.9	(45.5)	1,225.0

NET INCREASE IN NET ASSETS	2,046.8	1,333.9	2,724.1
NET ASSETS
Beginning of period	14,861.1	13,527.2	10,803.1

End of period	$16,907.9	$14,861.1	$13,527.2

See notes to the consolidated financial statements         TIAA Real Estate Account ¡ Prospectus153

Consolidated statements of cash flows

TIAA Real Estate Account

(In millions)	Years Ended December 31,
	2013	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net increase in net assets resulting from operations	$1,455.9	$1,379.4	$1,499.1
Adjustments to reconcile net changes in net assets resulting from operations to net cash used in operating activities:
Deferred financing costs	—	3.8	—
Net realized loss on investments	331.4	62.1	105.7
Net change in unrealized appreciation on investments and mortgage loans payable	(1,391.6)	(1,073.3)	(1,181.7)
Purchase of real estate properties	(582.0)	(619.3)	(1,108.9)
Capital improvements on real estate properties	(196.1)	(186.3)	(162.7)
Proceeds from sale of real estate properties	435.8	449.8	335.9
Purchases of long term investments	(370.2)	(1,076.6)	(465.7)
Proceeds from sale of long term investments	224.9	675.5	38.3
(Increase) decrease in other investments	(550.0)	233.3	(392.3)
Change in due to (from) investment advisor	(13.1)	17.4	4.2
Increase in other assets	(21.4)	(30.6)	(61.3)
Increase in other liabilities	8.6	15.6	1.8

NET CASH USED IN OPERATING ACTIVITIES	(667.8)	(149.2)	(1,387.6)

CASH FLOWS FROM FINANCING ACTIVITIES
Mortgage loan proceeds received	900.0	208.1	185.0
Payments of mortgage loans	(830.2)	(9.2)	(17.8)
Premiums	2,251.0	1,923.5	2,321.0
Liquidity units redeemed	(325.4)	(940.3)	—
Annuity payments	(28.3)	(25.1)	(24.3)
Withdrawals and death benefits	(1,306.4)	(1,003.6)	(1,071.7)

NET CASH PROVIDED BY FINANCING ACTIVITIES	660.7	153.4	1,392.2

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(7.1)	4.2	4.6
CASH AND CASH EQUIVALENTS
Beginning of period	21.7	17.5	12.9

End of period	$14.6	$21.7	$17.5

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$116.2	$117.0	$109.2

Debt assumed in acquisition of property	$—	$36.9	$—

154Prospectus ¡ TIAA Real Estate Account         See notes to the consolidated financial statements

Notes to the consolidated financial statements

TIAA Real Estate Account

Note 1—Organization and significant accounting policies

Business: The TIAA Real Estate Account (“Account”) is a segregated investment account of Teachers Insurance and Annuity Association of America (“TIAA”) and was established by resolution of TIAA’s Board of Trustees (the “Board”) on February 22, 1995, under the insurance laws of the State of New York, for the purpose of funding variable annuity contracts issued by TIAA. The Account offers individual and group accumulating annuity contracts (with contributions made on a pre-tax or after-tax basis), as well as individual lifetime and term-certain variable payout annuity contracts (including the payment of death benefits to beneficiaries). Investors are entitled to transfer funds to or from the Account, and make withdrawals from the Account on a daily basis under certain circumstances. Funds invested in the Account for each category of contract are expressed in terms of units, and unit values will fluctuate depending on the Account’s performance.

The investment objective of the Account is to seek favorable long-term returns primarily through rental income and capital appreciation from real estate and real estate-related investments owned by the Account. The Account holds real estate properties directly and through subsidiaries wholly owned by TIAA for the benefit of the Account. The Account also holds interests in real estate joint ventures and limited partnerships in which the Account does not hold a controlling interest; as such, such interests are not consolidated into these consolidated financial statements. The Account also has invested in mortgage loans receivable collateralized by commercial real estate properties. Additionally, the Account invests in real estate-related and non-real estate-related publicly traded securities, cash and other instruments to maintain adequate liquidity levels for operating expenses, capital expenditures and to fund benefit payments (withdrawals, transfers and related transactions).

The consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), which requires the use of estimates made by management. Actual results may vary from those estimates and such differences may be material. The following is a summary of the significant accounting policies of the Account.

Basis of Presentation: The accompanying consolidated financial statements include the Account and those subsidiaries wholly owned by TIAA for the benefit of the Account. All significant intercompany accounts and transactions between the Account and such subsidiaries have been eliminated.

The Accumulation Unit Value (“AUV”) used for financial reporting purposes may differ from the AUV used for processing transactions. The AUV used for financial reporting purposes includes security and participant transactions effective through the date of the report.

TIAA Real Estate Account ¡ Prospectus155

Notes to the consolidated financial statements                         continued

The preparation of financial statements that conform to GAAP requires the use of estimates by management. Actual results may vary from those estimates and such differences may be material. The following is a summary of the significant accounting policies of the Account.

Determination of Investments at Fair Value: The Account reports all investments at fair value in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 946, Financial Services — Investment Companies. Further in accordance with the adoption of the fair value option allowed under ASC 825, Financial Instruments, and at the election of Account management, mortgage loans payable are reported at fair value. The FASB has defined fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

The following is a description of the valuation methodologies used to determine the fair value of the Account’s investments and investment related mortgage loans payable.

Valuation of Real Estate Properties — Investments in real estate properties are stated at fair value, as determined in accordance with policies and procedures reviewed by the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. Accordingly, the Account does not record depreciation. Determination of fair value involves significant levels of judgment because the actual fair value of real estate can be determined only by negotiation between the parties in a sales transaction. The Account’s primary objective when valuing its real estate investments will be to produce a valuation that represents a reasonable estimate of the fair value of its investments. Implicit in the Account’s definition of fair value are the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

•	Buyer and seller are typically motivated;

•	Both parties are well informed or well advised, and acting in what they consider their best interests;

•	A reasonable time is allowed for exposure in the open market;

•	Payment is made in terms of cash or in terms of financial arrangements comparable thereto; and

•	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Property and investment values are affected by, among other things, the availability of capital, occupancy rates, rental rates, and interest and inflation rates. As a result, determining real estate and investment values involves many assumptions. Key inputs and assumptions include rental income and expense

156Prospectus ¡ TIAA Real Estate Account

Notes to the consolidated financial statements                         continued

amounts, related rental income and expense growth rates, discount rates and capitalization rates. Valuation techniques include discounted cash flow analysis, prevailing market capitalization rates or multiples applied to earnings from the property, analysis of recent comparable sales transactions, actual sale negotiations and bona fide purchase offers received from third parties. Amounts ultimately realized from each investment may vary significantly from the fair value presented.

Real estate properties owned by the Account are initially valued based on an independent third party appraisal, as reviewed by TIAA’s internal appraisal staff and as applicable the Account’s independent fiduciary at the time of the closing of the purchase, which may result in a potential unrealized gain or loss reflecting the difference between an investment’s fair value (i.e., exit price) and its cost basis (which is inclusive of transaction costs).

Subsequently, each property is appraised each quarter by an independent third party appraiser, reviewed by TIAA’s internal appraisal staff and as applicable the Account’s independent fiduciary. In general, the Account obtains appraisals of its real estate properties spread out throughout the quarter, which is intended to result in appraisal adjustments, and thus, adjustments to the valuations of its holdings (to the extent such adjustments are made) that happen regularly throughout each quarter and not on one specific day or month in each period.

Further, management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change. For example, under certain circumstances a valuation adjustment could be made when the Account receives a bona fide bid for the sale of a property held within the Account or one of the Account’s joint ventures. In addition, adjustments may be made for events or circumstances indicating an impairment of a tenant’s ability to pay amounts due to the Account under a lease (including due to a bankruptcy filing of that tenant). Alternatively, adjustments may be made to reflect the execution or renewal of a significant lease. Also, adjustments may be made to reflect factors (such as sales values for comparable properties or local employment rate) bearing uniquely on a particular region in which the Account holds properties. TIAA’s internal appraisal staff oversees the entire appraisal process, in conjunction with the Account’s independent fiduciary (the independent fiduciary is more fully described in the paragraph below). Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary, which will make a final determination on the matter (which may include ordering a subsequent independent appraisal).

The independent fiduciary, Real Estate Research Corporation, has been appointed by a special subcommittee of the Investment Committee of the Board to, among other things, oversee the appraisal process. The independent fiduciary must approve all independent appraisers used by the Account. All appraisals are

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performed in accordance with Uniform Standards of Professional Appraisal Practices, the real estate appraisal industry standards created by The Appraisal Foundation. Real estate appraisals are estimates of property values based on a professional’s opinion. Appraisals of properties held outside of the U.S. are performed in accordance with industry standards commonly applied in the applicable jurisdiction. These independent appraisers are always expected to be MAI-designated members of the Appraisal Institute (or its European equivalent, Royal Institute of Chartered Surveyors) and state certified appraisers from national or regional firms with relevant property type experience and market knowledge. Under the Account’s current procedures, each independent appraisal firm will be rotated off of a particular property at least every three years, although such appraisal firm may perform appraisals of other Account properties subsequent to such rotation.

Also, the independent fiduciary can require additional appraisals if factors or events have occurred that could materially change a property’s value (including those identified above) and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. The independent fiduciary must also approve any valuation change of real estate-related assets where a property’s value changed by more than 6% from the most recent independent annual appraisal, or if the value of the Account would change by more than 4% within any calendar quarter or more than 2% since the prior calendar month. When a real estate property is subject to a mortgage, the property is valued independently of the mortgage and the property and mortgage fair values are reported separately (see Valuation of Mortgage Loans Payable below). The independent fiduciary reviews and approves all mortgage valuation adjustments before such adjustments are recorded by the Account. The Account continues to use the revised value for each real estate property and mortgage loan payable to calculate the Account’s daily net asset value until the next valuation review or appraisal.

Valuation of Real Estate Joint Ventures — Real estate joint ventures are stated at the fair value of the Account’s ownership interests of the underlying entities. The Account’s ownership interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable, and other factors, such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Upon the disposition of all real estate investments by an investee entity, the Account will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, which occurs prior to the dissolution of the investee entity.

Valuation of Real Estate Limited Partnerships — Limited partnership interests are stated at the fair value of the Account’s ownership in the partnership which are recorded based upon the changes in the net asset values of the limited partnerships as determined from the financial statements of the limited

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partnerships when received by the Account. Prior to the receipt of the financial statements from the limited partnerships, the Account estimates the value of its interest in good faith and will from time to time seek input from the issuer or the sponsor of the investments. Since market quotations are not readily available, the limited partnership interests are valued at fair value as determined in good faith by management under the direction of the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole.

Valuation of Marketable Securities — Equity securities listed or traded on any national market or exchange are valued at the last sale price as of the close of the principal securities market or exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such market or exchange, exclusive of transaction costs.

Debt securities, other than money market instruments, are generally valued at the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). Money market instruments, with maturities of one year or less, are valued in the same manner as debt securities or derived from a pricing matrix.

Short-term investments with maturities of 60 days or less (excluding money market instruments) are valued at amortized cost. Short-term investments with maturities in excess of 60 days (excluding money market instruments) are valued in the same manner as debt securities, as described above.

Money market instruments are valued at amortized cost.

Equity and fixed income securities traded on a foreign exchange or in foreign markets are valued using their closing values under the valuation methods generally accepted in the country where traded, as of the valuation date. This value is converted to U.S. dollars at the exchange rate in effect on the valuation day. Under certain circumstances (for example, if there are significant movements in the United States markets and there is an expectation the securities traded on foreign markets will adjust based on such movements when the foreign markets open the next day), the Account may adjust the value of equity or fixed income securities that trade on a foreign exchange or market after the foreign exchange or market has closed.

Valuation of Mortgage Loans Payable — Mortgage loans payable are stated at fair value. The estimated fair values of mortgage loans payable are based on the amount at which the liability could be transferred to a third party exclusive of transaction costs. Mortgage loans payable are valued internally by TIAA’s internal valuation department, as reviewed by the Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the liquidity for mortgage loans of similar characteristics, the maturity date of the loan, the return demands of the market.

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See Note 6—Assets and liabilities measured at fair value on a recurring basis for further discussion and disclosure regarding the determination of the fair value of the Account’s investments.

Foreign Currency Transactions and Translation: Portfolio investments and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the end of the period. Purchases and sales of securities, income receipts and expense payments made in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the respective dates of the transactions. The effect of any changes in foreign currency exchange rates on portfolio investments and mortgage loans payable are included in net realized and unrealized gains and losses on real estate properties and mortgage loans payable. Net realized gains and losses on foreign currency transactions include disposition of foreign currencies, and currency gains and losses between the accrual and receipt dates of portfolio investment income and between the trade and settlement dates of portfolio investment transactions.

Accumulation and Annuity Funds: The accumulation fund represents the net assets attributable to participants in the accumulation phase of their investment (“Accumulation Fund”). The annuity fund represents the net assets attributable to the participants currently receiving annuity payments (“Annuity Fund”). The net increase or decrease in net assets from investment operations is apportioned between the accounts based upon their relative daily net asset values. Once an Account participant begins receiving lifetime annuity income benefits, payment levels cannot be reduced as a result of the Account’s actual mortality experience. In addition, the contracts pursuant to which the Account is offered are required to stipulate the maximum expense charge for all Account level expenses that can be assessed, which is not to exceed 2.5% of average net assets per year. The Account pays a fee to TIAA to assume mortality and expense risks.

Accounting for Investments: The investments held by the Account are accounted for as follows:

Real Estate Properties — Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees to local property management companies, property taxes, utilities, maintenance, repairs, insurance, and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily basis and such estimates are adjusted when actual operating results are determined.

Real Estate Joint Ventures — The Account has limited ownership interests in various real estate joint ventures (collectively, the “joint ventures”). The Account

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records its contributions as increases to its investments in the joint ventures, and distributions from the joint ventures are treated as income within income from real estate joint ventures and limited partnerships in the Account’s consolidated statements of operations. Distributions that are identified as returns of capital are recorded as a reduction to the cost basis of the investment, whereas distributions identified as capital gains or losses are recorded as realized gains or losses. Income from the joint ventures is recorded based on the Account’s proportional interest of the income distributed by the joint ventures. Income earned but not yet distributed to the Account by the joint ventures is recorded as unrealized gains and losses.

Limited Partnerships — The Account has limited ownership interests in various private real estate funds (primarily limited partnerships) and a private real estate investment trust (collectively, the “limited partnerships”). The Account records its contributions as increases to the investments, and distributions from the investments are treated as income within income from real estate joint ventures and limited partnerships in the Account’s consolidated statements of operations. Distributions that are identified as returns of capital are recorded as a reduction to the cost basis of the investment, whereas distributions identified as capital gains or losses are recorded as realized gains or losses. Unrealized gains and losses are recorded based upon the changes in the net asset values of the limited partnerships as determined from the financial statements of the limited partnerships when received by the Account. Prior to the receipt of the financial statements from the limited partnerships, the Account estimates the value of its interest in good faith and will from time to time seek input from the issuer or the sponsor of the investments. Changes in value based on such estimates are recorded by the Account as unrealized gains and losses.

Marketable Securities — Transactions in marketable securities are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date within dividend income. Dividends that are identified as returns of capital are recorded as a reduction to the cost basis of the investment, whereas dividends identified as capital gains or losses are recorded as realized gains or losses. Realized gains and losses on securities transactions are accounted for on the specific identification method.

Realized and Unrealized Gains and Losses — Realized gains and losses are recorded at the time an investment is sold or a distribution is received in relation to an investment sale from a joint venture or limited partnership. Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). The Account recognizes a realized gain on the sale of a real estate property to the extent that the contract sales price exceeds the cost-to-date of the property being sold. A realized loss occurs when the cost-to-date exceeds the sales price.

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Unrealized gains and losses are recorded as the fair values of the Account’s investments are adjusted, and as discussed within the Real Estate Joint Ventures and Limited Partnerships sections above.

Net Assets — The Account’s net assets as of the close of each valuation day are valued by taking the sum of:

•	the value of the Account’s cash; cash equivalents, and short-term and other debt instruments;

•	the value of the Account’s other securities and other non-real estate assets;

•	the value of the individual real properties (based on the most recent valuation of that property) and other real estate-related investments owned by the Account;

•

an estimate of the net operating income accrued by the Account from its properties, other real estate-related investments and non-real estate-related investments (including short-term marketable securities) since the end of the prior valuation day; and

•

actual net operating income earned from the Account’s properties, other real estate-related investments and non-real estate-related investments (but only to the extent any such item of income differs from the estimated income accrued for on such investments), and then reducing the sum by liabilities held within the Account, including the daily investment management fee, administration and distribution fees, mortality and expense fee, and liquidity guarantee fee, and certain other expenses attributable to operating the Account. Daily estimates of net operating income are adjusted to reflect actual net operating income on a monthly basis, at which time such adjustments (if any) are reflected in the Account’s unit value.

After the end of every quarter, the Account reconciles the amount of expenses deducted from the Account (which is established in order to approximate the costs that the Account will incur) with the expenses the Account actually incurred. If there is a difference, the Account adds it to or deducts it from the Account in equal daily installments over the remaining days of the following quarter. Material differences may be repaid in the current calendar quarter. The Account’s at-cost deductions are based on projections of Account assets and overall expenses, and the size of any adjusting payments will be directly affected by the difference between management’s projections and the Account’s actual assets or expenses.

Cash and Cash Equivalents: Cash and cash equivalents are balances held by the Account in bank deposit accounts which, at times, exceed federally insured limits. The Account’s management monitors these balances to mitigate the exposure of risk due to concentration and has not experienced any losses from such concentration.

Other Assets and Other Liabilities: Other assets and other liabilities are comprised of operating assets and liabilities utilized and held at each individual

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real estate property investment. Other assets consist of, amongst other items, tenant receivables and prepaid expenses; whereas other liabilities primarily consist of security deposits.

Federal Income Taxes: Based on provisions of the Internal Revenue Code, Section 817, the Account is taxed as a segregated asset account of TIAA and as such, the Account incurs no material federal income tax attributable to the net investment activity of the Account. The Account’s federal income tax return is generally subject to examination for a period of three years after filed. State and local tax returns may be subject to examination for an additional period of time depending on the jurisdiction. Management has analyzed the Accounts’ tax positions taken for all open federal income tax years and has concluded that no provision for federal income tax is required in the Accounts’ financial statements.

Restricted Cash: The Account held $46.0 million and $61.4 million as of December 31, 2013 and December 31, 2012, respectively, in escrow accounts for property taxes, insurance, and various other property related matters as required by certain creditors related to outstanding mortgage loans payable collateralized by certain real estate investments. These amounts are recorded within other assets on the consolidated statements of assets and liabilities. See Note 9 — Mortgage Loans Payable for additional information regarding the Account’s outstanding mortgage loans payable.

Changes in Net Assets: Premiums include premiums paid by existing accumulation unit holders in the Account and transfers into the Account. Withdrawals and death benefits include withdrawals out of the Account which include transfers out of the Account and required minimum distributions.

Due to/from Investment Manager: Due to/from investment manager represents amounts that are to be paid or received by TIAA on behalf of the Account. Amounts generally are paid or received by the Account within one or two business days and no interest is contractually charged on these amounts.

New Accounting Pronouncement: In June 2013, the FASB issued Accounting Standards Update 2013-08 Financial Services — Investment Companies (Topic 946) — Amendments to the Scope, Measurement, and Disclosure Requirements (the “ASU”) which amends the criteria for an entity to qualify as an investment company and introduces new disclosure requirements that apply to all investment companies. The ASU is effective for interim and annual reporting periods in fiscal years beginning after December 15, 2013. The Account is currently assessing the impact of applying the ASU but does not anticipate any material impacts to the Account’s consolidated financial statements.

Note 2—Management agreements and arrangements

Investment advisory services for the Account are provided by TIAA employees, under the direction of the Board and its Investment Committee, pursuant to

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investment management procedures adopted by TIAA for the Account. TIAA’s investment management decisions for the Account are subject to review by the Account’s independent fiduciary. TIAA also provides various portfolio accounting and related services for the Account.

The Account is a party to the Distribution Agreement for the Contracts Funded by the TIAA Real Estate Account (the “Distribution Agreement”), dated January 1, 2008, by and among TIAA, for itself and on behalf of the Account, and TIAA-CREF Individual and Institutional Services, LLC (“Services”), a wholly owned subsidiary of TIAA, a registered broker-dealer and a member of the Financial Industry Regulatory Authority. Pursuant to the Distribution Agreement, Services performs distribution services for the Account which include, among other things, (i) distribution of annuity contracts issued by TIAA and funded by the Account, (ii) advising existing annuity contract owners in connection with their accumulations and (iii) helping employers implement and manage retirement plans. In addition, TIAA performs administrative functions for the Account, which include, among other things, (i) maintaining accounting records and performing accounting services, (ii) receiving and allocating premiums, (iii) calculating and making annuity payments, (iv) processing withdrawal requests, (v) providing regulatory compliance and reporting services, (vi) maintaining the Account’s records of contract ownership and (vii) otherwise assisting generally in all aspects of the Account’s operations. Both distribution services (pursuant to the Distribution Agreement) and administrative services are provided to the Account by Services and TIAA, as applicable, on a cost basis.

The Distribution Agreement is terminable by either party upon 60 days written notice and terminates automatically upon any assignment thereof.

TIAA and Services provide investment management, administrative and distribution services at cost. TIAA and Services receive payments from the Account on a daily basis according to formulas established each year and adjusted periodically with the objective of keeping the payments as close as possible to the Account’s expenses actually incurred. Any differences between actual expenses and the amounts paid by the Account are adjusted quarterly.

TIAA also provides a liquidity guarantee to the Account, for a fee, to ensure that sufficient funds are available to meet participant transfer and cash withdrawal requests in the event that the Account’s cash flows and liquid investments are insufficient to fund such requests. TIAA ensures sufficient funds are available for such transfer and withdrawal requests by purchasing accumulation units of the Account. See Note 3—Related party transactions below.

To the extent TIAA owns accumulation units issued pursuant to the liquidity guarantee, the independent fiduciary monitors and oversees, among other things, TIAA’s ownership interest in the Account and may require TIAA to eventually redeem some of its units, particularly when the Account has un-invested cash or

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liquid investments available. TIAA also receives a fee for assuming certain mortality and expense risks.

The expenses for the services noted above that are provided to the Account by TIAA and Services are identified in the accompanying consolidated statements of operations and are reflected in Note 10 — Financial Highlights.

Note 3—Related party transactions

Pursuant to its existing liquidity guarantee obligation, the TIAA General Account purchased in multiple transactions an aggregate of 4.7 million accumulation units (which are generally referred to as “liquidity units”) in the Account between December 2008 and June 2009 for an aggregate amount of $1.2 billion. TIAA has not purchased additional liquidity units since June 2009.

In accordance with this liquidity guarantee obligation, TIAA guarantees that all participants in the Account may redeem their accumulation units at their accumulation unit value next determined after their transfer or cash withdrawal request is received in good order. Liquidity units owned by TIAA are valued in the same manner as accumulation units owned by the Account’s participants. Management believes that TIAA has the ability to meet its obligations under the liquidity guarantee.

As discussed in the Account’s prospectus and in accordance with a prohibited transaction exemption from the U.S. Department of Labor (PTE 96-76), the Account’s independent fiduciary, Real Estate Research Corporation, has certain responsibilities with respect to the Account that it has undertaken or is currently undertaking with respect to TIAA’s purchase of liquidity units, including among other things, reviewing the purchase and redemption of liquidity units by TIAA to ensure the Account uses the correct unit values. In addition, as set forth in PTE 96-76, the independent fiduciary’s responsibilities include:

•	establishing the percentage of total accumulation units that TIAA’s ownership should not exceed (the “trigger point”) and creating a method for changing the trigger point;

•	approving any adjustment of TIAA’s ownership interest in the Account and, in its discretion, requiring an adjustment if TIAA’s ownership of liquidity units reaches the trigger point; and

•

once the trigger point has been reached, participating in any program to reduce TIAA’s ownership in the Account by utilizing cash flow or liquid investments in the Account, or by utilizing the proceeds from asset sales. The independent fiduciary’s role in participating in any such asset sales program would include (i) participating in the selection of properties for sale, (ii) providing sales guidelines and (iii) approving those sales if, in the independent fiduciary’s opinion, such sales are desirable to reduce TIAA’s ownership of liquidity units.

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The independent fiduciary, which has the right to adjust the trigger point, has established the trigger point at 45% of the outstanding accumulation units and it will continue to monitor TIAA’s ownership interest in the Account and provide further recommendations as necessary.

As of March 31, 2013, the independent fiduciary completed the systematic redemption of all of the liquidity units held by TIAA. Approximately one-quarter of such units were redeemed evenly over the business days in each of the months of June, September, and December 2012, and March 2013, representing a total of $940.3 million and $325.4 million redeemed during 2012 and 2013, respectively.

As discussed in Note 2—Management agreements and arrangements, TIAA and Services provide certain services to the Account on an at cost basis. See Note 10—Financial highlights for details of the expense charge and expense ratio.

Note 4—Credit risk concentrations

Concentrations of credit risk may arise when a number of properties or tenants are located in a similar geographic region such that the economic conditions of that region could impact tenants’ obligations to meet their contractual obligations or cause the values of individual properties to decline. The Account has no significant concentrations of tenants as no single tenant has annual contract rent that makes up more than 2.4% of the rental income of the Account.

The substantial majority of the Account’s wholly owned real estate investments and investments in joint ventures are located in the United States. The following table represents the diversification of the Account’s portfolio by region and property type:

DIVERSIFICATION BY FAIR VALUE(1)

	East	West	South	Foreign(2)	Midwest	Total

Office	20.5%	15.0%	6.7%	—	0.3%	42.5%
Apartment	8.9%	8.8%	4.8%	—	—	22.5%
Retail	3.2%	4.3%	8.4%	1.6%	0.2%	17.7%
Industrial	1.3%	7.4%	3.6%	—	0.9%	13.2%
Other(3)	3.1%	0.3%	0.6%	—	0.1%	4.1%

Total	37.0%	35.8%	24.1%	1.6%	1.5%	100.0%

(1)	Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at net equity value.

(2)	Represents real estate investment in France.

(3)	Represents interest in Storage Portfolio investment, a fee interest encumbered by a ground lease real estate investment and a land development.

Properties in the “East” region are located in: CT, DC, DE, KY, MA, MD, ME, NC, NH, NJ, NY, PA, RI, SC, VA, VT, WV
Properties in the “West” region are located in: AK, AZ, CA, CO, HI, ID, MT, NM, NV, OR, UT, WA, WY

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Properties in the “South” region are located in: AL, AR, FL, GA, LA, MS, OK, TN, TX
Properties in the “Midwest” region are located in: IA, IL, IN, KS, MI, MN, MO, ND, NE, OH, SD, WI

Note 5—Leases

The Account’s wholly owned real estate properties are leased to tenants under operating lease agreements which expire on various dates through 2090. Aggregate minimum annual rentals for wholly owned real estate investments owned by the Account, excluding short-term residential leases, are as follows (in millions):

Years Ending December 31,

2014	$ 495.9
2015	463.2
2016	416.0
2017	368.7
2018	315.8
Thereafter	3,028.0

Total	$5,087.6

Certain leases provide for additional rental amounts based upon the recovery of actual operating expenses in excess of specified base amounts, sales volume or contractual increases as defined in the lease agreement. These contractual contingent rentals are not included in the table above.

Note 6—Assets and liabilities measured at fair value on a recurring basis

Valuation Hierarchy: The Account’s fair value measurements are grouped categorically into three levels, as defined by the FASB. The levels are defined as follows:

Level 1 — Valuations using unadjusted quoted prices for assets traded in active markets, such as stocks listed on the New York Stock Exchange. Active markets are defined as having the following characteristics for the measured asset or liability: (i) many transactions, (ii) current prices, (iii) price quotes not varying substantially among market makers, (iv) narrow bid/ask spreads and (v) most information regarding the issuer is publicly available. Level 1 assets held by the Account are generally marketable equity securities.

Level 2 — Valuations for assets and liabilities traded in less active, dealer or broker markets. Fair values are primarily obtained from third party pricing services for identical or comparable assets or liabilities. Level 2 inputs for fair value measurements are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include:

a.	Quoted prices for similar assets or liabilities in active markets;

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b.

Quoted prices for identical or similar assets or liabilities in markets that are not active (that is, markets in which there are few transactions for the asset (or liability), the prices are not current, price quotations vary substantially either over time or among market makers (for example, some brokered markets), or in which little information is released publicly);

c.

Inputs other than quoted prices that are observable within the market for the asset (or liability) (for example, interest rates and yield curves, implied volatilities, and credit spreads, that are observable at commonly quoted intervals); and

d.	Inputs that are derived principally from or corroborated by observable market data by correlation or other means (for example, market-corroborated inputs).

Examples of securities which may be held by the Account and included in Level 2 include certificates of deposit, commercial paper, government agency notes, variable notes, United States Treasury securities, and debt securities.

Level 3 — Valuations for assets and liabilities that are derived from other valuation methodologies, including pricing models, discounted cash flow models and similar techniques, and are not based on market exchange, dealer, or broker-traded transactions. Level 3 valuations incorporate certain assumptions and projections that are not observable in the market, and require significant professional judgment in determining the fair value assigned to such assets or liabilities. Examples of Level 3 assets and liabilities which may be held by the Account from time to time include investments in real estate, investments in joint ventures and limited partnerships, and mortgage loans receivable and payable.

An investment’s categorization within the valuation hierarchy described above is based upon the lowest level of input that is significant to the fair value measurement.

The Account’s determination of fair value is based upon quoted market prices, where available. If listed prices or quotes are not available, fair value is based upon vendor-provided, evaluated prices or internally developed models that primarily use market-based or independently sourced market data, including interest rate yield curves, market spreads, and currency rates. Valuation adjustments will be made to reflect changes in credit quality, counterparty’s creditworthiness, the Account’s creditworthiness, liquidity, and other observable and unobservable inputs that are applied consistently over time.

The methods described above are considered to produce fair values that represent a good faith estimate of what an unaffiliated buyer in the marketplace would pay to purchase the asset or would receive to transfer the liability. Since fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, actual realizable values or future fair values may differ from amounts reported.

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Furthermore, while the Account believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments, while reasonable, could result in different estimates of fair value at the reporting date. As discussed in Note 1—Organization and significant accounting policies in more detail, the Account generally obtains independent third party appraisals on a quarterly basis; there may be circumstances in the interim in which the true realizable value of a property is not reflected in the Account’s daily net asset value calculation or in the Account’s periodic consolidated financial statements. This disparity may be more apparent when the commercial and/or residential real estate markets experience an overall and possibly dramatic decline (or increase) in property values in a relatively short period of time between appraisals.

The following tables show the major categories of assets and liabilities measured at fair value on a recurring basis as of December 31, 2013 and December 31, 2012, using unadjusted quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3) (in millions):

Description	Level 1: Quoted Prices in Active Markets for Identical Assets	Level 2: Significant Other Observable Inputs	Level 3: Significant Unobservable Inputs	Total at December 31, 2013

Real estate properties	$—	$—	$11,565.1	$11,565.1
Real estate joint ventures	—	—	2,563.6	2,563.6
Limited partnerships	—	—	362.0	362.0
Marketable securities:
Real estate related	1,499.3	—	—	1,499.3
Government agency notes	—	1,989.1	—	1,989.1
United States Treasury securities	—	1,130.5	—	1,130.5

Total investments at December 31, 2013	$1,499.3	$3,119.6	$14,490.7	$19,109.6

Mortgage loans payable	$—	$—	$(2,279.1)	$(2,279.1)

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Description	Level 1: Quoted Prices in Active Markets for Identical Assets	Level 2: Significant Other Observable Inputs	Level 3: Significant Unobservable Inputs	Total at December 31, 2012

Real estate properties	$—	$—	$10,554.6	$10,554.6
Real estate joint ventures	—	—	2,291.5	2,291.5
Limited partnerships	—	—	339.8	339.8
Marketable securities:
Real estate related	1,332.3	—	—	1,332.3
Government agency notes	—	1,379.6	—	1,379.6
United States Treasury securities	—	1,190.1	—	1,190.1

Total investments at December 31, 2012	$1,332.3	$2,569.7	$13,185.9	$17,087.9

Mortgage loans payable	$—	$—	$(2,282.6)	$(2,282.6)

The following tables show the reconciliation of the beginning and ending balances for assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the years ended December 31, 2013 and December 31, 2012 (in millions):

	Real Estate Properties	Real Estate Joint Ventures	Limited Partnerships	Total Level 3 Investments	Mortgage Loans Payable

For the year ended December 31, 2013
Beginning balance January 1, 2013	$10,554.6	$2,291.5	$339.8	$13,185.9	$(2,282.6)
Total realized and unrealized gains included in changes in net assets	653.1	294.1	31.9	979.1	73.3
Purchases(1)	793.2	48.7	3.2	845.1	(900.0)
Sales	(435.8)	—	—	(435.8)	—
Settlements(2)	—	(70.7)	(12.9)	(83.6)	830.2

Ending balance December 31, 2013	$11,565.1	$2,563.6	$362.0	$14,490.7	$(2,279.1)

	Real Estate Properties	Real Estate Joint Ventures	Limited Partnerships	Total Level 3 Investments	Mortgage Loans Payable

For the year ended December 31, 2012
Beginning balance January 1, 2012	$9,857.6	$1,591.4	$307.5	$11,756.5	$(2,028.2)
Total realized and unrealized gains (losses) included in changes in net assets	544.5	281.5	38.1	$864.1	(14.8)
Purchases(1)	838.3	765.2	23.4	$1,626.9	(248.8)
Sales	(685.8)	—	—	$(685.8)	—
Settlements(2)	—	(346.6)	(29.2)	$(375.8)	9.2

Ending balance December 31, 2012	$10,554.6	$2,291.5	$339.8	$13,185.9	$(2,282.6)

(1)	Includes purchases, contributions for joint ventures and limited partnerships, and capital expenditures.

(2)	Includes operating income for real estate joint ventures and limited partnerships, net of distributions and principal payments on mortgage loans payable.

170Prospectus ¡ TIAA Real Estate Account

Notes to the consolidated financial statements                         continued

The following table shows quantitative information about unobservable inputs related to the Level 3 fair value measurements as of December 31, 2013.

Type	Asset Class	Valuation Technique(s)	Unobservable Inputs	Range (Weighted Average)

Real Estate	Office	Income Approach—
Properties		Discounted Cash Flow	Discount Rate	6.0%–9.5% (7.0%)
and Joint Ventures			Terminal Capitalization Rate	5.0%–8.3% (5.9%)

Income Approach—
		Direct Capitalization	Overall Capitalization Rate	4.8%–8.3% (5.4%)

	Industrial	Income Approach—
		Discounted Cash Flow	Discount Rate	6.7%–10.0% (7.4%)
			Terminal Capitalization Rate	5.5%–8.0% (6.3%)

Income Approach—
		Direct Capitalization	Overall Capitalization Rate	4.8%–8.3% (5.6%)

	Residential	Income Approach—
		Discounted Cash Flow	Discount Rate	6.0%–8.0% (6.6%)
			Terminal Capitalization Rate	4.3%–6.3% (5.0%)

Income Approach—
		Direct Capitalization	Overall Capitalization Rate	3.8%–5.8% (4.4%)

	Retail	Income Approach—
		Discounted Cash Flow	Discount Rate	6.0%–13.0% (7.5%)
			Terminal Capitalization Rate	5.3%–12.5% (6.3%)

Income Approach—
		Direct Capitalization	Overall Capitalization Rate	4.5%–12.0% (5.7%)

Mortgage Loans	Office and	Discounted Cash Flow	Loan to Value Ratio	38.7%–57.3% (45.2%)
Payable	Industrial		Equivalency Rate	2.2%–4.8% (3.9%)

		Net Present Value	Loan to Value Ratio	38.7%–57.3% (45.2%)
			Weighted Average Cost of Capital Risk Premiums	1.5%–2.9% (1.9%)

	Residential	Discounted Cash Flow	Loan to Value Ratio	34.8%–61.5% (47.4%)
			Equivalency Rate	2.6%–4.4% (3.8%)

		Net Present Value	Loan to Value Ratio	34.8%–61.5% (47.4%)
			Weighted Average Cost of Capital Risk Premiums	1.4%–3.2% (2.1%)

	Retail	Discounted Cash Flow	Loan to Value Ratio	26.5%–130.7% (59.9%)
			Equivalency Rate	2.4%–7.4% (4.3%)

		Net Present Value	Loan to Value Ratio	26.5%–130.7% (59.9%)
			Weighted Average Cost of Capital Risk Premiums	0.9%–13.8% (4.5%)

Real Estate Properties and Joint Ventures: The significant unobservable inputs used in the fair value measurement of the Account’s real estate properties and joint ventures are the selection of certain investment rates (Discount Rate, Terminal Capitalization Rate, and Overall Capitalization Rate). Significant increases (decreases) in any of those inputs in isolation would result in significantly lower (higher) fair value measurements, respectively.

Mortgage Loans Payable: The significant unobservable inputs used in the fair value measurement of the Account’s mortgage loans payable are the loan to value ratios and the selection of certain credit spreads and weighted average

TIAA Real Estate Account ¡ Prospectus171

Notes to the consolidated financial statements                         continued

cost of capital risk premiums. Significant increases (decreases) in any of those inputs in isolation would result in a significantly lower (higher) fair value, respectively.

During the years ended December 31, 2013 and 2012 there were no transfers between Levels 1, 2 or 3.

The amount of total net unrealized gains (losses) included in changes in net assets attributable to the change in net unrealized gains (losses) relating to Level 3 investments and mortgage loans payable using significant unobservable inputs still held as of the reporting date is as follows (in millions):

	Real Estate Properties	Real Estate Joint Ventures	Limited Partnerships	Total Level 3 Investments	Mortgage Loans Payable

For the year ended December 31, 2013	$676.1	$300.6	$31.0	$1,007.7	$57.4

For the year ended December 31, 2012	$474.6	$444.1	$63.5	$982.2	$(14.8)

Note 7—Investments in joint ventures

The Account owns interests in several real estate properties through joint ventures and receives distributions and allocations of profits and losses from the joint ventures based on the Account’s ownership interest in those investments. Several of these joint ventures have mortgage loans payable collateralized by the properties owned by the aforementioned joint ventures. At December 31, 2013, the Account held 13 investments in joint ventures with non-controlling ownership interest percentages that ranged from 33% to 85%. Certain joint ventures are subject to adjusted distribution percentages when earnings in the investment reach a pre-determined threshold. The Account’s equity in the joint ventures was $2.6 billion at December 31, 2013 and $2.3 billion at December 31, 2012, respectively. The Account’s most significant joint venture investment is the DDR joint venture which represented 2.4% of the Account’s net assets and 2.2% of the Account’s invested assets at December 31, 2013.

The Account’s proportionate share of the mortgage loans payable within the joint venture investments at fair value was $1.6 billion at December 31, 2013 and $1.8 billion at December 31, 2012. The Account’s share in the outstanding principal of the mortgage loans payable within the joint ventures was $1.6 billion at December 31, 2013 and $1.8 billion at December 31, 2012, respectively.

172Prospectus ¡ TIAA Real Estate Account

Notes to the consolidated financial statements                         continued

A condensed summary of the financial position and results of operations of the joint ventures are shown below (in millions):

	December 31, 2013	December 31, 2012

Assets
Real estate properties, at fair value	$6,715.6	$6,495.4
Other assets	249.0	181.5

Total assets	$6,964.6	$6,676.9

Liabilities & Equity
Mortgage notes payable and other note obligations, at fair value	$2,360.4	$2,656.0
Other liabilities	139.9	82.8

Total liabilities	2,500.3	2,738.8
Equity	4,464.3	3,938.1

Total liabilities and equity	$6,964.6	$6,676.9

	Years Ended December 31,
	2013	2012	2011

Operating Revenue and Expenses
Revenues	$562.5	$478.9	$457.7
Expenses	309.6	273.5	279.4

Excess of revenues over expenses	$252.9	$205.4	$178.3

Management of the Account monitors the financial position of the Account’s joint venture partners. To the extent that management of the Account determines that a joint venture partner has financial or liquidity concerns, management will evaluate all actions and remedies available to the Account under the applicable joint venture agreement to minimize any potential adverse implications to the Account.

Note 8—Investments in limited partnerships

The Account invests in limited partnerships, limited liability companies, and private real estate equity investment trusts that own real estate properties and real estate-related securities. The Account receives distributions from these investments based on the Account’s ownership interest percentages. At December 31, 2013, the Account held interests in three limited partnerships, one limited liability company and one private real estate equity investment trust. The Account held non-controlling ownership interest percentages in these investments ranging from 5.3% to 18.5%. Under the terms of the partnership agreements governing such investments, and based upon the expected term of each such partnership, the partnerships could engage in liquidation activities beginning in 2014 through 2017. During 2013, the Heitman Value Partners Fund began liquidation; the remaining investment assets are anticipated to be

TIAA Real Estate Account ¡ Prospectus173

Notes to the consolidated financial statements                         continued

liquidated during 2014. Cobalt Industrial REIT and Colony Realty Partners LP are anticipated to begin liquidation in 2014. The Account’s ownership interest in the five investments, including the Account’s remaining interest in the Heitman Value Partners Fund, was $362.0 million and $339.8 million at December 31, 2013 and December 31, 2012, respectively.

174Prospectus ¡ TIAA Real Estate Account

Notes to the consolidated financial statements                         continued

Note 9—Mortgage loans payable

At December 31, 2013, the Account had outstanding mortgage loans payable secured by the following properties (in millions):

Property	Interest Rate and Payment Frequency(3)	Principal Amounts as of		Maturity
		December 31, 2013	December 31, 2012

1 & 7 Westferry Circus(1)(2)(5)	5.40% paid quarterly	$—	$208.4	February 28, 2013
Reserve at Sugarloaf(1)(5)	5.49% paid monthly	—	23.9	June 1, 2013
South Frisco Village	5.85% paid monthly	—	26.3	June 1, 2013
Pacific Plaza(1)(5)	5.55% paid monthly	—	8.0	September 1, 2013
Wilshire Rodeo Plaza(5)	5.28% paid monthly	112.7	112.7	April 11, 2014
1401 H Street NW(1)(5)	5.97% paid monthly	109.3	110.8	December 7, 2014
Windsor at Lenox Park(5)(10)	4.43% paid monthly	—	24.0	August 1, 2015
San Montego Apartments(5)(6)(10)	4.47% paid monthly	—	21.8	August 1, 2015
Montecito Apartments(5)(6)(10)	4.47% paid monthly	—	20.2	August 1, 2015
Phoenician Apartments(5)(6)(10)	4.47% paid monthly	—	21.3	August 1, 2015
99 High Street	5.52% paid monthly	185.0	185.0	November 11, 2015
Lincoln Centre	5.51% paid monthly	153.0	153.0	February 1, 2016
Charleston Plaza(1)(5)	5.60% paid monthly	36.2	36.9	September 11, 2016
The Legend at Kierland(5)(7)	4.97% paid monthly	21.8	21.8	August 1, 2017
The Tradition at Kierland(5)(7)	4.97% paid monthly	25.8	25.8	August 1, 2017
Mass Court(5)	2.88% paid monthly	92.6	92.6	September 1, 2019
Red Canyon at Palomino Park(5)(8)	5.34% paid monthly	27.1	27.1	August 1, 2020
Green River at Palomino Park(5)(8)	5.34% paid monthly	33.2	33.2	August 1, 2020
Blue Ridge at Palomino Park(5)(8)	5.34% paid monthly	33.4	33.4	August 1, 2020
Ashford Meadows(5)	5.17% paid monthly	44.6	44.6	August 1, 2020
The Corner(5)	4.66% paid monthly	105.0	105.0	June 1, 2021
The Palatine(5)	4.25% paid monthly	80.0	80.0	January 10, 2022
The Forum at Carlsbad(5)	4.25% paid monthly	90.0	90.0	March 1, 2022
The Colorado(5)	3.69% paid monthly	91.7	91.7	November 1, 2022
The Legacy at Westwood(5)	3.69% paid monthly	46.7	46.7	November 1, 2022
Regents Court(5)	3.69% paid monthly	39.6	39.6	November 1, 2022
The Caruth(5)	3.69% paid monthly	45.0	45.0	November 1, 2022
Fourth & Madison(5)(9)	3.75% paid monthly	200.0	145.0	June 1, 2023
1001 Pennsylvania Avenue(9)	3.70% paid monthly	330.0	210.0	June 1, 2023
50 Fremont Street(5)(9)	3.75% paid monthly	200.0	135.0	June 1, 2023
780 Third Avenue(5)	3.55% paid monthly	150.0	—	August 1, 2025
780 Third Avenue(5)	3.55% paid monthly	20.0	—	August 1, 2025
Publix at Weston Commons(5)	5.08% paid monthly	35.0	35.0	January 1, 2036

Total Principal Outstanding		$2,307.7	$2,253.8
Fair Value Adjustment(4)		(28.6)	28.8

Total mortgage loans payable		$2,279.1	$2,282.6

(1)	The mortgage is adjusted monthly for principal payments.

TIAA Real Estate Account ¡ Prospectus175

Notes to the consolidated financial statements                         continued

(2)	The mortgage is denominated in British pounds and the principal payment had been converted to U.S. dollars using the exchange rate as of December 31, 2012.

(3)	Interest rates are fixed, unless stated otherwise.

(4)

The fair value adjustment consists of the difference (positive or negative) between the principal amount of the outstanding debt and the fair value of the outstanding debt. See Note 1—Organization and significant accounting policies.

(5)

These properties are each owned by separate wholly owned subsidiaries of TIAA for benefit of the Account. The assets and credit of each of these borrowings entities are not available to satisfy the debts and other obligations of the Account or any other entity or person other than such borrowing entity.

(6)	Represents mortgage loans payable on these individual properties, which are held within the Houston Apartment Portfolio.

(7)	Represents mortgage loans payable on these individual properties, which are held within the Kierland Apartment Portfolio.

(8)	Represents mortgage loans payable on these individual properties, which are held within Palomino Park.

(9)	Represents mortgage loans that were refinanced in the quarter ended June 30, 2013, into 10-year loans with interest only due for the first five years and principal payments due thereafter.

(10)	Represents mortgage loans payable that were paid off before maturity in the fourth quarter of 2013.

On December 20, 2013, the Account entered into a construction loan for up to $160.0 million for the development of an office property. During its initial three year term, the loan is interest only with a variable interest rate equal to the 30-Day London Interbank Offered Rate (LIBOR) plus 1.70%, declining to 1.45% at project stabilization. At December 31, 2013 no amounts were outstanding on this loan.

Principal payment schedule on mortgage loans payable as of December 31, 2013 was as follows (in millions):

Amount

2014	$222.7
2015	185.8
2016	188.5
2017	51.9
2018	16.8
Thereafter	1,642.0

Total maturities	$2,307.7

176Prospectus ¡ TIAA Real Estate Account

Notes to the consolidated financial statements                         continued

Note 10—Financial highlights

Selected condensed financial information for an Accumulation Unit of the Account is presented below. Per Accumulation Unit data is calculated on average units outstanding.

	Years Ended December 31,
	2013	2012	2011	2010	2009

PER ACCUMULATION UNIT DATA:
Rental income	$15.313	$16.345	$17.224	$19.516	$22.649
Real estate property level expenses and taxes	8.112	9.059	8.640	9.987	11.193

Real estate income, net	7.201	7.286	8.584	9.529	11.456
Other income	2.759	2.178	2.143	2.214	2.778

Total income	9.960	9.464	10.727	11.743	14.234
Expense charges(1)	2.672	2.562	2.390	2.167	2.280

Investment income, net	7.288	6.902	8.337	9.576	11.954
Net realized and unrealized gain (loss) on investments and mortgage loans payable	19.015	18.013	20.144	16.143	(85.848)

Net increase (decrease) in Accumulation Unit Value	26.303	24.915	28.481	25.719	(73.894)
Accumulation Unit Value:
Beginning of period	272.569	247.654	219.173	193.454	267.348

End of period	$298.872	$272.569	$247.654	$219.173	$193.454

TOTAL RETURN	9.65%	10.06%	12.99%	13.29%	-27.64%
RATIOS TO AVERAGE NET ASSETS:
Expenses(1)	0.92%	0.95%	0.98%	1.09%	1.01%
Investment income, net	2.50%	2.55%	3.42%	4.84%	5.29%
Portfolio turnover rate:
Real estate properties(2)	2.10%	10.22%	3.01%	1.01%	0.75%
Marketable securities(3)	8.36%	21.92%	3.43%	19.18%	0.00%
Accumulation Units outstanding at end of period (in millions):	55.3	53.3	53.4	48.1	39.5
Net assets end of period (in millions)	$16,907.9	$14,861.1	$13,527.2	$10,803.1	$7,879.9

(1)

Expense charges per Accumulation Unit and the Ratio of Expenses to average net assets reflect the year to date Account-level expenses and exclude real estate property level expenses which are included in real estate income, net.

(2)

Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period.

(3)

Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period.

TIAA Real Estate Account ¡ Prospectus177

Notes to the consolidated financial statements                         continued

Note 11—Accumulation Units

Changes in the number of Accumulation Units outstanding were as follows (in millions):

	For The Years Ended
	2013	2012	2011

Outstanding:
Beginning of period	53.3	53.4	48.1
Credited for premiums	7.9	7.4	10.0
Liquidity units redeemed—Note 3	(1.2)	(3.6)	—
Annuity, other periodic payments, withdrawals and death benefits	(4.7)	(3.9)	(4.7)

End of period	55.3	53.3	53.4

Note 12—Commitments and contingencies

Commitments — The Account had $0.5 million and $6.8 million of outstanding immediately callable commitments to purchase additional interests in its limited partnership investments as of December 31, 2013 and 2012, respectively.

The Account has committed a total of $74.1 million and $90.2 million as of December 31, 2013 and 2012, respectively, to various tenants for tenant improvements and leasing inducements.

Contingencies — The Account is party to various claims and routine litigation arising in the ordinary course of business. Management of the Account does not believe the results of any such claims or litigation, individually, or in the aggregate, will have a material effect on the Account’s business, financial position, or results of operations.

178Prospectus ¡ TIAA Real Estate Account

Consolidated statements of investments

TIAA Real Estate Account  ¡  December 31, 2013 and December 31, 2012
(Dollar values shown in millions)

Location/Description—Type	Fair Value
	2013		2012

REAL ESTATE PROPERTIES—60.5% and 61.8%
ARIZONA:
Camelback Center—Office	$38.6		$32.6
Kierland Apartment Portfolio—Apartments	119.0	(1)	114.1	(1)
Phoenix Apartment Portfolio—Apartments	—		33.6
CALIFORNIA:
3 Hutton Centre Drive—Office	41.3		38.6
50 Fremont Street—Office	518.0	(1)	433.9	(1)
88 Kearny Street—Office	111.8		101.7
275 Battery Street—Office	251.4		241.0
Centre Pointe and Valley View—Industrial	31.9		30.5
Cerritos Industrial Park—Industrial	86.4		83.3
Charleston Plaza—Retail	82.0	(1)	80.0	(1)
Great West Industrial Portfolio—Industrial	119.0		106.2
Holly Street Village—Apartments	124.0		—
Larkspur Courts—Apartments	96.4		93.4
Northern CA RA Industrial Portfolio—Industrial	47.3		45.3
Northpark Village Square—Retail	40.8		41.4
Oceano at Warner Center—Apartments	87.3		—
Ontario Industrial Portfolio—Industrial	329.2		304.1
Pacific Plaza—Office	82.0		75.7	(1)
Rancho Cucamonga Industrial Portfolio—Industrial	124.4		107.0
Regents Court—Apartments	78.5	(1)	81.6	(1)
Southern CA RA Industrial Portfolio—Industrial	88.6		86.9
Stella—Apartments	168.5		—
The Forum at Carlsbad—Retail	192.9	(1)	186.0	(1)
The Legacy at Westwood—Apartments	126.0	(1)	111.5	(1)
West Lake North Business Park—Office	48.7		46.3
Westcreek—Apartments	36.8		34.7
Westwood Marketplace—Retail	108.0		108.1
Wilshire Rodeo Plaza—Office	181.1	(1)	171.0	(1)
COLORADO:
Palomino Park—Apartments	264.3	(1)	247.4	(1)
South Denver Marketplace—Retail	69.9		—
CONNECTICUT:
Ten & Twenty Westport Road—Office	150.0		145.1
FLORIDA:
701 Brickell Avenue—Office	271.3		230.9
North 40 Office Complex—Office	27.8		28.6
Plantation Grove—Retail	12.5		10.3
Publix at Weston Commons—Retail	55.0	(1)	52.0	(1)
Quiet Waters at Coquina Lakes—Apartments	—		26.6
Seneca Industrial Park—Industrial	73.8		74.6
South Florida Apartment Portfolio—Apartments	77.9		79.7
Suncrest Village Shopping Center—Retail	13.5		11.4
The Fairways of Carolina—Apartments	—		25.1

TIAA Real Estate Account ¡ Prospectus179

Consolidated statements of investments         continued

TIAA Real Estate Account  ¡  December 31, 2013 and December 31, 2012
(Dollar values shown in millions)

Location/Description—Type	Fair Value
	2013		2012

FLORIDA: (continued)
The Residences at the Village of Merrick Park—Apartments	$63.8		$53.8
Urban Centre—Office	107.6		105.5
Weston Business Center—Industrial	85.5		87.5
FRANCE:
Printemps de L’Homme—Retail	226.9		209.2
GEORGIA:
Atlanta Industrial Portfolio—Industrial	42.5		42.5
Glenridge Walk—Apartments	40.1		37.6
Reserve at Sugarloaf—Apartments	—		43.0	(1)
Shawnee Ridge Industrial Portfolio—Industrial	61.4		58.3
Windsor at Lenox Park—Apartments	64.9		55.0	(1)
ILLINOIS:
Chicago Caleast Industrial Portfolio—Industrial	62.7		58.3
Chicago Industrial Portfolio—Industrial	66.7		66.2
Parkview Plaza—Office	45.6		39.3
MARYLAND:
The Shops at Wisconsin Place—Retail	99.1		96.3
MASSACHUSETTS:
99 High Street—Office	438.0	(1)	386.2	(1)
501 Boylston Street(7)—Office	364.1		289.9
Northeast RA Industrial Portfolio—Industrial	29.6		28.1
Residence at Rivers Edge—Apartments	87.6		88.8
NEVADA:
Fernley Distribution Facility—Industrial	—		7.3
NEW JERSEY:
Konica Photo Imaging Headquarters—Industrial	20.4		19.1
Marketfair—Retail	84.7		72.2
Mohawk Distribution Center—Industrial	78.0		—
Plainsboro Plaza—Retail	—		23.5
South River Road Industrial—Industrial	54.7		47.4
NEW YORK:
425 Park Avenue—Ground Lease	400.0		330.0
780 Third Avenue—Office	365.2	(1)	335.4
The Colorado—Apartments	190.3	(1)	161.0	(1)
The Corner—Apartments	230.0	(1)	228.0	(1)
PENNSYLVANIA:
1619 Walnut Street—Retail	19.0		—
Lincoln Woods—Apartments	—		31.0
The Pepper Building—Apartments	51.1		52.5
TENNESSEE:
Summit Distribution Center—Industrial	17.0		19.6
TEXAS:
Cliffs at Barton Creek—Apartments	39.1		—
Dallas Industrial Portfolio—Industrial	176.9		164.6

180Prospectus ¡ TIAA Real Estate Account

Consolidated statements of investments         continued

TIAA Real Estate Account  ¡  December 31, 2013 and December 31, 2012
(Dollar values shown in millions)

Location/Description—Type	Fair Value
	2013		2012

TEXAS: (continued):
Four Oaks Place—Land	$64.3		$16.2
Houston Apartment Portfolio—Apartments	263.2		244.4	(1)
Lincoln Centre—Office	267.7	(1)	230.9	(1)
Pinnacle Industrial Portfolio—Industrial	44.1		42.0
South Frisco Village—Retail	—		34.0	(1)
The Caruth—Apartments	81.3	(1)	78.1	(1)
The Maroneal—Apartments	51.7		48.5
UNITED KINGDOM:
1 & 7 Westferry Circus—Office	—		223.5	(1)
VIRGINIA:
8270 Greensboro Drive—Office	41.8		34.0
Ashford Meadows Apartments—Apartments	105.6	(1)	100.3	(1)
The Ellipse at Ballston—Office	85.3		78.3
The Palatine—Apartments	130.0	(1)	134.2	(1)
WASHINGTON:
Circa Green Lake—Apartments	85.0		84.0
Creeksides at Centerpoint—Office	—		20.2
Fourth and Madison—Office	435.0	(1)	429.3	(1)
Millennium Corporate Park—Office	149.0		139.4
Northwest RA Industrial Portfolio—Industrial	27.1		26.0
Pacific Corporate Park—Industrial	35.8		35.0
Prescott Wallingford Apartments—Apartments	53.6		53.6
Rainier Corporate Park—Industrial	86.5		88.5
Regal Logistics Campus—Industrial	73.4		69.5
WASHINGTON DC:
1001 Pennsylvania Avenue—Office	726.7	(1)	679.4	(1)
1401 H Street, NW—Office	231.8	(1)	211.3	(1)
1900 K Street, NW—Office	287.3		257.7
Mass Court—Apartments	170.3	(1)	169.0	(1)
Mazza Gallerie—Retail	80.2		70.0

TOTAL REAL ESTATE PROPERTIES
(Cost $10,679.5 and $10,543.6)	$11,565.1		$10,554.6

TIAA Real Estate Account ¡ Prospectus181

Consolidated statements of investments         continued

TIAA Real Estate Account  ¡  December 31, 2013 and December 31, 2012
(Dollar values shown in millions)

Location/Description—Type	Fair Value
	2013		2012

OTHER REAL ESTATE-RELATED INVESTMENTS—15.3% and 15.4%
REAL ESTATE JOINT VENTURES—13.4% and 13.4% (Note 7)
CALIFORNIA:
CA-Colorado Center LP Colorado Center (50% Account Interest)—Office	$261.3	(2)	$228.4	(2)
CA-Treat Towers LP Treat Towers (75% Account Interest)—Office	—	(8)	2.1	(5)
Valencia Town Center Associates LP Valencia Town Center (49.9% Account Interest)—Retail	113.5	(2)	99.1	(2)
FLORIDA:
Florida Mall Associates, Ltd The Florida Mall (50% Account Interest)—Retail	490.9	(2)	386.2	(2)
TREA Florida Retail, LLC Florida Retail Portfolio (80% Account Interest)—Retail	119.3		149.6
West Dade County Associates Miami International Mall (50% Account Interest)—Retail	196.4		137.0	(2)
GEORGIA:
GA-Buckhead LLC Prominence in Buckhead (75% Account Interest)—Office	—	(8)	2.4	(5)
MARYLAND:
WP Project Developer The Shops at Wisconsin Place (33.33% Account Interest)—Retail	13.9		14.6
MASSACHUSETTS:
MA-One Boston Place REIT One Boston Place (50.25% Account Interest)—Office	208.3		195.5
NEW YORK:
RGM 42, LLC MiMA (70% Account Interest)—Apartments	290.4	(2)	282.0	(2)
TENNESSEE:
West Town Mall, LLC West Town Mall (50% Account Interest)—Retail	77.8	(2)	67.2	(2)
TEXAS:
Four Oaks Venture LP Four Oaks Place LP (51% Account Interest)—Office	275.9		261.2
VARIOUS:
DDR TC LLC DDR Joint Venture (85% Account Interest)—Retail	413.7	(2,3)	386.3	(2,3)
Storage Portfolio I, LLC Storage Portfolio (75% Account Interest)—Storage	101.6	(2,3)	78.6	(2,3)
Strategic Ind Portfolio I, LLC IDI Nationwide Industrial Portfolio (60% Account Interest)—Industrial	0.6	(3,6)	1.3	(2,3,6)

TOTAL REAL ESTATE JOINT VENTURES
(Cost $2,167.3 and $2,287.6)	$2,563.6		$2,291.5

182Prospectus ¡ TIAA Real Estate Account

Consolidated statements of investments         continued

TIAA Real Estate Account  ¡  December 31, 2013 and December 31, 2012
(Dollar values shown in millions)

Location/Description	Fair Value
	2013	2012

LIMITED PARTNERSHIPS—1.9% and 2.0% (Note 8)
Cobalt Industrial REIT (10.998% Account Interest)	$24.8	$26.1
Colony Realty Partners LP (5.27% Account Interest)	20.7	20.5
Heitman Value Partners Fund (8.43% Account Interest)	0.4	3.9
Lion Gables Apartment Fund (18.46% Account Interest)	288.4	258.0
Transwestern Mezz Realty Partners III, LLC (11.708% Account Interest)	27.7	31.3

TOTAL LIMITED PARTNERSHIPS
(Cost $257.4 and $266.2)	$362.0	$339.8

TOTAL REAL ESTATE JOINT VENTURES AND LIMITED PARTNERSHIPS
(Cost $2,424.7 and $2,553.8)	$2,925.6	$2,631.3

TIAA Real Estate Account ¡ Prospectus183

Consolidated statements of investments         continued

TIAA Real Estate Account  ¡  December 31, 2013 and December 31, 2012
(Dollar values shown in millions)

Shares		Issuer	Fair Value
2013	2012		2013	2012

MARKETABLE SECURITIES—24.2% and 22.8%
REAL ESTATE-RELATED MARKETABLE SECURITIES—7.9% and 7.8%
134,862	111,782	Acadia Realty Trust	$3.3	$2.8
33,840	30,210	Agree Realty Corporation	1.0	0.8
5,049	4,959	Alexander’s, Inc.	1.7	1.6
174,957	151,807	Alexandria Real Estate Equities, Inc.	11.1	10.5
86,953	94,923	American Assets Trust, Inc.	2.7	2.7
256,019	250,699	American Campus Communities, Inc.	8.2	11.6
114,990	—	American Homes 4 Rent	1.9	—
451,330	376,970	American Realty Capital Properties, Inc.	5.8	4.4
45,810	—	American Residential Properties	0.8	—
969,299	944,789	American Tower Corp.	77.5	73.0
355,553	346,913	Apartment Investment and Management Company	9.2	9.4
47,530	—	Armada Hoffler Properties Inc.	0.4	—
31,236	—	Ashford Hospitality Prime Inc.	0.6	—
156,183	164,643	Ashford Hospitality Trust, Inc.	1.3	1.7
143,225	122,355	Associated Estates Realty Corporation	2.3	2.0
316,410	270,130	Avalonbay Communities, Inc.	37.4	36.6
25,510	—	Aviv REIT, Inc.	0.6	—
470,857	366,497	BioMed Realty Trust, Inc.	8.5	7.1
370,695	356,885	Boston Properties, Inc.	37.2	37.8
386,249	346,409	Brandywine Realty Trust	5.4	4.2
187,688	182,748	BRE Properties, Inc.	10.3	9.3
101,190	—	Brixmore Porperty Group Inc	2.1	—
207,546	200,136	Camden Property Trust	11.8	13.7
161,828	95,388	Campus Crest Communities, Inc.	1.5	1.2
—	160,579	CapLease, Inc.	—	0.9
415,687	383,657	CBL & Associates Properties, Inc.	7.5	8.1
183,285	183,285	Cedar Shopping Centers, Inc.	1.1	1.0
578,960	—	Chambers Street Properties	4.4	—
57,737	39,517	Chatham Lodging Trust	1.2	0.6
123,712	96,842	Chesapeake Lodging Trust	3.1	2.0
1,146,830	—	Cole Real Estate Investments	16.1	—
270,050	—	Columbia Property Trust Inc	6.8	—
—	209,214	Colonial Properties Trust	—	4.5
289,848	198,258	CommonWealth REIT	6.8	3.1
52,653	54,983	CoreSite Realty Corporation	1.7	1.5
201,393	192,453	Corporate Office Properties Trust	4.8	4.8
271,810	—	Corrections Corporation of America	8.7	—
435,676	253,566	Cousins Properties Incorporated	4.5	2.1
336,620	297,270	Cubesmart	5.4	4.3
44,330	—	CyrusOne Inc	1.0	—
773,940	631,210	DCT Industrial Trust, Inc.	5.5	4.1
748,278	737,598	DDR Corp	11.5	11.6
479,587	476,317	DiamondRock Hospitality Company	5.5	4.3
313,752	293,762	Digital Realty Trust, Inc.	15.4	19.9

184Prospectus ¡ TIAA Real Estate Account

Consolidated statements of investments         continued

TIAA Real Estate Account  ¡  December 31, 2013 and December 31, 2012
(Dollar values shown in millions)

Shares		Issuer	Fair Value
2013	2012		2013	2012

326,594	249,384	Douglas Emmett, Inc.	$7.6	$5.8
795,686	655,776	Duke Realty Corporation	12.0	9.1
161,116	154,886	DuPont Fabros Technology, Inc.	4.0	3.7
74,049	69,659	EastGroup Properties, Inc.	4.3	3.7
281,251	277,561	Education Realty Trust, Inc.	2.5	3.0
184,140	—	Empire State Realty Trust	2.8	—
183,486	99,898	Equity Lifestyle Properties, Inc.	6.6	6.7
143,936	139,076	Equity One, Inc.	3.2	2.9
871,504	773,034	Equity Residential	45.2	43.8
124,602	112,092	EPR Properties	6.1	5.2
92,809	86,689	Essex Property Trust, Inc.	13.3	12.7
111,535	90,725	Excel Trust, Inc.	1.3	1.1
280,022	260,722	Extra Space Storage, Inc.	11.8	9.5
160,436	153,346	Federal Realty Investment Trust	16.3	16.0
300,775	300,415	FelCor Lodging Trust Incorporated	2.5	1.4
273,923	237,873	First Industrial Realty Trust, Inc.	4.8	3.3
144,421	124,191	First Potomac Realty Trust	1.7	1.5
217,299	200,089	Franklin Street Properties Corp.	2.6	2.5
1,270,239	1,118,209	General Growth Properties, Inc.	25.5	22.2
169,050	—	GEO Group Inc/The	5.4	—
63,548	61,368	Getty Realty Corp.	1.2	1.1
34,020	27,330	Gladstone Commercial Corporation	0.6	0.5
360,422	337,882	Glimcher Realty Trust	3.4	3.7
136,327	96,757	Government Properties Income Trust	3.4	2.3
127,720	—	Gramercy Property Trust Inc	0.7	—
1,107,319	1,078,709	HCP, Inc.	40.2	48.7
695,326	616,402	Health Care REIT, Inc.	37.2	37.8
579,520	111,500	Healthcare Trust of America	5.7	1.1
237,712	209,252	Healthcare Realty Trust Incorporated	5.1	5.0
426,743	478,813	Hersha Hospitality Trust	2.4	2.4
219,889	184,529	Highwoods Properties, Inc.	8.0	6.2
140,210	121,160	Home Properties, Inc.	7.5	7.4
366,850	297,940	Hospitality Properties Trust	9.9	7.0
1,822,914	1,712,374	Host Hotels & Resorts, Inc.	35.4	26.8
106,312	86,872	Hudson Pacific Properties, Inc.	2.3	1.8
216,059	220,139	Inland Real Estate Corporation	2.3	1.8
256,491	223,541	Investors Real Estate Trust	2.2	2.0
1,500,000	1,500,000	iShares Dow Jones US Real Estate Index Fund	94.6	97.1
201,093	177,253	Kilroy Realty Corporation	10.1	8.4
993,333	966,453	Kimco Realty Corporation	19.6	18.7
321,483	172,013	Kite Realty Group Trust	2.1	1.0
254,432	204,562	LaSalle Hotel Properties	7.9	5.2
543,895	423,245	Lexington Realty Trust	5.6	4.4
355,290	280,060	Liberty Property Trust	12.0	10.0
84,816	73,286	LTC Properties, Inc.	3.0	2.6
217,063	208,783	Mack-Cali Realty Corporation	4.7	5.5
—	141,919	Maguire Properties, Inc.	—	0.4

TIAA Real Estate Account ¡ Prospectus185

Consolidated statements of investments         continued

TIAA Real Estate Account  ¡  December 31, 2013 and December 31, 2012
(Dollar values shown in millions)

Shares		Issuer	Fair Value
2013	2012		2013	2012

395,297	327,007	Medical Properties Trust, Inc.	$4.8	$3.9
181,705	99,184	Mid-America Apartment Communities, Inc.	11.0	6.4
102,977	108,037	Monmouth Real Estate Investment Corporation	0.9	1.1
72,294	66,724	National Health Investors, Inc.	4.1	3.8
296,600	262,980	National Retail Properties, Inc.	9.0	8.2
299,263	263,613	Omega Healthcare Investors, Inc.	8.9	6.3
31,357	40,857	One Liberty Properties, Inc.	0.6	0.8
133,229	83,079	Parkway Properties, Inc.	2.6	1.2
153,837	144,447	Pebblebrook Hotel Trust	4.7	3.3
162,035	136,245	Pennsylvania Real Estate Investment Trust	3.1	2.4
47,950	—	Physicians Realty Trust	0.6	—
409,892	400,132	Piedmont Office Realty Trust, Inc.	6.8	7.2
432,157	387,897	Plum Creek Timber Company, Inc.	20.1	17.2
133,253	129,083	Post Properties, Inc.	6.0	6.5
92,248	98,748	Potlatch Corporation	3.9	3.9
1,218,251	1,092,281	ProLogis	45.0	39.9
49,510	42,980	PS Business Parks, Inc.	3.8	2.8
349,519	303,799	Public Storage, Inc.	52.6	44.0
150,090	115,370	Ramco-Gershenson Properties Trust	2.4	1.5
308,209	291,439	Rayonier, Inc.	13.0	15.1
500,294	316,623	Realty Income Corporation	18.7	12.7
178,566	126,316	Retail Opportunity Investment	2.6	1.6
468,255	315,375	Retail Properties of America	6.0	3.8
224,748	213,778	Regency Centers Corporation	10.4	10.1
39,760	—	Rexford Industrial Realty Inc	0.5	—
300,884	251,880	RLJ Lodging Trust	7.3	4.9
53,113	60,523	Rouse Properties, Inc.	1.2	1.0
117,520	—	Ryman Hospitality Properties	4.9	—
91,983	—	Sabra Health Care REIT Inc	2.4	—
32,736	38,426	Saul Centers, Inc.	1.6	1.7
68,430	46,820	Select Income Real Estate Investment Trust	1.8	1.2
460,237	420,127	Senior Housing Properties Trust	10.2	9.9
93,740	—	Silver Bay Realty Trust Corp	1.5	—
750,616	731,366	Simon Property Group, Inc.	114.2	115.6
232,245	214,765	SL Green Realty Corp.	21.5	16.5
78,699	70,949	Sovran Self Storage, Inc.	5.1	4.4
868,341	79,685	Spirit Realty Capital Inc.	8.5	1.4
104,960	86,560	Stag Industrial, Inc.	2.1	1.6
417,139	495,039	Strategic Hotels & Resorts, Inc.	3.9	3.2
199,598	114,628	Summit Hotel Properties, Inc.	1.8	1.1
85,816	71,926	Sun Communities, Inc.	3.7	2.9
—	89,143	Sun Healthcare Group, Inc.	—	1.9
447,056	328,016	Sunstone Hotel Investors, L.L.C.	6.0	3.5
228,624	223,024	Tanger Factory Outlet Centers, Inc.	7.3	7.6
155,209	147,289	Taubman Centers, Inc.	9.9	11.6
59,134	36,064	Terreno Realty Corporation	1.0	0.6
343,852	325,632	The Macerich Company	20.2	19.0

186Prospectus ¡ TIAA Real Estate Account

Consolidated statements of investments         continued

TIAA Real Estate Account  ¡  December 31, 2013 and December 31, 2012
(Dollar values shown in millions)

Shares		Issuer	Fair Value
2013	2012		2013	2012

612,561	596,001	UDR, Inc.	$14.3	$14.2
31,724	31,724	UMH Properties, Inc.	0.3	0.3
31,798	31,418	Universal Health Realty Income Trust	1.3	1.6
58,833	56,293	Urstadt Biddle Properties, Inc.	1.1	1.1
719,138	700,308	Ventas, Inc.	41.2	45.3
409,723	443,493	Vornado Realty Trust	36.4	35.5
164,207	160,177	Washington Real Estate Investment Trust	3.8	4.2
266,400	288,060	Weingarten Realty Investors	7.3	7.7
1,423,998	1,289,368	Weyerhaeuser Company	45.0	35.9
45,930	26,270	Whitestone Real Estate Investment Trust B	0.6	0.4
80,257	66,697	Winthrop Realty Trust	0.9	0.7
141,520	114,000	WP Carey Inc.	8.7	5.9

TOTAL REAL ESTATE-RELATED MARKETABLE SECURITIES
(Cost $1,384.3 and $1,175.7)			$1,499.3	$1,332.3

TIAA Real Estate Account ¡ Prospectus187

Consolidated statements of investments         continued

TIAA Real Estate Account  ¡  December 31, 2013 and December 31, 2012
(Dollar values shown in millions)

Principal		Issuer	Yield(4)	Maturity Date	Fair Value
2013	2012				2013	2012

OTHER MARKETABLE SECURITIES—16.3% and 15.0%
GOVERNMENT AGENCY NOTES—10.4% and 8.0%
$—	$12.0	Fannie Mae Discount Notes	0.122%	1/2/2013	$—	$12.0
—	44.0	Fannie Mae Discount Notes	0.086%	1/16/2013	—	44.0
—	20.5	Fannie Mae Discount Notes	0.122%	1/30/2013	—	20.5
—	45.2	Fannie Mae Discount Notes	0.137%	2/6/2013	—	45.1
—	26.8	Fannie Mae Discount Notes	0.127%	2/27/2013	—	26.8
—	25.0	Fannie Mae Discount Notes	0.130%	3/13/2013	—	25.0
—	10.0	Fannie Mae Discount Notes	0.142%	3/20/2013	—	10.0
—	100.0	Fannie Mae Discount Notes	0.149%	6/12/2013	—	100.0
21.0	—	Fannie Mae Discount Notes	0.041%–0.046%	1/15/2014	21.0	—
3.5	—	Fannie Mae Discount Notes	0.112%	1/21/2014	3.5	—
7.0	—	Fannie Mae Discount Notes	0.035%–0.051%	1/22/2014	7.0	—
28.2	—	Fannie Mae Discount Notes	0.041%	1/29/2014	28.2	—
32.1	—	Fannie Mae Discount Notes	0.071%	2/3/2014	32.1	—
30.0	—	Fannie Mae Discount Notes	0.061%–0.066%	2/5/2014	30.0	—
50.0	—	Fannie Mae Discount Notes	0.077%	2/19/2014	50.0	—
31.0	—	Fannie Mae Discount Notes	0.061%	2/24/2014	31.0	—
22.0	—	Fannie Mae Discount Notes	0.086%	2/26/2014	22.0	—
31.0	—	Fannie Mae Discount Notes	0.066%	3/3/2014	31.0	—
14.0	—	Fannie Mae Discount Notes	0.066%	4/2/2014	13.9	—
18.0	—	Fannie Mae Discount Notes	0.091%–0.101%	4/23/2014	18.0	—
23.0	—	Fannie Mae Discount Notes	0.107%	5/1/2014	23.0	—
25.0	—	Fannie Mae Discount Notes	0.107%	5/7/2014	25.0	—
32.7	—	Fannie Mae Discount Notes	0.127%	6/4/2014	32.7	—
20.3	—	Fannie Mae Discount Notes	0.127%	6/11/2014	20.3	—
38.0	—	Fannie Mae Discount Notes	0.132%	6/18/2014	38.0	—
—	13.0	Federal Farm Credit Bank Discount Notes	0.091%	5/6/2013	—	13.0
—	29.3	Federal Home Loan Bank Discount Notes	0.117%	1/4/2013	—	29.3
—	50.0	Federal Home Loan Bank Discount Notes	0.106%	1/9/2013	—	50.0
—	16.5	Federal Home Loan Bank Discount Notes	0.137%	1/11/2013	—	16.5
—	8.0	Federal Home Loan Bank Discount Notes	0.132%	1/16/2013	—	8.0
—	41.9	Federal Home Loan Bank Discount Notes	0.157%	1/23/2013	—	41.9
—	29.0	Federal Home Loan Bank Discount Notes	0.142%	1/23/2013	—	29.0
—	50.0	Federal Home Loan Bank Discount Notes	0.142%	2/13/2013	—	50.0
—	19.4	Federal Home Loan Bank Discount Notes	0.137%	2/20/2013	—	19.4
—	56.0	Federal Home Loan Bank Discount Notes	0.127%	2/22/2013	—	56.0
—	80.0	Federal Home Loan Bank Discount Notes	0.127%	3/1/2013	—	80.0
—	57.0	Federal Home Loan Bank Discount Notes	0.112%	3/6/2013	—	57.0
—	17.1	Federal Home Loan Bank Discount Notes	0.117%	3/13/2013	—	17.1
—	41.6	Federal Home Loan Bank Discount Notes	0.147%	5/3/2013	—	41.5
—	11.5	Federal Home Loan Bank Discount Notes	0.096%–0.157%	5/10/2013	—	11.5
—	52.7	Federal Home Loan Bank Discount Notes	0.157%–0.162%	5/29/2013	—	52.7
—	50.0	Federal Home Loan Bank Discount Notes	0.127%	6/19/2013	—	50.0
25.0	—	Federal Home Loan Bank Discount Notes	0.056%	1/2/2014	25.0	—
27.2	—	Federal Home Loan Bank Discount Notes	0.066%	1/3/2014	27.2	—
188Prospectus ¡ TIAA Real Estate Account

Consolidated statements of investments         continued

TIAA Real Estate Account  ¡  December 31, 2013 and December 31, 2012
(Dollar values shown in millions)

Principal		Issuer	Yield(4)	Maturity Date	Fair Value
2013	2012				2013	2012

$22.0	$—	Federal Home Loan Bank Discount Notes	0.051%	1/8/2014	$22.0	$—
100.0	—	Federal Home Loan Bank Discount Notes	0.061%	1/10/2014	100.0	—
50.0	—	Federal Home Loan Bank Discount Notes	0.035%–0.066%	1/17/2014	50.0	—
14.0	—	Federal Home Loan Bank Discount Notes	0.051%	1/24/2014	14.0	—
14.1	—	Federal Home Loan Bank Discount Notes	0.086%–0.096%	2/21/2014	14.1	—
14.5	—	Federal Home Loan Bank Discount Notes	0.071%–0.076%	3/7/2014	14.5	—
19.5	—	Federal Home Loan Bank Discount Notes	0.076%	3/12/2014	19.5	—
50.0	—	Federal Home Loan Bank Discount Notes	0.066%–0.106%	3/21/2014	50.0	—
43.2	—	Federal Home Loan Bank Discount Notes	0.081%	3/26/2014	43.2	—
50.0	—	Federal Home Loan Bank Discount Notes	0.071%	3/28/2014	50.0	—
23.8	—	Federal Home Loan Bank Discount Notes	0.087%	4/2/2014	23.8	—
100.0	—	Federal Home Loan Bank Discount Notes	0.112%	4/9/2014	100.0	—
31.0	—	Federal Home Loan Bank Discount Notes	0.091%	4/16/2014	31.0	—
10.3	—	Federal Home Loan Bank Discount Notes	0.096%	4/23/2014	10.2	—
13.8	—	Federal Home Loan Bank Discount Notes	0.101%	4/25/2014	13.8	—
46.0	—	Federal Home Loan Bank Discount Notes	0.107%–0.122%	5/1/2014	46.0	—
25.0	—	Federal Home Loan Bank Discount Notes	0.101%	5/2/2014	25.0	—
5.0	—	Federal Home Loan Bank Discount Notes	0.112%	5/9/2014	5.0	—
16.0	—	Federal Home Loan Bank Discount Notes	0.112%	5/14/2014	16.0	—
20.0	—	Federal Home Loan Bank Discount Notes	0.122%	5/16/2014	20.0	—
55.1	—	Federal Home Loan Bank Discount Notes	0.122%–0.127%	5/28/2014	55.1	—
20.0	—	Federal Home Loan Bank Discount Notes	0.137%	6/25/2014	20.0	—
3.0	—	Federal Home Loan Bank Discount Notes	0.122%	7/7/2014	3.0	—
—	22.3	Freddie Mac Discount Notes	0.178%	1/3/2013	—	22.3
—	17.1	Freddie Mac Discount Notes	0.173%	1/7/2013	—	17.1
—	37.6	Freddie Mac Discount Notes	0.152%	1/14/2013	—	37.6
—	74.0	Freddie Mac Discount Notes	0.142%	1/22/2013	—	74.0
—	50.0	Freddie Mac Discount Notes	0.132%	2/11/2013	—	50.0
—	44.4	Freddie Mac Discount Notes	0.117%–0.122%	2/19/2013	—	44.4
—	44.0	Freddie Mac Discount Notes	0.127%	2/25/2013	—	44.0
—	14.0	Freddie Mac Discount Notes	0.127%	2/27/2013	—	14.0
—	50.0	Freddie Mac Discount Notes	0.152%	3/12/2013	—	50.0
—	19.9	Freddie Mac Discount Notes	0.132%	3/18/2013	—	19.9
—	25.0	Freddie Mac Discount Notes	0.137%	4/1/2013	—	25.0
—	25.1	Freddie Mac Discount Notes	0.132%	4/3/2013	—	25.0
—	50.0	Freddie Mac Discount Notes	0.152%	4/17/2013	—	50.0
40.0	—	Freddie Mac Discount Notes	0.061%	1/6/2014	40.0	—
25.1	—	Freddie Mac Discount Notes	0.046%–0.086%	1/13/2014	25.1	—
32.9	—	Freddie Mac Discount Notes	0.046%	1/21/2014	32.9	—
51.2	—	Freddie Mac Discount Notes	0.035%–0.051%	1/22/2014	51.2	—
13.2	—	Freddie Mac Discount Notes	0.147%	1/23/2014	13.2	—
26.0	—	Freddie Mac Discount Notes	0.058%–0.127%	2/4/2014	26.0	—
11.3	—	Freddie Mac Discount Notes	0.086%	2/14/2014	11.3	—
62.8	—	Freddie Mac Discount Notes	0.061%–0.066%	3/10/2014	62.7	—
24.5	—	Freddie Mac Discount Notes	0.086%	3/11/2014	24.4	—
30.0	—	Freddie Mac Discount Notes	0.081%	3/17/2014	30.0	—
33.0	—	Freddie Mac Discount Notes	0.064%	3/24/2014	33.0	—

TIAA Real Estate Account ¡ Prospectus189

Consolidated statements of investments         continued

TIAA Real Estate Account  ¡  December 31, 2013 and December 31, 2012
(Dollar values shown in millions)

Principal		Issuer	Yield(4)	Maturity Date	Fair Value
2013	2012				2013	2012

$15.0	$—	Freddie Mac Discount Notes	0.061%	4/4/2014	$15.0	$—
33.0	—	Freddie Mac Discount Notes	0.091%	4/7/2014	33.0	—
30.0	—	Freddie Mac Discount Notes	0.106%	4/14/2014	30.0	—
32.9	—	Freddie Mac Discount Notes	0.096%–0.101%	4/21/2014	32.9	—
42.5	—	Freddie Mac Discount Notes	0.096%–0.112%	4/24/2014	42.5	—
6.0	—	Freddie Mac Discount Notes	0.101%	4/28/2014	6.0	—
12.8	—	Freddie Mac Discount Notes	0.096%	5/1/2014	12.8	—
25.0	—	Freddie Mac Discount Notes	0.112%	5/2/2014	25.0	—
50.7	—	Freddie Mac Discount Notes	0.091%–0.101%	5/6/2014	50.6	—
21.2	—	Freddie Mac Discount Notes	0.107%	5/12/2014	21.1	—
27.3	—	Freddie Mac Discount Notes	0.101%–0.122%	5/21/2014	27.2	—
19.6	—	Freddie Mac Discount Notes	0.101%	6/4/2014	19.6	—
18.5	—	Freddie Mac Discount Notes	0.101%	6/5/2014	18.5	—
6.0	—	Freddie Mac Discount Notes	0.127%	6/9/2014	6.0	—
18.8	—	Freddie Mac Discount Notes	0.131%	6/16/2014	18.7	—
15.9	—	Freddie Mac Discount Notes	0.117%	7/1/2014	15.9	—
7.1	—	Freddie Mac Discount Notes	0.132%	7/11/2014	7.1	—
25.0	—	Freddie Mac Discount Notes	0.134%	8/1/2014	25.0	—
7.3	—	Freddie Mac Discount Notes	0.132%	9/3/2014	7.3	—

TOTAL GOVERNMENT AGENCY NOTES
(Cost $1,989.0 and $1,379.4)					$1,989.1	$1,379.6

UNITED STATES TREASURY SECURITIES—5.9% and 7.0%
—	50.0	United States Treasury Bills	0.074%–0.103%	1/10/2013	—	50.0
—	48.0	United States Treasury Bills	0.084%–0.132%	1/17/2013	—	48.0
—	1.5	United States Treasury Bills	0.135%	1/31/2013	—	1.5
—	97.5	United States Treasury Bills	0.122%–0.153%	2/7/2013	—	97.5
—	50.0	United States Treasury Bills	0.104%	2/21/2013	—	50.0
—	30.7	United States Treasury Bills	0.128%	3/7/2013	—	30.7
—	39.1	United States Treasury Bills	0.086%–0.135%	3/14/2013	—	39.1
—	51.0	United States Treasury Bills	0.050%–0.143%	3/21/2013	—	51.0
—	50.0	United States Treasury Bills	0.144%	3/28/2013	—	50.0
—	2.0	United States Treasury Bills	0.070%–0.106%	4/4/2013	—	2.0
—	50.0	United States Treasury Bills	0.122%	4/11/2013	—	50.0
—	30.0	United States Treasury Bills	0.112%	4/18/2013	—	30.0
—	50.0	United States Treasury Bills	0.072%–0.116%	4/25/2013	—	50.0
—	16.5	United States Treasury Bills	0.061%–0.080%	5/2/2013	—	16.5
—	22.0	United States Treasury Bills	0.091%	5/16/2013	—	22.0
—	13.0	United States Treasury Bills	0.107%–0.135%	6/6/2013	—	13.0
—	20.5	United States Treasury Bills	0.115%	6/20/2013	—	20.5
17.0	—	United States Treasury Bills	0.052%	1/2/2014	17.0	—
26.6	—	United States Treasury Bills	0.031%–0.069%	1/9/2014	26.6	—
30.0	—	United States Treasury Bills	0.046%–0.048%	1/16/2014	30.0	—
4.0	—	United States Treasury Bills	0.035%	1/23/2014	4.0	—
30.0	—	United States Treasury Bills	0.071%	1/30/2014	30.0	—
17.0	—	United States Treasury Bills	0.071%	3/6/2014	17.0	—

190Prospectus ¡ TIAA Real Estate Account

Consolidated statements of investments         continued

TIAA Real Estate Account  ¡  December 31, 2013 and December 31, 2012
(Dollar values shown in millions)

Principal		Issuer	Yield(4)	Maturity Date	Fair Value
2013	2012				2013	2012

$59.0	$—	United States Treasury Bills	0.054%–0.061%	3/13/2014	$59.0	$—
50.0	—	United States Treasury Bills	0.030%–0.043%	3/20/2014	50.0	—
4.0	—	United States Treasury Bills	0.068%	4/3/2014	4.0	—
50.0	—	United States Treasury Bills	0.079%–0.089%	6/26/2014	50.0	—
206.0	—	United States Treasury Bills	0.102%–0.108%	7/24/2014	205.9	—
49.3	—	United States Treasury Bills	0.091%–0.097%	8/21/2014	49.2	—
50.0	—	United States Treasury Bills	0.093%	9/18/2014	50.0	—
6.4	—	United States Treasury Bills	0.107%–0.117%	11/13/2014	6.4	—
25.0	—	United States Treasury Bills	0.135%	12/11/2014	25.0	—
—	50.0	United States Treasury Notes	0.162%	1/15/2013	—	50.0
—	58.4	United States Treasury Notes	0.172%–0.174%	1/31/2013	—	58.4
—	44.7	United States Treasury Notes	0.163%	2/15/2013	—	44.8
—	20.6	United States Treasury Notes	0.198%	2/28/2013	—	20.6
—	39.4	United States Treasury Notes	0.201%	3/31/2013	—	39.4
—	50.0	United States Treasury Notes	0.161%	4/15/2013	—	50.3
—	28.4	United States Treasury Notes	0.174%	4/30/2013	—	28.4
—	52.8	United States Treasury Notes	0.169%–0.174%	5/15/2013	—	53.0
—	30.0	United States Treasury Notes	0.201%	5/31/2013	—	30.1
—	50.0	United States Treasury Notes	0.177%	7/15/2013	—	50.2
—	50.0	United States Treasury Notes	0.187%	7/31/2013	—	50.1
—	50.0	United States Treasury Notes	0.194%	8/15/2013	—	50.2
—	39.3	United States Treasury Notes	0.199%	9/30/2013	—	39.3
—	3.5	United States Treasury Notes	0.035%–0.206%	10/15/2013	—	3.5
56.4	—	United States Treasury Notes	0.055%–0.113%	1/31/2014	56.4	—
17.7	—	United States Treasury Notes	0.052%–0.152%	3/31/2014	17.7	—
25.0	—	United States Treasury Notes	0.053%	4/15/2014	25.1	—
77.0	—	United States Treasury Notes	0.097%–0.150%	4/30/2014	77.0	—
24.9	—	United States Treasury Notes	0.082%–0.123%	5/15/2014	24.9	—
100.0	—	United States Treasury Notes	0.076%–0.136%	6/30/2014	100.1	—
100.0	—	United States Treasury Notes	0.114%–0.137%	7/15/2014	100.3	—
54.8	—	United States Treasury Notes	0.119%–0.137%	7/31/2014	54.8	—
50.0	—	United States Treasury Notes	0.144%–0.159%	8/15/2014	50.1	—

TOTAL UNITED STATES TREASURY SECURITIES
(Cost $1,130.3 and $1,189.9)					$1,130.5	$1,190.1

TOTAL OTHER MARKETABLE SECURITIES
(Cost $3,119.3 and $2,569.3)					$3,119.6	$2,569.7

TOTAL MARKETABLE SECURITIES
(Cost $4,503.6 and $3,745.0)					$4,618.9	$3,902.0

TOTAL INVESTMENTS
(Cost $17,607.8 and $16,842.4)					$19,109.6	$17,087.9

(1)	The investment has a mortgage loan payable outstanding, as indicated in Note 9.

(2)	The fair value reflects the Account’s interest in the joint venture and is net of debt.

(3)	Properties within this investment are located throughout the United States.

(4)	Yield represents the annualized yield.

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Consolidated statements of investments         continued

TIAA Real Estate Account  ¡  December 31, 2013 and December 31, 2012
(Dollar values shown in millions)

(5)	The fair value reflects the final settlement due to the Account. The property investment held within the joint venture was sold during the quarter ended September 30, 2012.

(6)	The fair value reflects the final settlement due to the Account. The property investment held within the joint venture was sold during the quarter ended December 31, 2012.

(7)	Investment was formerly named The Newbry.

(8)	The joint venture was dissolved during the quarter ended December 31, 2013.

192Prospectus ¡ TIAA Real Estate Account

Report of independent registered public accounting firm

To the Participants of the TIAA Real Estate Account and the Board of Trustees of
Teachers Insurance and Annuity Association of America:

In our opinion, the accompanying consolidated statements of assets and liabilities, including the consolidated statements of investments, and the related consolidated statements of operations, of changes in net assets and of cash flows, present fairly, in all material respects, the financial position of the TIAA Real Estate Account and its subsidiaries (the “Account”) at December 31, 2013 and 2012, the results of their operations, the changes in their net assets and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Account’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 13, 2014

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Condensed statutory-basis financial statements information

(The following condensed statutory-basis financial statements information has been derived from statutory-basis financial statements which are available upon request.)

Statutory–basis statements of admitted assets, liabilities and capital and contingency reserves

(in millions)	December 31,
	2013	2012

ADMITTED ASSETS
Bonds	$181,121	$173,954
Preferred stocks	48	38
Common stocks	2,675	3,495
Mortgage loans	14,246	12,956
Real estate	1,812	1,623
Cash, cash equivalents and short-term investments	1,362	1,681
Contract loans	1,466	1,358
Derivatives	60	96
Other long-term investments	20,059	17,973
Investment income due and accrued	1,763	1,772
Federal income taxes	6	—
Net deferred federal income tax asset	3,089	3,235
Other assets	439	437
Separate account assets	22,348	18,420

TOTAL ADMITTED ASSETS	$250,494	$237,038

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
LIABILITIES
Reserves for life and health insurance, annuities and deposit-type contracts	$185,946	$180,020
Dividends due to policyholders	1,937	1,854
Interest maintenance reserve	2,283	1,687
Federal income taxes	—	3
Borrowed money	—	52
Asset valuation reserve	4,633	3,424
Derivatives	311	346
Other liabilities	2,262	2,276
Separate account liabilities	22,343	18,067

TOTAL LIABILITIES	219,715	207,729

CAPITAL AND CONTINGENCY RESERVES
Capital (2,500 shares of $1,000 par value common stock issued and outstanding and $550,000 paid-in capital)	3	3
Surplus notes	2,000	2,000
Contingency reserves:
For investment losses, annuity and insurance mortality, and other risks	28,776	27,306

TOTAL CAPITAL AND CONTINGENCY RESERVES	30,779	29,309

TOTAL LIABILITIES, CAPITAL AND CONTINGENCY RESERVES	$250,494	$237,038

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(The following condensed statutory-basis financial statements information has been derived from statutory-basis financial statements which are available upon request.)

TIAA Condensed statutory-basis statements of operations

(in millions)	For the Years Ended December 31,
	2013	2012	2011

REVENUES
Insurance and annuity premiums and other considerations	$14,395	$12,085	$12,703
Annuity dividend additions	1,585	1,312	1,325
Net investment income	11,274	11,042	10,910
Other revenue	242	231	182

TOTAL REVENUES	$27,496	$24,670	$25,120

BENEFITS AND EXPENSES
Policy and contract benefits	$12,900	$11,733	$11,341
Dividends to policyholders	3,409	3,128	3,082
Increase in policy and contract reserves	5,749	4,604	5,460
Net operating expenses	1,035	922	859
Net transfers to separate accounts	1,879	1,518	1,661
Other benefits and expenses	384	318	53

TOTAL BENEFITS AND EXPENSES	$25,356	$22,223	$22,456

Income before federal income taxes and net realized capital gains (losses)	$2,140	$2,447	$2,644
Federal income tax (benefit)	(28)	(11)	(139)
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(417)	(416)	(444)

NET INCOME	$1,751	$2,042	$2,359

Basis of presentation:

The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (the “Department”); a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The following is a summary of the significant accounting policies followed by Teachers Insurance and Annuity Association of America (the “Company”):

Investments: Publicly traded securities are accounted for as of the date the investments are purchased or sold (trade date). Other investments are recorded

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on the settlement date. Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A realized loss is recorded when an impairment is considered to be other-than-temporary.

Bonds: Bonds are stated at amortized cost using the current effective interest method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Expected future cash flows and prepayment speeds are evaluated quarterly. Certain loan- backed and structured securities are reported at the lower of cost or fair value as a result of the NAIC modeling process.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

For loan-backed and structured securities, when an OTTI has occurred because the Company does not expect to recover the entire amortized cost basis of the security, with the intent and ability to hold, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.

For loan-backed and structured securities, when an OTTI has occurred because the Company intends to sell the security or the Company does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI loss for a loan-backed or structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

The fair values for publicly traded long term bond investments are generally determined using prices provided by third party pricing services. For privately placed long term bond investments without readily ascertainable market value, such values are determined with the assistance of independent pricing services utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

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Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5, or 6 which are stated at the lower of amortized cost or fair value. The fair values of preferred stocks are determined using prices provided by third party pricing services or valuations from the NAIC. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Common Stocks: Unaffiliated common stocks are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation allowance is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation allowance for mortgage loans are included in net unrealized capital gains and losses on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans is generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Real Estate: Real estate occupied by the Company and real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances, and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate and is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When the Company determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances, and a realized loss is recorded.

The Company makes investments in commercial real estate directly, through wholly owned subsidiaries and through real estate limited partnerships. The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any

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impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an adjustment is required.

Wholly-Owned Subsidiaries: Investments in wholly-owned subsidiaries are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus and (2) non-insurance subsidiaries are stated at the value of their underlying GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

Other Long-term Investments: Other long-term investments primarily include investments in limited partnerships and limited liability companies which are carried at the Company’s percentage of the underlying U.S. GAAP, International Financial Reporting Standard or U.S. Tax basis equity as reflected on the respective entity’s financial statements. The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses impairment information by performing analysis between the carrying value and the cost basis of the investments. The Company evaluates recoverability of the asset to determine if OTTI is warranted. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Other long-term investments include the Company’s investments in surplus notes, which are stated at amortized cost. All of the Company’s investments in surplus notes have an NAIC 1 rating designation. The carrying amount of the Company’s investments in surplus notes was $91 million for both years ended December 31, 2013 and 2012.

Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments, with original maturities of three months or less at the date of purchase and are stated at amortized cost.

Short-Term Investments: Short-term investments (investments with remaining maturities of one year or less at the time of acquisition, excluding those investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.

Contract Loans: Contract loans are stated at outstanding principal balances.

Derivative Instruments: The Company has filed a Derivatives Use Plan with the Department. This plan details the Company’s derivative policy objectives,

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strategies, controls and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that the Company has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, hedge effectiveness and counterparty credit quality. The Company may use derivative instruments for hedging, income generation, and asset replication purposes.

Derivatives used by the Company may include swaps, forwards, futures and options.

The carrying value of a derivative position may be at cost or fair value, depending on the type of instrument and accounting status. Hedge accounting is applied for some foreign currency swaps that hedge fixed income investments carried at amortized cost. The foreign exchange premium or discount for these foreign currency swaps is amortized into income and a currency translation adjustment computed at the spot rate is recorded as an unrealized gain or loss. The derivative component of a RSAT is carried at unamortized premiums received or paid, adjusted for any impairments. The cash component of a RSAT is classified as a bond on the Company’s balance sheet. Derivatives used in hedging transactions where hedge accounting is not being utilized are carried at fair value. The Company does not offset the carrying value amounts recognized for derivatives executed with the same counterparty under a netting agreement.

Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are non-admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non- admitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.

Separate Accounts: Separate Accounts are established in conformity with insurance laws and are segregated from the Company’s general account and are maintained for the benefit of the separate account contract holders.

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the relevant period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts denominated in foreign currencies are adjusted to reflect exchange rates at the end of the relevant period. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.

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Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets (principally a portion of deferred federal income tax (“DFIT”) assets, certain investments in other long-term investments, furniture and equipment, leasehold improvements, and prepaid expenses). The non-admitted portion of the DFIT asset was $8,027 million and $8,964 million at December 31, 2013 and 2012, respectively. Investment related non-admitted assets totaled $187 million and $267 million at December 31, 2013 and 2012, respectively. Other non-admitted assets were $795 million and $625 million at December 31, 2013 and 2012, respectively. Changes in non-admitted assets are charged or credited directly to surplus.

Electronic Data Processing Equipment, Computer Software, Furniture and Equipment and Leasehold Improvements: Electronic data processing (“EDP”) equipment, computer software and furniture and equipment which qualify for capitalization are depreciated over the lesser of useful life or 3 years. Office alterations and leasehold tenant improvements which qualify for capitalization are depreciated over the lesser of useful life or 5 years or the remaining life of the lease, respectively.

The accumulated depreciation on EDP equipment and computer software was $1,246 million and $1,008 million at December 31, 2013 and 2012, respectively. Related depreciation expenses allocated to TIAA were $77 million, $51 million and $34 million for the years ended December 31, 2013, 2012 and 2011, respectively.

The accumulated depreciation on furniture and equipment and leasehold improvements was $455 million and $444 million at December 31, 2013, and 2012, respectively. Related depreciation expenses allocated to TIAA were $10 million, $18 million and $25 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Insurance and Annuity Premiums: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Deposits on deposit-type contracts are recorded directly as a liability when received. Expenses incurred when acquiring new business are charged to operations as incurred.

Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals (that represent a return to the

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contract holders) plus additional reserves (if any) necessitated by actuarial regulations.

The Company performed Asset Adequacy Analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves, and determined that its reserves were sufficient to meet its obligations.

Interest Maintenance Reserve: The IMR defers recognition of realized capital gains and losses resulting from changes in the general level of interest rates. These gains and losses are amortized into investment income over the expected remaining life of the investments sold. The IMR is calculated in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies.

A realized gain or loss on each bond sold, excluding loan-backed and structured securities, is interest-related if the security’s NAIC rating did not change by more than one classification from the date of purchase to the date of sale, and its NAIC rating was not a 6 at any time during the holding period.

A realized gain or loss on each preferred stock sold is interest-related if the security did not have an NAIC rating of 4, 5, or 6 at any time during the holding period and the NAIC rating did not change by more than one classification from the date of purchase to the date of sale.

A realized gain or loss on each mortgage loan sold is interest-related if interest is not more than 90 days past due, not in the process of foreclosure or voluntary conveyance, or the mortgage loan was not restructured over the prior two years.

A realized gain or loss on each derivative investment sold is interest-related based on the characteristics of the underlying invested asset.

For loan-backed and structured securities, realized gains or losses resulting from sale transactions and realized losses resulting from OTTI are bifurcated between IMR and AVR based upon the present value of cash flows and amortized cost at the time of the transaction.

Asset Valuation Reserve: The AVR is established to offset potential credit-related investment losses from bonds, stocks, mortgage loans, real estate, derivatives and other long-term investments. Changes in AVR are recorded directly to surplus. The AVR is calculated in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies.

Realized gains or losses resulting from the sale of U.S. Government securities and securities of agencies which are backed by the full faith and credit of the U.S. Government are exempt from the AVR.

A realized gain or loss on each bond sold, excluding loan-backed and structured securities, is non-interest-related if the security’s NAIC rating changed by more than one classification from the date of purchase to the date of sale, or its NAIC rating was a 6 at any time during the holding period.

A realized gain or loss on each preferred stock sold is non-interest-related if the security had an NAIC rating of 4, 5 or 6 at any time during the holding period

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or the NAIC rating changed by more than one classification from the date of purchase to the date of sale.

A realized gain or loss on each mortgage loan sold is non-interest-related if interest is more than 90 days past due, in the process of foreclosure or voluntary conveyance, or the mortgage loan was restructured over the prior two years.

A realized gain or loss on each derivative investment sold is non-interest-related based on the characteristics of the underlying invested asset.

For loan-backed and structured securities, realized gains or losses resulting from sale transactions and realized losses resulting from OTTI are bifurcated between IMR and AVR based upon the present value of cash flows and amortized cost at the time of the transaction.

OTTI for non-loan-backed and structured securities, stocks, mortgage loans, real estate and other long-term investments are considered non-interest related realized losses and included in the AVR calculation.

Repurchase Agreement: Repurchase agreements are agreements between a seller and a buyer, whereby the seller of securities sells and simultaneously agrees to repurchase the same or substantially the same securities from the buyer at a stated price on a specified date. Repurchase agreements are generally accounted for as secured borrowings. The assets transferred are not removed from the balance sheet, the cash collateral received is invested and reported on the balance sheet and accounted for based on the type of investment. An offsetting liability is reported in “Other liabilities.”

Dividends Due to Policyholders: Dividends on insurance policies and pension annuity contracts in the payout phase are declared by the TIAA Board of Trustees (the “Board”) in the fourth quarter of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

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Teachers Insurance and Annuity Association of America

Additional asset information

(The following condensed statutory-basis financial statements information has been derived from statutory-basis financial statements which are available upon request.)

The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds and preferred stocks at December 31, 2013 are shown below (in millions):

	2013
	Book/ Adjusted Carrying Value	Excess of		Estimated Fair Value
		Fair Value Over Book/ Adjusted Carrying Value	Book/ Adjusted Carrying Value Over Fair Value

Bonds:
U.S. governments	$41,161	$1,841	$(1,169)	$41,833
All other governments	3,929	381	(76)	4,234
States, territories and possessions	647	23	(15)	655
Political subdivisions of states, territories, and possessions	491	8	(23)	476
Special revenue and special assessment, non-guaranteed agencies and government	18,862	1,307	(652)	19,517
Credit tenant loans	5,796	365	(92)	6,069
Industrial and miscellaneous	107,416	6,447	(2,155)	111,708
Hybrids	1,002	60	(16)	1,046
Parent, subsidiaries and affiliates	1,817	54	—	1,871

Total bonds	181,121	10,486	(4,198)	187,409
Preferred stocks	48	40	—	88

TOTAL BONDS AND PREFERRED STOCKS	$181,169	$10,526	$(4,198)	$187,497

Unrealized Losses on Bonds, Preferred Stocks and Unaffiliated Common Stocks: The gross unrealized losses and estimated fair values for securities by the length of time that individual securities had been in a continuous unrealized loss position are shown in the table below (in millions):

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	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value

DECEMBER 31, 2013
Loan-backed and structured bonds	$16,499	$(1,026)	$15,473	$5,111	$(565)	$4,546
All other bonds	31,179	(1,995)	29,184	5,485	(702)	4,783

TOTAL BONDS	$47,678	$(3,021)	$44,657	$10,596	$(1,267)	$9,329

Unaffiliated common stocks	2	—	2	106	(48)	58
Preferred stocks	—	—	—	5	(1)	4

TOTAL BONDS AND STOCKS	$47,680	$(3,021)	$44,659	$10,707	$(1,316)	$9,391

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value

DECEMBER 31, 2012
Loan-backed and structured bonds	$1,719	$(47)	$1,672	$7,887	$(1,131)	$6,756
All other bonds	5,988	(154)	5,834	608	(46)	562

TOTAL BONDS	$7,707	$(201)	$7,506	$8,495	$(1,177)	$7,318

Unaffiliated common stocks	138	(22)	116	—	—	—
Preferred stocks	10	(2)	8	—	—	—

TOTAL BONDS AND STOCKS	$7,855	$(225)	$7,630	$8,495	$(1,177)	$7,318

As of December 31, 2013, the major categories of securities where the estimated fair value declined and remained below cost for less than twelve months were diversified in residential mortgage-backed securities (22%), U.S., Canada and other government (22%) and public utilities (8%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2013, the major categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were diversified in commercial mortgage-backed securities (25%), U.S., Canada and other government (23%), and residential mortgage-backed securities (14%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2012, the major categories of securities where the estimated fair value declined and remained below cost for less than twelve months were diversified in U.S., Canada and other government (25%), asset-backed securities (12%) and manufacturing (11%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2012, the major categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were diversified in commercial mortgage-backed securities (73%) and

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Teachers Insurance and Annuity Association of America

residential mortgage-backed securities (19%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

Mortgage Loan Diversification: The following tables set forth the commercial mortgage loan portfolio by property type and geographic distribution ($ in millions):

	Commercial Mortgage Loans by Property Type
	December 31, 2013		December 31, 2012
	Carrying Value	% of Total	Carrying Value	% of Total

Shopping centers	$4,854	34.1%	$4,278	33.0%
Office buildings	4,774	33.5	4,288	33.1
Industrial buildings	2,068	14.5	2,118	16.4
Apartments	1,825	12.8	1,423	11.0
Land	265	1.9	265	2.0
Mixed use	259	1.8	264	2.0
Hotel	161	1.1	164	1.3
Other	40	0.3	156	1.2

TOTAL	$14,246	100.0%	$12,956	100.0%

	Commercial Mortgage Loans by Geographic Distribution
	December 31, 2013		December 31, 2012
	Carrying Value	% of Total	Carrying Value	% of Total

Pacific	$3,389	23.7%	$3,312	25.6%
South Atlantic	3,202	22.5	2,908	22.4
Middle Atlantic	2,848	20.0	2,373	18.3
South Central	2,486	17.5	2,199	17.0
North Central	1,223	8.6	1,209	9.3
Mountain	522	3.7	361	2.8
New England	263	1.8	230	1.8
Other	313	2.2	364	2.8

TOTAL	$14,246	100.0%	$12,956	100.0%

Net Investment Income: The components of net investment income for the years ended December 31 were as follows (in millions):

	2013	2012	2011

Bonds	$9,206	$9,391	$9,462
Stocks	61	82	27
Mortgage loans	772	796	810
Real estate	203	244	234
Derivatives	(8)	23	10
Other long-term investments	1,430	960	775
Cash, cash equivalents and short-term investments	7	3	3

TOTAL GROSS INVESTMENT INCOME	11,671	11,499	11,321
LESS INVESTMENT EXPENSES	(542)	(574)	(551)

Net investment income before amortization of IMR	11,129	10,925	10,770
Plus amortization of IMR	145	117	140

NET INVESTMENT INCOME	$11,274	$11,042	$10,910

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Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and write-downs due to OTTI for the years ended December 31 were as follows (in millions):

	2013	2012	2011

Bonds	$604	$163	$422
Stocks	(50)	89	40
Mortgage loans	—	13	28
Real estate	30	68	15
Derivatives	(24)	(61)	(236)
Other long-term investments	(115)	(122)	(200)
Cash, cash equivalents and short-term investments	(121)	9	(16)

Total before capital gains taxes and transfers to IMR	324	159	53
Transfers to IMR	(741)	(575)	(497)

NET REALIZED CAPITAL LOSSES LESS CAPITAL GAINS TAXES, AFTER TRANSFERS TO IMR	$(417)	$(416)	$(444)

Federal Income Taxes: By charter, the Company is a stock life insurance company that operates on a non-profit basis and through December 31, 1997 was exempt from federal income taxation under the Internal Revenue Code. Any non-pension income, however, was subject to federal income taxation as unrelated business income. Effective January 1, 1998, as a result of federal legislation, the Company is no longer exempt from federal income taxation and is taxed as a stock life insurance company.

The Company has recorded current and deferred taxes in accordance with SSAP No. 101, Income Taxes–A Replacement of SSAP No. 10R and SSAP No. 10. The Company has exceeded the highest RBC threshold level which allows the Company to apply the smallest limitations to admit deferred tax assets under SSAP 101. The application of SSAP No. 101 requires a company to evaluate the recoverability of deferred tax assets and to establish a valuation allowance if necessary to reduce the deferred tax asset to an amount which is more likely than not to be realized. Based on the weight of available evidence the Company has recorded a valuation allowance of $9.8 million on foreign tax credit carryforwards as of December 31, 2013.

206Prospectus ¡ TIAA Real Estate Account

Appendix A — Management of TIAA

The Real Estate Account has no officers or directors. The Trustees and certain principal executive officers of TIAA as of the date hereof, their dates of birth, and their principal occupations during at least the past five years, are as follows:

TRUSTEES

Name & Date of Birth (DOB)	Principal Occupations During Past 5 Years

Ronald L. Thompson Chairman of the TIAA Board of Trustees DOB: 6/17/49

Former Chairman and Chief Executive Officer, Midwest Stamping and Manufacturing Company from 1993 through 2005. Lead Director, Chrysler Group, LLC and Director, Washington University in St. Louis. Member, Plymouth Ventures Partnership II Advisory Board.

Jeffrey R. Brown DOB: 2/16/68

William G. Karnes Professor of Finance and Director of the Center for Business and Public Policy, University of Illinois at Urbana-Champaign. Research Associate of the National Bureau of Economic Research (NBER) and Associate Director of the NBER Retirement Research Center. Manager, LLB Ventures, LLC. Former member of the Social Security Advisory Board from 2006 to 2008.

Robert C. Clark DOB: 2/26/44

Harvard University Distinguished Service Professor and Austin Wakeman Scott Professor of Law, Harvard Law School, Harvard University. Formerly Dean and Royall Professor of Law, Harvard Law School from 1989 to 2003. Director of the Hodson Trust, Time Warner, Inc. and Omnicom Group.

Lisa W. Hess DOB: 8/8/55

President and Managing Partner, Sky Top Capital. Former Chief Investment Officer of Loews Corporation from 2002 to 2008. Founding partner of Zesiger Capital Group. Director of Radian Group, Inc. and Covariance Capital Management, Inc. (“Covariance”), an affiliate of TIAA. Trustee of the Pomfret School and the Richard W. Wolfson Family Foundation.

Edward M. Hundert, M.D. DOB: 10/1/56

Senior lecturer in Medical Ethics and Director of the Center for Teaching and Learning, Harvard Medical School. Independent consultant, Huron Consulting Group. President, Case Western Reserve University from 2002 to 2006. Formerly, Dean, 2000 to 2002, University of Rochester School of Medicine and Dentistry, Professor of Medical Humanities and Psychiatry, 1997 to 2002. Scientific Advisory Board Member, Massachusetts General Hospital Center for Law, Brain and Behavior.

Lawrence H. Linden DOB: 2/19/47

Retired Managing Director and former General Partner at Goldman Sachs, Inc., retiring in 2008. After joining Goldman Sachs in 1992, served at various times the Head of Technology, Head of Operations, and Co-Chairman of the Global Control and Compliance Committee. Founding Trustee of the Linden Trust for Conservation, Member of the Board of Directors of the World Wildlife Fund and co-founder of, and senior advisor to, the Redstone Strategy Group. Strategic Advisory Board Member, New World Capital Group.

Maureen O’Hara DOB: 6/13/53

R.W. Purcell Professor of Finance at Johnson Graduate School of Management, Cornell University, where she has taught since 1979. Chair of the board of Investment Technology Group, Inc. since 2007, and member of the board since 2003. Director of New Star Financial, Inc.

Donald K. Peterson DOB: 8/13/49

Former Chairman and Chief Executive Officer, Avaya Inc. from 2002 to 2006 and President and Chief Executive Officer from 2000 to 2001. Formerly, Executive Vice President and Chief Financial Officer, Lucent Technologies from 1996 to 2000. Member and former chairman of the board of Worcester Polytechnic Institute and trustee of the Committee for Economic Development. Director of Sanford C. Bernstein Fund Inc.

TIAA Real Estate Account ¡ Prospectus207

TRUSTEES	continued

Name & Date of Birth (DOB)	Principal Occupations During Past 5 Years

Sidney A. Ribeau DOB: 12/3/47	President Emeritus, Howard University since 2014. President, Howard University, 2008 to 2013. President, Bowling Green State University, 1995 to 2008. Director, Worthington Industries.
Dorothy K. Robinson DOB: 2/18/51

Vice President and General Counsel, Yale University since 1995. Formerly General Counsel, Yale University, 1986 to 1995. Trustee, Newark Public Radio Inc., Director, Yale Southern Observatory, Inc., Youth Rights Media, Inc. and Friends of New Haven Legal Assistance.

David L. Shedlarz DOB: 4/17/48

Former Vice Chairman of Pfizer Inc. from 2006 to 2007, Executive Vice President from 1999 to 2005 and Chief Financial Officer of Pfizer from 1995 to 2005. Director, Pitney Bowes Inc. and the Hershey Corporation.

Marta Tienda DOB: 8/10/50

Maurice P. During ’22 Professor in Demographic Studies and Professor of Sociology and Public Affairs, Princeton University, since 1997. Visiting Research Scholar at the New York University Center for Advanced Research in Social Sciences, 2010 to 2011. Director, Office of Population Research, Princeton University, 1998 to 2002. Commissioner, President’s Advisory Commission on Educational Excellence for Hispanics. Trustee, Sloan Foundation and Jacobs Foundation. Member of Visiting Committee, Harvard University Kennedy School of Government. Member of Diversity Advisory Committee, Brown University. Director, Consortium of Social Science Associations. Member of Advisory Committee, American Education Research Association and the National Research Council’s Division of Behavioral and Social Sciences and Education.

OFFICER-TRUSTEES

Name & Date of Birth (DOB)	Principal Occupations During Past 5 Years

Roger W. Ferguson, Jr. DOB: 10/28/51

President and Chief Executive Officer of TIAA and CREF since April 2008. Formerly, Chairman of Swiss Re America Holding Corporation and Head of Financial Services and member of the Executive Committee, Swiss Re from 2006 to 2008; Vice Chairman and member of the Board of the U.S. Federal Reserve from 1999 to 2006 and a member of its Board of Governors from 1997 to 1999; and Partner and Associate, McKinsey & Company from 1984 to 1997. Currently a member of the advisory board of Brevan Howard Asset Management LLP, and a director of Audax Health and International Flavors and Fragrances, Inc. Fellow of the American Academy of Arts & Sciences and member of its Commission on the Humanities and Social Sciences. Vice-Chair of the Business-Higher Education Forum. Board member at the Institute for Advanced Study, Memorial Sloan-Kettering Cancer Center, and the Committee for Economic Development. Member of the Harvard University Visiting Committee for the Memorial Church, the Economic Club of New York, the Council on Foreign Relations, Prium, American Council of Life Insurers, Math for America, Partnership for NYC and the Group of Thirty.

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OFFICERS

Name & Date of Birth (DOB)	Principal Occupations During Past 5 Years

Robert G. Leary DOB: 3/20/61

Executive Vice President and President of Asset Management, TIAA; Executive Vice President of CREF and TIAA Separate Account VA-1; Principal Executive Officer and President of TIAA-CREF Funds and TIAA-CREF Life Funds; all since June 2013. Director, President & CEO of Teachers Advisors, Inc. since 2013. Manager, President & CEO of TIAA-CREF Investment Management, LLC since 2013. Director of TH RE Ltd since 2013. Director, President & CEO of TPIS since 2013. Director of TIAA International Holdings 1 Ltd, TIAA International Holdings 2 Ltd, and TIAA International Holdings 3 Ltd since 2013. Director, President & CEO of TIAA-CREF Asset Management (“TCAM”) since 2013. Formerly, President and Chief Operating Officer of ING U.S. starting in April 2011, where he led all aspects of ING’s investment management, retirement, insurance and annuity businesses, as well as operations, information technology and marketing. Also served as chief executive officer of ING Insurance U.S. from January 2010 to April 2011 after joining ING in 2007 as chairman and chief executive officer of ING Investment Management, Americas. Previously was an executive vice president at AIG, helping to build investment solutions for the institutional investor community. Prior thereto was vice president at J.P. Morgan & Co., where he specialized in fixed income applications. Currently serves on the board of AmeriCares, a nonprofit global health and disaster-relief organization.

Virginia M. Wilson DOB: 7/22/54

Executive Vice President and Chief Financial Officer, TIAA and CREF and Principal Accounting Officer of CREF since 2010. Manager, Executive Vice President and Chief Financial Officer of Redwood, LLC (“Redwood”) since 2010. Director, Executive Vice President and Chief Financial Officer of TCT Holdings, Inc. since 2010. Executive Vice President of TCAM since 2010. Served from 2006 to 2009 as Executive Vice President and Chief Financial Officer of Wyndham Worldwide Corporation, one of the world’s largest hospitality firms, following its 2006 spin-off from Cendant Corporation, a multinational holding company with operations in the real estate, travel, car rental, hospitality, mortgage banking and other service sectors. Served from 2003 to 2006 as Cendant’s Executive Vice President and Chief Accounting Officer. Corporate controller of MetLife, Inc. from 1999 to 2003 and was senior vice president and controller for the life insurance operations of Transamerica Corporation (which was acquired by AEGON NV in 1999) from 1995 to 1999. Prior to 1995, was an audit partner at Deloitte & Touche LLP. Currently a director of the Los Angeles Child Guidance Clinic and a trustee and vice chair for Catholic Charities in New York.

Ronald Pressman DOB: 4/11/58

Executive Vice President and Chief Operating Officer of TIAA since 2012 and Executive Vice President of the TIAA-CREF Funds Complex since 2012. Director of Covariance, TC Life and Kaspick & Company, LLC (“Kaspick”) since 2012. Manager, Redwood, LLC (“Redwood”) since 2012. From 2007 to 2011, served as President and Chief Executive Officer of General Electric Capital Real Estate. Prior to 2007, served as president and CEO of General Electric Asset Management and Chairman, President and Chief Executive Officer of General Electric Employers Reinsurance Group. Currently a charter trustee of Hamilton College. Also serves as the Chairman of the National Board of A Better Chance and a director of Pathways to College. Currently serves as a director of Aspen Insurance Holdings Limited.

TIAA Real Estate Account ¡ Prospectus209

OFFICERS	continued

Name & Date of Birth (DOB)	Principal Occupations During Past 5 Years

Edward D. Van Dolsen DOB: 4/21/58

Executive Vice President, President of Retirement and Individual Services since 2011 of TIAA and Executive Vice President of CREF since 2008. Executive Vice President and President, Chief Operating Officer of TIAA and CREF from 2010 to 2011. Executive Vice President, Product Development and Management of TIAA from 2009 to 2010, Executive Vice President, Institutional Client Services from 2006 to 2009, and Executive Vice President, Product Management of TIAA from 2005 to 2006. Also served as Senior Vice President, Pension Products from 2003 to 2005. Director of Covariance since 2010 Director since 2007, Chairman and President since 2012 of TCT Holdings, Inc. Director from 2007 to 2011 and Executive Vice President from 2008 to 2010 of TCAM. Manager since 2006, President and CEO from 2006 to 2010 of Redwood. Director of Tuition Financing from 2008 to 2009 and Executive Vice President of TC Life from 2009 to 2010.

PORTFOLIO MANAGEMENT TEAM

Name & Date of Birth (DOB)	Principal Occupations During Past 5 Years

Margaret A. Brandwein DOB: 11/26/46	Managing Director and Portfolio Manager, TIAA Real Estate Account since 2004.
Thomas C. Garbutt DOB: 10/12/58	Senior Managing Director and Head of Global Real Estate, TIAA.
Philip J. McAndrews DOB: 12/13/58	Managing Director and Head of Global Real Estate, Americas, TIAA.

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Appendix B — Description of properties

Set forth below is general information about the Account’s portfolio of commercial and residential property investments as of December 31, 2013. The Account’s property investments include both properties that are wholly owned by the Account and properties owned by the Account’s joint venture investments. Certain property investments are made up of a portfolio of properties. The Account calculates the percent leased or vacant as a percentage of a property’s net rentable square footage that is under contractual lease obligations in effect at the end of the period. Please carefully read the footnotes to these tables, which immediately follow.

Property	Location	Year Built	Year Purchased	Rentable Area (Sq. ft.)(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.(2)	Fair Value(3) (in millions)

OFFICE PROPERTIES
1001 Pennsylvania Ave	Washington, D.C.	1987	2004	772,842	93%	$36.53	$726.7	(4)
50 Fremont Street	San Francisco, CA	1983	2004	817,412	76%	34.47	518.0	(4)
99 High Street	Boston, MA	1971	2005	731,710	83%	45.27	438.0	(4)
Fourth & Madison	Seattle, WA	2002	2004	845,533	92%	29.26	435.0	(4)
780 Third Avenue	New York, NY	1984	1999	487,598	87%	57.49	365.2	(4)
501 Boylston Street	Boston, MA	1940-1961	2006	607,438	100%	33.39	364.1
1900 K Street NW	Washington, D.C.	1996	2004	344,022	78%	42.72	287.3
Four Oaks Place LP(14)	Houston, TX	1983	2012	1,738,585	97%	20.12	275.9
701 Brickell Avenue	Miami, FL	1986	2002	677,667	93%	38.78	271.3
Lincoln Centre	Dallas, TX	1984	2005	1,625,465	89%	20.75	267.7	(4)
Colorado Center(6)	Santa Monica, CA	1984	2004	1,104,381	96%	46.06	261.3
275 Battery Street	San Francisco, CA	1988	2005	475,138	86%	42.29	251.4
1401 H Street NW	Washington, D.C.	1992	2006	350,787	99%	46.84	231.8	(4)
One Boston Place(7)	Boston, MA	1970	2002	804,444	90%	51.48	208.3
Wilshire Rodeo Plaza	Beverly Hills, CA	1935, 1984	2006	245,869	80%	62.66	181.1	(4)
Ten & Twenty Westport Road	Wilton, CT	1974, 2001	2001	531,606	99%	22.57	150.0
Millennium Corporate Park	Redmond, WA	1999, 2000	2006	536,884	81%	12.86	149.0
88 Kearny Street	San Francisco, CA	1986	1999	228,359	82%	38.68	111.8
Urban Centre	Tampa, FL	1984, 1987	2005	549,085	80%	27.43	107.6
The Ellipse at Ballston	Arlington, VA	1989	2006	195,743	87%	38.20	85.3
Pacific Plaza	San Diego, CA	2000, 2002	2007	217,890	100%	29.71	82.0
West Lake North Business Park	Westlake Village, CA	2000	2004	197,366	82%	27.83	48.7

TIAA Real Estate Account ¡ Prospectus211

Property	Location	Year Built	Year Purchased	Rentable Area (Sq. ft.)(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.(2)	Fair Value(3) (in millions)

Parkview Plaza	Oakbrook, IL	1990	1997	264,162	71%	$13.66	$45.6
8270 Greensboro Drive	McLean, VA	2000	2005	158,110	98%	28.99	41.8
3 Hutton Centre Drive	Santa Ana, CA	1985	2003	198,217	82%	21.06	41.3
Camelback Center	Phoenix, AZ	2001	2007	232,615	84%	23.63	38.6
North 40 Office Complex	Boca Raton, FL	1983, 1984	2006	349,999	61%	10.57	27.8

Subtotal—Office Properties					89%		$6,012.6

INDUSTRIAL PROPERTIES
Ontario Industrial Portfolio	Various, CA	1997–1998	1998, 2000, 2004	3,981,894	100%	3.61	329.2
Dallas Industrial Portfolio	Dallas and Coppell, TX	1997–2001	2000 –2002	3,684,941	98%	3.08	176.9
Rancho Cucamonga Industrial Portfolio	Rancho Cucamonga, CA	2000–2002	2000, 2001, 2002, 2004	1,490,235	100%	4.04	124.4
Great West Industrial Portfolio	Rancho Cucamonga and Fontana, CA	2004–2005	2008	1,358,925	100%	4.44	119.0
Southern CA RA Industrial Portfolio	Los Angeles, CA	1982	2004	920,078	62%	4.95	88.6
Rainier Corporate Park	Fife, WA	1991–1997	2003	1,104,399	88%	4.24	86.5
Cerritos Industrial Park	Cerritos, CA	1970–1977	2012	934,213	88%	4.89	86.4
Weston Business Center	Weston, FL	1998 –1999	2011	679,918	96%	7.42	85.5
Mohawk Distribution Center	Teterboro, NJ	1958–1974	2013	616,992	100%	7.60	78.0
Seneca Industrial Park	Pembroke Park, FL	1999–2001	2007	882,182	67%	5.61	73.8
Regal Logistics Campus	Seattle, WA	1999–2004	2005	968,535	100%	3.68	73.4
Chicago Industrial Portfolio	Chicago and Joliet, IL	1997–2000	1998, 2000	1,427,687	91%	3.63	66.7
Chicago Caleast Industrial Portfolio(9)	Chicago, IL	1974–2005	2003	1,145,152	94%	3.92	62.7
Shawnee Ridge Industrial Portfolio	Atlanta, GA	2000–2005	2005	1,422,922	84%	3.31	61.4
South River Road Industrial	Cranbury, NJ	1999	2001	858,957	100%	4.47	54.7
Northern CA RA Industrial Portfolio	Oakland, CA	1981	2004	657,602	99%	4.49	47.3
Pinnacle Industrial Portfolio	Grapevine, TX	2003, 2004, 2006	2006	899,200	100%	3.38	44.1
Atlanta Industrial Portfolio	Lawrenceville, GA	1996–1999	2000	1,295,440	27%	3.07	42.5
Pacific Corporate Park	Fife, WA	2006	2012	388,783	100%	4.95	35.8
Centre Pointe and Valley View	Los Angeles County, CA	1965–1989	2004	307,685	85%	5.90	31.9
Northeast RA Industrial Portfolio	Boston, MA	2000	2004	384,126	100%	5.02	29.6
Northwest RA Industrial Portfolio	Seattle, WA	1996	2004	312,321	95%	5.14	27.1
Konica Photo Imaging Headquarters	Mahwah, NJ	1999	1999	168,000	100%	8.36	20.4

212Prospectus ¡ TIAA Real Estate Account

Property	Location	Year Built	Year Purchased	Rentable Area (Sq. ft.)(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.(2)		Fair Value(3) (in millions)

Summit Distribution Center	Memphis, TN	2002	2003	708,532	0%	$	N/A	$17.0
IDI Nationwide Industrial Portfolio	Various, U.S.	1999–2004	2004	N/A	N/A		N/A	0.6	(13)

Subtotal—Industrial Properties					88%			$1,863.5

RETAIL PROPERTIES
The Florida Mall(9)	Orlando, FL	1986	2002	1,146,291	99%		41.83	490.9
DDR Joint Venture(8)	Various, U.S.	Various	2007	9,148,980	93%		11.99	413.7
Printemps de L’Homme	Paris, FR	1930	2007	130,266	100%		90.65	226.9	(5)
Miami International Mall(9)	Miami, FL	1982	2002	306,357	95%		44.19	196.4
The Forum at Carlsbad	Carlsbad, CA	2003	2011	262,687	99%		31.43	192.9	(4)
Florida Retail Portfolio(10)	Various, FL	1974–2005	2006	831,636	89%		15.53	119.3
Valencia Town Center(17)	Valencia, CA	1991	2012	1,055,382	95%		17.97	113.5
The Shops at Wisconsin Place	Chevy Chase, MD	2007–2010	2012	117,842	99%		52.17	113.0	(15)
Westwood Marketplace	Los Angeles, CA	1950	2002	202,202	83%		25.80	108.0
Marketfair	West Windsor, NJ	1987	2006	244,900	82%		27.16	84.7
Charleston Plaza	Mountain View, CA	2006	2012	132,590	100%		34.38	82.0	(4)
Mazza Gallerie	Washington, D.C.	1975	2004	294,112	90%		13.45	80.2
West Town Mall(9)	Knoxville, TN	1972	2002	954,150	97%		19.18	77.8
South Denver Marketplace	Denver, CO	1996–1998	2013	261,135	100%		15.59	69.9
Publix at Weston Commons	Weston, FL	2005	2006	126,922	100%		26.45	55.0	(4)
Northpark Village Square	Valencia, CA	1996	2011	87,094	94%		26.84	40.8
1619 Walnut Street	Philadelphia, PA	1937–2013	2013	34,047	100%		38.26	19.0
Suncrest Village Shopping Center	Orlando, FL	1987	2005	93,358	79%		11.21	13.5
Plantation Grove	Ocoee, FL	1995	1995	73,655	100%		12.09	12.5

Subtotal — Retail Properties					94%			$2,510.0

OTHER COMMERCIAL PROPERTIES
425 Park Avenue(11)	New York, NY	N/A	2011	N/A	100%		N/A	$400.0
Storage Portfolio(12)	Various, U.S.	1972–1990	2003	1,684,275	91%		16.14	101.6
Four Oaks Place–Land Development	Houston, TX	1983	2004	N/A	N/A		N/A	64.3

Subtotal — Other Commercial Properties								$565.9

Subtotal — Commercial Properties					90%			$10,952.0

TIAA Real Estate Account ¡ Prospectus213

Property	Location	Year Built	Year Purchased	Rentable Area (Sq. ft.)(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.(2)	Fair Value(3) (in millions)

RESIDENTIAL PROPERTIES
MiMA(16)	New York, NY	2010	2012	N/A	95%	N/A	$290.4
Palomino Park	Highlands Ranch, CO	1996–2001	2005	N/A	95%	N/A	264.3	(4)
Houston Apartment Portfolio	Houston, TX	1984–2004	2006	N/A	94%	N/A	263.2
The Corner	New York, NY	2010	2011	N/A	97%	N/A	230.0	(4)
The Colorado	New York, NY	1987	1999	N/A	94%	N/A	190.3	(4)
Mass Court	Washington, D.C.	2004	2012	N/A	96%	N/A	170.3	(4)
Stella	Marina Del Rey, CA	2013	2013	N/A	77%	N/A	168.5
The Palatine	Arlington, VA	2008	2011	N/A	94%	N/A	130.0	(4)
The Legacy at Westwood	Los Angeles, CA	2001	2002	N/A	91%	N/A	126.0	(4)
Holly Street Village	Pasadena, CA	1997	2013	N/A	94%	N/A	124.0
Kierland Apartment Portfolio	Scottsdale, AZ	1996-2000	2006	N/A	94%	N/A	119.0	(4)
Ashford Meadows Apartments	Herndon, VA	1998	2000	N/A	92%	N/A	105.6	(4)
Larkspur Courts	Larkspur, CA	1991	1999	N/A	93%	N/A	96.4
Residence at Rivers Edge	Medford, MA	2009	2011	N/A	93%	N/A	87.6
Oceano at Warner Center	Woodland Hill, CA	2012	2013	N/A	95%	N/A	87.3
Circa Green Lake	Seattle, WA	2009	2012	N/A	93%	N/A	85.0
The Caruth	Dallas, TX	1999	2005	N/A	96%	N/A	81.3	(4)
Regents Court	San Diego, CA	2001	2002	N/A	97%	N/A	78.5	(4)
South Florida Apartment Portfolio	Boca Raton and Plantation, FL	1986	2001	N/A	92%	N/A	77.9
Windsor at Lenox Park	Atlanta, GA	2001	2005	N/A	95%	N/A	64.9
The Residences at the Village of Merrick Park	Coral Gables, FL	2003	2012	N/A	99%	N/A	63.8
Prescott Wallingford Apartments	Seattle, WA	2012	2012	N/A	82%	N/A	53.6
The Maroneal	Houston, TX	1998	2005	N/A	96%	N/A	51.7
The Pepper Building	Philadelphia, PA	1927, 2010	2011	N/A	97%	N/A	51.1
Glenridge Walk	Sandy Springs, GA	1996, 2001	2005	N/A	97%	N/A	40.1
Cliffs at Barton Creek	Austin, TX	1994	2013	N/A	93%	N/A	39.1
Westcreek	Westlake Village, CA	1988	1997	N/A	100%	N/A	36.8

Subtotal — Residential Properties					94%		$3,176.7

Total — All Properties–Percent Leased					91%		$14,128.7

(1)	The square footage is an approximate measure and is subject to periodic remeasurement.

(2)	Based on total contractual rent for leases existing as of December 31, 2013. The contractual rent can be either on a gross or net basis, depending on the terms of the leases.

214Prospectus ¡ TIAA Real Estate Account

(3)	Fair value reflects the value determined in accordance with the procedures described in the Account’s prospectus and as stated in the Notes to Consolidated Financial Statements.

(4)	Property is subject to a mortgage. The fair value shown represents the Account’s interest gross of debt.

(5)	Printemps de l’Homme is located in France. The fair value of the property is converted from local currency to U.S. Dollars using the exchange rate as of December 31, 2013.

(6)	This property is held in 50%/50% joint venture with Equity Office Properties Trust. Fair value shown reflects the value of the Account’s interest in the joint venture, net of debt.

(7)

The Account purchased a 50.25% interest in a private REIT, which owns this property. A 49.70% interest is owned by Societe Immobiler Trans-Quebec, and 0.05% is owned by 100 individuals. Fair value shown reflects the value of the Account’s interest in the joint venture.

(8)

This investment property consists of 27 properties located in 12 states and is held in a 85%/15% joint venture with DDR Corp. Fair value shown reflects the value of the Account’s interest in the joint venture, net of debt.

(9)	This investment property is held in a 50%/50% joint venture with the Simon Property Group. Fair value shown reflects the value of the Account’s interest in the joint venture, net of debt.

(10)

This investment property is held in a 80%/20% joint venture with Weingarten Realty Investors. Fair value shown reflects the value of the Account’s interest in the joint venture. This portfolio contains four neighborhood and/or community shopping centers located in the Orlando and Tampa, Florida areas.

(11)	Represents a fee interest encumbered by a ground lease real estate investment.

(12)	This investment property is held in a 75%/25% joint venture with Storage USA. Fair value shown reflects the value of the Account’s interest in the joint venture, net of debt.

(13)	The fair value reflects the final settlement due to the Account. The property investment held within the joint venture was sold during the quarter ended December 31, 2012.

(14)	This property is held in 51%/49% joint venture with Allianz. Fair value shown reflects the Account’s interest in the joint venture.

(15)	Fair value shown reflects both the retail property and the Account’s 33.3% interest in a joint venture investment.

(16)	This property is held in 70%/30% joint venture with RGM 42, LLC. Fair value shown reflects the value of the Account’s interest in the joint venture, net of debt.

(17)	This property is held in 50%/50% joint venture with Valencia Town Center Associates LP. Fair value shown reflects the value of the Account’s interest in the joint venture, net of debt.

TIAA Real Estate Account ¡ Prospectus215

Residential Property Portfolio. The table below contains more detailed information regarding the apartment complexes in the Account’s portfolio as of December 31, 2013 and should be read in conjunction with the immediately preceding table.

Property	Location	Number Of Units	Average Unit Size (Square Feet)	Avg. Rent Per Unit/ Per Month

Houston Apartment Porfolio(1)	Houston, TX	1,777	1,013	$1,350
Palomino Park(1)	Highlands Ranch, CO	1,184	1,096	1,367
Kierland Apartment Portfolio(1)	Scottsdale, AZ	724	1,048	1,061
MiMA	New York, NY	651	792	5,686
South Florida Apartment Portfolio(1)	Boca Raton and Plantation, FL	550	889	1,179
Ashford Meadows Apartments	Herndon, VA	440	1,050	1,550
Windsor at Lenox Park	Atlanta, GA	407	1,024	1,220
Holly Street Village	Pasadena, CA	374	875	1,801
Mass Court	Washington, DC	371	835	2,475
The Caruth	Dallas, TX	338	1,167	1,769
The Maroneal	Houston, TX	309	928	1,470
Glenridge Walk	Sandy Springs, GA	296	1,146	1,101
The Palatine	Arlington, VA	262	1,055	2,692
The Colorado	New York, NY	256	623	3,148
Regents Court	San Diego, CA	251	886	1,719
Larkspur Courts	Larkspur, CA	248	1,001	2,451
Stella	Marina Del Rey, CA	244	970	3,185
Oceano at Warner Center	Woodland Hill, CA	244	935	1,915
Residences at Rivers Edge	Medford, MA	222	955	2,366
Cliffs at Barton Creek	Austin, TX	210	952	1,318
Circa Green Lake	Seattle, WA	199	765	1,903
The Corner	New York, NY	196	790	6,135
The Legacy at Westwood	Los Angeles, CA	187	1,181	3,583
The Pepper Building	Philadelphia, PA	185	820	1,774
Prescott Wallingford Apartments	Seattle, WA	154	665	1,700
Westcreek	Westlake Village, CA	126	951	1,845
The Residences at the Village of Merrick Park	Coral Gables, FL	120	1,231	2,879

(1)	Represents a portfolio containing multiple properties.

216Prospectus ¡ TIAA Real Estate Account

Appendix C — Special terms

Accumulation: The total value of your accumulation units in the Real Estate Account.

Accumulation Period: The period that begins with your first premium and continues until the entire accumulation has been applied to purchase annuity income, transferred from the Account, or paid to you or a beneficiary.

Accumulation Unit: A share of participation in the Real Estate Account for someone in the accumulation period. The Account’s accumulation unit value changes daily.

Annuity Unit: A measure used to calculate the amount of annuity payments due a participant.

Beneficiary: Any person or institution named to receive benefits if you die during the accumulation period or if you (and your annuity partner, if you have one) die before the guaranteed period of your annuity ends.

Business Day: Any day the New York Stock Exchange (NYSE) is open for trading. A business day ends at 4 p.m. Eastern Time, or when trading closes on the NYSE, if earlier.

Calendar Day: Any day of the year. Calendar days end at the same time as business days.

Commuted Value: The present value of annuity payments due under an income option or method of payment not based on life contingencies. Present value is adjusted for investment gains or losses since the annuity unit value was last calculated.

Eligible Institution: A nonprofit institution, including any governmental institution, organized in the United States.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

General Account: All of TIAA’s assets other than those allocated to the Real Estate Account or to other existing or future TIAA separate accounts.

Good Order: Actual receipt of an order along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your complete application and any other information or supporting documentation we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order and reserve the right to change or waive any good order requirement at any time either in general or with respect to a particular plan, contract or transaction.

Income Change Method: The method under which you choose to have your annuity payments revalued. Under the annual income change method, your payments are revalued once each year. Under the monthly income change method, your payments are revalued every month.

TIAA Real Estate Account ¡ Prospectus217

Separate Account: An investment account legally separated from the general assets of TIAA, whose income and investment gains and losses are credited to or charged against its own assets, without regard to TIAA’s other income, gains or losses.

Valuation Day: Any business day.

Valuation Period: The time from the end of one valuation day to the end of the next.

218Prospectus ¡ TIAA Real Estate Account

PART II
INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

SEC Registration Fees	$128,800
Costs of printing and engraving	600,000	*
Legal fees	44,000	*
Accounting fees	34,000	*
Blue Sky Registration Fees	5,000	*
Miscellaneous	18,200	*

Total	$830,000	*

*	Approximate

Item 14. Indemnification of Directors and Officers.

Trustees, officers, and employees of TIAA may be indemnified against liabilities and expenses incurred in such capacity pursuant to Article Six of TIAA’s bylaws (see Exhibit 3(B)). Article Six provides that, to the extent permitted by law, TIAA will indemnify any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a trustee, officer, or employee of TIAA or, while a trustee, officer, or employee of TIAA, served any other organization in any capacity at TIAA’s request. To the extent permitted by law, such indemnification could include judgments, fines, amounts paid in settlement, and expenses, including attorney’s fees. TIAA has in effect an insurance policy that will indemnify its trustees, officers, and employees for liabilities arising from certain forms of conduct. No payment of indemnification, advance or allowance under the foregoing provisions shall be made unless a notice shall have been filed with the Superintendent of Insurance of the State of New York not less than thirty days prior to such payment specifying the persons to be paid, the amounts to be paid, the manner in which payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to trustees, officers, or employees of TIAA, pursuant to the foregoing provision or otherwise, TIAA has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a trustee, officer, or employee in the successful defense of any action, suit or proceeding) is asserted by a trustee, officer, or employee in connection with the securities being registered, TIAA will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

(1)	(A)

Distribution Agreement for the Contracts Funded by the TIAA Real Estate Account, dated as of January 1, 2008, by and among Teachers Insurance and Annuity Association of America, for itself and on behalf of the Account, and TIAA-CREF Individual & Institutional Services, LLC.[10]

(3)	(A)	Charter of TIAA.[4]
	(B)	Restated Bylaws of TIAA (as amended).[5]
(4)	(A)

Forms of RA, GRA, GSRA, SRA, IRA Real Estate Account Endorsements[2], Keogh Contract,[3] Retirement Select and Retirement Select Plus Contracts and Endorsements[1] and Retirement Choice and Retirement Choice Plus Contracts.[3]

	(B)	Forms of Income-Paying Contracts[2]
	(C)	Form of Contract Endorsement for Internal Transfer Limitation[6]
	(D)	Form of Accumulation Contract[7]
(5)		Opinion and Consent of Jonathan Feigelson, Esq.*
(10)	(A)	Amended and Restated Independent Fiduciary Letter Agreement, dated as of November 23, 2011, between TIAA, on behalf of the Registrant, and Real Estate Research Corporation[8]
	(B)	Custodian Agreement, dated as of March 3, 2008, by and between TIAA, on behalf of the Registrant, and State Street Bank and Trust Company, N.A.[9]
(23)	(A)	Consent of Jonathan Feigelson, Esq. (included in Exhibit 5)*
	(B)	Consent of Dechert LLP**
	(C)	Consent of PricewaterhouseCoopers LLP*
	(D)	Consent of PricewaterhouseCoopers LLP*
(24)		Powers of Attorney**
(101)

The following financial information from the Registration Statement on Form S-1 for the periods ended December 31, 2013, formatted in XBRL (Extensible Business Reporting Language): (i) the Statements of Assets and Liabilities, (ii) the Statements of Operations, (iii) the Statements of Changes in Net Assets, (iv) the Statements of Cash Flows, and (v) the Notes to the Financial Statements.**

*	Filed herewith.

**	Previously filed or furnished.

[1]	Previously filed and incorporated herein by reference to the Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed April 29, 2004 (File No. 333-113602).

[2]	Previously filed and incorporated herein by reference to the Account’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 filed April 30, 1996 (File No. 33-92990).

[3]	Previously filed and incorporated herein by reference to the Account’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed May 2, 2005 (File No. 333-121493).

[4]

Previously filed and incorporated by reference to Exhibit 3(A) to the Account’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and filed with the Commission on August 13, 2009 (File No. 33-92990).

[5]

Previously filed and incorporated by reference to Exhibit 3(B) to the Account’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and filed with the Commission on August 13, 2009 (File No. 33-92990).

[6]

Previously filed and incorporated by reference to Exhibit 4(C) to the Account’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and filed with the Commission on November 12, 2010 (File No. 33-92990).

[7]	Previously filed and incorporated by reference to Exhibit 4(D) to the Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed April 27, 2011 (File No. 333-172900).

[8]	Previously filed and incorporated by reference to Exhibit 10.1 to the Account’s Current Report on Form 8-K, filed with the Commission on November 29, 2011 (File No. 33-92990).

[9]

Previously filed and incorporated by reference to Exhibit 10(B) to the Account’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Commission on March 14, 2013 (File No. 33-92990).

[10]	Previously filed and incorporated by reference to Exhibit 1(A) to the Account’s Registration Statement on Form S-1, filed with the Commission on March 15, 2013 (File No. 333-187309).

(b) Financial Statement Schedules

All Schedules have been omitted because they are not required under the related instructions or are inapplicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To provide the full financial statements of TIAA promptly upon written or oral request.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectuses of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Report of management responsibility

April 14, 2014

To the Policyholders of Teachers Insurance and Annuity Association of America:

The accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America (“TIAA”) are the responsibility of management. They have been prepared on the basis of statutory accounting principles, a comprehensive basis of accounting comprised of accounting principles prescribed or permitted by the New York State Department of Financial Services. The financial statements of TIAA have been presented fairly and objectively in accordance with such statutory accounting principles.

TIAA’s internal control over financial reporting is a process effected by those charged with governance, management and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with statutory accounting principles. TIAA’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with statutory accounting principles, and the receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

Management is responsible for establishing and maintaining effective internal control over financial reporting. Management assessed the effectiveness of the entity’s internal control over financial reporting as of December 31, 2013, based on the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework (originally published in 1992). Based on that assessment, management concluded that, as of December 31, 2013, TIAA’s internal control over financial reporting is effective based on the criteria established in Internal Control-Integrated Framework (published in 1992).

In addition, TIAA’s internal audit personnel provide regular reviews and assessments of the internal controls and operations of TIAA, and the Vice President of Internal Audit regularly reports to the Audit Committee of the TIAA Board of Trustees.

The independent auditors of PricewaterhouseCoopers LLP have audited the accompanying statutory-basis financial statements of TIAA for the years ended December 31, 2013, 2012 and 2011. To maintain auditor independence and avoid even the appearance of a conflict of interest, it continues to be TIAA’s policy that any management advisory or consulting service, which is not in accordance with TIAA’s specific auditor independence policies designed to avoid such conflicts, be obtained from a firm other than the independent auditor. The independent auditors’ report expresses an opinion in all material respect on the fairness of presentation of these statutory-basis financial statements.

The Audit Committee of the TIAA Board of Trustees, comprised entirely of independent, non-management trustees, meets regularly with management, representatives of the independent auditor and internal audit personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual independent audit of the TIAA statutory-basis financial statements, the New York Department of Financial Services and other state insurance departments regularly examine the operations and financial statements of TIAA as part of their periodic corporate examinations.

/s/ Roger W. Ferguson, Jr.	/s/ Virginia M. Wilson
Roger W. Ferguson, Jr.	Virginia M. Wilson
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

1

Report of independent auditors

To the Board of Trustees of Teachers Insurance and Annuity Association of America:

We have audited the accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America (the “Company”), which comprise the statutory statements of admitted assets, liabilities, and capital and contingency reserves as of December 31, 2013 and 2012 and the related statutory statements of operations, changes in capital and contingency reserves and cash flows for each of the three years in the period ended December 31, 2013. We also have audited the Company’s internal control over financial reporting as of December 31, 2013, based on criteria established in the 1992 Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Management is responsible for the preparation and fair presentation of these financial statements in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services. Management is also responsible for maintaining effective internal control over financial reporting, and for its assertion of the effectiveness of internal control over financial reporting, included in the accompanying Report of Management’s Responsibility. Our responsibility is to express an opinion on these financial statements and an opinion on the Company’s internal control over financial reporting based on our audits.

We conducted our audit of the financial statements in accordance with auditing standards generally accepted in the United States of America and our audit of internal control over financial reporting in accordance with attestation standards established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audit of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and, testing and evaluating the design and operating effectiveness of internal control, based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

As described in Note 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than accounting principles generally accepted in the United States of America. The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2013 and 2012, or the results of its operations or its cash flows thereof for the years then ended.

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and surplus of the Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended on the basis of accounting described in Note 2. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013, based on criteria established in the 1992 Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

A company’s internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with accounting practices prescribed or permitted by the New York State Department of Financial Services. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting practices prescribed or permitted by the New York State Department of Financial Services, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and those charged with governance; and (iii) provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 14, 2014

2

Statutory–basis statements of admitted assets, liabilities and capital and contingency reserves

Teachers Insurance and Annuity Association of America

	December 31,
(in millions)	2013	2012
ADMITTED ASSETS
Bonds	$181,121	$173,954
Preferred stocks	48	38
Common stocks	2,675	3,495
Mortgage loans	14,246	12,956
Real estate	1,812	1,623
Cash, cash equivalents and short-term investments	1,362	1,681
Contract loans	1,466	1,358
Derivatives	60	96
Other long-term investments	20,059	17,973
Investment income due and accrued	1,763	1,772
Federal income taxes	6	—
Net deferred federal income tax asset	3,089	3,235
Other assets	439	437
Separate account assets	22,348	18,420
Total admitted assets	$250,494	$237,038

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Liabilities
Reserves for life and health insurance, annuities and deposit-type contracts	$185,946	$180,020
Dividends due to policyholders	1,937	1,854
Interest maintenance reserve	2,283	1,687
Federal income taxes	—	3
Borrowed money	—	52
Asset valuation reserve	4,633	3,424
Derivatives	311	346
Other liabilities	2,262	2,276
Separate account liabilities	22,343	18,067
Total liabilities	219,715	207,729

Capital and Contingency Reserves
Capital (2,500 shares of $1,000 par value common stock issued and outstanding and $550,000 paid-in capital)	3	3
Surplus notes	2,000	2,000
Contingency reserves:
For investment losses, annuity and insurance mortality, and other risks	28,776	27,306
Total capital and contingency reserves	30,779	29,309
Total liabilities, capital and contingency reserves	$250,494	$237,038

3

Statutory–basis statements of operations

Teachers Insurance and Annuity Association of America

	For the Years Ended December 31,
(in millions)	2013	2012	2011
REVENUES
Insurance and annuity premiums and other considerations	$14,395	$12,085	$12,703
Annuity dividend additions	1,585	1,312	1,325
Net investment income	11,274	11,042	10,910
Other revenue	242	231	182
Total revenues	$27,496	$24,670	$25,120

BENEFITS AND EXPENSES
Policy and contract benefits	$12,900	$11,733	$11,341
Dividends to policyholders	3,409	3,128	3,082
Increase in policy and contract reserves	5,749	4,604	5,460
Net operating expenses	1,035	922	859
Net transfers to separate accounts	1,879	1,518	1,661
Other benefits and expenses	384	318	53
Total benefits and expenses	$25,356	$22,223	$22,456

Income before federal income taxes and net realized capital gains (losses)	$2,140	$2,447	$2,664
Federal income tax (benefit)	(28)	(11)	(139)
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(417)	(416)	(444)
Net income	$1,751	$2,042	$2,359

4

Statutory–basis statements of changes in capital and contingency reserves

Teachers Insurance and Annuity Association of America

(in millions)	Capital Stock and Additional Paid-in Capital	Contingency Reserves	Total
Balance, December 31, 2010	$3	$25,153	$25,156
Net income		2,359	2,359
Net unrealized capital gains on investments		390	390
Change in asset valuation reserve		(802)	(802)
Change in accounting principle		(23)	(23)
Change in surplus of separate accounts		134	134
Change in net deferred income tax		(1,129)	(1,129)
Change in non-admitted assets:
Deferred federal income tax asset		953	953
Other assets		93	93
Balance, December 31, 2011	$3	$27,128	$27,131

Net income		2,042	2,042
Net unrealized capital gains on investments		490	490
Change in asset valuation reserve		(599)	(599)
Change in surplus of separate accounts		64	64
Change in net deferred income tax		(1,119)	(1,119)
Prior year surplus adjustment		(5)	(5)
Change in non-admitted assets:
Deferred federal income tax asset		1,285	1,285
Other assets		20	20
Balance, December 31, 2012	$3	$29,306	$29,309

Net income		1,751	1,751
Net unrealized capital gains on investments		1,193	1,193
Change in asset valuation reserve		(1,209)	(1,209)
Change in surplus of separate accounts		(18)	(18)
Change in net deferred income tax		(1,083)	(1,083)
Change in post-retirement benefit liability		(11)	(11)
Change in non-admitted assets:
Deferred federal income tax asset		937	937
Other assets		(90)	(90)
Balance, December 31, 2013	$3	$30,776	$30,779

5

Statutory–basis statements of cash flows

Teachers Insurance and Annuity Association of America

	For the Years Ended December 31,
(in millions)	2013	2012	2011
CASH FROM OPERATIONS
Insurance and annuity premiums and other considerations	$14,398	$12,084	$12,705
Net investment income	10,770	10,590	10,948
Miscellaneous income	219	199	180
Total receipts	25,387	22,873	23,833
Policy and contract benefits	12,954	11,722	11,321
Operating expenses	1,276	1,127	853
Dividends paid to policyholders	1,741	1,693	1,709
Federal income tax expense (benefit)	(13)	(16)	(141)
Net transfers to separate accounts	1,505	597	1,666
Total disbursements	17,463	15,123	15,408
Net cash from operations	7,924	7,750	8,425

CASH FROM INVESTMENTS
Proceeds from investments sold, matured, or repaid:
Bonds	26,969	26,689	19,042
Stocks	872	843	669
Mortgage loans and real estate	2,131	2,954	2,162
Other invested assets	3,293	2,184	2,197
Miscellaneous proceeds	12	13	66
Cost of investments acquired:
Bonds	32,998	31,963	24,768
Stocks	936	559	486
Mortgage loans and real estate	3,753	2,784	1,922
Other invested assets	3,482	3,472	5,320
Miscellaneous applications	248	270	448
Net cash from investments	(8,140)	(6,365)	(8,808)

CASH FROM FINANCING AND OTHER
Borrowed money	(51)	(757)	(151)
Net deposits on deposit-type contracts funds	70	53	32
Other cash provided (applied)	(122)	403	(266)
Net cash from financing and other	(103)	(301)	(385)
NET CHANGE IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	(319)	1,084	(768)
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	1,681	597	1,365

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, END OF YEAR	$1,362	$1,681	$597

6

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America  ■  December 31, 2013

Note 1 – organization

Teachers Insurance and Annuity Association of America (“TIAA” or the “Company”) was established in 1918 as a legal reserve life insurance company under the insurance laws of the State of New York. All of the outstanding common stock of TIAA is held by the TIAA Board of Overseers (“Board of Overseers”), a not-for-profit corporation incorporated in the State of New York originally created for the purpose of holding the stock of TIAA.

The Company’s primary purpose is to aid and strengthen non-profit educational and research organizations, governmental entities and other non-profit institutions by providing retirement and insurance benefits for their employees and their families and by counseling such organizations and their employees on benefit plans and other measures of economic security.

Note 2 – significant accounting policies

Basis of presentation:

The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (the “Department”); a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The table below provides a reconciliation of the Company’s net income and capital and contingency reserves between NAIC SAP and the New York SAP annual statement filed with the Department. The primary differences arise because the Company maintains more conservative reserves, as prescribed or permitted by New York SAP, under which annuity reserves are generally discounted on the basis of mortality tables and contractually guaranteed interest rates.

	For the Years Ended December 31,
(in millions)	2013	2012	2011
Net Income, New York SAP	$1,751	$2,042	$2,359
New York SAP Prescribed Practices:
Additional Reserves for:
Term Conversions	2	2	1
Deferred and Payout Annuities issued after 2000	73	63	171
Net Income, NAIC SAP	$1,826	$2,107	$2,531

Capital and Contingency Reserves, New York SAP	$30,779	$29,309	$27,131
New York SAP Prescribed Practices:
Additional Reserves for:
Term Conversions	20	18	16
Deferred and Payout Annuities issued after 2000	3,990	3,917	3,854
Capital and Contingency Reserves, NAIC SAP	$34,789	$33,244	$31,001

Accounting Principles Generally Accepted in the United States: The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.

The primary differences between GAAP and NAIC SAP can be summarized as follows:

Under GAAP:

•	The Asset Valuation Reserve (“AVR”) is eliminated as it is not recognized under GAAP. The AVR is established under NAIC SAP with changes recorded as a direct charge to surplus;

•	The Interest Maintenance Reserve (“IMR”) is eliminated as it is not recognized under GAAP. The realized gains and losses resulting from changes in interest rates are reported as a component of net income under GAAP rather than being deferred and subsequently amortized into income over the remaining expected life of the investment sold;

•	Dividends on insurance policies and annuity contracts are accrued as the related earnings emerge from operations under GAAP rather than being accrued in the year when they are declared;

•	Certain assets designated as “non-admitted assets” and excluded from assets in the statutory balance sheet are included in the GAAP balance sheet;

•	Policy acquisition costs, such as commissions, and other costs incurred in connection with acquiring new business, are deferred and amortized over the expected lives of the policies issued under GAAP rather than being expensed when incurred;

7

continued

•	Policy and contract reserves are based on estimates of expected mortality, morbidity, persistency and interest under GAAP rather than being based on statutory mortality, morbidity and interest requirements;

•	Surplus notes are reported as a liability rather than a component of capital and contingency reserves;

•	Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying GAAP equity or statutory surplus of a domestic insurance subsidiary;

•	Investments in bonds considered to be “available for sale” are carried at fair value under GAAP rather than at amortized cost;

•	Impairments on securities other than loan-backed and structured securities due to credit losses are recorded as other-than-temporary impairments (“OTTI”) through earnings for the difference between amortized cost and discounted cash flows when a security is deemed impaired. Other declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, an impairment for such securities is recorded through earnings for the difference between amortized cost and fair value;

•	For loan-backed and structured securities that are other-than-temporarily impaired, declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, such declines in fair value are not recorded until a credit loss occurs;

•	Changes in the allowance for estimated uncollectible amounts related to mortgage loans are recorded through earnings under GAAP rather than as unrealized losses, which is a component of surplus under NAIC SAP;

•	Changes in the value of certain other long-term investments accounted for under the equity method of accounting are recorded through earnings under GAAP rather than as unrealized gains (losses), which is a component of surplus under NAIC SAP;

•	Deferred income taxes, subject to valuation allowance, include federal and state income taxes and changes in the deferred tax are reflected in earnings. Under NAIC SAP, deferred taxes exclude state income taxes and are admitted to the extent they can be realized within three years subject to a 15% limitation of capital and surplus with changes in the net deferred tax reflected as a component of surplus;

•	The calculation for the post-retirement benefit obligations includes both vested and non-vested employees. Prior to January 1, 2013, non-vested employees were not considered under NAIC SAP;

•	Contracts that do not subject the Company to risks arising from policyholder mortality or morbidity are reported as a deposit liability. Under NAIC SAP, contracts that have any mortality and morbidity risk, regardless of significance, and contracts with life contingent annuity purchase rate guarantees are classified as insurance contracts and amounts received under these contracts are reported as revenue;

•	Declines in fair value of derivatives are recorded through earnings rather than surplus. Derivatives embedded in host contracts are accounted for separately like a freestanding derivative if certain criteria are met under GAAP. Replication Synthetic Asset Transactions (“RSAT”) are not recognized under GAAP;

•	Certain reinsurance transactions are accounted for as financing transactions under GAAP and as reinsurance for statutory purposes. Assets and liabilities are reported gross of reinsurance for GAAP and net of reinsurance for statutory purposes. Transactions recorded as financing under GAAP have no impact on premiums or losses incurred, while for statutory purposes, premiums paid to the reinsurer are recorded as ceded premiums (a reduction in revenue) and expected reimbursement for losses from the reinsurer are recorded as a reduction in losses.

The effects of these differences, while not determined, are presumed to be material.

Reclassifications: Certain prior year amounts in the financial statements have been reclassified to conform to the 2013 presentation. These reclassifications did not affect the total assets, liabilities, net income or surplus previously reported.

Use of Estimates: The preparation of statutory-basis financial statements requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities at the date of the financial statements. Management is also required to disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

The most significant estimates include those used in the recognition of other-than-temporary impairments, reserves for life insurance (and health), annuities and deposit-type contracts and the valuation of deferred tax assets.

Accounting policies:

The following is a summary of the significant accounting policies followed by the Company:

Investments: Publicly traded securities are accounted for as of the date the investments are purchased or sold (trade date). Other investments are recorded on the settlement date. Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A realized loss is recorded when an impairment is considered to be other-than-temporary.

Bonds: Bonds are stated at amortized cost using the current effective interest method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value.

8

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Expected future cash flows and prepayment speeds are evaluated quarterly. Certain loan-backed and structured securities are reported at the lower of cost or fair value as a result of the NAIC modeling process.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

For loan-backed and structured securities, when an OTTI has occurred because the Company does not expect to recover the entire amortized cost basis of the security, with the intent and ability to hold, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.

For loan-backed and structured securities, when an OTTI has occurred because the Company intends to sell the security or the Company does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI loss for a loan-backed or structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

The fair values for publicly traded long term bond investments are generally determined using prices provided by third party pricing services. For privately placed long term bond investments without readily ascertainable market value, such values are determined with the assistance of independent pricing services utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5, or 6 which are stated at the lower of amortized cost or fair value. The fair values of preferred stocks are determined using prices provided by third party pricing services or valuations from the NAIC. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Common Stocks: Unaffiliated common stocks are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation allowance is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation allowance for mortgage loans are included in net unrealized capital gains and losses on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans is generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Real Estate: Real estate occupied by the Company and real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances, and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate and is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When the Company determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances, and a realized loss is recorded.

The Company makes investments in commercial real estate directly, through wholly owned subsidiaries and through real estate limited partnerships. The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an adjustment is required.

9

continued

Wholly-Owned Subsidiaries: Investments in wholly-owned subsidiaries are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus and (2) non-insurance subsidiaries are stated at the value of their underlying GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

Other Long-term Investments: Other long-term investments primarily include investments in limited partnerships and limited liability companies which are carried at the Company’s percentage of the underlying U.S. GAAP, International Financial Reporting Standard or U.S. Tax basis equity as reflected on the respective entity’s financial statements. The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses impairment information by performing analysis between the carrying value and the cost basis of the investments. The Company evaluates recoverability of the asset to determine if OTTI is warranted. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Other long-term investments include the Company’s investments in surplus notes, which are stated at amortized cost. All of the Company’s investments in surplus notes have an NAIC 1 rating designation. The carrying amount of the Company’s investments in surplus notes was $91 million for both years ended December 31, 2013 and 2012.

Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments, with original maturities of three months or less at the date of purchase and are stated at amortized cost.

Short-Term Investments: Short-term investments (investments with remaining maturities of one year or less at the time of acquisition, excluding those investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.

Contract Loans: Contract loans are stated at outstanding principal balances.

Derivative Instruments: The Company has filed a Derivatives Use Plan with the Department. This plan details the Company’s derivative policy objectives, strategies, controls and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that the Company has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, hedge effectiveness and counterparty credit quality. The Company may use derivative instruments for hedging, income generation, and asset replication purposes.

Derivatives used by the Company may include swaps, forwards, futures and options.

The carrying value of a derivative position may be at cost or fair value, depending on the type of instrument and accounting status. Hedge accounting is applied for some foreign currency swaps that hedge fixed income investments carried at amortized cost. The foreign exchange premium or discount for these foreign currency swaps is amortized into income and a currency translation adjustment computed at the spot rate is recorded as an unrealized gain or loss. The derivative component of a RSAT is carried at unamortized premiums received or paid, adjusted for any impairments. The cash component of a RSAT is classified as a bond on the Company’s balance sheet. Derivatives used in hedging transactions where hedge accounting is not being utilized are carried at fair value. The Company does not offset the carrying value amounts recognized for derivatives executed with the same counterparty under a netting agreement.

Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are non-admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non-admitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.

Separate Accounts: Separate Accounts are established in conformity with insurance laws and are segregated from the Company’s general account and are maintained for the benefit of the separate account contract holders.

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the relevant period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts denominated in foreign currencies are adjusted to reflect exchange rates at the end of the relevant period. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.

Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets (principally a portion of deferred federal income tax (“DFIT”) assets, certain investments in other long-term investments, furniture and equipment, leasehold improvements, and prepaid expenses). The non-admitted portion of the DFIT asset was $8,027 million and $8,964 million at December 31, 2013 and 2012, respectively. Investment related non-admitted assets totaled $187 million and $267 million at December 31, 2013 and 2012, respectively. Other non-admitted assets were $795 million and $625 million at December 31, 2013 and 2012, respectively. Changes in non-admitted assets are charged or credited directly to surplus.

10

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Electronic Data Processing Equipment, Computer Software, Furniture and Equipment and Leasehold Improvements: Electronic data processing (“EDP”) equipment, computer software and furniture and equipment which qualify for capitalization are depreciated over the lesser of useful life or 3 years. Office alterations and leasehold tenant improvements which qualify for capitalization are depreciated over the lesser of useful life or 5 years or the remaining life of the lease, respectively.

The accumulated depreciation on EDP equipment and computer software was $1,246 million and $1,008 million at December 31, 2013 and 2012, respectively. Related depreciation expenses allocated to TIAA were $77 million, $51 million and $34 million for the years ended December 31, 2013, 2012 and 2011, respectively.

The accumulated depreciation on furniture and equipment and leasehold improvements was $455 million and $444 million at December 31, 2013, and 2012, respectively. Related depreciation expenses allocated to TIAA were $10 million, $18 million and $25 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Insurance and Annuity Premiums: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Deposits on deposit-type contracts are recorded directly as a liability when received. Expenses incurred when acquiring new business are charged to operations as incurred.

Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals (that represent a return to the contract holders) plus additional reserves (if any) necessitated by actuarial regulations.

The Company performed Asset Adequacy Analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves, and determined that its reserves were sufficient to meet its obligations.

Interest Maintenance Reserve: The IMR defers recognition of realized capital gains and losses resulting from changes in the general level of interest rates. These gains and losses are amortized into investment income over the expected remaining life of the investments sold. The IMR is calculated in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies.

A realized gain or loss on each bond sold, excluding loan-backed and structured securities, is interest-related if the security’s NAIC rating did not change by more than one classification from the date of purchase to the date of sale, and its NAIC rating was not a 6 at any time during the holding period.

A realized gain or loss on each preferred stock sold is interest-related if the security did not have an NAIC rating of 4, 5, or 6 at any time during the holding period and the NAIC rating did not change by more than one classification from the date of purchase to the date of sale.

A realized gain or loss on each mortgage loan sold is interest-related if interest is not more than 90 days past due, not in the process of foreclosure or voluntary conveyance, or the mortgage loan was not restructured over the prior two years.

A realized gain or loss on each derivative investment sold is interest-related based on the characteristics of the underlying invested asset.

For loan-backed and structured securities, realized gains or losses resulting from sale transactions and realized losses resulting from OTTI are bifurcated between IMR and AVR based upon the present value of cash flows and amortized cost at the time of the transaction.

Asset Valuation Reserve: The AVR is established to offset potential credit-related investment losses from bonds, stocks, mortgage loans, real estate, derivatives and other long-term investments. Changes in AVR are recorded directly to surplus. The AVR is calculated in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies.

Realized gains or losses resulting from the sale of U.S. Government securities and securities of agencies which are backed by the full faith and credit of the U.S. Government are exempt from the AVR.

A realized gain or loss on each bond sold, excluding loan-backed and structured securities, is non-interest-related if the security’s NAIC rating changed by more than one classification from the date of purchase to the date of sale, or its NAIC rating was a 6 at any time during the holding period.

A realized gain or loss on each preferred stock sold is non-interest-related if the security had an NAIC rating of 4, 5 or 6 at any time during the holding period or the NAIC rating changed by more than one classification from the date of purchase to the date of sale.

A realized gain or loss on each mortgage loan sold is non-interest-related if interest is more than 90 days past due, in the process of foreclosure or voluntary conveyance, or the mortgage loan was restructured over the prior two years.

A realized gain or loss on each derivative investment sold is non-interest-related based on the characteristics of the underlying invested asset.

For loan-backed and structured securities, realized gains or losses resulting from sale transactions and realized losses resulting from OTTI are bifurcated between IMR and AVR based upon the present value of cash flows and amortized cost at the time of the transaction.

11

continued

OTTI for non-loan-backed and structured securities, stocks, mortgage loans, real estate and other long-term investments are considered non-interest related realized losses and included in the AVR calculation.

Repurchase Agreement: Repurchase agreements are agreements between a seller and a buyer, whereby the seller of securities sells and simultaneously agrees to repurchase the same or substantially the same securities from the buyer at a stated price on a specified date. Repurchase agreements are generally accounted for as secured borrowings. The assets transferred are not removed from the balance sheet, the cash collateral received is invested and reported on the balance sheet and accounted for based on the type of investment. An offsetting liability is reported in “Other liabilities.”

Dividends Due to Policyholders: Dividends on insurance policies and pension annuity contracts in the payout phase are declared by the TIAA Board of Trustees (the “Board”) in the fourth quarter of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

Application of new accounting pronouncements:

Effective January 1, 2013, the Company adopted SSAP No. 92—Accounting for Postretirement Benefits Other Than Pensions, A Replacement of SSAP No. 14. SSAP No. 92 was effective for quarterly and annual reporting periods beginning on or after January 1, 2013 with early adoption permitted. This statement establishes financial accounting and reporting standards for an insurer that offers a defined benefit postretirement plan to its employees. Any unfunded defined benefit amounts, as determined when the projected benefit obligation exceeds the fair value of plan assets, is a liability under SSAP No. 5R and shall be reported in the first quarter statutory financial statements after the transition date with a corresponding entry to unassigned funds (surplus). Net periodic pension cost shall include a component for unrecognized prior service cost for non-vested employees beginning in 2013. The Company determined that SSAP No. 92 did not have a material impact.

Effective January 1, 2012, the Company adopted SSAP No. 101—Income Taxes, a Replacement of SSAP No. 10—Income Taxes and SSAP No. 10R—Income Taxes, A Temporary Replacement of SSAP No. 10. For purposes of accounting for federal and foreign income taxes, reporting entities shall adopt FASB Statement No. 109, Accounting for Income Taxes (“FAS 109”) with modifications for state income taxes, the realization criteria for deferred tax assets, and the recording of the impact of changes in deferred tax balances. SSAP No. 101 did not have a material impact on the current and deferred taxes presented under SSAP No. 10R.

Effective January 1, 2013, the Company adopted SSAP No. 103—Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SSAP No. 103 was effective for years beginning on and after January 1, 2013 and applied prospectively. Early application is prohibited. This statement must be applied to transfers occurring on or after the effective date. The concept of a qualifying special purpose entity is no longer relevant for statutory accounting purposes. The unit of account for sale treatment is defined to be an entire financial asset or a pro rata participating interest without subordination. The disclosure provisions of this statement are applied to transfers that occurred both before and after the effective date of this statement. SSAP No. 103 did not have an impact on the Company.

Note 3 – long-term bonds, preferred stocks, and common stocks

The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds and preferred stocks at December 31, are shown below (in millions):

	2013
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. Governments	$41,161	$1,841	$(1,169)	$41,833
All Other Governments	3,929	381	(76)	4,234
States, Territories and Possessions	647	23	(15)	655
Political Subdivisions of States, Territories, and Possessions	491	8	(23)	476
Special Revenue and Special Assessment, Non-guaranteed Agencies and Government	18,862	1,307	(652)	19,517
Credit Tenant Loans	5,796	365	(92)	6,069
Industrial and Miscellaneous	107,416	6,447	(2,155)	111,708
Hybrids	1,002	60	(16)	1,046
Parent, Subsidiaries and Affiliates	1,817	54	—	1,871
Total Bonds	181,121	10,486	(4,198)	187,409
Preferred Stocks	48	40	—	88
Total Bonds and Preferred Stocks	$181,169	$10,526	$(4,198)	$187,497

12

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

	2012
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. Governments	$41,456	$5,966	$(55)	$47,367
All Other Governments	3,677	802	(3)	4,476
States, Territories and Possessions	491	76	—	567
Political Subdivisions of States, Territories, and Possessions	345	30	—	375
Special Revenue and Special Assessment, Non-guaranteed Agencies and Government	20,256	2,398	(16)	22,638
Credit Tenant Loans	5,025	431	(23)	5,433
Industrial and Miscellaneous	99,209	10,556	(1,060)	108,705
Hybrids	1,334	90	(28)	1,396
Parent, Subsidiaries and Affiliates	2,161	75	(2)	2,234
Total Bonds	173,954	20,424	(1,187)	193,191
Preferred Stocks	38	13	—	51
Total Bonds and Preferred Stocks	$173,992	$20,437	$(1,187)	$193,242

Impairment Review Process: All securities are subjected to the Company’s process for identifying OTTI. The Company writes down securities it deems to have an OTTI in value during the period the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators and ratings agencies; (f) the potential for impairments in an entire industry sector or sub-sector; (g) the potential for impairments in certain economically-depressed geographic locations and (h) the potential for impairment based on an estimated discounted cash flow analysis for structured and loan-backed securities. Where impairment is considered to be other-than-temporary, the Company recognizes a write-down as a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, the Company continues to review the impaired security for appropriate valuation on an ongoing basis.

Based upon the factors above in the Company’s impairment evaluation process, the securities discussed in the following section which were in an unrealized loss position at December 31, 2013 and 2012, were not deemed to be other-than-temporarily impaired.

Unrealized Losses on Bonds, Preferred Stocks and Unaffiliated Common Stocks: The gross unrealized losses and estimated fair values for securities by the length of time that individual securities had been in a continuous unrealized loss position are shown in the table below (in millions):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2013
Loan-backed and structured bonds	$16,499	$(1,026)	$15,473	$5,111	$(565)	$4,546
All other bonds	31,179	(1,995)	29,184	5,485	(702)	4,783
Total bonds	$47,678	$(3,021)	$44,657	$10,596	$(1,267)	$9,329
Unaffiliated common stocks	2	—	2	106	(48)	58
Preferred stocks	—	—	—	5	(1)	4
Total bonds and stocks	$47,680	$(3,021)	$44,659	$10,707	$(1,316)	$9,391

13

continued

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2012
Loan-backed and structured bonds	$1,719	$(47)	$1,672	$7,887	$(1,131)	$6,756
All other bonds	5,988	(154)	5,834	608	(46)	562
Total bonds	$7,707	$(201)	$7,506	$8,495	$(1,177)	$7,318
Unaffiliated common stocks	138	(22)	116	—	—	—
Preferred stocks	10	(2)	8	—	—	—
Total bonds and stocks	$7,855	$(225)	$7,630	$8,495	$(1,177)	$7,318

As of December 31, 2013, the major categories of securities where the estimated fair value declined and remained below cost for less than twelve months were diversified in residential mortgage-backed securities (22%), U.S., Canada and other government (22%) and public utilities (8%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2013, the major categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were diversified in commercial mortgage-backed securities (25%), U.S., Canada and other government (23%), and residential mortgage-backed securities (14%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2012, the major categories of securities where the estimated fair value declined and remained below cost for less than twelve months were diversified in U.S., Canada and other government (25%), asset-backed securities (12%) and manufacturing (11%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2012, the major categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were diversified in commercial mortgage-backed securities (73%) and residential mortgage-backed securities (19%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the cause of the decline is primarily attributable to increased market yields for these particular securities since acquisition caused principally by credit spreads. The Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover and the Company has concluded that these securities are not other–than-temporarily impaired.

Scheduled Maturities of Bonds: The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed and asset-backed securities are shown separately in the table below, as they are not due at a single maturity date (dollars in millions):

	December 31, 2013			December 31, 2012
	Book/ Adjusted Carrying Value	% of Total	Estimated Fair Value	Book/ Adjusted Carrying Value	% of Total	Estimated Fair Value
Due in one year or less	$4,724	2.6%	$4,819	$3,923	2.3%	$4,019
Due after one year through five years	20,503	11.3	22,126	20,380	11.6	22,183
Due after five years through ten years	35,068	19.4	35,983	34,773	20.0	38,505
Due after ten years	45,218	25.0	45,939	38,912	22.4	46,050
Subtotal	105,513	58.3	108,867	97,988	56.3	110,757
Residential mortgage-backed securities	47,094	26.0	49,304	51,170	29.5	56,525
Commercial mortgage-backed securities	10,785	5.9	10,821	9,467	5.4	9,328
Asset-backed securities	17,729	9.8	18,417	15,329	8.8	16,581
Subtotal	75,608	41.7	78,542	75,966	43.7	82,434
Total	$181,121	100.0%	$187,409	$173,954	100.0%	$193,191

For the year ended December 31, 2013, the preceding table includes sub-prime mortgage investments totaling $2,988 million under residential mortgage-backed securities. $2,712 million or 91% of the sub-prime securities were rated investment grade (NAIC 1 and 2).

For the year ended December 31, 2012, the preceding table includes sub-prime mortgage investments totaling $3,126 million under residential mortgage-backed securities. $2,511 million or 80% of the sub-prime securities were rated investment grade (NAIC 1 and 2).

Sub-prime securities are backed by loans that are in the riskiest category of loans and are typically sold in a separate market from prime loans.

14

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Bond Diversification: The carrying values of long-term bond investments were diversified by the following classification at December 31 as follows:

	2013	2012
Residential mortgage-backed securities	26.0%	29.4%
U.S. and other governments	11.4	12.2
Manufacturing	10.2	9.8
Asset-backed securities	9.8	8.8
Public utilities	8.3	7.7
Commercial mortgage-backed securities	6.0	5.5
Finance and financial services	5.8	5.5
Oil and gas	5.2	5.1
Services	4.2	3.5
Revenue and special obligations	3.3	2.5
Communications	3.1	3.2
Retail and wholesale trade	1.8	1.8
Mining	1.3	1.4
Transportation	1.3	1.3
Real estate investment trusts	1.1	0.9
Other	1.2	1.4
Total	100.0%	100.0%

At December 31, 2013 and 2012, 93.3% and 92.5%, respectively, of the long-term bond portfolio was comprised of investment grade securities (NAIC 1 and 2).

The following table presents the Company’s carrying value and estimated fair value for the residential mortgage-backed securities portfolio (“RMBS”) at December 31, (in millions):

	2013		2012
NAIC Designation	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
1	$46,273	$48,511	$48,144	$53,539
2	377	379	1,640	1,667
3	172	153	985	974
4	135	126	175	154
5	116	112	214	176
6	21	23	12	15
Total	$47,094	$49,304	$51,170	$56,525

With respect to the RMBS in the above table, approximately 99% and 97% were rated investment grade (NAIC 1 and 2) at December 31, 2013 and 2012, respectively. The Company has continued to maintain its historical procedures surrounding the evaluation of fundamental underwriting and investment standards within its investment portfolios, including investments in RMBS. Additionally, the Company continues to manage the RMBS portfolio to appropriately support its contractual obligations and will recognize impairments when diminishments in fair value are determined to be other-than-temporary based on evaluations of projected discounted cash flows as prescribed under SSAP 43R. Management continues to actively monitor the market, credit and liquidity risk of the RMBS portfolio as an integral component of its overall asset liability management program.

The following table presents the Company’s carrying value and estimated fair value for the commercial mortgage-backed securities (“CMBS”) portfolio at December 31, (in millions):

	2013		2012
NAIC Designation	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
1	$9,312	$9,384	$7,301	$7,528
2	271	273	246	230
3	219	212	607	481
4	319	292	585	467
5	469	428	564	409
6	195	232	164	213
Total	$10,785	$10,821	$9,467	$9,328

15

continued

With respect to the CMBS in the above table, approximately 89% and 80% were rated investment grade (NAIC 1 and 2) and approximately 38% and 66% were issued prior to 2006 (based on carrying value) at December 31, 2013 and 2012, respectively. The Company has continued to maintain its historical procedures surrounding the evaluation of fundamental underwriting and investment standards within its investment portfolios, including investments in CMBS. Additionally, the Company continues to manage the CMBS portfolio to appropriately support its contractual obligations and will recognize impairments when diminishments in fair value are determined to be other-than-temporary based on evaluations of projected discounted cash flows as prescribed under SSAP 43R. Management continues to actively monitor the market, credit and liquidity risk of the CMBS portfolio as an integral component of its overall asset liability management program.

Included in the Company’s long-term investments are bonds with a NAIC designation of 6. The statutory carrying value of these investments and related contractual maturity is listed in the following table at December 31, (in millions):

	2013	2012
Due after one year through five years	$68	$3
Due after ten years	2	2
Subtotal	70	5
Residential mortgage-backed securities	21	12
Commercial mortgage-backed securities	195	164
Asset-backed securities	57	53
Total	$343	$234

Troubled Debt Restructuring: There were no troubled debt restructurings during 2013 or 2012.

Exchanges: During 2013 and 2012, the Company also acquired bonds and stocks through exchanges aggregating $2,623 million and $3,094 million, of which approximately $18 million and $26 million were acquired through non-monetary transactions, respectively. When exchanging securities, the Company generally accounts for assets at fair value unless the exchange was as a result of restricted 144As exchanged for unrestricted securities, which are accounted for at book value.

Loan-backed and Structured Securities: The near-term prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from performance experience for a particular transaction and may vary by security type. The long-term assumptions are adjusted based on expected performance.

The following table represents OTTI on securities with the intent to sell or the inability to retain for the years ended December 31, (in millions):

	1	OTTI		3
	Amortized Cost Basis Before OTTI	2a Interest	2b Non-interest	Fair Value 1-(2a+2b)
OTTI recognized, 2013
a. Intent to sell	$237	$20	$10	$207
b. Inability to retain	—	—	—	—
Total 2013	$237	$20	$10	$207

OTTI recognized, 2012
a. Intent to sell	$743	$98	$130	$515
b. Inability to retain	—	—	—	—
Total 2012	$743	$98	$130	$515

At December 31, 2013, the Company held loan-backed and structured securities with an OTTI recognized during 2013 where the present value of cash flows expected to be collected is less than the amortized cost. See Note 25 for listing of securities.

Other Disclosures: During 2013 and 2012, the Company acquired common stocks from other long term private equity fund investment distributions totaling $51 million and $47 million, respectively.

At December 31, 2013 and 2012, the carrying amount of restricted unaffiliated common stock was $494 million and $516 million, respectively. At December 31, 2013 and 2012, the carrying amount of restricted preferred stock was $5 million and $4 million, respectively. The restrictions include share sales, private sales, general partner approval for sale, contractual restrictions and public or free trade restrictions.

At December 31, 2013 and 2012, the carrying amount of bonds and stocks denominated in a foreign currency was $3,394 million and $3,766 million, respectively. Bonds denominated in foreign currency totaled $1,817 million and $2,120 million at December 31, 2013 and 2012, respectively and represent amounts due from related parties that are collateralized by real estate owned by the Company’s investment subsidiaries and affiliates.

16

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Note 4 – mortgage loans

The Company originates mortgage loans that are principally collateralized by commercial real estate. The coupon rates for non-mezzanine commercial mortgage loans originated during 2013 ranged from 3.49% to 4.99% and from 3.80% to 5.71% for 2012. The coupon rates for mezzanine mortgage loans originated during 2013 ranged from 5.00% to 6.25% and from 6.75% to 7.96% for 2012.

The maximum percentage of any one loan to the value of the property at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, was 70% and 98% for commercial loans for the years ended December 31, 2013 and 2012, respectively. In 2012, there was one loan issued with a loan to value of 98% with a value of $64 million at December 31, 2012. The loan is a full recourse construction loan with a committed tenant.

Impairment Review Process: The Company monitors the effects of current and expected market conditions and other factors on the collectability of mortgage loans to identify and quantify any impairment in value. Impairments are classified as either temporary, for which a recovery is anticipated, or other-than-temporary. Mortgage loans held to maturity with other-than-temporarily impaired values at December 31, 2013 and 2012 have been written down to net realizable values based upon independent appraisals of the collateral while mortgage loans held for sale have been written down to the current fair value of the loan. For impaired mortgage loans where the impairments were deemed to be temporary, an allowance for credit losses has been established.

The following table provides information on impaired loans classified as “Commercial—All Other” with or without allowance for credit losses as of December 31, (in millions):

	Commercial – All Other
	2013	2012	2011
With Allowance for Credit Losses	$—	$—	$—
No Allowance for Credit Losses	$202	$206	$248

The following table provides information for investment in impaired loans classified as “Commercial – All Other” – Average Recorded Investment, Interest Income Recognized, Recorded Investment on Nonaccrual Status and Amount of Interest Income Recognized Using a Cash-Basis Method of Accounting as of December 31, (in millions):

	Commercial – All Other
	2013	2012	2011
Average Recorded Investment	$34	$34	$35
Interest Income Recognized	$14	$14	$16
Recorded Investments on Nonaccrual Status	$—	$—	$—
Amount of Interest Income Recognized Using a Cash-Basis Method of Accounting	$14	$14	$16

The Company had no allowance for credit losses for the years ended December 31, 2013 and 2012, respectively.

2011
Allowance for credit losses (in millions):
Balance at the beginning of the period	$2
Additions charged to surplus	—
Direct write-downs/charges against the allowance	—
Recoveries of amounts previously added to surplus	(2)
Balance at the end of the period	$—

For commercial mortgage loans, the primary credit quality indicator is the debt service coverage ratio, which compares a property’s net operating income to amounts needed to service the principal and interest due under the loan. Generally, the lower the debt service coverage ratio, the higher the risk of experiencing a credit loss. The Company also reviews the loan-to-value ratio of its commercial mortgage loan portfolio. Loan–to-value-ratios compare the unpaid principal balance of the loan to the estimated fair value of the underlying collateral. Generally, the higher the loan-to-value ratio, the higher the risk of experiencing a credit loss. The debt service coverage ratio and the loan-to-value ratio, as well as the values utilized in calculating these ratios, are updated quarterly, with a portion of the loan portfolio updated annually.

For the agricultural mortgage loan, the Company’s primary credit quality indicator is the loan-to-value ratio. The values utilized in calculating this ratio are updated quarterly.

17

continued

Credit quality of commercial and agricultural mortgage loans

The credit quality of commercial and agricultural mortgage loans held-for-investment, were as follows (dollars in millions):

	Recorded Investment
	Loan-to-value Ratios
	> 90%	81%–90%	70%–80%	< 70%	Total	% of Total
December 31, 2013:
Debt Service Coverage Ratios:
Greater than 1.20x	$26	$20	$641	$11,955	$12,642	88.4%
1.05x—1.20x	—	—	141	553	694	4.9
Less than 1.05x	42	17	183	262	504	3.5
Agriculture	—	—	—	265	265	1.9
Construction	188	—	—	—	188	1.3
Total	$256	$37	$965	$13,035	$14,293	100.0%

Mortgage Loan Age Analysis: The following table sets forth an age analysis of mortgage loans (dollars in millions):

		Commercial
	Farm	Insured	All Other	Mezzanine	Total
Year-End 2013
Recorded Investment	$265	$—	$13,543	$485	$14,293
Current
Interest Reduced	$—	$—	$—	$—	$—
Recorded Investment
Number of Loans	—	—	—	—	—
Percent Reduced	—	—	—	—	—

Year-End 2012
Recorded Investment
Current	$265	$—	$12,511	$225	$13,001
Interest Reduced
Recorded Investment	$—	$—	$363	$—	$363
Number of Loans	—	—	3	—	3
Percent Reduced	—	—	0.86%	—	0.86%

Year-End 2011
Recorded Investment
Current	$265	$—	$12,729	$187	$13,181
Interest Reduced
Recorded Investment	$—	$—	$216	$—	$216
Number of Loans	—	—	2	—	2
Percent Reduced	—	—	1.14%	—	1.14%

Mortgage Loan Diversification: The following tables set forth the commercial mortgage loan portfolio by property type and geographic distribution (dollars in millions):

	Commercial Mortgage Loans by Property Type
	December 31, 2013		December 31, 2012
	Carrying Value	% of Total	Carrying Value	% of Total
Shopping centers	$4,854	34.1%	$4,278	33.0%
Office buildings	4,774	33.5	4,288	33.1
Industrial buildings	2,068	14.5	2,118	16.4
Apartments	1,825	12.8	1,423	11.0
Land	265	1.9	265	2.0
Mixed use	259	1.8	264	2.0
Hotel	161	1.1	164	1.3
Other	40	0.3	156	1.2
Total	$14,246	100.0%	$12,956	100.0%

18

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

	Commercial Mortgage Loans by Geographic Distribution
	December 31, 2013		December 31, 2012
	Carrying Value	% of Total	Carrying Value	% of Total
Pacific	$3,389	23.7%	$3,312	25.6%
South Atlantic	3,202	22.5	2,908	22.4
Middle Atlantic	2,848	20.0	2,373	18.3
South Central	2,486	17.5	2,199	17.0
North Central	1,223	8.6	1,209	9.3
Mountain	522	3.7	361	2.8
New England	263	1.8	230	1.8
Other	313	2.2	364	2.8
Total	$14,246	100.0%	$12,956	100.0%

Regional classification is based on American Council of Life Insurers regional chart. See below for details of regions.

Pacific states are AK, CA, HI, OR and WA.

South Atlantic states are DE, DC, FL, GA, MD, NC, SC, VA and WV.

Middle Atlantic states are PA, NJ and NY.

South Central states are AL, AR, KY, LA, MS, OK, TN and TX.

North Central states are IA, IL, IN, KS, MI, MN, MO, NE, ND, OH, SD and WI.

New England states are CT, MA, ME, NH, RI and VT.

Mountain states are AZ, CO, ID, MT, NV, NM, UT and WY.

Other comprises investments in Australia and Canada.

At December 31, 2013 and 2012, approximately 16.9% and 18.9% of the mortgage loan portfolio, respectively, was invested in California and is included in the Pacific region shown above.

At December 31, 2013 and 2012, approximately 15.9% and 15.3% of the mortgage loan portfolio, respectively, was invested in Texas and is included in the South Central region shown above.

Scheduled Mortgage Loan Maturities: At December 31, contractual maturities for mortgage loans were as follows (dollars in millions):

	2013		2012
	Carrying Value	% of Total	Carrying Value	% of Total
Due in one year or less	$801	5.6%	$804	6.2%
Due after one year through five years	4,938	34.7	6,013	46.4
Due after five years through ten years	5,893	41.4	4,505	34.8
Due after ten years	2,614	18.3	1,634	12.6
Total	$14,246	100.0%	$12,956	100.0%

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.

There were no mortgage troubled debt restructurings during the periods ended December 31, 2013 or 2012. When restructuring mortgage loans, the Company generally requires participation features, yield maintenance stipulations, and/or the establishment of property-specific escrow accounts funded by the borrowers. With respect to impaired loans, the Company accrues interest income to the extent it is deemed collectible. Cash received on impaired mortgage loans that are performing according to their contractual terms is applied in accordance with those terms. For mortgage loans in the process of foreclosure, cash received is initially held in suspense and applied as a return of principal at the time that the foreclosure process is completed, or the mortgage is otherwise disposed. There were no mortgage loans with interest more than 180 days past due at December 31, 2013 or 2012.

During 2013, the Company did not reduce interest rates on any outstanding commercial loans.

During 2012, the Company reduced interest rates on three outstanding commercial loans. The first loan changed from 5.40% to 4.50% from November 1, 2012 through maturity on November 1, 2015. The other two loans changed from 7.50% to 6.69% from August 3, 2012 through maturity on January 1, 2019. The recorded investment excluding accrued interest of these loans was $363 million at December 31, 2012.

19

continued

The Company did not have any taxes, assessments or amounts advanced that were not included in the mortgage loan totals for the years ended December 31, 2013 and 2012.

The Company has no reverse mortgages as of December 31, 2013 or 2012.

Mortgage loans of $53 million and $13 million at December 31, 2013 and 2012, respectively, represent the carrying value of amounts due from related parties that are collateralized by real estate owned by the Company’s investment subsidiaries and affiliates.

For the years ended December 31, 2013 and 2012, the carrying values of mortgage loans denominated in foreign currency were $313 million and $281 million, respectively.

The Company does not hold sub-prime mortgages in the commercial mortgage portfolio and does not have any material indirect exposure from sub-prime lenders who are tenants in buildings that are secured by commercial mortgages.

Note 5 – real estate

At December 31, 2013 and 2012, the Company’s directly owned real estate investments of $1,812 million and $1,623 million, respectively, were carried net of third party mortgage encumbrances. There were no third party mortgage encumbrances as of December 31, 2013 and 2012.

The carrying values of the directly owned real estate portfolio were diversified by property type and geographic region at December 31 as follows (dollars in millions):

	Directly Owned Real Estate by Property Type
	2013		2012
	Carrying Value	% of Total	Carrying Value	% of Total
Office buildings	$696	38.4%	$836	51.5%
Industrial buildings	639	35.3	501	30.9
Mixed-use projects	188	10.4	95	5.9
Apartments	160	8.8	59	3.6
Retail	112	6.2	114	7.0
Land under development	17	0.9	18	1.1
Total	$1,812	100.0%	$1,623	100.0%

	Directly Owned Real Estate by Geographic Region
	2013		2012
	Carrying Value	% of Total	Carrying Value	% of Total
Pacific	$971	53.6%	$605	37.3%
South Atlantic	683	37.7	699	43.1
Middle Atlantic	96	5.3	203	12.5
South Central	62	3.4	116	7.1
Total	$1,812	100.0%	$1,623	100.0%

At December 31, 2013 and 2012, approximately 32.5% and 19.4% of the real estate portfolio, respectively, was invested in California and is included in the Pacific region shown above.

At December 31, 2013 and 2012, approximately 16.4% and 18.5% of the real estate portfolio, respectively, was invested in Virginia and is included in the South Atlantic region shown above.

The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an adjustment is warranted.

OTTI for directly owned real estate investments for the years ended December 31, 2013, 2012 and 2011 were $0, $17 million and $2 million, respectively and these amounts are included in the impairment table in Note 9. The OTTI during 2012 was for directly owned industrial properties in the states of Illinois and Texas and directly owned land in the State of Georgia. $13 million of OTTI during 2012 was a result of the Company’s intent to sell. The impairments were a result of unfavorable market conditions. The OTTI during 2011 was for directly owned land in California. The impairments are included in net realized capital losses in the statutory-basis statements of operations.

20

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

As of December 31, 2013 and 2012, $0 and $31 million, respectively, of the Company’s real estate investments were classified as held for sale. For the year ended December 31, 2013 and 2012, the Company recognized a net realized gain on real estate sold of $30 million and $84 million, respectively. The gains are included in net realized capital gains (losses) in the statutory-basis statements of operations.

Depreciation expense on directly owned real estate investments for the years ended December 31, 2013, 2012 and 2011, was $51 million, $53 million and $54 million, respectively. The amount of accumulated depreciation at December 31, 2013, 2012 and 2011 was $362 million, $337 million and $478 million, respectively.

There were no real estate properties acquired via the assumption or in satisfaction of debt during 2013, 2012 or 2011.

The Company’s real estate portfolio does not have any material exposure from sub-prime lenders who are tenants in the buildings that are directly owned.

The Company does not engage in retail land sales operations.

As of December 31, 2013, the Company does not have any low income housing tax credits.

Note 6 – subsidiaries and affiliates

The Company holds interests in certain subsidiaries and affiliates that are primarily involved in the ownership and management of investments for the Company. The carrying value, OTTI and net investment income of investment subsidiaries and affiliates at December 31 are shown below (in millions):

	2013	2012	2011
Net carrying value of investment subsidiaries and affiliates
Reported as common stock	$633	$1,517	$1,901
Reported as other long-term investments	10,884	8,915	7,532
Total net carrying value	$11,517	$10,432	$9,433

OTTI	$7	$9	$30
Net investment income (distributed from investment subsidiaries and affiliates)	$589	$460	$255

The larger investment subsidiaries and affiliates, included in the above table, are TIAA Global Public Investments, LLC, T-C GA RE Holdings, LLC, Covariance Capital Management Series, LLC (“CCMS 1”), Ceres Agricultural Properties, LLC, TIAA Oil & Gas Investments, LLC, Infra Alpha, LLC, ND Properties, Inc. and TIAA Super Regional Mall Member Sub, LLC.

The carrying value, OTTI and net investment income of operating subsidiaries and affiliates at December 31 are shown below (in millions):

	2013	2012	2011
Net carrying value of operating subsidiaries and affiliates
Reported as common stock	$814	$695	$478
Reported as other long-term investments	1,119	808	623
Total net carrying value	$1,933	$1,503	$1,101

OTTI	$138	$75	$94
Net investment income (distributed from operating subsidiaries and affiliates)	$7	$1	$1

The Company’s operating subsidiaries and affiliates primarily consist of, TIAA Global Ag Holdco, LLC, TIAA-CREF Life Insurance Company (“TIAA-CREF Life”), TCT Holdings, Inc., Oleum Holding Company, Inc., TIAA-CREF Asset Management LLC, TIAA Emerging Markets Debt Fund, TIAA-CREF Individual & Institutional Services, LLC and TIAA-CREF Asset Management Distressed Opportunities Fund, LP.

The 2013 and 2012 OTTI relates to a decline in the fair value of subsidiaries and affiliates for which the carrying value is not expected to recover. Fair value of subsidiaries and affiliates is generally determined using the net asset value of the underlying financial statements at the measurement date.

The Company held bonds of affiliates at December 31, 2013 and 2012 for $1,817 million and $2,161 million, respectively. One hundred percent (100%) and ninety eight percent (98%) of these affiliated bonds were issued by ND Properties, Inc. at December 31, 2013 and 2012, respectively.

As of December 31, 2013 and 2012, no investment in a subsidiary or affiliate exceeded 10% of the Company’s admitted assets and the Company does not have any investment in foreign insurance subsidiaries. For the years ended December 31, 2013, 2012 and 2011, the Company did not have any related party transactions which exceeded one-half of 1% of the Company’s admitted assets.

21

continued

As of December 31, 2013 and December 31, 2012, the net amount due from subsidiaries and affiliates was $235 million and $184 million, respectively. The net amounts due are generally settled on a daily basis except for TIAA Realty, Inc., ND Properties, Inc., Teachers Advisors, Inc. (“Advisors”), TIAA-CREF Tuition Financing, Inc. (“TFI”), Teachers Personal Investors Services, Inc. (“TPIS”), TIAA-CREF Individual and Institutional Services, LLC (“Services”), and TIAA-CREF Asset Management LLC which are settled monthly.

The Company discloses contingencies and guarantees related to subsidiaries and affiliates in Note 22.

The Company holds investments in downstream non-insurance holding companies, which are valued by the Company utilizing the look-through approach. The financial statements for the downstream non-insurance holding companies listed in the table below are not audited and the Company has limited the value of its investment in these noninsurance holding companies to the value contained in the audited financial statements of the underlying investments and unamortized goodwill resulting from the statutory purchase method of accounting. All liabilities, commitments, contingencies, guarantees or obligations of these subsidiaries, which are required to be recorded as liabilities, commitments, contingencies, guarantees or obligations under applicable accounting guidance, are reflected in the Company’s determination of the carrying value of the investment in these subsidiaries, if not already recorded in the subsidiaries’ financial statements.

The following table summarizes the Company’s carrying value in each such downstream non-insurance holding company as of December 31, (in millions):

Subsidiary	2013	2012
TIAA Oil & Gas Investments, LLC	$910	$550
Infra Alpha, LLC	637	298
TIAA Global Ag Holdco, LLC	525	289
TIAA Super Regional Mall Member Sub, LLC	430	217
Occator Agricultural Properties, LLC	417	211
Dionysus Properties, LLC	373	432
Mansilla Participacoes LTDA	317	349
TIAA Infrastructure Investments, LLC	171	31
TIAA-CREF Asset Management LLC	122	105
T-C 685 Third Avenue Member, LLC	121	107
T-C SBMC Joint Venture, LLC	60	—
TIAA Stonepeak Investments I, LLC	44	70
Broadleaf Timberland Investments, LLC	30	—
T-C SMA II, LLC	29	26
TIAA-CREF Redwood, LLC	26	29
TIAA SynGas, LLC	22	20
Almond Processors, LLC	21	19
TIAA GTR Holdco, LLC	11	—
T-C SMA III, LLC	8	8
TIAA-CREF LPHC, LLC	2	—
730 Texas Forest Holdings, Inc.	1	1
TIAA Union Place Phase I, LLC	—	73
TIAA Stonepeak Investments II, LLC	—	3
Total	$4,277	$2,838

Note 7 – other long-term investments

The components of the Company’s carrying value in other long-term investments at December 31 were (in millions):

	2013	2012
Unaffiliated other invested assets	$7,966	$8,710
Affiliated other invested assets	12,003	9,185
Other long-term assets	90	78
Total other long-term investments	$20,059	$17,973

As of December 31, 2013, unaffiliated other invested assets of $7,966 million includes $7,403 million of investments in joint ventures, partnerships and LLCs with interests in venture capital, leveraged buy-out funds and other equity investments. The remaining $563 million represents real estate related joint ventures, partnerships and LLCs. As of December 31, 2013, affiliated other invested assets of $12,003 million includes investments in securities related holdings of $3,680 million, investments in agriculture and timber related holdings of $3,152 million, investments in real estate related holdings of $2,761 million and investments in energy and infrastructure of $1,891 million. The remaining $519 million of affiliated other invested assets represents other operating subsidiaries and affiliates.

22

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

As of December 31, 2012, unaffiliated other invested assets of $8,710 million includes $7,611 million of investments in joint ventures, partnerships and LLCs with interests in venture capital, leveraged buy-out funds and other equity investments. The remaining $1,099 million represents real estate related joint ventures, partnerships and LLCs. As of December 31, 2012, affiliated other invested assets of $9,185 million includes investments in agriculture and timber related holdings of $2,659 million, investments in real estate related holdings of $2,163 million, investments in energy and infrastructure of $971 million and investments in securities related holdings of $3,034 million. The remaining $358 million of affiliated other invested assets represents other operating subsidiaries and affiliates.

For the years ended December 31, 2013, 2012 and 2011, OTTI in other long-term investments for which the carrying value is not expected to be recovered were $178 million, $129 million and $233 million, respectively.

For the years ended December 31, 2013 and 2012, other long-term investments denominated in foreign currency were $1,739 million and $1,733 million, respectively.

Note 8 – investments commitments

The outstanding obligation for future investments at December 31, 2013, is shown below by asset category (in millions):

	2014	2015	In later years	Total Commitments
Bonds	$582	$58	$8	$648
Stocks	14	10	21	45
Mortgage loans	895	—	—	895
Real Estate	19	—	—	19
Other long-term investments	1,495	1,005	2,059	4,559
Total	$3,005	$1,073	$2,088	$6,166

The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers, funding of stock commitments is contingent upon their continued favorable financial performance and the funding of real estate commitments and mortgage commitments is generally contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy. Due to the Company’s due diligence in closing mortgage commitments, there is a lag between commitment and closing. For other long–term investments, primarily fund investments, there are scheduled capital calls that extend into future years.

Note 9 – investment income and capital gains and losses

Net Investment Income: The components of net investment income for the years ended December 31 were as follows (in millions):

	2013	2012	2011
Bonds	$9,206	$9,391	$9,462
Stocks	61	82	27
Mortgage loans	772	796	810
Real estate	203	244	234
Derivatives	(8)	23	10
Other long-term investments	1,430	960	775
Cash, cash equivalents and short-term investments	7	3	3
Total gross investment income	11,671	11,499	11,321
Less investment expenses	(542)	(574)	(551)
Net investment income before amortization of IMR	11,129	10,925	10,770
Plus amortization of IMR	145	117	140
Net investment income	$11,274	$11,042	$10,910

The total due and accrued income excluded from net income was $1 million each for the years ended December 31, 2013, 2012 and 2011.

Future minimum rental income expected to be received over the next five years under existing real estate leases in effect as of December 31, 2013 (in millions):

	2014	2015	2016	2017	2018	Total
Future rental income	$107	$98	$88	$76	$62	$431

23

continued

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and write-downs due to OTTI for the years ended December 31 were as follows (in millions):

	2013	2012	2011
Bonds	$604	$163	$422
Stocks	(50)	89	40
Mortgage loans	—	13	28
Real estate	30	68	15
Derivatives	(24)	(61)	(236)
Other long-term investments	(115)	(122)	(200)
Cash, cash equivalents and short-term investments	(121)*	9	(16)
Total before capital gains taxes and transfers to IMR	324	159	53
Transfers to IMR	(741)	(575)	(497)
Net realized capital losses less capital gains taxes, after transfers to IMR	$(417)	$(416)	$(444)

*	The realized loss is discussed further in Note 22 – TIAA Global Markets, Inc. Dissolution.

Write-downs of investments resulting from OTTI, included in the preceding table, were as follows for the years ended December 31, (in millions):

	2013	2012	2011
Other-than-temporary impairments:
Bonds	$281	$643	$509
Stocks	77	52	8
Mortgage loans	—	13	3
Real estate	—	17	2
Derivatives	—	8	—
Other long-term investments	178	129	233
Total	$536	$862	$755

The Company generally holds its investments until maturity. The Company performs periodic reviews of its portfolio to identify investments which may have deteriorated in credit quality to determine if any are candidates for sale in order to maintain a quality portfolio of investments. Investments which are deemed candidates for sale are continually monitored until sold and carried at the lower of amortized cost or fair value. In accordance with the Company’s valuation and impairment process, the investment will be monitored quarterly for further declines in fair value at which point an OTTI will be recorded until actual disposal of the investment.

Proceeds from sales of long-term bond investments during 2013, 2012 and 2011 were $8,949 million, $11,211 million and $8,011 million, respectively. Gross gains of $948 million, $917 million and $973 million and gross losses, excluding impairments considered to be other-than-temporary of $74 million, $155 million and $42 million were realized during 2013, 2012 and 2011, respectively.

The Company has no contractual commitments to extend credit to debtors owning receivables whose terms have been modified in troubled debt restructurings.

Wash Sales: The Company does not engage in the practice of wash sales, however, in isolated cases in the course of asset management activities, a security may be sold and repurchased in whole or in part within thirty days of the sale. There were no securities with a NAIC designation of 3 or below, or unrated, that were sold and reacquired within 30 days of the sale date during 2013 and 2012.

The details by NAIC designation 3 or below securities sold during the year ended December 31, 2011 and reacquired within 30 days of the sale date are (dollars in million):

	Number of Transactions	Book Value of Securities Sold	Cost of Securities Repurchased	Gain (Loss)
NAIC 3	5	$5	$5	$—
NAIC 4	3	$4	$4	$—

Unrealized Capital Gains and Losses: The net changes in unrealized capital gains (losses) in investments, resulting in a net increase (decrease) in the carrying value of investments for the years ended December 31 were as follows (in millions):

	2013	2012	2011
Bonds	$138	$172	$(21)
Stocks	123	18	99
Mortgage loans	(21)	(13)	(36)
Derivatives	(9)	(109)	210
Other long-term investments	962	422	138
Total	$1,193	$490	$390

24

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Note 10 – securitizations

When the Company sells bonds and mortgages in a securitization transaction, it may retain interest-only strips, one or more subordinated tranches, residual interest, or servicing rights, all of which are retained interests in the securitized receivables. The Company’s ownership of the related retained interests may be held directly by the Company or indirectly through an investment subsidiary. The retained interests are associated with Special Purpose Entities (“SPEs”) that issue equity and debt which is non-recourse to the Company. Fair value used to determine gain or loss on a securitization transaction is based on quoted market prices, if available; however, quotes are generally not available for retained interests, so the Company either obtains an estimated fair value from an independent pricing service or estimates fair value internally based on the present value of future expected cash flows using management’s best estimates of future credit losses, forward yield curves, and discount rates that are commensurate with the risks involved.

The Company has not initiated any securitization transactions in which it sold assets held on its balance sheet into SPEs during 2013 or 2012. Teachers Advisors, Inc. (“Advisors”), an indirect subsidiary of TIAA, provides investment advisory services for most assets previously securitized by the Company.

The following sensitivity analysis represents changes in the fair value of the securitized assets. The following table as of December 31, 2013 summarizes the Company’s retained interests in securitized financial assets from transactions originated since 2001 (in millions):

					Sensitivity Analysis of Adverse Changes in Key Assumptions
Issue Year	Type of Collateral	Carrying Value	Estimated Fair Value		10% Adverse	20% Adverse
2001	Bonds	$1	$5	(a)	$—	$—
2007	Mortgages	19	18	(b)	1	3
	Total	$20	$23		$1	$3

The key assumptions applied to both the fair values and sensitivity analysis of the retained interests on December 31, 2013 was as follows:

a)	The retained interests securitized in 2001 were valued using an independent third-party pricing service. The third-party pricing levels imply a yield rate of 4.70%. To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the implied overall discount rate.

b)	The retained interests securitized in 2007 were valued using an independent third-party pricing service. The third-party pricing levels implied yields for the securities ranging from 6.65% to 31.01%. To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the implied overall discount rates.

Note that the sensitivity analysis above does not give effect to any offsetting benefits of financial instruments which may hedge the risks inherent to these financial interests. Additionally, changes in particular assumptions, such as discount rates, may in practice change other valuation assumptions which may magnify or counteract the effect of these disclosed sensitivities.

Note 11 – disclosures about fair value of financial instruments

Fair value of financial instruments

Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or, for certain bonds and preferred stock when carried at the lower of cost or fair value.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair values of financial instruments are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by a third party-pricing service for identical or comparable assets, or through the use of valuation methodologies using observable market inputs. These fair values are generally estimated using discounted cash flow analyses, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price. These valuation techniques involve management estimation and judgment for many factors including market bid/ask spreads, and such estimations may become significant with increasingly complex instruments or pricing models.

25

continued

The following table provides information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy at December 31, 2013 (in millions):

	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Not Practicable (Carrying Value)
Assets:
Bonds	$187,409	$181,121	$—	$182,835	$4,574	$—
Common Stock	1,228	1,228	663	33	532	—
Preferred Stock	88	48	42	23	23	—
Mortgage Loans	14,823	14,246	—	—	14,823	—
Derivatives	83	60	—	68	15	—
Contract Loans	1,466	1,466	—	—	1,466	—
Separate Accounts	22,349	22,348	6,615	3,344	12,390	—
Cash, Cash Equivalents and Short Term Investments	1,362	1,362	1,078	284	—	—
Total	$228,808	$221,879	$8,398	$186,587	$33,823	$—

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3	Not Practicable (Carrying Value)
Liabilities:
Deposit-type contracts	$853	$853	$—	$—	$853	$—
Separate account	22,343	22,343	—	—	22,343	—
Derivatives	330	311	—	330	—	—
Total	$23,526	$23,507	$—	$330	$23,196	$—

The following table provided information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy at December 31, 2012 (in millions):

	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Not Practicable (Carrying Value)
Assets:
Bonds	$193,191	$173,954	$73	$177,418	$15,700	$—
Common Stock	1,178	1,178	619	—	559	—
Preferred Stock	51	38	13	24	14	—
Mortgage Loans	14,228	12,956	—	—	14,228	—
Derivatives	123	96	—	104	19	—
Contract Loans	1,358	1,358	—	—	1,358	—
Separate Accounts	18,425	18,420	4,591	2,707	11,127	—
Cash, Cash Equivalents and Short Term Investments	1,681	1,681	1,126	37	518	—
Total	$230,235	$209,681	$6,422	$180,290	$43,523	$—

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3	Not Practicable (Carrying Value)
Liabilities:
Deposit-type contracts	$765	$765	$—	$—	$765	$—
Separate account	18,067	18,067	—	—	18,067	—
Derivatives	372	346	—	372	—	—
Total	$19,204	$19,178	$—	$372	$18,832	$—

The estimated fair values of the financial instruments presented above were determined by the Company using market information available as of December 31, 2013 and 2012. Considerable judgment is required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

26

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Assets and liabilities measured and reported at fair value

The Company’s financial assets and liabilities measured and reported at fair value have been classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100, Fair Value Measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and Level 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.

Level 2—Other than quoted prices within Level 1 inputs are observable for the asset or liability, either directly or indirectly.

Level 2 inputs include:

•	Quoted prices for similar assets or liabilities in active markets,

•	Quoted prices for identical or similar assets or liabilities in markets that are not active,

•	Inputs other than quoted prices that are observable for the asset or liability,

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3—Inputs are unobservable inputs for the asset or liability supported by little or no market activity. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The Company’s data used to develop unobservable inputs is adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.

The following table provides information about the Company’s financial assets and liabilities measured and reported at fair value as of December 31, (in millions):

	2013
	Level 1	Level 2	Level 3	Total
Assets at fair value:
Bonds
Industrial and Miscellaneous	$—	$176	$116	$292
Total Bonds	$—	$176	$116	$292
Common Stock
Industrial and Miscellaneous	$663	$33	$532	$1,228
Total Common Stocks	$663	$33	$532	$1,228
Total Preferred Stocks	$—	$—	$3	$3
Derivatives:
Foreign Exchange Contracts	$—	$36	$—	$36
Interest Rate Contracts	—	19	—	19
Credit Default Swaps	—	2	—	2
Total Derivatives	$—	$57	$—	$57
Separate Accounts assets, net	$6,605	$3,120	$12,390	$22,115
Total assets at fair value	$7,268	$3,386	$13,041	$23,695

Liabilities at fair value:
Derivatives
Foreign Exchange Contracts	$—	$200	$—	$200
Interest Rate Contracts	—	1	—	1
Credit Default Swaps	—	30	—	30
Total liabilities at fair value	$—	$231	$—	$231

27

continued

	2012
	Level 1	Level 2	Level 3	Total
Assets at fair value:
Bonds
Industrial and Miscellaneous	$—	$23	$322	$345
Total Bonds	$—	$23	$322	$345
Common Stock
Industrial and Miscellaneous	$619	$—	$559	$1,178
Total Common Stocks	$619	$—	$559	$1,178
Total Preferred Stocks	$—	$—	$8	$8
Derivatives:
Foreign Exchange Contracts	$—	$56	$—	$56
Interest Rate Contracts	—	31	—	31
Credit Default Swaps	—	2	—	2
Total Derivatives	$—	$89	$—	$89
Separate Accounts assets, net	$4,584	$2,570	$11,122	$18,276
Total assets at fair value	$5,203	$2,682	$12,011	$19,896

Liabilities at fair value:
Derivatives
Foreign Exchange Contracts	$—	$198	$—	$198
Credit Default Swaps	—	44	—	44
Total liabilities at fair value	$—	$242	$—	$242

Level 1 financial instruments

Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. Common stock and separate account assets in Level 1 primarily include mutual fund investments valued by the respective mutual fund companies and exchange listed equities and public real estate investment trusts.

Level 2 financial instruments

Bonds included in Level 2 are valued principally by third party pricing services using market observable inputs. Because most bonds do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates. Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Additionally, for loan-backed and structured securities, valuation is based primarily on market inputs including benchmark yields, expected prepayment speeds, loss severity, delinquency rates, weighted average coupon, weighted average maturity and issuance specific information. Issuance specific information includes collateral type, payment terms of underlying assets, payment priority within the tranche, structure of the security, deal performance and vintage of loans.

Common stocks included in Level 2 include those which are traded in an inactive market or for which prices for identical securities are not available. Valuations are based principally on observable inputs including quoted prices in markets that are not considered active.

Derivative assets and liabilities classified in Level 2 represent over-the-counter instruments that include, but are not limited to, fair value hedges using foreign currency swaps, foreign currency forwards, interest rate swaps and credit default swaps. Fair values for these instruments are determined internally using market observable inputs that include, but are not limited to, forward currency rates, interest rates, credit default rates and published observable market indices.

Separate account assets in Level 2 consist principally of short term government agency notes and commercial paper.

Level 3 financial instruments

Valuation techniques for bonds included in Level 3 are generally the same as those described in Level 2 except the techniques utilize inputs that are not readily observable in the market, including illiquidity premiums and spread adjustments to reflect industry trends or specific credit-related issues. The Company assesses the significance of unobservable inputs for each security and classifies that security in Level 3 as a result of the significance of unobservable inputs.

Estimated fair value for privately traded equity securities are principally determined using valuation and discounted cash flow models that require a substantial level of judgment.

28

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Separate account assets classified as Level 3 primarily include directly owned real estate properties, real estate joint ventures and real estate limited partnerships. Directly owned real estate properties are valued on a quarterly basis based on independent third party appraisals. Real estate joint venture interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable and other factors such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Real estate limited partnership interests are valued based on the most recent net asset value of the partnership.

Transfers between Level 1 and Level 2

Periodically, the Company has transfers between Level 1 and Level 2 due to the availability of quoted prices for identical assets in active markets at the measurement date. The Company’s policy is to recognize transfers between levels as of the actual date of the event or change in circumstances that caused the transfer.

There were no transfers of common stock between Level 1 and Level 2 during 2013 or 2012.

Reconciliation of Level 3 assets and liabilities measured and reported at fair value:

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured and reported at fair value using Level 3 inputs at December 31, 2013 (in millions):

	Beginning Balance at 1/1/2013	Transfers into Level 3		Transfers out of Level 3	Total gains (losses) included in Net Income	Total gains (losses) included in Surplus	Purchases	Issuances (Sales)	Settlements		Ending Balance at 12/31/2013
Bonds	$322	$29	[a]	$(250)[b]	$(12)	$32	$1	$—	$(6)		$116
Common Stock	559	19	[c]	—	(36)	(42)	38	(6)	—		532
Preferred Stock	8	—		(5)[d]	—	—	—	—	—		3
Separate Account	11,122	—		—	(13)	1,065	(55)[e]	(436)	707	[e]	12,390
Total	$12,011	$48		$(255)	$(61)	$1,055	$(16)	$(442)	$701		$13,041

(a)	The Company transferred bonds which were not previously measured and reported at fair value into Level 3 primarily due to the Securities Valuation Office (“SVO”) valuation process related to Loan-Backed and Structured Securities. The pricing information used in the valuation of these securities was not readily observable in the market.
(b)	The Company transferred bonds out of Level 3 that were not measured and reported at fair value as of December 31, 2013.
(c)	The Company transferred common stocks into Level 3 due to the significance of unobservable market data used in the valuation of these securities.
(d)	The Company transferred preferred stocks out of Level 3 that were not measured and reported at fair value as of December 31, 2013.
(e)	Purchases and settlements include refinancing and loan settlement activity on mortgage loans for real estate purchased in prior periods.

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured and reported at fair value using Level 3 inputs at December 31, 2012 (in millions):

	Beginning Balance at 1/1/2012	Transfers into Level 3		Transfers out of Level 3	Total gains (losses) included in Net Income	Total gains (losses) included in Surplus	Purchases	Issuances (Sales)	Settlements	Ending Balance at 12/31/2012
Bonds	$457	$207	[a]	$(353)[b]	$(52)	$49	$28	$(6)	$(8)	$322
Common Stock	371	154	[c]	(68)[d]	(36)	129	9	—	—	559
Preferred Stock	1	9	[e]	—	(2)	—	—	—	—	8
Separate Account	9,925	—		—	(116)	965	1,378	(685)	(345)	11,122
Total	$10,754	$370		$(421)	$(206)	$1,143	$1,415	$(691)	$(353)	$12,011

(a)	The Company transferred bonds which were not previously measured and reported at fair value into Level 3 primarily due to the Securities Valuation Office (“SVO”) valuation process related to Loan-Backed and Structured Securities. The pricing information used in the valuation of these securities was not readily observable in the market.
(b)	The Company transferred bonds out of Level 3 that were not measured and reported at fair value as of December 31, 2012.
(c)	The Company transferred common stocks into Level 3 due the significance of unobservable market data used in the valuation of these securities.
(d)	The Company transferred common stocks out of Level 3 due to the availability of observable or corroborated by market data at fair value as of December 31, 2012.
(e)	The Company transferred preferred stocks into Level 3 which were not previously measured and reported at fair value primarily due to the decrease in NAIC rating to 4, 5 or 6.

The Company’s policy is to recognize transfers into and out of Level 3 at the actual date of the event or change in circumstances that caused the transfer.

Characteristics of items being measured for Level 2 and Level 3:

Bonds Level 2 and Level 3:

As of December 31, 2013, the reported fair value of bonds in Level 2 and Level 3 was $292 million, representing 65 individual bonds. The bonds are carried at fair value due to being rated NAIC 6.

63 of the 65 bonds reported at fair value are categorized as loan-backed and structured securities. Of the loan-backed and structured securities reported at fair value, 40 bonds with a fair value of $241 million are collateralized by commercial mortgage

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loans, 21 bonds with a fair value of $22 million are collateralized by residential mortgage loans, and 2 bonds with a fair value of $25 million are collateralized by other collateral. The loan-backed and structured securities reported at fair value have a weighted average coupon of 5.28%.

The remaining 2 bonds reported at fair value are categorized as Corporate securities and have a fair value of $4 million.

As of December 31, 2012, the reported fair value of bonds in Level 2 and Level 3 was $345 million, representing 80 individual bonds. The bonds are carried at fair value due to being rated NAIC 6.

The 80 bonds reported at fair value are all categorized as loan-backed and structured securities. Of the loan-backed and structured securities reported at fair value, 52 bonds with a fair value of $273 million are collateralized by commercial mortgage loans, 26 bonds with a fair value of $48 million are collateralized by residential mortgage loans, and 2 bonds with a fair value of $24 million are collateralized by other collateral. The loan-backed and structured securities reported at fair value have a weighted average coupon of 5.33%.

Common Stocks Levels 2 and Levels 3:

As of December 31, 2013, the reported fair value of common stocks in Level 2 and Level 3 was $565 million representing 22 individual common stocks. Common stocks are carried at fair value in accordance with SSAP No. 30.

Of the 22 common stocks, 6 common stocks with a fair value of $33 million were in Level 2 and 16 common stocks with a fair value of $532 million were reported in Level 3. Out of the 22 common stocks, 19 common stocks with a fair value of $553 million have a pricing method where the rate was determined by the reporting entity, and 3 common stocks with a fair value of $12 million have a pricing method where the rate is determined by a stock exchange.

As of December 31, 2012, the reported fair value of common stocks in Level 2 and Level 3 was $559 million representing 16 individual common stocks. Common stocks are carried at fair value in accordance with SSAP No. 30.

Of the 16 common stocks, 15 common stocks with a fair value of $559 million were reported in Level 3. Out of the 15 common stocks, 10 common stocks with a fair value of $277 million have a pricing method where the price per share is determined by the reporting entity; and 5 common stocks with a fair value of $282 million have a pricing method where the unit price is published by the NAIC Securities Valuation Office.

Preferred Stocks Level 3:

As of December 31, 2013, the reported fair value of preferred stocks in Level 3 was $3 million, representing 1 individual preferred stock with a pricing method where the price per share is determined by the reporting entity. In accordance with SSAP No. 32, redeemable preferred stocks and perpetual preferred stocks that are NAIC designated RP4-RP6 and P4 to P6 are reported at the lower of book value or fair value.

As of December 31, 2012, the reported fair value of preferred stocks in Level 3 was $8 million, representing 2 individual preferred stocks. 1 preferred stock with a fair value of $4 million has a pricing method where the price per share is determined by the reporting entity; and 1 preferred stock with a fair value of $4 million has a pricing method where the unit price is published by the NAIC Securities Valuation Office. In accordance with SSAP No. 32, redeemable preferred stocks and perpetual preferred stocks that are NAIC designated RP4-RP6 and P4 to P6 are reported at the lower of book value or fair value.

Quantitative information regarding level 3 fair value measurements

The following table provides quantitative information on significant unobservable inputs (Level 3) used in the fair value measurement of assets that are measured and reported at fair value at December 31, 2013 (in millions):

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Fixed Maturity Bonds:
RMBS	$9	Discounted Cash Flow	Discount Rate	5.8%–17.4%	10.5%
		Market Comparable	Credit Analysis/Market Comparable	$2.85–$100.50	$52.83
CMBS	$79	Discounted Cash Flow	Discount Rate	9.7%–68.1%	26.9%
		Market Comparable	Credit Analysis/Market Comparable	$9.64–$65.00	$26.85
ABS	$25	Market Comparable	Credit Analysis/Market Comparable	$99.00	$99.00
Corporate	$3	Enterprise Value	Book Value Multiple	1.5x	1.5x
Equity Securities:
Common Stock	$532	Equity Method	Book Value Multiple	1.1x–2.8x	1.2x
		Market Comparable	EBITDA	6.4x–12.2x	9.6x
			Book Value Multiple	0.0x–1.2x	0.6x
Preferred Stock	$3	Market Comparable	Book Value Multiple	0.9x	0.9x

30

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Separate Account Assets:
Real Estate Properties and Real Estate Joint Ventures	$14,307
Office Properties		Income Approach—Discounted cash flow	Discount Rate	6.0%–9.5%	7.0%
			Terminal Capitalization Rate	5.0%–8.3%	5.9%
		Income Approach—Direct Capitalization	Overall Capitalization Rate	4.8%–8.3%	5.6%
Industrial Properties		Income Approach—Discounted cash flow	Discount Rate	6.7%–10.0%	7.4%
			Terminal Capitalization Rate	5.5%–8.0%	6.3%
		Income Approach—Direct Capitalization	Overall Capitalization Rate	4.8%–8.3%	5.6%
Residential Properties		Income Approach—Discounted cash flow	Discount Rate	6.0%–8.0%	6.6%
			Terminal Capitalization Rate	4.3%–6.3%	5.0%
		Income Approach—Direct Capitalization	Overall Capitalization Rate	3.8%–5.8%	4.4%
Retail Properties		Income Approach—Discounted cash flow	Discount Rate	6.0%–13.0%	7.5%
			Terminal Capitalization Rate	5.3%–12.5%	6.3%
		Income Approach—Direct Capitalization	Overall Capitalization Rate	4.5%–12.0%	5.7%

Separate account real estate assets include the values of the related mortgage loans payable in the table below.

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Mortgage Loans Payable	$(2,279)
Office and Industrial Properties		Discounted Cash Flow	Loan to Value Ratio	38.7%–57.3%	45.2%
			Equivalency Rate	2.2%–4.8%	3.9%
		Net Present Value	Loan to Value Ratio	38.7%–57.3%	45.2%
			Weighted Average Cost of Capital Risk Premiums	1.5%–2.9%	1.9%
Residential Properties		Discounted Cash Flow	Loan to Value Ratio	34.8%–61.5%	47.4%
			Equivalency Rate	2.6%–4.4%	3.8%
		Net Present Value	Loan to Value Ratio	34.8%–61.5%	47.4%
			Weighted Average Cost of Capital Risk Premiums	1.4%–3.2%	2.1%
Retail Properties		Discounted Cash Flow	Loan to Value Ratio	26.5%–130.7%	59.9%
			Equivalency Rate	2.4%–7.4%	4.3%
		Net Present Value	Loan to Value Ratio	26.5%–130.7%	59.9%
			Weighted Average Cost of Capital Risk Premiums	0.9%–13.8%	4.5%
Limited Partnerships	$362	Net Asset Value	Net Asset Value (a)

(a)	The range has not been disclosed due to the wide range of possible values given the diverse nature of the underlying investments.

Additional qualitative information on fair valuation process

The Company has various processes and controls in place to ensure that fair value is reasonably estimated. The Risk Management Valuation group, which reports to the Chief Credit Risk Officer, sets the valuation policies for fixed income and equity securities and is responsible for the determination of fair value.

Risk Management Valuation (1) compares price changes between periods to current market conditions, (2) compares trade prices of securities to fair value estimates, (3) compares prices from multiple pricing sources, and (4) performs ongoing vendor due diligence to confirm that independent pricing services use market-based parameters for valuation. Internal and vendor valuation methodologies are reviewed on an ongoing basis and revised as necessary based on changing market conditions to ensure values represent a reasonable exit price.

Markets in which the Company’s fixed income securities trade are monitored by surveying the Company’s traders. Risk Management Valuation determines if liquidity is active enough to support a Level 2 classification. Use of independent non-binding broker quotations may indicate a lack of liquidity or the general lack of transparency in the process to develop these price estimates, causing them to be considered Level 3.

Level 3 equity investments generally include private equity co-investments along with general and limited partnership interests. Values are derived by the general partners. The partners generally fair value these instruments based on projected net earnings, earnings before interest, taxes depreciation and amortization, discounted cash flow, public or private market transactions, or valuations of comparable companies. When using market comparables, certain adjustments may be made for differences between the reference comparable and the investment, such as liquidity. Investments may also be valued at cost for a period of time after an acquisition, as the best indication of fair value.

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With respect to real property investments in TIAA’s Real Estate Account, each property is appraised, and each mortgage loan is valued, at least once every calendar quarter. Each property is appraised by an independent, external appraiser whose appraisals are reviewed by the Company’s internal appraisal staff and by the Real Estate Account’s independent fiduciary. Any differences in the conclusions of the Company’s internal appraisal staff and the independent appraiser are reviewed by the independent fiduciary, who will make a final determination. The independent fiduciary was appointed by a special subcommittee of the Investment Committee of TIAA Board of Trustees to, among other things, oversee the appraisal process. The independent fiduciary must approve all independent appraisers used by the Real Estate Account.

Mortgage loans payable are valued internally by the Company’s internal valuation department, and reviewed by the Real Estate Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the liquidity for mortgage loans of similar characteristics, the maturity date of the loan, the return demands of the market, and the credit quality of the Real Estate Account.

Note 12 – restricted assets

The following table provides information on amounts and the nature of any assets pledged to others as collateral or otherwise restricted by the Company.

Restricted Assets at December 31, 2013 (dollars in millions):

	Gross Restricted
	Current Year								Percentage
	1	2	3	4	5	6	7	8	9	10
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease (5 minus 6))	Total Current Year Admitted Restricted	Gross Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Subject to repurchase agreements	$471	$—	$—	$—	$471	$440	$31	$471	0.182%	0.188%
On deposit with states	7	—	—	—	7	7	—	7	0.003	0.003
Pledged as collateral not captured in other categories	113	—	—	—	113	150	(37)	113	0.044	0.045
Total restricted assets	$591	$—	$—	$—	$591	$597	$(6)	$591	0.229%	0.236%

Detail of assets pledged as collateral not captured in other categories (contracts that share similar characteristics, such as reinsurance and derivatives, are reported in the aggregate).

	Gross Restricted
	Current Year (in millions)								Percentage
	1	2	3	4	5	6	7	8	9	10
Description of Assets	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease (5 minus 6)	Total Current Year Admitted Restricted	Gross Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Derivative Collateral	$113	$—	$—	$—	$113	$92	$21	$113	0.044%	0.045%
Term Asset-Backed Securities Loan Facility	—	—	—	—	—	58	(58)	—	—	—
Total	$113	$—	$—	$—	$113	$150	$(37)	$113	0.044%	0.045%

Note 13 – derivative financial instruments

The Company uses derivative instruments for economic hedging, income generation, and asset replication purposes. The Company does not engage in derivative financial instrument transactions for speculative purposes. Derivative financial instruments used by the Company may be exchange-traded or contracted in the over-the-counter market (“OTC”). The Company’s OTC derivative transactions are cleared and settled through central clearing counterparties (“OTC-cleared”) or through bilateral contracts with other counterparties (“OTC-bilateral”). Should an OTC-bilateral counterparty fail to perform its obligations under contractual terms, the Company may be exposed to credit-related losses. The current credit exposure of the Company’s

32

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

derivatives is limited to the net positive fair value of derivatives at the reporting date, after taking into consideration the existence of netting agreements and any collateral received. All of the credit exposure for the Company from OTC-bilateral contracts is with investment grade counterparties. The Company also monitors its counterparty credit quality on an ongoing basis. Effective January 1, 2003 TIAA adopted SSAP 86, “Accounting for Derivative Instruments and Hedging Activities,” and has applied this statement to all derivative transactions entered into or modified on or after that date. The NAIC has also adopted disclosure requirements included within Accounting Standards Codification 815, “Derivatives and Hedging” (“ASC 815”) and Accounting Standards Codification 460, “Guarantees” (“ASC 460”), for annual audited statements in accordance with guidelines provided by the Statutory Accounting Principles Working Group. Additional information related to derivatives may also be found in Note 11, Disclosures about Fair Value of Financial Instruments.

Collateral: The Company currently has International Swaps and Derivatives Association (“ISDA”) master swap agreements in place with each derivative counterparty relating to over-the-counter transactions. In addition to the ISDA agreement, Credit Support Annexes (“CSA”), which are bilateral collateral agreements, have been put in place with thirteen of the Company’s seventeen derivative OTC-bilateral counterparties. The CSA’s allow TIAA’s mark-to-market exposure to a counterparty to be collateralized by the posting of cash or highly liquid U.S. government securities. The Company also exchanges cash and securities margin for derivatives traded through a central clearinghouse. As of December 31, 2013, TIAA held cash collateral of $8 million from its counterparties. The Company must also post collateral or margin to the extent its net position with a given counterparty or clearinghouse is at a loss relative to the counterparty. As of December 31, 2013, the Company pledged cash collateral or margin of $90 million and securities collateral or margin of $23 million to its counterparties.

Contingent Features: Certain of the Company’s master swap agreements governing its derivative instruments contain provisions that require the Company to maintain a minimum credit rating from two of the major credit rating agencies. If the Company’s credit rating were to fall below the specified minimum, each of the counterparties to agreements with such requirements could terminate all outstanding derivative transactions between such counterparty and the Company. The termination would require immediate payment of amounts expected to approximate the net liability positions of such transactions with such counterparty. The aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a liability position on December 31, 2013 is $214 million for which the Company has posted collateral of $82 million in the normal course of business.

Foreign Currency Swap Contracts: The Company enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cash flow hedge to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded OTC-bilateral, and the Company is exposed to both market and counterparty risk. The changes in the carrying value of foreign currency exchange rates are recognized as unrealized gains or losses. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value. The net unrealized loss as of December 31, 2013, from foreign currency swap contracts that do not qualify for hedge accounting treatment was $28 million. The net realized loss for the year ended December 31, 2013, from all foreign currency swap contracts was $28 million.

Foreign Currency Forward Contracts: The Company enters into foreign currency forward contracts to exchange foreign currency at specified future dates and at specified rates (in U.S. dollars) to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded OTC-bilateral, and the Company is exposed to both market and counterparty risk. The changes in the value of the contracts related to foreign currency exchange rates are recognized as unrealized gains or losses. A foreign exchange premium or (discount) is recorded at the time a contract is opened, based on the difference between the forward exchange rate and the spot rate. The Company amortizes the foreign exchange premium/(discount) into investment income over the life of the forward contract or at the settlement date, if the forward contract is less than a year. The net unrealized loss for the year ended December 31, 2013, from foreign currency forward contracts that do not qualify for hedge accounting treatment was $2 million. The net realized loss for the year ended December 31, 2013, from all foreign currency forward contracts was $11 million.

Interest Rate Swap Contracts: The Company enters into interest rate swap contracts to hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts allow the Company to lock in a fixed interest rate and to transfer the risk of higher or lower interest rates. This type of derivative instrument may be traded OTC-cleared or OTC-bilateral, and the Company is exposed to both market and counterparty risk. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by one counterparty at each due date. Net payments received and net payments made or accrued under interest rate swap contracts are included in net investment income. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value. The net unrealized loss for the year ended December 31, 2013, from interest rate swap contracts that do not qualify for hedge accounting treatment was $14 million. The net realized gain for the year ended December 31, 2013, from all interest rate swap contracts was $0.5 million.

Exchange Traded Interest Rate Futures: The Company enters into interest rate futures contracts as a hedge against the effect of interest rate fluctuations on certain fixed interest rate bonds. These contracts are designed as economic hedges and allow the

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Company to manage changes, due to interest rates, in the value of securities that it owns. This type of derivative instrument is exposed to market risk and is traded with regulated futures commission merchants who are members of a trading exchange. The interest rate futures contracts are initially carried at the amount of cash margin deposits outstanding, with subsequent changes in variation margin recognized in unrealized gains or unrealized losses. The net realized gain for the year ended December 31, 2013 from all interest rate futures contracts was $14 million.

Purchased Credit Default Swap Contracts: The Company uses credit default swaps to hedge against unexpected credit events on selective investments in the Company’s portfolio. This type of derivative is traded OTC-bilateral and is exposed to market, credit and counterparty risk. The premium payment to the counterparty on these contracts is expensed as incurred. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value. The net unrealized gain for the year ended December 31, 2013, from purchased credit default swap contracts that do not qualify for hedge accounting treatment was $11 million. The net realized gain for the year ended December 31, 2013 from all purchased credit default swap contracts was $0.2 million.

Written Credit Default Swaps used in Replication Transactions: A replication synthetic asset transaction is a derivative transaction (the derivative component) established concurrently with another fixed income instrument (the cash component) in order to “replicate” the investment characteristics of another instrument (the reference entity). As part of a strategy to replicate desired credit exposure in conjunction with high-rated host securities, the Company writes or sells credit default swaps on either single name corporate credits or credit indices and provides credit default protection to the buyer. This type of derivative instrument is traded OTC-bilateral, and the Company is exposed to market, credit and counterparty risk. The carrying value of credit default swaps used in RSATs represents the unamortized premium received/(paid) for selling the default protection. This premium is amortized into investment income over the life of the swap. The Company has negligible counterparty credit risk with the buyer. The net realized gain for the year ended December 31, 2013 from all written credit default swap contracts was $0.6 million.

Events or circumstances that would require the Company to perform under a written credit derivative position may include, but are not limited to, bankruptcy, failure to pay, debt moratorium, debt repudiation, restructuring of debt and acceleration, or default. The maximum potential amount of future payments (undiscounted) the Company could be required to make under the credit derivative is represented by the notional amount of the contract. Should a credit event occur, the amounts owed to a counterparty by the Company may be subject to recovery provisions that include, but are not limited to:

1.	Notional amount payment by the Company to Counterparty and/or delivery of physical security by Counterparty to the Company.

2.	Notional amount payment by the Company to Counterparty net of contractual recovery fee.

3.	Notional amount payment by the Company to Counterparty net of auction determined recovery fee.

The following table contains information related to replication positions where credit default swaps have been sold by the Company on the Dow Jones North American Investment Grade Series of indexes (DJ.NA.IG). Each index is comprised of 125 liquid investment grade credits domiciled in North America and represents a broad exposure to the investment grade corporate market. The Company has written contracts on the “Super Senior” (60% to 100%) tranche of the Dow Jones North American Investment Grade Index Series 7 and 9 (DJ.NA.IG.7 and DJ.NA.IG.9, respectfully), whereby the Company is obligated to perform should the default rates of each index exceed 60%. The maximum potential amount of future payments (undiscounted) the Company could be required to make under these positions is represented by the notional amount of the contracts. The Company will record an impairment (realized loss) on a derivative position if an existing condition or set of circumstances indicates there is limited ability to recover an unrealized loss (dollars in millions):

Asset Class	Term	Notional	Average Annual Premium Received	Fair Value	2013 Impairment
DJ Investment Grade Index—Series 7 & 9
Super Senior Tranche 60%–100%	2–4 years	$2,574	0.24%	$15	—

The following table contains information related to Replication positions where Credit Default Swaps have been sold by the Company on individual debt obligations of corporations and sovereign nations. The maximum potential amount of future payments (undiscounted) the Company could be required to make under these positions is represented by the notional amount. TIAA will record an impairment (realized loss) on a derivative position if an existing condition or set of circumstances indicates there is limited ability to recover an unrealized loss (dollars in millions):

Asset Class	Term	Notional	Average Annual Premium Received	Fair Value	2013 Impairment
Corporate	0–2 years	$636	0.85%	$5	$—
Corporate	2–5 years	40	1.00%	—	—
Corporate	5–8 years	35	4.43%	5	—
Sovereign	0–2 years	62	1.00%	1	—
Sovereign	2–5 years	80	1.00%	(1)	—
Total		$853		$10	$—

34

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Information related to the credit quality of replication positions where credit default swaps have been sold by the Company on indexes, individual debt obligations of corporations and sovereign nations appears below. The values are listed in order of their NAIC Credit Designation, with a designation of 1 having the highest credit quality and designations of 4 or below having the lowest credit quality based on the underlying asset referenced by the credit default swap (in millions):

RSAT NAIC Designation	Reference Entity Asset Class	RSAT Notional Amount	Derivative Component Fair Value	Cash Component Fair Value	RSAT Fair Value
1 Highest Quality	Tranche	$2,574	$15	$2,717	$2,732
	Corporate	561	5	548	553
	Sovereign	55	—	54	54
	Subtotal	3,190	20	3,319	3,339
	Tranche	—	—	—	—
2 High Quality	Corporate	85	1	86	87
	Sovereign	77	(1)	71	70
	Subtotal	162	—	157	157
3 Medium Quality	Tranche	—	—	—	—
	Corporate	35	—	43	43
	Sovereign	10	—	10	10
	Subtotal	45	—	53	53
4 Low Quality	Tranche	—	—	—	—
	Corporate	30	5	30	35
	Sovereign	—	—	—	—
	Subtotal	30	5	30	35
Total		$3,427	$25	$3,559	$3,584

A summary of derivative asset and liability positions by carrying value, held by the Company, including notional amounts, carrying values and estimated fair values, appears below (in millions):

		December 31, 2013			December 31, 2012
		Notional	Carrying Value	Estimated FV	Notional	Carrying Value	Estimated FV
Foreign Currency Swap Contracts	Assets	$354	$34	$34	$759	$55	$56
	Liabilities	2,403	(268)	(291)	2,485	(292)	(322)
	Subtotal	2,757	(234)	(257)	3,244	(237)	(266)
Foreign Currency Forward Contracts	Assets	191	2	2	93	1	1
	Liabilities	331	(7)	(7)	184	(4)	(4)
	Subtotal	522	(5)	(5)	277	(3)	(3)
Interest Rate Swap Contracts	Assets	291	19	19	351	32	32
	Liabilities	55	(1)	(1)	—	—	—
	Subtotal	346	18	18	351	32	32
Credit Default Swap Contracts—RSAT	Assets	3,290	3	26	3,460	6	32
	Liabilities	137	(5)	(1)	112	(6)	(2)
	Subtotal	3,427	(2)	25	3,572	—	30
Credit Default Swap Contracts (Purchased Default Protection)	Assets	98	2	2	83	2	2
	Liabilities	1,418	(30)	(30)	1,743	(44)	(44)
	Subtotal	1,516	(28)	(28)	1,826	(42)	(42)
Total	Assets	4,224	60	83	4,746	96	123
	Liabilities	4,344	(311)	(330)	4,524	(346)	(372)
	Total	$8,568	$(251)	$(247)	$9,270	$(250)	$(249)

For the twelve months ended December 31, 2013, there were no impairments of derivative positions. For the twelve months ended December 31, 2013, the average fair value of derivatives used for other than hedging purposes, which is the derivative component of RSATs, was $27.9 million in assets.

35

continued

The table below illustrates the Fair Values of Derivative Instruments in the Statements of Admitted Assets, Liabilities and Capital and Contingency Reserves. Instruments utilizing hedge accounting treatment are shown as Qualifying Hedge Relationships. Hedging instruments that utilize fair value accounting are shown as Non-qualifying Hedge Relationships. Derivatives used in Replication strategies are shown as Derivatives used for other than Hedging Purposes (in millions):

	Fair Value of Derivative Instruments
	Asset Derivatives				Liability Derivatives
	December 31, 2013		December 31, 2012		December 31, 2013		December 31, 2012
Qualifying Hedge Relationships	Balance Sheet Location	Estimated FV	Balance Sheet Location	Estimated FV	Balance Sheet Location	Estimated FV	Balance Sheet Location	Estimated FV
Foreign Currency Swaps	Derivatives	$—	Derivatives	$1	Derivatives	$(98)	Derivatives	$(128)
Total Qualifying Hedge Relationships		—		1		(98)		(128)

Non-qualifying Hedge Relationships
Interest Rate Contracts	Derivatives	19	Derivatives	32	Derivatives	(1)	Derivatives	—
Foreign Currency Swaps	Derivatives	34	Derivatives	55	Derivatives	(193)	Derivatives	(194)
Foreign Currency Forwards	Derivatives	2	Derivatives	1	Derivatives	(7)	Derivatives	(4)
Purchased Credit Default Swaps	Derivatives	2	Derivatives	2	Derivatives	(30)	Derivatives	(44)
Total Non-qualifying Hedge Relationships		57		90		(231)		(242)

Derivatives used for other than Hedging Purposes
Written Credit Default Swaps	Derivatives	26	Derivatives	32	Derivatives	(1)	Derivatives	(2)
Total Derivatives used for other than Hedging Purposes		26		32		(1)		(2)
Total Derivatives		$83		$123		$(330)		$(372)

The table below illustrates the Effect of Derivative Instruments in the Statements of Operations. Instruments utilizing hedge accounting treatment are shown as Qualifying Hedge Relationships. Instruments that utilize fair value accounting are shown as Non-qualifying Hedge Relationships. Derivatives used in Replication strategies are shown as Derivatives used for other than Hedging Purposes (in millions):

	Effect of Derivative Instruments
	December 31, 2013		December 31, 2012
Qualifying Hedge Relationships	Income Statement Location	Realized Gain (Loss)	Income Statement Location	Realized Gain (Loss)
Foreign Currency Swaps	Net Realized Capital Gain (Loss)	$(3)	Net Realized Capital Gain (Loss)	$(36)
Amount of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Net Realized Capital Gain (Loss)	—	Net Realized Capital Gain (Loss)	—
Total Qualifying Hedge Relationships		(3)		(36)

Non-qualifying Hedge Relationships
Interest Rate Contracts	Net Realized Capital Gain (Loss)	—	Net Realized Capital Gain (Loss)	—
Foreign Currency Swaps	Net Realized Capital Gain (Loss)	(25)	Net Realized Capital Gain (Loss)	(41)
Foreign Currency Forwards	Net Realized Capital Gain (Loss)	(11)	Net Realized Capital Gain (Loss)	7
Purchased Credit Default Swaps	Net Realized Capital Gain (Loss)	—	Net Realized Capital Gain (Loss)	(1)
Interest Rate Futures Contracts	Net Realized Capital Gain (Loss)	14	Net Realized Capital Gain (Loss)	—
Total Non-qualifying Hedge Relationships		(22)		(35)

Derivatives used for other than Hedging Purposes
Written Credit Default Swaps	Net Realized Capital Gain (Loss)	1	Net Realized Capital Gain (Loss)	10
Total Derivatives used for other than Hedging Purposes	Net Realized Capital Gain (Loss)	1	Net Realized Capital Gain (Loss)	10
Total Derivatives		$(24)		$(61)

36

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Note 14 – separate accounts

The TIAA Separate Account VA-1 (“VA-1”) is a segregated investment account and was established on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding after-tax variable annuity contracts for employees of non-profit institutions organized in the United States, including governmental institutions. VA-1 was registered with the Securities and Exchange Commission, (the “Commission”) effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. VA-1 consists of a single investment portfolio, the Stock Index Account (“SIA”). The SIA was established on October 3, 1994 and invests in a diversified portfolio of equity securities selected to track the overall market for common stocks publicly traded in the United States.

The TIAA Separate Account VA-3 (“VA-3”) is a segregated investment account and was organized on May 17, 2006 under the laws of the State of New York for the purposes of funding individual and group variable annuities for retirement plans of employees of colleges, universities, other educational and research organizations, and other governmental and non-profit institutions. VA-3 was registered with the Commission as an investment company under the Investment Company Act of 1940, effective September 29, 2006, and operates as a unit investment trust.

The TIAA Real Estate Account (“REA”) is a segregated investment account and was organized on February 22, 1995 under the insurance laws of the State of New York for the purpose of providing an investment option to the Company’s pension customers to direct investments to an investment vehicle that invests primarily in real estate. REA was registered with the Commission under the Securities Act of 1933 effective October 2, 1995. REA’s target is to invest between 75% and 85% of its assets directly in real estate or in real estate-related investments, with the remainder of its assets invested in publicly-traded securities and other instruments that are easily converted to cash to maintain adequate liquidity.

TIAA Stable Value is an insulated, non-unitized separate account and was established on March 31, 2010 qualifying under New York Insurance Law 4240(a)(5)(ii). The Separate Accounts support a flexible premium deferred fixed annuity contract that is intended initially to be offered to employer sponsored retirement plans.

In accordance with the domiciliary state procedures for approving items within the separate accounts, the separate accounts classification of the following items are supported by a specific state statute:

Product Identification	Product Classification	State Statute Reference
TIAA Separate Account VA-1	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Separate Account VA-3	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Real Estate Account	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Stable Value	Deferred Fixed Annuity	Section 4240(a)(5)(ii) of the New York Insurance Law

The legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

As of December 31, 2013 and 2012, the Company’s separate account statement included legally insulated assets of $22,348 million and $18,420 million, respectively. The assets legally insulated from the general account as of December 31, 2013 are attributed to the following products (in millions):

Product	Legally Insulated Assets	Separate Account Assets (Not Legally Insulated)
TIAA Separate Account VA-1	$964	$—
TIAA Separate Account VA-3	4,128	—
TIAA Real Estate Account	17,023	—
TIAA Stable Value	233	—
Total	$22,348	$—

In accordance with the products recorded within the separate account, some separate account liabilities are guaranteed by the general account. (In accordance with the guarantees provided, if the investment proceeds are insufficient to cover the rate of return guaranteed for the product, the policyholder proceeds will be remitted by the general account.)

As of December 31, 2013 and 2012, the general account of the Company had a maximum guaranteed minimum death benefit for separate account liabilities of $0.4 million and $0.7 million, respectively. The amount paid for risk charges is not explicit, but rather embedded within the mortality and expense charge.

For the year ended December 31, 2013, the general account of the Company had paid (received) $0.4 million towards separate account guarantees. The total separate account guarantees paid (received) by the general account for the preceding five years ending at December 31, are as follows (in millions):

2012	$0.4
2011	$0.1
2010	$0.5
2009	$2.1
2008	$3.4

37

continued

The general account provides the Real Estate Separate Account with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If the Real Estate Separate Account cannot fund participant requests, the general account will fund them by purchasing accumulation units in the Real Estate Separate Account. Under this agreement, the Company guarantees that participants will be able to redeem their accumulation units at their accumulation unit value next determined after the transfer or withdrawal request is received in good order. To compensate the general account for the risk taken, the separate account paid liquidity charges as follows for the past five (5) years (in millions):

2013	$30.5
2012	$31.4
2011	$23.7
2010	$13.1
2009	$12.1

The table below shows amounts that the TIAA general account has paid towards the separate account liquidity guarantees and thus purchased units in the Real Estate Separate Account for the past five (5) years (in millions):

2013	$—
2012	$—
2011	$—
2010	$—
2009	$1,058.7

During 2013, there was $325 million of accumulation units redeemed by the Real Estate Separate Account. As of December 31, 2013, there were no outstanding accumulation units.

The Company engages in securities lending transactions through its VA-1 Separate Account.

As of December 31, 2013 and 2012, the VA-1 Separate Account had loaned securities of $25.3 million and $15.9 million and collateral of $25.8 million and $16.1 million, respectively.

The Company’s VA-1 Separate Account may lend securities to qualified institutional borrowers to earn additional income. The VA-1 Separate Account receives collateral (in the form of cash, Treasury securities, or other collateral permitted by applicable law) against the loaned securities and maintains collateral in an amount not less than 100% of the market value of loaned securities during the period of the loan. Cash collateral received by the VA-1 Separate Account will generally be invested in high quality short-term instruments, or in one or more funds maintained by the securities lending agent for the purpose of investing cash collateral. The VA-1 Separate Account bears the market risk with respect to the collateral investment, securities loaned, and the risk that the counterparty may default on its obligations.

Additional information regarding separate accounts of the Company is as follows for the years ended December 31, (in millions):

	2013
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations	$121	$—	$3,415	$3,536
Reserves
For accounts with assets at:
Fair value	$—	$—	$21,975	$21,975
Amortized cost	228	—	—	228
Total reserves	$228	$—	$21,975	$22,203

By withdrawal characteristics:
Subject to discretionary withdrawal	$228	$—	$—	$228
At fair value	—	—	21,975	21,975
Not subject to discretionary withdrawal	—	—	—	—
Total reserves	$228	$—	$21,975	$22,203

38

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

	2012
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations	$92	$—	$2,545	$2,637
Reserves
For accounts with assets at:
Fair value	$—	$—	$17,777	$17,777
Amortized cost	113	—	—	113
Total reserves	$113	$—	$17,777	$17,890

By withdrawal characteristics:
Subject to discretionary withdrawal	$7	$—	$—	$7
At fair value	—	—	17,777	17,777
Not subject to discretionary withdrawal	106	—	—	106
Total reserves	$113	$—	$17,777	$17,890

	2011
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations	$38	$—	$2,655	$2,693
Reserves
For accounts with assets at:
Fair value	$—	$—	$14,615	$14,615
Amortized cost	67	—	—	67
Total reserves	$67	$—	$14,615	$14,682

By withdrawal characteristics:
Subject to discretionary withdrawal	$4	$—	$—	$4
At fair value	—	—	14,615	14,615
Not subject to discretionary withdrawal	63	—	—	63
Total reserves	$67	$—	$14,615	$14,682

The following is a reconciliation of transfers to (from) the Company to the Separate Accounts for the years ended December 31, (in millions):

	2013	2012	2011
Transfers as reported in the Summary of Operations of the Separate Accounts Statement:
Transfers to Separate Accounts	$3,852	$2,935	$3,121
Transfers from Separate Accounts	(1,973)	(1,417)	(1,463)
Net transfers (from) or to Separate Accounts	1,879	1,518	1,658

Reconciling Adjustments:
Fund transfer exchange gain (loss)	—	—	3
Transfers as reported in the Summary of Operations of the Life, Accident & Health Annual Statement	$1,879	$1,518	$1,661

Note 15 – management agreements

Under Cash Disbursement and Reimbursement Agreements, the Company serves as the common pay-agent for its operating and investment subsidiaries and affiliates. The Company has allocated expenses of $1,719 million, $1,464 million and $1,252 million to its various subsidiaries and affiliates for the years ended December 31, 2013, 2012 and 2011, respectively. In addition, under management agreements, the Company provides investment advisory and administrative services for TIAA-CREF Life and administrative services to the TIAA-CREF Trust Company FSB and VA-1.

The expense allocation process determines the portion of the total investment and operating expenses that is attributable to each legal entity and to each line of business within an entity. Every month the Company allocates incurred expenses to each line of business supported by the Company and its affiliated companies. As part of this allocation process, every department with personnel and every vendor related expense is allocated to lines of business based on defined allocation methodologies. These methodologies represent either shared or direct costs depending on the nature of the service provided. At the completion of the allocation process all expenses are assigned to a line of business and legal entity.

39

continued

Activities necessary for the operation of the College Retirement Equities Fund (“CREF”), a companion organization, are provided at-cost by two subsidiaries of the Company. Such services are provided in accordance with an Investment Management Services Agreement, dated as of January 2, 2008, between CREF and TIAA-CREF Investment Management, LLC (“Investment Management”), and in accordance with a Principal Underwriting and Distribution Services Agreement for CREF, dated as of January 1, 2009, between CREF and TIAA-CREF Individual and Institutional Services, LLC (“Services”). The Company also performs administrative services for CREF, on an at-cost basis. The management fees collected under these agreements and the equivalent allocated expenses, which amounted to approximately $967 million, $878 million and $870 million for the years ended December 31, 2013, 2012 and 2011, respectively, are not included in the statement of operations and had no effect on the Company’s operations.

Advisors provides investment advisory services for VA-1, certain proprietary funds and other separately managed portfolios in accordance with investment management agreements. Teachers Personal Investors Services, Inc. (“TPIS”) and Services distribute variable annuity contracts for VA-1, REA and VA-3 as well as registered securities for certain proprietary funds and non-proprietary mutual funds.

All services necessary for the operation of REA are provided at-cost by the Company and Services. The Company provides investment management and administrative services for REA. Distribution services are provided in accordance with a Distribution Services Agreement between REA and Services. The Distribution and Administrative Services Agreement between REA and Services limits the work performed by Services to distribution activities with the Company assuming responsibility for all administrative activities. The Company and Services receive management fee payments from REA on a daily basis according to formulae established each year and adjusted periodically, with the objective of keeping the management fees as close as possible to actual expenses attributable to operating REA. Any differences between actual expenses and daily charges are adjusted quarterly.

The following amounts receivable from or payable to subsidiaries and affiliates are included in the lines Other assets and Other liabilities on the Balance Sheet, as of December 31 (in millions):

	Receivable		Payable
Subsidiary/Affiliate	2013	2012	2013	2012
CREF	$—	$11	$16	$—
Investment Management	—	1	3	—
TIAA-CREF Life	13	10	—	0.3
TPIS	4	5	—	—
Covariance	4	7	—	—
TIAA-CREF Alternative Advisors	4	—	—	—
Total	$25	$34	$19	$0.3

Note 16 – federal income taxes

By charter, the Company is a stock life insurance company that operates on a non-profit basis and through December 31, 1997 was exempt from federal income taxation under the Internal Revenue Code. Any non-pension income, however, was subject to federal income taxation as unrelated business income. Effective January 1, 1998, as a result of federal legislation, the Company is no longer exempt from federal income taxation and is taxed as a stock life insurance company.

The Company has recorded current and deferred taxes in accordance with SSAP No. 101, Income Taxes – A Replacement of SSAP No. 10R and SSAP No. 10. The Company has exceeded the highest RBC threshold level which allows the Company to apply the smallest limitations to admit deferred tax assets under SSAP 101. The application of SSAP No. 101 requires a company to evaluate the recoverability of deferred tax assets and to establish a valuation allowance if necessary to reduce the deferred tax asset to an amount which is more likely than not to be realized. Based on the weight of available evidence the Company has recorded a valuation allowance of $9.8 million on foreign tax credit carryforwards as of December 31, 2013.

40

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Components of the net deferred tax asset/(liability) are as follows (in millions):

	12/31/2013			12/31/2012			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
a) Gross Deferred Tax Assets	$11,491	$1,279	$12,770	$12,057	$1,472	$13,529	$(566)	$(193)	$(759)
b) Statutory Valuation Allowance Adjustments	10	—	10	8	—	8	2	—	2
c) Adjusted Gross Deferred Tax Assets (a–b)	11,481	1,279	12,760	12,049	1,472	13,521	(568)	(193)	(761)
d) Deferred Tax Assets Non-admitted	8,027	—	8,027	8,560	404	8,964	(533)	(404)	(937)
e) Subtotal Net Admitted Deferred Tax Asset (c-d)	3,454	1,279	4,733	3,489	1,068	4,557	(35)	211	176
f) Deferred Tax Liabilities	274	1,370	1,644	320	1,002	1,322	(46)	368	322
g) Net Admitted Deferred Tax Assets/(Net Deferred Tax Liability) (e–f)	$3,180	$(91)	$3,089	$3,169	$66	$3,235	$11	$(157)	$(146)

	12/31/2013			12/31/2012			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
Admission Calculation Components Under SSAP No. 101 (in millions)
a) Federal Income Taxes Paid in Prior Years Recoverable Through Loss Carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—
b) Adjusted Gross DTA Expected To Be Realized (Excluding The Amount of DTA From (a) above After Application of the Threshold Limitation. (The Lesser of (b)1 and (b)2 below)	$3,008	$81	$3,089	$3,169	$66	$3,235	$(161)	$15	$(146)
1. Adjusted Gross DTA Expected to be Realized Following the Balance Sheet Date	$3,008	$81	$3,089	$3,169	$66	$3,235	$(161)	$15	$(146)
2. Adjusted Gross DTA Allowed per Limitation Threshold	xxx	xxx	$4,149	xxx	xxx	$3,897	xxx	xxx	$252
c) Adjusted Gross DTA (Excluding The Amount of DTA From (a) and (b) above) Offset by Gross DTL	$446	$1,198	$1,644	$320	$1,002	$1,322	$126	$196	$322
d) DTA Admitted as the result of application of SSAP No. 101. Total ((a)+(b)+(c))	$3,454	$1,279	$4,733	$3,489	$1,068	$4,557	$(35)	$211	$176

								2013	2012
								(dollars in millions)
Ratio Percentage Used to Determine Recovery Period and Threshold Limitation Amount								1109%	1064%
Amount Of Adjusted Capital And Surplus Used To Determine Recovery Period And Threshold Limitation In (b)2 Above								36,397	33,671

41

continued

	12/31/2013		12/31/2012		Change
	(1) Ordinary	(2) Capital	(3) Ordinary	(4) Capital	(5) (Col 1–3) Ordinary	(6) (Col 2–4) Capital
Impact of Tax Planning Strategies (dollars in millions):
Determination Of Adjusted Gross Deferred Tax Assets and Net Admitted Deferred Tax Assets, By Tax Character as a Percentage.
Adjusted Gross DTAs Amount From Note 9A1(c)	$11,481	$1,279	$12,049	$1,472	$(568)	$(193)
Percentage Of Adjusted Gross DTAs By Tax Character Attributable To The Impact of Tax Planning Strategies	1.0%	—	2.5%	—	(1.5)%	—
Net Admitted Adjusted Gross DTAs Amount From Note 9A1(e)	$3,454	$1,279	$3,489	$1,068	$(35)	$211
Percentage Of Net Admitted Adjusted Gross DTAs By Tax Character Admitted Because Of The Impact Of Tax Planning Strategies	3.4%	—	8.6%	—	(5.2)%	—

TIAA does not have tax-planning strategies that include the use of reinsurance.

TIAA has no temporary differences for which deferred tax liabilities are not recognized.

Income taxes incurred consist of the following major components (in millions):

	12/31/2013	12/31/2012	Change
Current Income Tax:
Federal income tax expense (benefit)	$(307)	$(763)	$456
Foreign Taxes	5	—	5
Subtotal	$(302)	$(763)	$461
Federal income taxes expense (benefit) on net capital gains	701	(24)	725
Generation/(Utilization) of loss carry-forwards	(427)	776	(1,203)

Federal and foreign income taxes incurred	$(28)	$(11)	$(17)

Deferred Tax Assets:
Ordinary:
Policyholder reserves	$327	$348	$(21)
Investments	839	723	116
Deferred acquisition costs	27	28	(1)
Policyholder dividends accrual	678	649	29
Fixed assets	183	154	29
Compensation and benefits accrual	243	286	(43)
Receivables – non-admitted	117	36	81
Net operating loss carry-forward	1,682	2,136	(454)
Tax credit carry-forward	48	43	5
Other (including items < 5% of total ordinary tax assets	689	512	177
Intangible Assets – Business in Force and Software	6,658	7,142	(484)
Subtotal	$11,491	$12,057	$(566)
Statutory valuation allowance adjustment	10	8	2
Non-admitted	8,027	8,560	(533)
Admitted ordinary deferred tax assets	$3,454	$3,489	$(35)

Capital:
Investments	$1,198	$1,421	$(223)
Real estate	81	38	43
Other (including items < 5% of total capital tax assets	—	13	(13)
Subtotal	$1,279	$1,472	$(193)
Statutory valuation allowance adjustment	—	—	—
Non-admitted	—	404	(404)
Admitted capital deferred tax assets	1,279	1,068	211
Admitted deferred tax assets	$4,733	$4,557	$176

42

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

	12/31/2013	12/31/2012	Change
Deferred Tax Liabilities:
Ordinary:
Investments	$267	$317	$(50)
Other (including items < 5% of total ordinary tax liabilities)	7	3	4
Subtotal	$274	$320	$(46)
Capital:
Investments	1,370	1,002	368
Subtotal	$1,370	$1,002	$368
Deferred tax liabilities	$1,644	$1,322	$322

Net Admitted Deferred Tax:
Assets/Liabilities	$3,089	$3,235	$(146)

The change in the net deferred income taxes is comprised of the following (this analysis is exclusive of non-admitted assets as the Change in Non-admitted Assets is reported separately from the Change in Net Deferred Income Taxes in the surplus section of the Annual Statement) (in millions):

	12/31/2013	12/31/2012	Change
Total deferred tax assets	$12,770	$13,529	$(759)
Total deferred tax liabilities	(1,644)	(1,322)	(322)
Net deferred tax assets / liabilities	$11,126	$12,207	$(1,081)
Statutory valuation allowance (“SVA”) adjustment	(10)	(8)	(2)
Net deferred tax assets / liabilities after SVA	$11,116	$12,199	$(1,083)
Tax effect of unrealized gains/(losses)			378
Change in net deferred income tax (charge)/benefit from sources other than unrealized capital gains (losses)			$(705)

The provision for federal and foreign income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference at December 31, 2013 are as follows (dollars in millions):

Description	Amount	Tax Effect	Effective Tax Rate
Provision computed at statutory rate	$2,464	$862	35.00%
Dividends received deduction	37	13	0.52
Amortization of interest maintenance reserve	(145)	(51)	(2.07)
Meal disallowance, spousal travel, non-deductible lobbying, fines & penalties	4	1	0.06
Prior year true-ups	(410)	(144)	(5.82)
Non-admitted assets	(83)	(29)	(1.17)
Other	70	25	0.92
Total	$1,937	$677	27.44%

Federal and foreign income tax incurred expense (benefit)		$(28)	(1.14)%
Change in net deferred income tax charge (benefit)		1,083	43.93
Tax effect of unrealized capital gain		(378)	(15.35)
Total statutory income taxes		$677	27.44%

At December 31, 2013, the Company had net operating loss carry forwards expiring through the year 2027 (in millions):

Year Incurred	Operating Loss	Year of Expiration
2001	$155	2016
2002	780	2017
2003	467	2018
2004	356	2019
2008	1,035	2023
2012	2,012	2027
Total	$4,805

43

continued

At December 31, 2013, the Company had no capital loss carry forwards.

At December 31, 2013, the Company had foreign tax credit carry forwards as follows (in millions):

Year Incurred	Foreign Tax Credit	Year of Expiration
2005	$6	2015
2006	3	2016
2007	2	2017
2008	2	2018
2009	2	2019
2010	2	2020
2011	5	2021
2012	3	2022
Total	$25

At December 31, 2013, the Company had General Business Credit carry forwards as follows (in millions):

Year Incurred	General Business Credit	Year of Expiration
2004	$1	2024
2005	2	2025
2006	5	2026
2007	7	2027
2008	5	2028
2009	2	2029
2011	1	2031
Total	$23

The Company did not incur federal income taxes expense for 2013 or preceding years that would be available for recoupment in the event of future net losses.

The Company does not have any protective tax deposits on deposit with the internal Revenue Service under IRC Section 6603.

Beginning in 1998, the Company has filed a consolidated federal income tax return with its includable affiliates (the “consolidating companies”). The consolidating companies participate in a tax-sharing agreement. Under the agreement, current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent that their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies are reimbursed for net operating losses or other tax attributes they have generated when utilized in the consolidated return. Amounts receivable from / (payable to) the Company’s subsidiaries for federal income taxes were $6 million and $(3) million at December 31, 2013 and 2012, respectively.

1) TIAA-CREF Life Insurance Company

2) TIAA-CREF Asset Management LLC*

3) Dan Properties, Inc.

4) JV Georgia One, Inc.

5) JWL Properties, Inc.

6) ND Properties, Inc.

7) TCT Holdings, Inc.

8) Teachers Advisors, Inc.

9) Teachers Personal Investors Service, Inc.

10) T-Investment Properties Corp.

11) TIAA-CREF Tuition Financing, Inc.

12) TIAA-CREF Trust Company, FSB

13) 730 Texas Forest Holdings, Inc.

14) TIAA Global Markets, Inc.

15) T-C Sports Co., Inc.

16) TIAA Board of Overseers

17) TIAA Park Evanston, Inc.

18) Oleum Holding Company, Inc.

19) Covariance Capital Management, Inc.

20) Westchester Group Investment Management, Inc.

21) Westchester Group Investment Management Holding Company, Inc.

22) Westchester Group Asset Management, Inc.

44

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

23) Westchester Group Farm Management, Inc.

24) Westchester Group Real Estate, Inc.

25) GreenWood Resources, Inc.

*	TIAA-CREF Asset Management, Inc. converted from a corporation to an LLC effective December 31, 2013.

The Company has no federal or foreign income tax loss contingencies as determined in accordance with SSAP No. 5R—Liabilities, Contingencies and Impairments of Assets, with the modifications provided in SSAP No. 101 and there is no reasonable possibility that the total liability will significantly increase within 12 months of the reporting date.

The IRS examination for tax years 2007, 2008, and 2009 federal income tax returns is currently in process.

Note 17 – pension plan and post-retirement benefits

The Company maintains a qualified, non-contributory defined contribution pension plan covering substantially all employees. All employee pension plan liabilities are fully funded through retirement annuity contracts. Contributions are made to each participant’s contract based on a percentage of salary, with the applicable percentage varying by attained age. All contributions are fully vested after three years of service. Forfeitures arising from terminations prior to vesting are used to reduce future employer contributions. The accompanying statements of operations include contributions to the pension plan of approximately $38 million, $36 million and $33 million for the years ended December 31, 2013, 2012 and 2011, respectively. This includes supplemental contributions made to company-owned annuity contracts under a non-qualified deferred compensation plan.

In addition to the pension plan, the Company provides certain other post-retirement life and health insurance benefits to eligible retired employees who meet prescribed age and service requirements. The status of this plan for retirees and eligible active employees is summarized below (in millions):

	Post-retirement Benefits
	2013	2012	2011
Change in benefit obligation:
Benefit obligation at beginning of year	$167	$155	$130
Service cost	1	10	7
Interest cost	7	6	7
Actuarial gain (loss)	(34)	4	17
Benefits paid	(7)	(8)	(6)
Plan amendments	22	—	—
Benefit obligation at end of year	$156	$167	$155

Change in plan assets
Employer contribution	$7	$8	$6
Benefits paid	(7)	(8)	(6)
Fair value of plan assets at end of year	$—	$—	$—

Funded status:
Unamortized prior service cost	$—	$(1)	$(1)
Unrecognized net loss	—	41	37
Accrued liabilities	145	127	119
Liabilities for postretirement benefits	11	—	—
Unfunded accumulated benefit obligation—vested employees	$156	$167	$155

Accumulated benefit obligation—non-vested employees	$—	$23	$32

The Company allocates benefit expenses to certain subsidiaries based upon salaries. The cost of postretirement benefits reflected in the accompanying statements of operations was approximately $12 million, $8 million and $7 million for 2013, 2012 and 2011, respectively.

The net periodic postretirement benefit cost for the years ended December 31, includes the following components (in millions):

	Post-retirement Benefits
	2013	2012	2011
Components of net periodic benefit cost:
Service cost	$1	$10	$7
Interest cost	7	6	7
Amount of recognized gains and losses	3	1	—
Amount of prior service cost recognized	14	—	—
Total net periodic benefit cost	$25	$17	$14

45

continued

The assumptions used at December 31 by the Company to calculate the benefit obligations as of that date and to determine the benefit cost in the year are as follows:

	2013	2012	2011
Weighted-average assumptions used to determine net periodic benefit cost as of December 31,
Weighted-average discount rate	4.00%	4.50%	5.25%
Rate of compensation increase	N/A	N/A	N/A
Weighted-average assumptions used to determine projected benefit obligations as of December 31,
Weighted-average discount rate	4.75%	4.00%	4.50%
Rate of compensation increase	N/A	N/A	N/A

For measurement purposes, an 8.50% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2014. The rate was assumed to decrease gradually to 6.57% for 2045 and remain at that level thereafter.

A measurement date of December 31, 2013 was used to determine the above.

The Company has multiple non-pension postretirement benefit plans. The health care plans are contributory, with participants’ contributions adjusted annually; the life insurance plans are noncontributory. Postretirement life insurance is offered only to those who retired prior to 2011. Company subsidies for the postretirement health care plans are offered to any who qualify for eligibility prior to 2015, after which newly qualifying retirees will pay the full cost of the health care plans. The accounting for health care plans anticipates future cost-sharing changes to the written plan consistent with the Company’s express intent to reflect general health care trend rates in the employee premiums. For postretirement medical, this is consistent with pre-65 trend rate assumptions of 8.50% for 2014 gradually scaling down to 6.57% in 2045. For post-65 medical care, this is consistent with a trend rate assumption of 8.00% in 2014 scaling down to 6.33% in 2045.

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans.

A one-percentage-point change in assumed health care cost trend rates would have the following effects (in millions):

	Post-retirement Benefits
	2013	2012	2011
Effect of a 1% increase in benefit costs:
Change in post-retirement benefit obligation	$19	$23	$19
Change in service cost and interest cost	$1	$3	$2
Effect of a 1% decrease in benefit costs:
Change in post-retirement benefit obligation	$(16)	$(19)	$(16)
Change in service cost and interest cost	$(1)	$(2)	$(2)

The Company also maintains a non-qualified deferred compensation plan for non-employee trustees and members of the TIAA Board of Overseers. The plan provides an award equal to 50% of the annual stipend that is invested annually in company-owned annuity contracts. Payout of accumulations is normally made in a lump sum following the trustees’ or member’s separation from the Board.

The Company previously provided an unfunded Supplemental Executive Retirement Plan (“SERP”) to certain select executives and any TIAA associate deemed eligible by the Board of Trustees. The Plan was curtailed on July 31, 2007.

The SERP provided an annual retirement benefit payable at normal retirement calculated as 3.0% of the participant’s 5-year average total compensation based on an average of the highest five of the last ten years multiplied by the number of years of service not in excess of 15 years.

The accumulated benefit obligation totaled $41 million and $48 million as of December 31, 2013 and 2012, respectively. The Company had accrued pension cost of $39 million and $41 million and had an additional minimum liability accrued of $0 and $6 million as of December 31, 2013 and 2012, respectively. The Company did not have any projected benefit obligation for non-vested employees for 2013 or 2012.

The plan obligations were determined based upon a discount rate of 3.92%.

The obligations of TIAA under the SERP are unfunded, unsecured promises to make future payments. As such, the plan has no assets. Contributions for a given period are equal to the benefit payments for that period. The expected rate of return on plan assets is not applicable.

46

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Future benefits expected to be paid by the SERP are as follows (in millions):

2014	$4
2015	$4
2016	$4
2017	$4
2018	$3
Thereafter	$15

The Company does not have any regulatory contribution requirements for 2013.

Impact of Medicare Modernization Act on Postretirement Benefits

The Company expects to receive a 28% federal subsidy for plan prescription benefits arising from the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “Act”) signed into law in December of 2003. The Act includes the following two new features to Medicare Part D that could affect the measurement of the accumulated postretirement benefit obligation (“APBO”) and net periodic postretirement cost for the plan.

•	A federal subsidy (based on 28% of an individual beneficiary’s annual prescription drug costs between $250 and $5,000), which is not taxable, to sponsors of retiree health care benefit plans that provide a prescription drug benefit that is at least actuarially equivalent to Medicare Part D, and

•	The opportunity for a retiree to obtain a prescription drug benefit under Medicare.

For the year ended December 31, 2013, the effect of the Act was a $5 million reduction in the Company’s net postretirement benefit cost for the subsidy related to benefits attributed to former employees. The Act also effected the net postretirement benefit cost by decreasing the 2013 service cost by $0.6 million and decreased the 2013 interest cost by $1 million.

Estimated Future Benefit Payments

The following benefit payments are expected to be paid and received relating to the Act (in millions):

Gross Cash Flows (Before Medicare Part D Subsidy Receipts)
2014	$7
2015	$7
2016	$8
2017	$8
2018	$9
Thereafter	$49
Medicare Part D Subsidy Receipts
2014	$1
2015	$1
2016	$1
2017	$1
2018	$1
Thereafter	$5

Note 18 – policy and contract reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves are based on assumptions for interest, mortality and other risks insured.

For annuities and supplementary contracts, policy and contract reserves are calculated using Commissioner’s Annuity Reserve Valuation Method (“CARVM”) in accordance with New York State Regulation 151, Actuarial Guideline 43 for variable annuity products and Actuarial Guideline 33 for all other products.

The Company performed Asset Adequacy Analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves, and determined that its reserves were sufficient to meet its obligations.

The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost have all been determined by formulae as prescribed by the NAIC except for deferred annuities, for which tabular interest has been determined from the basic data.

In aggregate, the reserves established for all annuity and supplementary contracts utilize assumptions for interest at a weighted average rate of approximately 3.0%. Approximately 93% of annuity and supplementary contract reserves are based on the 1983 Table set back at least 9 years or the Annuity 2000 table set back at least 4 years.

47

continued

Withdrawal characteristics of annuity actuarial reserves and deposit-type contract funds for the years ended December 31, are as follows (in millions):

	2013
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to discretionary withdrawal:
At fair value	$—	$—	$21,975	$21,975	10.6%
Total with adjustment or at fair value	$—	$—	$21,975	$21,975	10.6%
At book value without adjustment (minimal or no charge or adjustment)	46,189	228	—	46,417	22.4%
Not subject to discretionary withdrawal	138,650	—	—	138,650	67.0%
Total (gross)	$184,839	$228	$21,975	$207,042	100.0%

Reinsurance ceded	—	—	—	—
Total (net)	$184,839	$228	$21,975	$207,042

	2012
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to discretionary withdrawal:
At fair value	$—	$—	$17,777	$17,777	9.0%
Total with adjustment or at fair value	$—	$—	$17,777	$17,777	9.0%
At book value without adjustment (minimal or no charge or adjustment)	43,152	7	—	43,159	21.9%
Not subject to discretionary withdrawal	135,846	106	—	135,952	69.1%
Total (gross)	$178,998	$113	$17,777	$196,888	100.0%

Reinsurance ceded	—	—	—	—
Total (net)	$178,998	$113	$17,777	$196,888

Annuity reserves and deposit-type contract funds for the years ended December 31 are as follows (in millions):

	2013	2012
General Account Annual Statement:
Total annuities (excluding supplementary contracts with life contingencies)	$180,517	$175,041
Supplementary contracts with life contingencies	3,469	3,192
Deposit-type contract funds	853	765
Subtotal	184,839	178,998

Separate Accounts Annual Statement:
Annuities	22,029	17,750
Supplementary contracts with life contingencies	167	135
Deposit-type contract funds	7	5
Subtotal	22,203	17,890
Total	$207,042	$196,888

For Ordinary and Collective Life Insurance, reserves for all policies are calculated in accordance with New York State Insurance Regulation 147. Reserves for regular life insurance policies are computed by the Net Level Premium method for issues prior to January 1, 1990, and by the Commissioner’s Reserve Valuation Method for issues on and after such date. Annual renewable and five-year renewable term policies issued on or after January 1, 1994 use segmented reserves, where each segment is equal to the term period. The Cost of Living riders issued on and after January 1, 1994 also use segmented reserves, where each segment is equal to one year in length.

Reserves for the vast majority of permanent and term insurance policies use Commissioners’ Standard Ordinary Mortality Tables with rates ranging from 2.25% to 6.00%. Term conversion reserves are based on TIAA term conversion mortality experience and 4.00% interest.

Liabilities for incurred but not reported life insurance claims and disability waiver of premium claims are based on historical experience and set equal to a percentage of paid claims. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total Active Lives Disability Waiver of Premium Reserve.

48

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the date of death. Surrender values of $0.2 million in excess of the legally computed reserves were held as an additional reserve liability at December 31, 2013, and $0.2 million at December 31, 2012. As of December 31, 2013 and 2012, the Company had $530.2 million and $568.6 million, respectively, of insurance in force for which the gross premiums were less than the net premiums according to the standard of valuation set by the Department. Reserves to cover these insurance amounts totaled $2.4 million and $2.8 million at December 31, 2013 and 2012, respectively.

Note 19 – reinsurance

In 2005 the Company entered into reinsurance agreements with RGA Reinsurance Company. Two of the agreements were recaptured during 2007 and the remaining agreement was recaptured as of January 1, 2011.

At December 31, the financial impact related to these assumed coinsurance agreements were (in millions):

2011
(Decrease) Increase in policy and contract reserves	$(17)
Aggregated assumed premiums	$(204)
Modified coinsurance reserves	$—

The major lines in the accompanying financial statements that were reduced by ceded reinsurance agreements at December 31 are as follows (in millions):

	2013	2012	2011
Insurance and annuity premiums	$15	$14	$14
Policy and contract benefits	$51	$55	$59
Increase in policy and contract reserves	$25	$20	$36
Reserves for life and health insurance	$429	$454	$474

Note 20 – repurchase program

Repurchase Program

During 2011, the Company commenced a repurchase program to sell and repurchase securities for the purposes of providing additional liquidity. The Company’s policy requires a minimum of 95% of the fair value of securities transferred under repurchase agreements to be maintained as collateral.

As of December 31, 2013, the Company had repurchase agreements where the securities pledged and scheduled for repurchase had a carrying value and fair value of $471 million and $490 million, respectively. The securities pledged as collateral have a maturity of 17 years and an interest rate of 5.375%. The pledged securities are included in Bonds and the offsetting collateral liability is included in Other Liabilities in the accompanying Statutory—Basis Statements of Admitted Assets, Liabilities and Capital and Contingency Reserves.

The Company received cash collateral of $500 million, which is in excess of the $490 million fair value of the securities lent. The cash collateral was not reinvested in other securities as of December 31, 2013.

The Company’s source of cash that it uses to return the cash collateral is dependent upon the liquidity of the current market conditions. The repurchase agreements outstanding at December 31, 2013 matured and were fully settled during January 2014.

As of December 31, 2012, the Company had repurchase agreements where the securities pledged and scheduled for repurchase had a carrying value and fair value of $440 million and $494 million, respectively. The securities pledged as collateral had a maturity of 8 years and an interest rate of 3.13%. The pledged securities were included in Bonds and the offsetting collateral liability is included in Other Liabilities in the accompanying Statutory—Basis Statements of Admitted Assets, Liabilities and Capital and Contingency Reserves.

The Company received cash collateral of $500 million, which is in excess of the $494 million fair value of the securities lent. The cash collateral was not reinvested in other securities as of December 31, 2012.

49

continued

Note 21 – capital and contingency reserves and shareholders’ dividends restrictions

The portion of contingency reserves represented or reduced by each item below for the years ended December 31 are as follows (in millions):

	2013	2012
Net unrealized capital gains	$1,193	$490
Change in asset valuation reserve	$(1,209)	$(599)
Change in net deferred federal income tax	$(1,083)	$(1,119)
Change in non-admitted assets	$846	$1,305
Change in surplus of separate account	$(18)	$64
Prior year surplus	$—	$(5)
Change in post-retirement benefit liability	$(11)	$—

Capital: The Company has 2,500 shares of Class A common stock authorized, issued and outstanding. All of the outstanding common stock of the Company is held by the TIAA Board of Overseers, a not-for-profit corporation created for the purpose of holding the common stock of the Company. By charter, the Company operates without profit to its sole shareholder.

Surplus Notes: On December 16, 2009, the Company issued Surplus Notes (“Notes”) in an aggregate principal amount of $2 billion. The Notes bear interest at an annual rate of 6.850%, and have a maturity date of December 16, 2039. Proceeds from the issuance of the Notes were $1,997 million, net of issuance discount. The Notes were issued in a transaction pursuant to Rule 144A under the Securities Act of 1933, as amended, and the Notes are evidenced by one or more global notes deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company. Interest on these Notes is scheduled to be paid semiannually on June 16 and December 16 of each year through the maturity date. During 2013, interest of $137 million was paid and since issuance $548 million has been paid.

No subsidiary or affiliate of the Company is an obligor or guarantor of the Notes, which are solely obligations of the Company.

The Notes are unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of the Company. Under New York Insurance Law, the Notes are not part of the legal liabilities of the Company. The Notes are not scheduled to repay any principal prior to maturity. Each payment of interest and principal may be made only with the prior approval of the Superintendent and only out of the Company’s surplus funds, which the Superintendent of the Department determines to be available for such payments under New York Insurance Law. In addition, provided that approval is granted by the Superintendent of the Department, the Notes may be redeemed at the option of the Company at any time at the “make-whole” redemption price equal to the greater of the principal amount of the Notes to be redeemed, or the sum of the present values of the remaining scheduled interest and principal payments, excluding accrued interest as of the redemption date, discounted to the redemption date on a semi-annual basis at the adjusted Treasury rate plus 40 basis points, plus in each case, accrued and unpaid interest payments on the Notes to be redeemed to the redemption date.

No affiliates of the Company hold any portion of the Notes.

Dividend Restrictions: Under the New York Insurance Law, the Company is permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains). TIAA has not paid dividends to its shareholder and has no plans to do so in the current year.

50

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Note 22 – contingencies and guarantees

Subsidiary and Affiliate Guarantees:

At December 31, 2013, the Company was obligor under the following guarantees, indemnities and support obligations:

Nature and circumstances of guarantee and key attributes, including date and duration of agreement.	Liability recognition of guarantee. (Include amount recognized at inception. If no initial recognition, document exception allowed under SSAP No. 5R.)	Ultimate financial statement impact if action under the guarantee is required.	Maximum potential amount of future payments (undiscounted) the guarantor could be required to make under the guarantee. If unable to develop an estimate, this should be specifically noted.	Current status of payment or performance risk of guarantee. Also provide additional discussion as warranted.
Commitment to maintain TIAA-CREF Trust Company as a “Well Capitalized” institution for Prompt Corrective Action purposes.	Guarantee made to/or on behalf of a wholly-owned subsidiary and as such are excluded from recognition.	Investment in Subsidiary, Controlled, or Affiliated	Since this obligation is not subject to limitations, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these guarantees in the future.	Currently the capital of TIAA-CREF Trust Company is adequate.
Financial support agreement with TIAA-CREF Life Insurance Company to have (i) capital and surplus of $250.0 million; (ii) the amount of capital and surplus necessary to maintain TIAA-CREF Life’s capital and surplus at a level not less than 150% of the NAIC RBC model; or (iii) such other amounts as necessary to maintain TIAA-CREF Life’s financial strength rating the same or better than the Company’s rating at all times.	Guarantee made to/or on behalf of a wholly-owned subsidiary and as such are excluded from recognition.	Investment in Subsidiary, Controlled, or Affiliated	Since this obligation is not subject to limitations, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these guarantees in the future.	At December 31, 2013, the
capital and surplus of TIAA-
CREF Life Insurance
Company was in excess of
the minimum capital and
surplus amount referenced,
and its total adjusted
capital was in excess of the
referenced RBC-based
amount calculated at
December 31, 2013.

The Company has agreed that it will cause TIAA-CREF Life to be sufficiently funded at all times in order to meet all its contractual obligations on a timely basis including, but not limited to, obligations to pay policy benefits and to provide policyholder services. This agreement is not an evidence of indebtedness or an obligation or liability of the Company and does not provide any creditor of TIAA-CREF Life with recourse to or against any of the assets of the Company.

The Company provides a $100.0 million unsecured 364-day revolving line of credit arrangement with TIAA-CREF Life. This line has an expiration date of July 14, 2014. As of December 31, 2013, $30.0 million of this facility was maintained on a committed basis for which TIAA-CREF Life paid a commitment fee of 9.0 basis points on the unused committed amount. During the period ending December 31, 2013, 85 draw-downs totaling $228.5 million were made under this line of credit arrangement of which none were outstanding as of December 31, 2013.

The Company also provides a $1.0 billion uncommitted line of credit to certain accounts of College Retirement Equities Fund (“CREF”) and certain TIAA-CREF Funds (“Funds”). Loans under this revolving credit facility are for a maximum of 60 days and are made solely at the discretion of the Company to fund shareholder redemption requests or other temporary or emergency needs of CREF and the Funds. It is the intent of the Company, CREF and the Funds to use this facility as a supplemental liquidity facility, which would only be used after CREF and the Funds have exhausted the availability of the current $1.5 billion committed credit facility maintained with a group of banks.

TIAA Global Markets, Inc. Dissolution: Through December 16, 2013, the Company conducted investing through TIAA Global Markets, Inc. (“TGM”), a direct wholly-owned subsidiary of the Company established in 2002 for the purpose of issuing debt investments guaranteed by the Company and investing the proceeds in permissible investments in compliance with the investment guidelines approved by the TGM Board of Directors and by the Company. Other than its investment portfolio, TGM had no significant assets. TGM was dissolved on December 16, 2013, and TGM’s investment portfolio was transferred to the Company. TGM was in a deficit position at the time of dissolution due to unfavorable declines in the market value of its investment portfolio. The carrying value of the Company’s investment in TGM at the time of dissolution and at December 31, 2012, was negative $0.1 billion. Upon dissolution of TGM, the Company recognized a capital loss of $0.1 billion due to the un-winding of the TGM equity common stock and the extinguishment of the line of credit to TGM, which was in excess of the TGM investment portfolio balance transferred to the Company.

51

continued

Separate Account Guarantees: The Company provides mortality and expense guarantees to VA-1, for which it is compensated. The Company guarantees that, at death, the total death benefit payable from the fixed and variable accounts will be at least a return of total premiums paid less any previous withdrawals. The Company also guarantees that expense charges to VA-1 participants will never rise above the maximum amount stipulated in the contract.

The Company provides mortality, expense and liquidity guarantees to REA and is compensated for these guarantees. The Company guarantees that once REA participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees that expense charges to REA participants will never rise above the maximum amount stipulated in the contract. The Company provides REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If REA cannot fund participant requests, TIAA’s general account will fund them by purchasing accumulation units. Under this agreement, TIAA guarantees that participants will be able to redeem their accumulation units at the accumulation unit value next determined after the transfer or withdrawal request is received in good order.

Under the Liquidity Guarantee agreement with the REA, on December 24, 2008, the TIAA general account purchased $156 million of accumulation units (measured based on the cost of such units) issued by REA. In 2009, the TIAA general account further purchased $1,059 million of accumulation units. The Company made no additional purchases in 2011 or 2012. During 2013, the Company redeemed the remaining accumulation units for $325 million. As of December 31, 2013 there were no outstanding liquidity units.

The Company provides mortality and expense guarantees to VA-3 and is compensated for these guarantees. The Company guarantees that once VA-3 participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees that expense charges to VA-3 participants will never rise above the maximum amount stipulated in the contract.

Leases: The Company occupies leased office space in many locations under various long-term leases. At December 31, 2013, the future minimum lease payments are estimated as follows (in millions):

Year	2014	2015	2016	2017	2018	Thereafter	Total
Amount	$37	$33	$30	$22	$21	$15	$158

Leased space expense is allocated among the Company and affiliated entities. Rental expense charged to the Company for the years ended December 31, 2013, 2012 and 2011 was approximately $37 million, $37 million and $34 million, respectively.

Other contingencies:

In the ordinary conduct of certain of its investment activities, the Company provides standard indemnities covering a variety of potential exposures. For instance, the Company provides indemnifications in connection with site access agreements relating to due diligence review for real estate acquisitions, and the Company provides indemnification to underwriters in connection with the issuance of securities by or on behalf of the Company or its subsidiaries. It is the Company management’s opinion that the fair value of such indemnifications are negligible and do not materially affect the Company’s financial position, results of operations or liquidity.

Other contingent liabilities arising from litigation and other matters over and above amounts already provided for in the financial statements or disclosed elsewhere in these notes are not considered material in relation to the Company’s financial position or the results of its operations.

The Company receives and responds to subpoenas or other inquiries from state regulators, including state insurance commissioners; state attorneys general and other state governmental authorities; Federal regulators, including the SEC; Federal governmental authorities; and the Financial Industry Regulatory Authority (“FINRA”) seeking a broad range of information. The Company cooperates in these inquiries.

Death Claim Notification and Unclaimed Property Practices. Throughout the U.S. insurance industry, there have been multiple state actions addressing insurer practices regarding death claim notification and escheatment of unclaimed property as they pertain to life insurance, annuities and retained asset accounts.

On June 6, 2013, the Company reached a Global Resolution Agreement resolving any potential claims arising out of a multistate unclaimed property exam conducted by Texas, California, Massachusetts and 26 other states. The Company was notified that the Agreement became effective July 12, 2013.

On June 24, 2013, the Company participated in a multi-state settlement with insurance regulators that will result in the implementation of new business practices related to the payment of life insurance benefits. The Agreement became effective July 9, 2013. Forty-seven states, the District of Columbia, Guam and Puerto Rico have signed on to the Agreement. The settlement included a $6.0 million examination payment made by the Company for the costs incurred by the departments associated with the examination.

52

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Note 23 – borrowed money

Effective March 2009, the Company was authorized to execute investment transactions under the Term Asset-Backed Securities Loan Facility (“TALF”) program. Under the TALF program, the Federal Reserve Bank of New York (“FRBNY”) would lend up to $200 billion on a non-recourse basis to holders of certain AAA-rated Asset Backed Securities (“ABS”) backed by newly and recently originated consumer and small business loans. The FRBNY lent an amount equal to the market value of the ABS less a haircut and were secured at all times by the ABS. Loan proceeds were disbursed to the borrower, contingent on receipt by the FRBNY custodian bank of the eligible collateral.

As of December 31, 2013, the Company had fully settled all such loans with the FRBNY.

Note 24 – subsequent events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 14, 2014, the date the financial statements were available to be issued.

On April 1, 2014, the Company and Henderson Global Investors (“Henderson”), one of Europe’s largest investment managers, launched a new global real estate investment management company, TIAA Henderson Real Estate, Ltd (“THRE”). THRE will offer clients expanded investment opportunities in the global real estate market and as of April 1, 2014 manages $22.6 billion of real estate and real estate related assets.

The Company will hold a 60% interest and Henderson a 40% interest in THRE. In a related transaction, the Company will acquire Henderson’s North American real estate business which manages $2.6 billion of real estate assets and real estate related assets.

On April 14, 2014, the Company announced that it had entered into an agreement with Windy City Investments Inc., an entity managed and controlled by Madison Dearborn Partners LLC to acquire Nuveen Investments Inc. (“Nuveen”). The closing of this acquisition is subject to certain customary closing conditions including regulatory approvals and client consents and, if consummated, the Company will indirectly acquire all of the common stock of Nuveen. Nuveen and its affiliates provide investment management and related services to retail and institutional investors, and at December 31, 2013, had approximately $220.5 billion of assets under management. The pending acquisition of Nuveen and its affiliates supports the Company’s strategy of further diversifying and enhancing the breadth of its asset management platform and is expected to expand the products and services available to the Company’s customers.

The acquisition is expected to be completed and formally close before the end of 2014, and the aggregate purchase price, including the assumption of certain aspects of Nuveen’s outstanding debt, will be approximately $6.25 billion. In accordance with statutory accounting principles, the transaction is expected to be recorded as an admitted asset on the Statement of Admitted Assets, Liabilities and Capital and Contingency Reserves upon the closing of the acquisition.

Note 25 – securities with a recognized other-than-temporary impairment

The following table represents loan-backed and structured securities with an other-than-temporary impairment recognized in 2013 and is currently held by the Company at December 31, 2013 where the present value of cash flows expected to be collected is less than the amortized cost (in whole dollars).

CUSIP	Book/Adj. Carrying Value Amortized Cost Before Current Period OTTI	Present Value of Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Date of Financial Statement Where Reported
126378AG3	$6,895,836	$6,701,467		$(194,369)	$6,701,467	$7,635,787	12/31/2013
126378AH1	7,609,285	7,398,072		(211,213)	7,398,072	8,367,009	12/31/2013
17307GVK1	10,080,967	9,917,353		(163,614)	9,917,353	9,859,510	12/31/2013
21075WCJ2	448,251	421,270		(26,981)	421,270	485,842	12/31/2013
294751BQ4	1,027,544	1,022,810		(4,734)	1,022,810	828,063	12/31/2013
294751BY7	1,936,860	1,710,611		(226,249)	1,710,611	1,777,063	12/31/2013
61752JAF7	6,998,007	6,809,616		(188,391)	6,809,616	7,216,646	12/31/2013
76110WVT0	287,281	209,552		(77,729)	209,552	168,112	12/31/2013
059497AB3	1,390,549	727,166		(663,383)	727,166	1,525,000	12/31/2013
059497AC1	958,372	891,776		(66,596)	891,776	850,000	12/31/2013
059497BB2	9,402,770	7,700,629		(1,702,141)	7,700,629	6,966,671	12/31/2013
059497BC0	1,418,734	1,379,445		(39,289)	1,379,445	3,312,500	12/31/2013
05950XAJ5	19,671,179	18,913,642		(757,537)	18,913,642	17,299,590	12/31/2013
059511AK1	984,472	—	*	(984,472)	—	2,309,992	12/31/2013
07387MAN9	2,980,205	2,291,073		(689,131)	2,291,073	2,186,376	12/31/2013
20173MAL4	4,146,557	3,460,451		(686,107)	3,460,451	3,770,349	12/31/2013

53

continued

CUSIP	Book/Adj. Carrying Value Amortized Cost Before Current Period OTTI	Present Value of Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Date of Financial Statement Where Reported
22540A6P8	$2,366,579	$2,353,514		$(13,064)	$2,353,514	$1,471,050	12/31/2013
22545DAH0	20,546,353	20,265,314		(281,039)	20,265,314	16,952,048	12/31/2013
36159XAJ9	14,086,172	11,747,488		(2,338,684)	11,747,488	12,127,562	12/31/2013
361849R53	1,685,091	1,162,578		(522,513)	1,162,578	3,068,264	12/31/2013
362332AM0	193,852	—	*	(193,852)	—	1,700,000	12/31/2013
42332QAL7	3,107,768	2,994,954		(112,815)	2,994,954	2,598,280	12/31/2013
46625MKP3	8,822,765	8,698,018		(124,747)	8,698,018	5,892,739	12/31/2013
46625MZG7	3,770,134	2,558,663		(1,211,471)	2,558,663	5,176,500	12/31/2013
46628FAQ4	9,267,853	9,064,551		(203,303)	9,064,551	7,072,073	12/31/2013
46628FAR2	1,130,426	479,041		(651,385)	479,041	2,197,129	12/31/2013
46630JAQ2	7,682,041	2,266,986		(5,415,055)	2,266,986	7,500,000	12/31/2013
46630VAL6	9,167,737	8,166,173		(1,001,564)	8,166,173	7,664,071	12/31/2013
52108HF82	5,521,562	5,271,816		(249,746)	5,271,816	5,937,171	12/31/2013
59023BAK0	9,940,585	2,645,555		(7,295,030)	2,645,555	8,211,680	12/31/2013
617451CA5	13,956	4,632		(9,324)	4,632	3,624,710	12/31/2013
61745M2Q5	10,009,376	9,295,421		(713,955)	9,295,421	6,024,893	12/31/2013
61754JAM0	4,906,538	3,789,184		(1,117,354)	3,789,184	3,758,341	12/31/2013
92976BBU5	9,959,593	9,767,501		(192,092)	9,767,501	9,270,723	12/31/2013
36157LC*7	356,527	—	[1]	(177,202)	179,325	179,325	12/31/2013
12566RAG6	21,694,258	21,499,044		(195,214)	21,499,044	23,373,779	12/31/2013
57643MMH4	9,476,520	9,434,787		(41,733)	9,434,787	9,956,630	12/31/2013
32051GFL4	10,964,189	10,886,087		(78,102)	10,886,087	12,076,605	12/31/2013
94983PAA6	41,068	30,826		(10,243)	30,826	49,645	12/31/2013
03762AAB5	7,292,162	4,595,260		(2,696,902)	4,595,260	5,052,000	9/30/2013
059497AB3	1,905,154	1,809,862		(95,292)	1,809,862	1,487,500	9/30/2013
059497BB2	10,007,266	9,445,816		(561,450)	9,445,816	7,495,280	9/30/2013
059497BC0	2,686,596	1,681,250		(1,005,346)	1,681,250	4,276,340	9/30/2013
05950EAP3	531,578	154,147		(377,431)	154,147	1,575,000	9/30/2013
05952AAQ7	2,441,981	2,434,292		(7,690)	2,434,292	2,507,733	9/30/2013
07387BEN9	158,508	—	[1]	(4,171)	154,336	154,336	9/30/2013
07387BEP4	173,588	—	[1]	(5,786)	167,801	167,801	9/30/2013
126378AG3	8,162,830	7,119,457		(1,043,373)	7,119,457	8,277,516	9/30/2013
126378AH1	9,031,401	7,854,961		(1,176,440)	7,854,961	9,068,011	9/30/2013
12667FYZ2	1,798,322	208,811		(1,589,510)	208,811	1,015,233	9/30/2013
17307GVK1	10,132,034	10,047,465		(84,570)	10,047,465	9,920,233	9/30/2013
17310MAL4	334,427	327,427		(7,001)	327,427	2,170,419	9/30/2013
20173MAL4	4,919,541	4,158,253		(761,288)	4,158,253	3,516,265	9/30/2013
20173QAH4	26,457,668	26,269,505		(188,163)	26,269,505	25,238,820	9/30/2013
21075WBA2	992,016	723,237		(268,779)	723,237	1,297,213	9/30/2013
21075WCJ2	530,531	467,558		(62,973)	467,558	496,745	9/30/2013
22541Q4M1	5,510,861	5,033,221		(477,639)	5,033,221	3,751,966	9/30/2013
22545DAH0	20,683,735	20,576,851		(106,885)	20,576,851	16,214,242	9/30/2013
226081AC1	4,300,834	—	[1]	(2,664,910)	1,635,925	1,635,925	9/30/2013
22608SAD0	2,925,719	2,907,145		(18,573)	2,907,145	1,898,817	9/30/2013
294751BQ4	1,090,443	1,033,415		(57,028)	1,033,415	576,113	9/30/2013
36159XAJ9	14,621,280	14,401,400		(219,880)	14,401,400	12,426,693	9/30/2013
361849R53	2,024,698	1,745,693		(279,005)	1,745,693	3,002,829	9/30/2013
36228CWB5	17,336,987	13,291,015		(4,045,972)	13,291,015	18,532,306	9/30/2013
3622ECAH9	3,205,279	2,610,402		(594,877)	2,610,402	2,554,992	9/30/2013
362332AM0	218,606	193,852		(24,754)	193,852	1,700,000	9/30/2013
362375AD9	10,030,288	9,555,845		(474,443)	9,555,845	8,703,172	9/30/2013
36828QSC1	14,618,001	7,606,769		(7,011,233)	7,606,769	8,091,816	9/30/2013
46625MKP3	9,986,000	8,822,765		(1,163,235)	8,822,765	5,792,879	9/30/2013
46628FAR2	3,663,459	1,130,426		(2,533,033)	1,130,426	2,711,065	9/30/2013
46630JAQ2	9,807,609	8,483,865		(1,323,744)	8,483,865	11,844,366	9/30/2013
46630VAL6	9,225,352	9,180,917		(44,435)	9,180,917	7,219,240	9/30/2013

54

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

CUSIP	Book/Adj. Carrying Value Amortized Cost Before Current Period OTTI	Present Value of Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Date of Financial Statement Where Reported
46631BAK1	$19,938,617	$17,045,219		$(2,893,397)	$17,045,219	$18,865,848	9/30/2013
525221DF1	18,285,924	17,906,830		(379,094)	17,906,830	18,327,797	9/30/2013
55312TAG8	11,097,119	10,742,150		(354,969)	10,742,150	12,652,642	9/30/2013
55312TAH6	307,935	—	*	(307,935)	—	2,800,000	9/30/2013
576434JM7	2,661,673	1,702,351		(959,322)	1,702,351	2,443,186	9/30/2013
59022HFF4	5,000,000	2,597,923		(2,402,077)	2,597,923	2,236,615	9/30/2013
59022KAH8	8,568,784	7,216,192		(1,352,591)	7,216,192	9,007,582	9/30/2013
59023BAK0	12,550,693	9,993,350		(2,557,343)	9,993,350	8,409,056	9/30/2013
617451CA5	276,688	82,625		(194,063)	82,625	3,271,876	9/30/2013
61745MTQ6	3,610,964	3,575,474		(35,490)	3,575,474	4,657,758	9/30/2013
61752JAF7	7,356,381	7,136,365		(220,015)	7,136,365	7,396,918	9/30/2013
61754KAH8	16,820,518	16,195,314		(625,204)	16,195,314	22,443,837	9/30/2013
75971EAF3	312,658	300,241		(12,417)	300,241	294,309	9/30/2013
759950GW2	8,897,738	8,467,127		(430,611)	8,467,127	7,848,852	9/30/2013
87222PAE3	14,673,599	13,892,146		(781,453)	13,892,146	18,451,470	9/30/2013
87246AAP3	2,523,033	2,142,851		(380,182)	2,142,851	7,564,132	9/30/2013
92978QAJ6	18,162,970	18,146,642		(16,327)	18,146,642	23,987,794	9/30/2013
03762AAB5	8,338,722	7,367,731		(970,991)	7,367,731	4,440,000	6/30/2013
03762AAD1	649,840	—	*	(649,840)	—	959,100	6/30/2013
03762CAE5	5,257,773	4,270,842		(986,931)	4,270,842	6,126,000	6/30/2013
059497AB3	4,279,850	1,905,154		(2,374,696)	1,905,154	1,650,000	6/30/2013
059497BC0	10,009,383	2,686,596		(7,322,787)	2,686,596	4,332,633	6/30/2013
05950XAJ5	19,735,899	19,695,690		(40,209)	19,695,690	18,424,000	6/30/2013
20173MAL4	4,978,716	4,921,120		(57,596)	4,921,120	3,239,000	6/30/2013
20173MAN0	1,929,292	1,703,760		(225,532)	1,703,760	5,600,000	6/30/2013
20173QAH4	27,134,235	26,432,590		(701,645)	26,432,590	24,228,000	6/30/2013
22540A6P8	3,310,697	2,619,255		(691,442)	2,619,255	1,471,050	6/30/2013
22541SWQ7	3,736,312	3,515,726		(220,586)	3,515,726	3,733,100	6/30/2013
22608SAD0	2,968,143	2,909,408		(58,735)	2,909,408	1,883,271	6/30/2013
361849R53	5,382,446	2,022,769		(3,359,677)	2,022,769	2,500,937	6/30/2013
361849R61	4,540	—	*	(4,540)	—	1,848,200	6/30/2013
36228CWB5	21,540,995	17,525,110		(4,015,885)	17,525,110	17,359,958	6/30/2013
36228CYQ0	13,216,618	12,258,524		(958,094)	12,258,524	11,671,107	6/30/2013
362332AM0	516,003	358,834		(157,169)	358,834	1,390,000	6/30/2013
46625MKS7	228,900	—	*	(228,900)	—	8,719	6/30/2013
46625MZG7	4,230,360	3,887,880		(342,480)	3,887,880	5,916,000	6/30/2013
46625YNV1	16,936,966	11,021,702		(5,915,264)	11,021,702	6,393,263	6/30/2013
46628FAR2	3,914,589	3,673,848		(240,741)	3,673,848	3,068,898	6/30/2013
46629PAG3	321,419	—	*	(321,419)	—	1,094,800	6/30/2013
46630JAQ2	10,982,023	9,807,609		(1,174,414)	9,807,609	15,206,157	6/30/2013
59022KAH8	11,864,981	8,618,401		(3,246,580)	8,618,401	8,518,284	6/30/2013
59023BAK0	14,467,633	12,564,485		(1,903,148)	12,564,485	9,213,032	6/30/2013
60687UAM9	36,502	15,336		(21,166)	15,336	1,754,460	6/30/2013
617451FS3	6,638,233	6,611,634		(26,599)	6,611,634	4,269,158	6/30/2013
87246AAP3	5,899,533	2,796,314		(3,103,219)	2,796,314	7,303,544	6/30/2013
92978QAJ6	35,430	30,603		(4,827)	30,603	92,500	6/30/2013
21075WBA2	1,064,570	1,011,868		(52,702)	1,011,868	1,188,955	6/30/2013
02660TFM0	8,245,679	8,095,622		(150,057)	8,095,622	8,166,000	6/30/2013
525221CM7	20,970,912	20,280,723		(690,189)	20,280,723	15,758,109	6/30/2013
3622ECAH9	3,411,431	3,253,149		(158,282)	3,253,149	2,879,721	6/30/2013
21075WCJ2	575,285	546,957		(28,328)	546,957	503,783	6/30/2013
05948KB65	7,771,739	7,635,508		(136,231)	7,635,508	8,420,052	6/30/2013
12669D5V6	2,393,410	2,387,914		(5,496)	2,387,914	1,706,940	6/30/2013
16162WNB1	18,363,093	18,210,499		(152,594)	18,210,499	20,045,056	6/30/2013
36185NA91	573,046	510,381		(62,665)	510,381	540,860	6/30/2013
36185NE63	736,902	675,430		(61,472)	675,430	683,579	6/30/2013

55

continued

CUSIP	Book/Adj. Carrying Value Amortized Cost Before Current Period OTTI	Present Value of Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Date of Financial Statement Where Reported
36185NW55	$950,984	$848,445		$(102,539)	$848,445	$955,732	6/30/2013
576434JM7	2,841,082	2,796,722		(44,360)	2,796,722	2,510,884	6/30/2013
7609856L0	2,417,982	2,132,069		(285,913)	2,132,069	1,676,888	6/30/2013
07387BEK5	2,463,835	—	[1]	(1,483,450)	980,385	980,385	6/30/2013
07387BEN9	171,227	—	[1]	(12,719)	158,508	158,508	6/30/2013
07387BEP4	248,202	—	[1]	(74,614)	173,588	173,588	6/30/2013
226081AC1	4,226,864	—	[1]	(207,393)	4,019,471	4,019,471	6/30/2013
52108RBZ4	9,287,200	—	[1]	(69,410)	9,217,790	9,217,790	6/30/2013
92976VAP3	7,078,572	—	[1]	(326,208)	6,752,364	6,752,364	6/30/2013
576434JM7	3,183,523	2,998,686		(184,837)	2,998,686	2,868,540	3/31/2013
36185NW55	1,024,734	1,002,456		(22,278)	1,002,456	924,795	3/31/2013
12669GCP4	37,429,141	36,760,621		(668,520)	36,760,621	39,159,515	3/31/2013
76110HJ91	12,198,658	12,137,478		(61,180)	12,137,478	11,610,349	3/31/2013
32051GUQ6	20,577,578	20,568,937		(8,641)	20,568,937	21,240,119	3/31/2013
32051G2J3	23,069,095	22,995,519		(73,576)	22,995,519	24,492,987	3/31/2013
46628YBP4	12,605,005	12,496,749		(108,256)	12,496,749	13,358,910	3/31/2013
94984JAE1	43,585,337	43,451,715		(133,622)	43,451,715	45,324,094	3/31/2013
05950RAK5	25,561,655	25,554,521		(7,134)	25,554,521	26,395,439	3/31/2013
32052RAM2	12,666,734	12,639,580		(27,155)	12,639,580	13,365,785	3/31/2013
3622MPBE7	44,605,589	44,150,555		(455,034)	44,150,555	45,352,600	3/31/2013
12544LAK7	22,479,811	22,467,786		(12,024)	22,467,786	24,145,795	3/31/2013
36185MEG3	12,563,787	12,550,881		(12,906)	12,550,881	13,187,414	3/31/2013
126694RG5	9,464,338	9,087,515		(376,823)	9,087,515	10,081,814	3/31/2013
31393YY41	14,248,702	12,352,398		(1,896,303)	12,352,398	8,400,703	3/31/2013
94984HAC9	7,529,824	6,825,422		(704,402)	6,825,422	7,509,767	3/31/2013
21075WBA2	1,219,613	1,094,237		(125,376)	1,094,237	1,408,176	3/31/2013
02660TFM0	8,432,734	8,265,872		(166,862)	8,265,872	7,678,830	3/31/2013
362375AD9	10,855,234	10,699,057		(156,178)	10,699,057	10,322,495	3/31/2013
3622ECAH9	3,485,363	3,458,080		(27,283)	3,458,080	3,148,250	3/31/2013
21075WCJ2	588,765	582,860		(5,905)	582,860	517,380	3/31/2013
74438WAL0	3,332,570	3,221,758		(110,812)	3,221,758	3,178,621	3/31/2013
74438WAM8	1,128,540	—*		(1,128,540)	—	489,866	3/31/2013
46625MKS7	374,704	274,841		(99,863)	274,841	388,193	3/31/2013
22608SAD0	2,974,732	2,886,946		(87,786)	2,886,946	1,859,391	3/31/2013
22540A6P8	4,203,000	3,310,697		(892,303)	3,310,697	2,521,800	3/31/2013
22541SWQ7	7,000,000	3,736,312		(3,263,688)	3,736,312	3,187,144	3/31/2013
61745MX40	327,954	—*		(327,954)	—	1,876,540	3/31/2013
36828QLB0	3,486,452	3,003,093		(483,359)	3,003,093	3,037,534	3/31/2013
225458DT2	2,445,219	2,385,174		(60,045)	2,385,174	1,017,302	3/31/2013
36228CWB5	22,058,493	21,677,018		(381,475)	21,677,018	17,624,712	3/31/2013
36170UCQ2	32,377,133	30,951,060		(1,426,073)	30,951,060	18,437,500	3/31/2013
07387BAT0	3,811,004	3,588,951		(222,053)	3,588,951	2,036,705	3/31/2013
92976BBU5	10,118,627	10,051,716		(66,911)	10,051,716	7,629,795	3/31/2013
05947U4P0	2,743,340	2,618,721		(124,620)	2,618,721	2,083,373	3/31/2013
361849R61	218,575	4,540		(214,035)	4,540	1,866,496	3/31/2013
36228CYQ0	13,857,246	13,833,600		(23,647)	13,833,600	9,397,198	3/31/2013
46628FAR2	4,737,810	3,926,762		(811,048)	3,926,762	2,863,727	3/31/2013
059500AG3	16,739,244	16,493,763		(245,482)	16,493,763	16,629,875	3/31/2013
05950WAP3	3,427,212	3,272,309		(154,903)	3,272,309	4,668,899	3/31/2013
61751NAN2	1,633,127	1,529,638		(103,489)	1,529,638	2,464,983	3/31/2013
059497AB3	6,956,803	4,425,984		(2,530,819)	4,425,984	2,283,573	3/31/2013
03762CAE5	5,710,584	5,503,164		(207,420)	5,503,164	6,100,000	3/31/2013
36159XAJ9	14,972,731	14,480,570		(492,161)	14,480,570	11,927,926	3/31/2013
61754KAH8	19,817,680	17,360,507		(2,457,173)	17,360,507	17,537,137	3/31/2013
059511AK1	1,437,174	1,057,464		(379,710)	1,057,464	1,367,634	3/31/2013
46630VAP7	206,924	136,752		(70,172)	136,752	600,000	3/31/2013

56

Notes to statutory–basis financial statements Teachers Insurance and Annuity Association of America	concluded

CUSIP	Book/Adj. Carrying Value Amortized Cost Before Current Period OTTI	Present Value of Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Date of Financial Statement Where Reported
46630VAL6	$9,319,682	$9,250,087		$(69,595)	$9,250,087	$6,851,698	3/31/2013
07388YAW2	4,077,562	166,319		(3,911,243)	166,319	1,596,701	3/31/2013
46631BAK1	20,346,714	20,013,853		(332,862)	20,013,853	17,281,096	3/31/2013
59023BAK0	14,890,639	14,459,298		(431,341)	14,459,298	8,662,218	3/31/2013
05952AAQ7	2,607,686	2,421,076		(186,611)	2,421,076	1,433,028	3/31/2013
46629PAG3	399,052	355,049		(44,003)	355,049	2,081,937	3/31/2013
226081AC1	4,154,166	—	[1]	(203,826)	3,950,340	3,950,340	3/31/2013
07387BEP4	282,971	—	[1]	(34,768)	248,202	248,202	3/31/2013
07387BEN9	600,049	—	[1]	(428,822)	171,227	171,227	3/31/2013
92976VAP3	7,197,643	—	[1]	(119,072)	7,078,572	7,078,572	3/31/2013
92977RAJ5	3,159,042	—	[1]	(137,052)	3,021,990	3,021,990	3/31/2013
Total				$(144,638,490)

[1]	Impairments based on Fair Value
*	Securities identified as having a net present value of $0

57

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, TIAA Real Estate Account, has duly caused this Amendment to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 29th day of April, 2014.

TIAA REAL ESTATE ACCOUNT
By:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
By:	/s/ ROBERT G. LEARY

Robert G. Leary Executive Vice President and President, Asset Management

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following trustees and officers of Teachers Insurance and Annuity Association of America, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROGER W. FERGUSON, JR. Roger W. Ferguson, Jr	President and Chief Executive Officer and Trustee	April 29, 2014
/s/ ROBERT G. LEARY Robert G. Leary	Executive Vice President and President, Asset Management (Principal Executive Officer)	April 29, 2014
/s/ VIRGINIA M. WILSON Virginia M. Wilson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 29, 2014
* Ronald L. Thompson	Chairman of the Board of Trustees	April 29, 2014
* Jeffrey R. Brown	Trustee	April 29, 2014
* Robert C. Clark	Trustee	April 29, 2014
* Lisa W. Hess	Trustee	April 29, 2014
* Edward M. Hundert, M.D.	Trustee	April 29, 2014
* Lawrence H. Linden	Trustee	April 29, 2014
* Maureen O’Hara	Trustee	April 29, 2014
* Donald K. Peterson	Trustee	April 29, 2014
* Sidney A. Ribeau	Trustee	April 29, 2014

Signature	Title	Date

* Dorothy K. Robinson	Trustee	April 29, 2014
* David L. Shedlarz	Trustee	April 29, 2014
* Marta Tienda	Trustee	April 29, 2014

/s/ Jonathan Feigelson

* Signed by Jonathan Feigelson as Attorney in Fact